   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1994

                                                       REGISTRATION NO. 33-55481
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                            PRICE ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                6512                               33-0628740
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                             4649 MORENA BOULEVARD
                          SAN DIEGO, CALIFORNIA 92117
                                 (619) 581-4600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            DONALD E. BURDICK, ESQ.
                               PRICE/COSTCO, INC.
                             10809 120TH AVENUE NE
                           KIRKLAND, WASHINGTON 98033
                                 (206) 803-8100

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

  SCOTT N. WOLFE, ESQ.       JONATHAN K. LAYNE, ESQ.          JOSEPH J. GIUNTA, ESQ.
    LATHAM & WATKINS         GIBSON, DUNN & CRUTCHER      SKADDEN, ARPS, SLATE, MEAGHER &
  701 "B" STREET, SUITE      333 SOUTH GRAND AVENUE                    FLOM
          2100               LOS ANGELES, CALIFORNIA          300 SOUTH GRAND AVENUE
  SAN DIEGO, CALIFORNIA               90071                LOS ANGELES, CALIFORNIA 90071
          92101

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.    / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            PRICE ENTERPRISES, INC.

          CROSS-REFERENCE SHEET FOR REGISTRATION STATEMENT ON FORM S-4
                        AND OFFERING CIRCULAR/PROSPECTUS

FORM S-4 ITEM NUMBER AND CAPTION                                       CAPTION IN OFFERING CIRCULAR/PROSPECTUS
- -------------------------------------------------------------  --------------------------------------------------------

                                         A. INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside
            Front Cover Page of Prospectus...................  Facing Page of Registration Statement; Cross-Reference
                                                                Sheet; Cover Page of Offering Circular/Prospectus
       2.  Inside Front and Outside Back Cover Pages
            of Prospectus....................................  Available Information; Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges,
            and Other Information............................  Summary of Offering Circular/Prospectus; Price
                                                                Enterprises, Inc. Selected Historical Financial Data;
                                                                Price Enterprises, Inc. Selected Unaudited Pro Forma
                                                                Financial Data; PriceCostco Selected Historical
                                                                Financial and Operating Data; PriceCostco Selected
                                                                Unaudited Pro Forma Financial Data; Comparative Per
                                                                Share Data; Comparative Market Prices and Dividends;
                                                                Special Considerations/Risk Factors; The Transaction;
                                                                The Exchange Offer; Price Enterprises, Inc. Unaudited
                                                                Pro Forma Financial Information; PriceCostco Unaudited
                                                                Pro Forma Condensed Financial Information; Price
                                                                Enterprises, Inc.'s Management's Discussion and
                                                                Analysis of Financial Condition and Results of
                                                                Operations; Selected Information with Respect to
                                                                PriceCostco; Business and Properties of Price
                                                                Enterprises
       4.  Terms of the Transaction..........................  Available Information; Summary of Offering
                                                                Circular/Prospectus; The Transaction; The Exchange
                                                                Offer; The Agreement of Transfer and Plan of Exchange;
                                                                Certain Related Agreements; Selected Information with
                                                                Respect to PriceCostco; Business and Properties of
                                                                Price Enterprises; Management of Price Enterprises;
                                                                Security Ownership; Price Enterprises' Certificate of
                                                                Incorporation and Bylaws; Description of Price
                                                                Enterprises' Securities; Comparison of Rights of
                                                                Stockholders of PriceCostco and Price Enterprises
       5.  PRO FORMA Financial Information...................  Price Enterprises, Inc. Selected Unaudited Pro Forma
                                                                Financial Data; PriceCostco Selected Unaudited Pro
                                                                Forma Financial Data; Price Enterprises, Inc. Unaudited
                                                                Pro Forma Financial Information; PriceCostco Unaudited
                                                                Pro Forma Condensed Financial Information
       6.  Material Contacts With the
            Company Being Acquired...........................  The Transaction; Business and Properties of Price
                                                                Enterprises; Management of Price Enterprises

       7.  Additional Information Required for Reoffering by
            Persons and Parties
            Deemed to Be Underwriters........................  Not Applicable
       8.  Interests of Named Experts and Counsel............  The Transaction; The Exchange Offer; Legal Matters;
                                                                Experts
       9.  Disclosure of Commission Position on
            Indemnification For Securities Act Liabilities...  Not Applicable

                                          B. INFORMATION ABOUT THE REGISTRANT
      10.  Information With Respect to S-3 Registrants.......  Not Applicable
      11.  Incorporation of Certain Information
            by Reference.....................................  Not Applicable
      12.  Information With Respect to S-2 or
            S-3 Registrants..................................  Not Applicable
      13.  Incorporation of Certain Information
            by Reference.....................................  Not Applicable
      14.  Information With Respect to Registrants Other Than
            S-3 or S-2 Registrants...........................  Price Enterprises, Inc. Selected Historical Financial
                                                                Data; Price Enterprises, Inc. Selected Unaudited Pro
                                                                Forma Financial Data; Comparative Per Share Data;
                                                                Comparative Market Prices and Dividends; Special
                                                                Considerations/Risk Factors; The Transaction; The
                                                                Exchange Offer; The Agreement of Transfer and Plan of
                                                                Exchange; Certain Related Agreements; Price
                                                                Enterprises, Inc. Unaudited Pro Forma Financial
                                                                Information; Price Enterprises, Inc.'s Management's
                                                                Discussion and Analysis of Financial Condition and
                                                                Results of Operations; Business and Properties of Price
                                                                Enterprises; Management of Price Enterprises; Security
                                                                Ownership; Price Enterprises' Certificate of
                                                                Incorporation and Bylaws; Description of Price
                                                                Enterprises' Securities; Comparison of Rights of
                                                                Stockholders of PriceCostco and Price Enterprises

                                    C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information With Respect to S-3 Companies.........  PriceCostco Selected Historical Financial and Operating
                                                                Data; PriceCostco Selected Unaudited Pro Forma
                                                                Financial Data; Comparative Per Share Data; Comparative
                                                                Market Prices and Dividends; Special
                                                                Considerations/Risk Factors; The Transaction; The
                                                                Exchange Offer; The Agreement of Transfer and Plan of
                                                                Exchange; Certain Related Agreements; PriceCostco
                                                                Unaudited Pro Forma Condensed Financial Information;
                                                                Selected Information with Respect to PriceCostco;
                                                                Security Ownership
      16.  Information With Respect to S-2 or S-3
            Companies........................................  Not Applicable
      17.  Information With Respect to Companies Other Than
            S-2 or S-3 Companies.............................  Not Applicable

                                         D. VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations
            Are to be Solicited..............................  Not Applicable
      19.  Information if Proxies, Consents or Authorizations
            Are Not to be Solicited, or in an Exchange
            Offer............................................  Summary of Offering Circular/Prospectus; The
                                                                Transaction; The Agreement of Transfer and Plan of
                                                                Exchange; Business and Properties of Price Enterprises;
                                                                Management of Price Enterprises; Security Ownership

                            [PriceCostco Letterhead]

                               November   , 1994

Dear Stockholder:


    It is our pleasure to enclose for your review a copy of the Offering Circular/Prospectus describing the transaction in which Price Enterprises, Inc. will become a separate, publicly-traded company. The transaction has been structured as an exchange offer so that PriceCostco stockholders desiring to invest in Price Enterprises may exchange shares of PriceCostco common stock for shares of Price Enterprises common stock on a one-for-one basis, up to a maximum of 27 million shares of Price Enterprises Common Stock. All PriceCostco stockholders are being allowed an equal opportunity to participate in this offer.



    PriceCostco has contributed to Price Enterprises its commercial real estate operations, certain other real properties (including four PriceCostco warehouse club facilities), the Atlas Hotel note and certain other notes receivable, as well as a 51% interest in (i) the Quest interactive electronic shopping business, (ii) a currently operating export/import business and the right to develop a warehouse club business in certain geographical areas outside of the United States and (iii) PriceCostco's interest in its Mexican joint venture.



    Robert Price has been named Chairman of the Board, President and Chief Executive Officer of Price Enterprises. Mr. Price will resign from the PriceCostco Board of Directors upon the closing of the exchange transaction. Jim Sinegal will remain President and Chief Executive Officer of PriceCostco.



    If more than 27 million shares of PriceCostco common stock are tendered for exchange, shares will be accepted for exchange on a pro rata basis. If less than
21.6 million shares of Price Enterprises common stock are distributed in the offer in exchange for shares of PriceCostco common stock, the remaining shares of Price Enterprises will be distributed by PriceCostco on a pro rata basis to all holders of record of PriceCostco common stock as of a date following the expiration of the offer. If more than 21.6 million shares of Price Enterprises common stock, but less than 27 million shares, are distributed in the offer in exchange for shares of PriceCostco common stock, PriceCostco may elect, at its option, to either distribute the remaining shares of Price Enterprises common stock, as described in the preceding sentence, or sell such shares to Price Enterprises in exchange for a promissory note.


    The  attached  Offering  Circular/Prospectus  provides  you  with   detailed
information regarding the transaction. We urge you to read it carefully.

    NEITHER PRICECOSTCO NOR THE BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES OF PRICECOSTCO COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. EACH STOCKHOLDER MUST MAKE HIS OR HER DECISION WHETHER TO TENDER SHARES OF PRICECOSTCO COMMON STOCK PURSUANT TO THE EXCHANGE OFFER AND, IF SO, HOW MANY SHARES TO TENDER.

Sincerely,

Robert E. Price                               James D. Sinegal
Chairman of the Board                         President and Chief Executive Officer

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED NOVEMBER 17, 1994.

  CERTAIN INFORMATION INCLUDED HEREIN IS PRESENTED AS IT IS EXPECTED TO EXIST
   WHEN THE DEFINITIVE OFFERING CIRCULAR/PROSPECTUS AND RELATED MATERIALS ARE
                 MAILED TO STOCKHOLDERS OF PRICE/COSTCO, INC.,
           AND WILL BE REVISED TO REFLECT ACTUAL FACTS AT THAT TIME.

OFFERING CIRCULAR/PROSPECTUS

                               PRICE/COSTCO, INC.
                               OFFERING CIRCULAR
                                ---------------

                            PRICE ENTERPRISES, INC.
                                   PROSPECTUS
                                ---------------

                               OFFER TO EXCHANGE
              ONE SHARE OF COMMON STOCK OF PRICE ENTERPRISES, INC. FOR EACH SHARE OF COMMON STOCK OF PRICE/COSTCO, INC.
                             ---------------------

               THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT,
                   NEW YORK CITY TIME, ON DECEMBER   , 1994.


    Price/Costco, Inc., a Delaware corporation ("PriceCostco"), hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange one share of common stock, par value $.0001 per share ("Price Enterprises Common Stock"), of Price Enterprises, Inc., a newly formed Delaware corporation and an indirect, wholly owned subsidiary of PriceCostco ("Price Enterprises"), for each share of common stock, par value $.01 per share ("PriceCostco Common Stock"), of PriceCostco, up to a maximum of 27 million shares of Price Enterprises Common Stock (constituting all of the outstanding shares of Price Enterprises Common Stock). If more than 27 million shares of PriceCostco Common Stock are validly tendered and not withdrawn in the Exchange Offer prior to the Expiration Date, then, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the Letter of Transmittal, PriceCostco will accept 27 million shares for exchange on a pro rata basis and shares of Price Enterprises Common Stock will be exchanged therefor. If less than 21.6 million shares of PriceCostco Common Stock are validly tendered in the Exchange Offer, then PriceCostco will accept such shares for exchange and will distribute to holders of PriceCostco Common Stock all the remaining shares of Price Enterprises Common Stock held by PriceCostco on a pro rata basis. If at least 21.6 million shares of PriceCostco Common Stock, but less than 27 million shares are validly tendered, then PriceCostco will accept such shares for exchange and will, at its option, either (i) distribute the remaining shares of Price Enterprises Common Stock held by PriceCostco, as set forth in the previous sentence, or (ii) sell such shares to Price Enterprises in exchange for a promissory note, all as more fully described herein. In such event, PriceCostco currently intends to sell such shares to Price Enterprises in exchange for a promissory note.

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PRICECOSTCO STOCKHOLDERS IN DECIDING WHETHER OR NOT TO TENDER SHARES OF PRICECOSTCO COMMON STOCK FOR SHARES OF PRICE ENTERPRISES COMMON STOCK IN THE EXCHANGE OFFER, SEE "SPECIAL CONSIDERATIONS/RISK FACTORS."

    The Exchange Offer is not conditioned upon any minimum number of shares of PriceCostco Common Stock being tendered for exchange. The Exchange Offer is, however, subject to certain other conditions described under "THE EXCHANGE OFFER
- -- Conditions to the Exchange Offer."

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR/PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE BY THIS OFFERING CIRCULAR/ PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PRICECOSTCO OR PRICE ENTERPRISES. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR/PROSPECTUS. THIS OFFERING CIRCULAR/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON
     THE  ACCURACY OR ADEQUACY OF  THIS OFFERING CIRCULAR/PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED  THE
      MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

      The date of this Offering Circular/Prospectus is November   , 1994.

                             AVAILABLE INFORMATION

    PriceCostco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by PriceCostco with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by PriceCostco can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    Price Enterprises has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Price Enterprises Common Stock to be issued pursuant to or as contemplated by this Offering Circular/Prospectus. PriceCostco has filed a
Schedule 13E-4 Issuer Tender Offer Statement (the "Schedule 13E-4") under the Exchange Act with the Commission with respect to the Exchange Offer. This Offering Circular/Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the Schedule 13E-4, and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the
Schedule 13E-4 and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Offering Circular/Prospectus, or in any document incorporated in this Offering Circular/ Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or the Schedule 13E-4 or such other document; each such statement is qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by PriceCostco pursuant to
the  Exchange   Act   are   incorporated   by   reference   in   this   Offering
Circular/Prospectus:


    1. PriceCostco's Annual Report on Form 10-K for the fiscal year ended August 28, 1994;



    2. PriceCostco's Proxy Statement dated December 8, 1993 for the annual meeting of stockholders held January 13, 1994; and



    3.  PriceCostco's Registration Statement on Form 8-A dated October 18, 1993.


    All  documents  and reports  subsequently filed  by PriceCostco  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Circular/Prospectus and prior to the termination of the offering of the shares of Price Enterprises Common Stock shall be deemed to be incorporated by reference in this Offering Circular/Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular/Prospectus.

    THIS OFFERING CIRCULAR/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS OFFERING CIRCULAR/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO PRICE/COSTCO, INC., 10809 120TH AVENUE NE, KIRKLAND, WASHINGTON 98033 (TELEPHONE NUMBER (206) 803-8100), ATTENTION: DONALD E. BURDICK, VICE PRESIDENT. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS,
ANY REQUESTS SHOULD BE MADE BY DECEMBER   , 1994.

                               TABLE OF CONTENTS

                                                                 PAGE
                                                              ----------
Summary of Offering Circular/Prospectus.....................           5
Price Enterprises, Inc. Selected Historical Financial
 Data.......................................................          11
Price Enterprises, Inc. Selected Unaudited Pro Forma
 Financial Data.............................................          13
PriceCostco Selected Historical Financial and Operating
 Data.......................................................          15
PriceCostco Selected Unaudited Pro Forma Financial Data.....          17
Comparative Per Share Data..................................          20
Comparative Market Prices and Dividends.....................          22
Special Considerations/Risk Factors.........................          24
The Transaction.............................................          31
  General...................................................          31
  The Exchange Offer........................................          31
  Transactions Undertaken Prior to the Exchange Offer.......          32
  The Distribution..........................................          34
  Other Actions to be Taken in Connection with the
   Transaction..............................................          35
  Certain Other Information.................................          35
  Background of the Transaction.............................          36
  Reasons for the Transaction...............................          42
  Certain Effects of the Transaction........................          43
  Analysis of Financial Advisors to PriceCostco.............          43
  Interests of Certain Persons in the Transaction...........          47
  Certain Federal Income Tax Consequences...................          49
  Anticipated Accounting Treatment..........................          50
  Regulatory Approvals......................................          51
  Quotation of Price Enterprises Common Stock on The Nasdaq
   Stock Market's National Market...........................          51
  Effect of the Transaction on Convertible Securities.......          52
The Exchange Offer..........................................          53
  Terms of the Exchange Offer...............................          53
  Expiration Date; Extensions; Termination..................          53
  Procedures for Tendering..................................          53
  Guaranteed Delivery Procedure.............................          55
  Conditions to the Exchange Offer..........................          55
  Withdrawal Rights.........................................          56
  Acceptance of PriceCostco Common Stock for Exchange;
   Delivery of Price Enterprises Common Stock...............          57
  Exchange Agent and Information Agent......................          58
  Financial Advisors........................................          58
  Payment of Expenses.......................................          58
The Agreement of Transfer and Plan of Exchange..............          59
Certain Related Agreements..................................          69
  Operating Agreements......................................          69
  Stockholders Agreements...................................          69
  Limited Liability Company Agreement.......................          69
  Tax Allocation Agreements.................................          69
  Advance Agreement.........................................          70

                                                                 PAGE
                                                              ----------
Price Enterprises, Inc. Unaudited Pro Forma Financial
 Information................................................          71
PriceCostco Unaudited Pro Forma Condensed Financial
 Information................................................          74
Price Enterprises, Inc. Management's Discussion and Analysis
 of Financial Condition and Results of Operations...........          78
Selected Information with Respect to PriceCostco............          82
Business and Properties of Price Enterprises................          86
Management of Price Enterprises.............................         113
  Board of Directors of Price Enterprises...................         113
  Committees of Price Enterprises...........................         114
  Compensation of the Board of Directors....................         114
  Executive Officers........................................         115
  Certain Other Officers....................................         116
  Indemnification Agreements................................         117
  Compensation of Executive Officers........................         118
  Certain Relationships and Related Transactions............         122
  Information Concerning The Price Enterprises 1995 Combined
   Stock Grant and Stock Option Plan........................         122
  Continuation of PriceCostco Stock Options.................         126
  Information Concerning The Price Enterprises Directors'
   1995 Stock Option Plan...................................         127
  Retirement Plan...........................................         128
  Compensation Committee Interlocks and Insider
   Participation............................................         129
Security Ownership..........................................         129
  PriceCostco...............................................         129
  Price Enterprises.........................................         132
Price Enterprises' Certificate of Incorporation and
 Bylaws.....................................................         134
Description of Price Enterprises' Securities................         136
Comparison of Rights of Stockholders of PriceCostco and
 Price Enterprises..........................................         137
Legal Matters...............................................         138
Experts.....................................................         138
Independent Auditors........................................         138
Index to Price Enterprises, Inc. Financial Statements.......         F-1
Annex I -- Index to Defined Terms...........................         I-1
Annex II -- Amended and Restated Agreement of Transfer and
 Plan of Exchange...........................................        II-1
Annex III -- Form of Restated Certificate of Incorporation
 of Price Enterprises, Inc..................................       III-1
Annex IV -- Form of Amended and Restated Bylaws of Price
 Enterprises, Inc...........................................        IV-1
Annex V -- Form of Price/Costco, Inc. Amended and Restated
 Bylaws.....................................................         V-1
Annex VI -- The Price Enterprises 1995 Combined Stock Grant
 and Stock Option Plan......................................        VI-1
Annex VII -- The Price Enterprises Directors' 1995 Stock
 Option Plan................................................       VII-1

                    SUMMARY OF OFFERING CIRCULAR/PROSPECTUS
   DEFINED TERMS USED IN THIS OFFERING CIRCULAR/PROSPECTUS, AND REFERENCES TO THE PAGES HEREIN ON WHICH SUCH TERMS ARE DEFINED, ARE LISTED IN
            AN INDEX WHICH IS ATTACHED TO   THIS  OFFERING
                        CIRCULAR/PROSPECTUS AS ANNEX I.

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS OFFERING CIRCULAR/PROSPECTUS. THIS SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED IN THIS OFFERING CIRCULAR/PROSPECTUS. IT IS NOT INTENDED TO BE COMPLETE IN ITSELF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS OFFERING CIRCULAR/PROSPECTUS, THE DOCUMENTS REFERRED TO HEREIN AND THE ANNEXES HERETO, INCLUDING THE TRANSFER AND EXCHANGE AGREEMENT (AS HEREINAFTER DEFINED) ATTACHED TO THIS OFFERING CIRCULAR/PROSPECTUS AS ANNEX II. STOCKHOLDERS ARE URGED TO READ THIS OFFERING CIRCULAR/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.

THE COMPANIES


Price/Costco, Inc.  ..................   PriceCostco  operates  cash  and  carry membership
  10809 120th Avenue NE                  warehouses.  As  a  result  of  the   Transaction,
  Kirkland, Washington 98033             PriceCostco's  business consists  primarily of its
  (206) 803-8100                         warehouse club  operations in  the United  States,
                                         Canada and the United Kingdom, and PriceCostco has
                                         ceased   to  have  any   significant  real  estate
                                         activities which are not  directly related to  its
                                         warehouse club business. See "SELECTED INFORMATION
                                         WITH RESPECT TO PRICECOSTCO."

Price Enterprises, Inc. ..............   The  principal business of Price Enterprises is to
  4649 Morena Boulevard                  acquire, develop, operate, manage, lease and  sell
  San Diego, California 92117            real  properties. Price Enterprises owns or leases
  (619) 581-4600                         79 properties, including numerous retail  shopping
                                         centers  and  other  commercial  properties,  four
                                         warehouse club properties  which have been  leased
                                         to  PriceCostco, two office properties and certain
                                         notes  receivable  related  to  its  real   estate
                                         business.  Of Price Enterprises' 79 properties, 18
                                         are fully developed, 35  are in various stages  of
                                         construction and development and 26 properties are
                                         unimproved.   As  of   August  28,   1994,  on  an
                                         historical  cost   basis,   real   estate   assets
                                         constituted approximately 85% of the book value of
                                         Price Enterprises' total assets.

                                         Price  Enterprises  also holds  a 51%  interest in
                                         Mexico  Clubs,  L.L.C,  a  newly  formed  Delaware
                                         limited  liability  company ("Mexico  Clubs"), and
                                         51% of the  outstanding capital stock  of each  of
                                         two  newly  formed  Delaware  corporations:  Price
                                         Quest,  Inc.  ("Price  Quest")  and  Price  Global
                                         Trading,  Inc. ("Price Global"  and, together with
                                         Mexico Clubs  and  Price  Quest,  the  "Subsidiary
                                         Corporations").  Mexico  Clubs  will  continue the
                                         development of warehouse club businesses in Mexico
                                         through its 50% interest  in Price Club Mexico,  a
                                         joint venture that develops, owns and operates ten
                                         Price  Clubs  in Mexico  as  of October  31, 1994.
                                         Price Quest owns the Quest interactive  electronic
                                         shopping business and related businesses presently
                                         conducted  in certain PriceCostco warehouse clubs.
                                         Price Global owns  an export  and import  business
                                         and  has certain rights  to develop warehouse club
                                         businesses  in  certain  specified   international
                                         markets.

                                         For  a further  description of  Price Enterprises,
                                         see   "BUSINESS    AND   PROPERTIES    OF    PRICE
                                         ENTERPRISES."

THE TRANSACTION

The Exchange Offer....................   Upon  the terms and subject  to the conditions set
                                         forth in this Offering Circular/Prospectus and the
                                         accompanying Letter of Transmittal, PriceCostco is
                                         offering  to   exchange   one   share   of   Price
                                         Enterprises   Common  Stock  for   each  share  of
                                         PriceCostco Common Stock,  up to a  maximum of  27
                                         million  shares of Price  Enterprises Common Stock
                                         (constituting all  of  the outstanding  shares  of
                                         Price  Enterprises Common Stock).  If more than 27
                                         million shares  of  PriceCostco Common  Stock  are
                                         validly tendered and not withdrawn in the Exchange
                                         Offer prior to the Expiration Date, then, upon the
                                         terms  and subject to the  conditions set forth in
                                         this Offering Circular/Prospectus  and the  Letter
                                         of Transmittal, PriceCostco will accept 27 million
                                         shares for exchange on a pro rata basis and shares
                                         of   Price  Enterprises   Common  Stock   will  be
                                         exchanged therefor.  See  "THE EXCHANGE  OFFER  --
                                         Terms of the Exchange Offer."

                                         IN  DECIDING WHETHER  OR NOT  TO TENDER  SHARES OF
                                         PRICECOSTCO COMMON STOCK IN EXCHANGE FOR SHARES OF
                                         PRICE  ENTERPRISES   COMMON  STOCK,   HOLDERS   OF
                                         PRICECOSTCO COMMON STOCK SHOULD CAREFULLY CONSIDER
                                         ALL  OF THE INFORMATION CONTAINED IN THIS OFFERING
                                         CIRCULAR/PROSPECTUS, INCLUDING THE  CONSIDERATIONS
                                         SET    FORTH   IN   "SPECIAL   CONSIDERATIONS/RISK
                                         FACTORS."

Background and Reasons for
 the Transaction......................   In  October  1993,  each  of  The  Price   Company
                                         ("Price")   and   Costco   Wholesale   Corporation
                                         ("Costco") merged  with a  separate, wholly  owned
                                         subsidiary  of PriceCostco pursuant to which Price
                                         and Costco each became  a wholly owned  subsidiary
                                         of   PriceCostco  (the  "Merger").  Following  the
                                         Merger, certain  basic  philosophical  differences
                                         developed between the former Costco executives and
                                         the  former Price  executives regarding management
                                         strategies   central   to    the   direction    of
                                         PriceCostco's   business  operations.  The  former
                                         Costco executives believed that PriceCostco should
                                         devote its  business  resources primarily  to  its
                                         core  warehouse club business,  whereas the former
                                         Price   executives   believed   that   substantial
                                         resources   should  be  devoted  to  PriceCostco's
                                         non-club real  estate  development,  non-warehouse
                                         activities  such  as  Quest  electronic  shopping,
                                         business delivery, the  Mexican joint venture  and
                                         various  ancillary  businesses  and  Pacific  Rim,
                                         Latin American and South American expansion. These
                                         differences were discussed in detail by the  Board
                                         of Directors and senior management of PriceCostco,
                                         but  not satisfactorily  resolved. Members  of the
                                         Board and  senior  management of  PriceCostco,  as
                                         well  as  Sol  Price,  a founder  of  Price  and a
                                         significant  stockholder  of  PriceCostco,  became
                                         concerned  that the philosophical differences that
                                         had developed since the Merger between the  former
                                         executives  of Costco and the former executives of
                                         Price and the  inability of the  Board to  resolve
                                         such   differences   would   hinder  PriceCostco's
                                         ability to compete  effectively and operate  effi-
                                         ciently,   and  impede   management's  ability  to
                                         continue  to  function  in  a  manner  capable  of
                                         maximizing the value of PriceCostco and, ultimate-
                                         ly,  stockholder  value. Following  meetings among
                                         various   PriceCostco   directors,   members    of
                                         PriceCostco senior management and various advisors
                                         to   PriceCostco,  the   Board  of   Directors  of
                                         PriceCostco  determined  that  the  best  way   to
                                         maximize available business opportunities

                                         would  be  to  effect the  Transaction.  While the
                                         Board   considered   certain   alternatives,    it
                                         concluded  that none of  the alternatives appeared
                                         to  be  as  attractive   as  the  Transaction   in
                                         resolving  such basic philosophical differences or
                                         in  maximizing  the  value  of  PriceCostco   and,
                                         ultimately,    stockholder    value.    See   "THE
                                         TRANSACTION -- Background of the Transaction"  and
                                         "-- Reasons for the Transaction."

                                         NEITHER  PRICECOSTCO NOR THE BOARD OF DIRECTORS OF
                                         PRICECOSTCO  MAKES  ANY   RECOMMENDATION  TO   ANY
                                         STOCKHOLDER  WHETHER  TO  TENDER  OR  REFRAIN FROM
                                         TENDERING  SHARES  OF  PRICECOSTCO  COMMON   STOCK
                                         PURSUANT  TO THE EXCHANGE  OFFER. EACH STOCKHOLDER
                                         MUST MAKE  HIS  OR  HER OWN  DECISION  WHETHER  TO
                                         TENDER SHARES OF PRICECOSTCO COMMON STOCK PURSUANT
                                         TO  THE EXCHANGE OFFER AND, IF SO, HOW MANY SHARES
                                         TO TENDER.

Possible Control of
 Price Enterprises by
 Certain Stockholders.................   Each of Robert  E. Price, who  is Chairman of  the
                                         Board,  President and  Chief Executive  Officer of
                                         Price Enterprises,  and Sol  Price, a  founder  of
                                         Price,  significant stockholder of PriceCostco and
                                         the  father  of  Robert  E.  Price,  has  informed
                                         PriceCostco that, while not agreeing to tender all
                                         shares  of  PriceCostco Common  Stock beneficially
                                         owned by him in  the Exchange Offer, he  currently
                                         intends  to tender substantially  all such shares,
                                         so long  as,  prior  to the  consummation  of  the
                                         Exchange  Offer,  there does  not occur  any event
                                         that materially impairs the assets or business  of
                                         Price  Enterprises.  If  Robert E.  Price  and Sol
                                         Price  each   tenders  all   of  the   shares   of
                                         PriceCostco  Common Stock he beneficially owns for
                                         exchange pursuant to the  Exchange Offer, and  the
                                         Exchange   Offer  is  fully   subscribed  but  not
                                         oversubscribed and subject to proration (i.e.,  27
                                         million  shares  of PriceCostco  Common  Stock are
                                         tendered   and    accepted   for    exchange    by
                                         PriceCostco),    or   the    Exchange   Offer   is
                                         undersubscribed and the remaining shares of  Price
                                         Enterprises   Common  Stock   are  distributed  to
                                         PriceCostco  stockholders,  then,  in  each  case,
                                         Messrs. Price would beneficially own approximately
                                         41.3%  of the  shares of  Price Enterprises Common
                                         Stock outstanding  immediately after  consummation
                                         of  the Exchange Offer. If  21.6 million shares of
                                         PriceCostco Common Stock are tendered and accepted
                                         for exchange  by PriceCostco,  each of  Robert  E.
                                         Price  and Sol Price tenders  all of the shares of
                                         PriceCostco Common Stock he beneficially owns  for
                                         exchange  pursuant to the Exchange Offer and Price
                                         Enterprises purchases  the remaining  5.4  million
                                         shares  of Price Enterprises Common Stock owned by
                                         PriceCostco (as described  in "THE TRANSACTION  --
                                         The   Distribution"),  then  Messrs.  Price  would
                                         beneficially own approximately 51.7% of the shares
                                         of  Price  Enterprises  Common  Stock  outstanding
                                         immediately  after  consummation  of  the Exchange
                                         Offer. See "SECURITY OWNERSHIP -- PriceCostco." In
                                         such cases, these  stockholders would  effectively
                                         control  the outcome  of all  matters submitted to
                                         Price  Enterprises'  stockholders  for   approval,
                                         including  the  election of  directors,  and could
                                         affect the  trading  price  of  Price  Enterprises
                                         Common  Stock.  See  "SPECIAL  CONSIDERATIONS/RISK
                                         FACTORS -- Special Considerations with Respect  to
                                         Price  Enterprises  -- POSSIBLE  CONTROL  OF PRICE
                                         ENTERPRISES BY CERTAIN STOCKHOLDERS" and "SECURITY
                                         OWNERSHIP -- PriceCostco."

Transactions Undertaken Prior to the
 Exchange Offer.......................   Pursuant to the  Transfer and Exchange  Agreement,
                                         as  of August 28, 1994, PriceCostco caused, or, in
                                         certain cases,  will cause  to be  transferred  to
                                         Price   Enterprises  the  Transferred  Assets.  In
                                         consideration for such transfer, Price Enterprises
                                         (i) issued  to Price  27 million  shares of  Price
                                         Enterprises Common Stock, which constitutes all of
                                         the outstanding shares of Price Enterprises Common
                                         Stock,   (ii)  assumed   certain  liabilities  and
                                         obligations of  PriceCostco and  its  subsidiaries
                                         relating  to  or  arising out  of  the Transferred
                                         Assets  and  (iii)   made  all  other   deliveries
                                         required  to be made by Price Enterprises pursuant
                                         to the Transfer and  Exchange Agreement. See  "THE
                                         TRANSACTION  --  Transactions Undertaken  Prior to
                                         the Exchange Offer."
                                         PriceCostco and Price  Enterprises have caused  to
                                         be  formed Mexico Clubs, of  which Price and Price
                                         Enterprises  own   a   49%   and   51%   interest,
                                         respectively.  PriceCostco has caused to be formed
                                         Price Global and Price Quest. PriceCostco has also
                                         caused  to  be   transferred  to  the   Subsidiary
                                         Corporations  certain assets, as described in "THE
                                         TRANSACTION --  Transactions Undertaken  Prior  to
                                         the  Exchange  Offer."  Each of  Price  Global and
                                         Price Quest has  issued 100 shares  of its  common
                                         stock  to  Price. PriceCostco  subsequently caused
                                         51% of the  outstanding capital stock  of each  of
                                         Price  Global and Price Quest to be transferred to
                                         Price Enterprises. See "THE TRANSACTION --  Trans-
                                         actions  Undertaken Prior  to the  Exchange Offer"
                                         and "BUSINESS AND PROPERTIES OF PRICE  ENTERPRISES
                                         -- General."
                                         The   following  table  summarizes  the  aggregate
                                         historical net book value of Price Enterprises  as
                                         of  August 28,  1994 as compared  to the aggregate
                                         estimated fair value  of its  real estate  assets.
                                         The estimated fair value of the Real Properties is
                                         based  on  the  appraisal  of 45  of  the  79 Real
                                         Properties by  Cushman &  Wakefield,  representing
                                         approximately  75% of the  aggregate book value of
                                         all  of  the  Real  Properties,  and  management's
                                         estimated   fair  value  of   the  other  34  Real
                                         Properties based  on  a  risk-adjusted  discounted
                                         cash  flow approach. See  "BUSINESS AND PROPERTIES
                                         OF PRICE ENTERPRISES -- Real Estate Business."



                                                                          AGGREGATE
                                                            AGGREGATE     ESTIMATED
                                             NUMBER OF      NET BOOK        FAIR
(DOLLARS IN MILLIONS, EXCEPT PER SHARE)     PROPERTIES        VALUE         VALUE
                                          ---------------  -----------  -------------
Real Properties with estimated fair
 value higher than net book value.......            35      $     260     $     300
Real Properties adjusted downward to
 fair value.............................            44            183(1)         183
                                                    --
                                                           -----------        -----
    Subtotal............................            79            443     $     483
                                                    --
                                                    --
                                                                              -----
                                                                              -----
Notes receivable (Atlas and City
 Notes).................................                           73(1)
51% interest in Mexico Clubs.............................          35
Deferred income taxes....................................          23
Other assets and liabilities (net).......................           5
                                                           -----------
Net assets of Price Enterprises (Historical).............         579
Net pro forma adjustments................................          (5)
                                                           -----------
Pro forma net assets -- Price Enterprises................   $     574
                                                           -----------
                                                           -----------
Pro forma book value per common share....................   $   21.27(2)

- ------------------------------
(1) Historical  net book  value of  real estate  properties and  related assets  were reduced  by an $80.5 million  change in estimate related  to the Transaction. See
    "Notes to Price Enterprises, Inc. Financial Statements."
(2) Does not give effect to the fair values of the properties with fair value  higher than  net book value, approximately  $40 million pre-tax, or  $.87 book value per pro forma common share after-tax effect.  For purposes of estimating its loss  on the  Transaction, PriceCostco used the price of  its own stock, $15.25 on October
    24, 1994,  as  the  estimate  of Price  Enterprises'  share  price,  since  Price
    Enterprises'  Common Stock  was not yet  trading. The $6.02  per share difference between the $21.27 unaudited pro forma book value per share of Price  Enterprises and the

    assumed  per share price of  $15.25 is attributable to  a combination of factors.
    These factors  include an  expectation that  Price Enterprises  Common Stock  may trade  at a discount from  its book value (although the  price at which shares of
    Price Enterprises will trade cannot be predicted). There may also be some premium to tendering  shareholders included  in  the exchange  ratio, although  any  such premium  cannot be objectively measured. See "SPECIAL CONSIDERATIONS/RISK FACTORS
    -- Special  Considerations  Applicable to  all  PriceCostco Stockholders  --  The
    Exchange  Ratio" and "THE  TRANSACTION -- Background of  the Transaction" and "--
    Anticipated Accounting Treatment."



The Distribution......................   If the  number  of shares  of  PriceCostco  Common
                                         Stock  validly tendered  in the  Exchange Offer by
                                         holders of PriceCostco Common  Stock is less  than
                                         21.6 million, PriceCostco will accept such validly
                                         tendered  shares for exchange  and will distribute
                                         the remaining shares  of Price Enterprises  Common
                                         Stock pro rata to holders of record of PriceCostco
                                         Common Stock as of a date no more than 20 business
                                         days  after  the Closing  Date.  If the  number of
                                         shares  of   PriceCostco  Common   Stock   validly
                                         tendered  in  the  Exchange  Offer  by  holders of
                                         PriceCostco Common  Stock  is  greater  than  21.6
                                         million,  but  less than  27  million, PriceCostco
                                         will  accept  such  validly  tendered  shares  for
                                         exchange  and  will,  at  its  option,  either (i)
                                         distribute   the   remaining   shares   of   Price
                                         Enterprises  Common Stock pro  rata to PriceCostco
                                         stockholders,  as  set  forth  in  the   preceding
                                         sentence,  or (ii)  sell such  remaining shares to
                                         Price Enterprises  in  exchange for  a  promissory
                                         note. In such event, PriceCostco currently intends
                                         to  sell  such  shares  to  Price  Enterprises  in
                                         exchange  for   a   promissory  note.   See   "THE
                                         TRANSACTION -- The Distribution."
Analysis of Financial Advisors to
 PriceCostco..........................   PriceCostco   has  engaged   Donaldson,  Lufkin  &
                                         Jenrette   Securities   Corporation   and   Lehman
                                         Brothers  Inc.  to  act jointly  as  its Financial
                                         Advisors  in  connection  with  the   Transaction.
                                         Representatives  of DLJ and Lehman assisted senior
                                         management  of  PriceCostco  in  structuring   the
                                         Transaction  and in analyzing the potential impact
                                         of the Transaction on  stockholder values of  both
                                         Price   Enterprises   and   PriceCostco  following
                                         consummation of  the Transaction.  In  particular,
                                         the  Financial Advisors gave  advice to management
                                         regarding the proposed number  of shares of  Price
                                         Enterprises  Common  Stock  to  be  issued  in the
                                         exchange and  with  respect to  other  significant
                                         terms   and  conditions  of  the  Exchange  Offer.
                                         Because of the  voluntary pro rata  nature of  the
                                         Transaction,  the Board  of Directors  did not ask
                                         for, and the Financial  Advisors did not  deliver,
                                         an  opinion as to  the fairness to  the holders of
                                         PriceCostco Common Stock,  from a financial  point
                                         of  view, of the Transaction. See "THE TRANSACTION
                                         -- Analysis of Financial Advisors to PriceCostco."
Certain Federal Income Tax
 Consequences.........................   PriceCostco and Price Enterprises will receive  an
                                         opinion,  based  upon  certain  representations of
                                         PriceCostco,   Price   Enterprises   and   certain
                                         significant   stockholders  of  PriceCostco,  from
                                         Skadden, Arps,  Slate,  Meagher  &  Flom,  to  the
                                         effect  that, although the  matter is not entirely
                                         free from doubt, the Transaction should qualify as
                                         a tax-free  distribution  for Federal  income  tax
                                         purposes.  See "THE TRANSACTION -- Certain Federal
                                         Income Tax Consequences." Each stockholder  should
                                         consult   his  or  her  tax   advisor  as  to  the
                                         particular consequences of the Transaction to such
                                         stockholder.
Regulatory Approvals..................   Except as set forth  below, PriceCostco and  Price
                                         Enterprises  do  not  believe  that  any  material
                                         Federal or  state  regulatory  approvals  will  be
                                         necessary  in connection with  the Transaction. No
                                         filings  under  the  Hart-Scott-Rodino   Antitrust
                                         Improvements  Act  of  1976  (the  "HSR  Act") are
                                         required in  connection  with the  Exchange  Offer
                                         generally.  To the extent  certain stockholders of
                                         PriceCostco decide to participate in the  Exchange
                                         Offer  and to acquire a  number of shares of Price
                                         Enterprises Common Stock that  exceeds one of  the
                                         thresholds stated in the regulations under the HSR
                                         Act,  and if exceptions under those regulations do
                                         not apply, such stockholders and PriceCostco would
                                         be required to make

                                         filings under the HSR Act, and the waiting  period
                                         requirements  under the  HSR Act would  have to be
                                         satisfied,   before   the   exchanges   by   those
                                         particular  stockholders  could  be  carried  out.
                                         Robert E.  Price and  PriceCostco, and  The  Price
                                         Family Charitable Trust (the "Price Family Trust")
                                         and  PriceCostco, have to  date made filings under
                                         the HSR  Act that  would, upon  expiration of  the
                                         required  waiting period under the HSR Act, enable
                                         Robert Price to  acquire $15 million  or more  but
                                         less  than  15  percent  of  the  shares  of Price
                                         Enterprises Common  Stock  and  the  Price  Family
                                         Trust  to acquire 25 percent or more but less than
                                         50 percent  of  the shares  of  Price  Enterprises
                                         Common   Stock.  These   amounts  and  percentages
                                         reflect the thresholds at which these filings have
                                         been made under the  HSR Act regulations. They  do
                                         not  necessarily indicate the  actual shares to be
                                         acquired by Mr. Price  or the Price Family  Trust,
                                         which  will  depend  on the  number  of  shares of
                                         PriceCostco Common Stock validly tendered and  not
                                         withdrawn by them and by other stockholders in the
                                         Exchange  Offer. Early termination  of the waiting
                                         period under  the HSR  Act  occurred for  each  of
                                         these  filings  on  November  9,  1994.  See  "THE
                                         TRANSACTION -- Regulatory Approvals."
Trading Markets.......................   Following the  Closing  Date,  PriceCostco  Common
                                         Stock will continue to be traded and quoted on The
                                         Nasdaq  Stock Market's  National Market  under the
                                         symbol "PCCW." There is currently no trading  mar-
                                         ket  for Price Enterprises Common Stock. Following
                                         the Closing  Date, it  is anticipated  that  Price
                                         Enterprises  Common Stock will  be publicly traded
                                         and quoted on The  Nasdaq Stock Market's  National
                                         Market under the symbol "PREN."
No Appraisal Rights...................   No  appraisal rights are available to stockholders
                                         in connection with the Transaction.
THE EXCHANGE OFFER
Expiration Date.......................   The Exchange Offer will expire at 12:00  midnight,
                                         New  York City time, on December    , 1994, unless
                                         extended   as    provided   in    this    Offering
                                         Circular/Prospectus.  See  "THE EXCHANGE  OFFER --
                                         Expiration Date; Extensions; Termination."
Procedures for Tendering..............   To be tendered  properly, certificates for  shares
                                         of  PriceCostco  Common  Stock,  together  with  a
                                         properly completed  and  duly executed  Letter  of
                                         Transmittal  (or facsimile thereof), and any other
                                         documents required by  the Letter of  Transmittal,
                                         or   an  Agent's  Message  in  connection  with  a
                                         book-entry transfer of shares, must be received by
                                         the Exchange  Agent at  one of  the addresses  set
                                         forth   on  the   back  cover   of  this  Offering
                                         Circular/Prospectus prior to 12:00 midnight on the
                                         Expiration Date, or stockholders must comply  with
                                         the  specific  procedures for  guaranteed delivery
                                         described  herein.  See  "THE  EXCHANGE  OFFER  --
                                         Procedures   for  Tendering"  and  "--  Guaranteed
                                         Delivery Procedure."
Conditions to the
 Exchange Offer.......................   The Exchange  Offer is  not conditioned  upon  any
                                         minimum  number  of shares  of  PriceCostco Common
                                         Stock being  tendered for  exchange. The  Exchange
                                         Offer   is,  however,  subject  to  certain  other
                                         conditions. See "THE EXCHANGE OFFER --  Conditions
                                         to the Exchange Offer."
Withdrawal Rights.....................   Subject to the conditions set forth herein, shares
                                         of  PriceCostco Common  Stock may  be withdrawn at
                                         any time prior to the Expiration Date and,  unless
                                         theretofore  accepted for  exchange by PriceCostco
                                         pursuant  to  the  Exchange  Offer,  may  also  be
                                         withdrawn  at any time after  the expiration of 40
                                         business days  from the  commencement of  the  Ex-
                                         change   Offer.   See  "THE   EXCHANGE   OFFER  --
                                         Withdrawal Rights."
Exchange Agent........................   First  Interstate  Bank  of  Washington,  N.A.  is
                                         serving  as Exchange Agent  in connection with the
                                         Exchange Offer.
Information Agent.....................   Georgeson & Company Inc. is serving as Information
                                         Agent in connection with the Exchange Offer.

                            PRICE ENTERPRISES, INC.
                       SELECTED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

    Price Enterprises' real estate business has historically been conducted as a separate division of Price. Accordingly, although Price Enterprises was formed in 1994 and acquired its business and assets as of August 28, 1994, the financial data of Price Enterprises included herein has been prepared on an historical basis as though Price Enterprises has been a stand-alone business operating the non-club real estate and other businesses acquired in the Transaction during all periods presented. Certain pro forma adjustments required as a result of the Transaction are not reflected in the Price Enterprises historical financial data. See "PRICE ENTERPRISES, INC. SELECTED UNAUDITED PRO FORMA FINANCIAL DATA" and "PRICE ENTERPRISES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION." See Footnote 1 of "Price Enterprises, Inc. Notes to Financial Statements" included in this Offering Circular/ Prospectus for a description of the businesses and assets included in Price Enterprises' historical financial statements.


    The following table sets forth selected historical financial data of Price Enterprises for the five fiscal years in the period ended August 28, 1994. The selected historical financial data as of August 30, 1992, August 29, 1993 and August 28, 1994 and for each of the four fiscal years in the period ended August 28, 1994 have been derived from the audited financial statements of Price Enterprises. The selected historical financial data as of September 2, 1990 and September 1, 1991 and for the fiscal year ended September 2, 1990 have been derived from the unaudited books and records of Price Enterprises. Historical per share data has not been presented.



                                                                        FISCAL YEARS (1)
                                               -------------------------------------------------------------------
                                                  1990          1991          1992          1993          1994
                                               -----------   -----------   -----------   -----------   -----------
Income Statement Data
  Real estate rentals (2)....................    $  18,525     $  26,691     $  28,263     $  22,144     $  29,265
  Gains on sale of real estate (2)...........        1,409         6,149        15,078        21,540         5,474
  Merchandise sales (3)......................      --            --              8,212        28,671        53,015
  Real estate expenses (2)(4)................        7,581        14,889        13,855        13,310        17,623
  Merchandise costs and expenses (3).........      --            --              9,102        30,882        57,997
  General and administrative (5).............          700         1,000         1,300         1,500         1,600
  Provision for asset impairments (6)........      --            --            --            --             90,227
  Operating income (loss)....................       11,653        16,951        27,296        26,663       (79,693)
  Interest and other (7).....................        2,993         4,629         5,575         8,503         9,947
  Income (loss) before provision for income
   taxes.....................................       14,646        21,580        32,871        35,166       (69,746)
  Net income (loss)..........................    $   8,767     $  12,905     $  19,361     $  20,551     $ (41,479)



                                                SEPT. 2,      SEPT. 1,     AUGUST 30,    AUGUST 29,    AUGUST 28,
                                                  1990          1991          1992          1993          1994
                                               -----------   -----------   -----------   -----------   -----------
Balance Sheet Data
  Real estate assets, net (2)................   $236,132      $364,118      $  337,258    $  387,475    $  447,387
  Total assets...............................    319,109       429,420         454,063       499,867       650,553
  Long-term debt.............................     --            --             --            --            --
  Investment by PriceCostco (8)..............    303,533       412,585         429,672       454,357       578,788

- ------------------------

(1) Price Enterprises reports its financial position and results of operations utilizing a 52 or 53 week fiscal year which ends on the Sunday nearest August 31. All fiscal years presented were 52 weeks.
(2) Real estate rentals and related expenses reflect all properties which were owned and operated by Price Enterprises during the respective periods. Accordingly, these amounts include the results of operations of certain real estate assets that have since been sold, which accounts for the fluctuation in real estate rentals and expenses and for the gains on sale of such real estate in the periods presented. See footnote 9 of "Price Enterprises, Inc. Notes to Financial Statements" included in Offering Circular/ Prospectus for a description of real estate sales during fiscal 1992, 1993 and 1994.


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(3) Merchandise sales, costs of sales and operating expenses relate to activities of Quest and CMI, each of which commenced operations in fiscal
     1992.

(4) Real estate expenses include operating, maintenance, property taxes, administrative expenses and depreciation and amortization.

(5)  PriceCostco historically provided  services to  Price Enterprises.  Amounts allocated  to Price Enterprises for general and administrative expenses for fiscal 1992, 1993 and  1994 were $1,300,  $1,500 and $1,600,  respectively.
     Costs incurred by PriceCostco on behalf of Price Enterprises are charged to
     Price  Enterprises by specific  identification or allocated  based on total assets or sales revenues. In the opinion of Price Enterprises'  management, the  aforementioned costs allocated to  Price Enterprises fairly represents its general and administrative expenses.
(6)  The provision for  asset impairments  of $90,200  pre-tax includes  $80,500 pre-tax  ($47,500 after tax)  related to a  change in calculating estimated losses for assets which  are considered to  be economically impaired.  This change in accounting estimates results from the spin-off of the real estate segment  assets  to Price  Enterprises and  Price Enterprises'  decision to pursue business  plans and  operating strategies  as a  stand-alone  entity which are significantly different than the strategies of PriceCostco. Price
     Enterprises'  management believes that as  a separate operating business it will not  have  the same  access  to  capital as  PriceCostco  or  generate
     internal   funds  from  operations  to  the  same  extent  as  PriceCostco.
     PriceCostco's accounting policies with respect to estimating the amount  of impairments  on individual real  estate properties and  related assets were such that impairment losses would be recorded if the carrying amount of the asset could not be recovered from estimated future cash flows on an  undis-
     counted  basis. Price Enterprises' management believes  that in view of its strategies with respect to the number  and nature of properties that  would be  selected for  potential disposition,  it would  be more  appropriate to estimate impairment  losses  based  on  fair  values  of  the  real  estate properties  as determined  by appraisals and/or  a risk-adjusted discounted cash flow  approach.  In  determining impairment  losses,  individual  real estate  assets  were  reduced  to  estimated  fair  value,  if  lower  than historical cost. For  those assets which  have an estimated  fair value  in excess  of cost, the asset continues to be recorded at cost. The impairment losses recorded as a result of this change in accounting estimates  reduced the  book  basis  of  certain  of  the  real  estate  and  related  assets.
     Under the previous policy, PriceCostco and Price Enterprises had determined that a provision for asset impairments of approximately $9,700 was required relating to four  properties which were  under final contract  or in  final negotiations for sale.
(7)  Interest  and other includes  interest income from  notes receivable, other income, equity in  earnings of  joint ventures  and PriceCostco's  minority interest in the Subsidiary Corporations.

(8) Investment by PriceCostco represents the net assets transferred and the earnings of the businesses and assets comprising Price Enterprises on a historical basis.

                            PRICE ENTERPRISES, INC.
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


    The selected unaudited pro forma financial data of Price Enterprises set forth below has been derived from "PRICE ENTERPRISES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION," which is included elsewhere in this Offering Circular/Prospectus, and includes certain pro forma adjustments to historical financial data of Price Enterprises required as a result of the Transaction. The selected unaudited pro forma income statement data for the fiscal year ended August 28, 1994 have been prepared as if the Transaction occurred on the first day of fiscal 1994. The selected pro forma balance sheet data has been prepared as if the Transaction occurred on August 28, 1994. The selected unaudited pro forma financial data set forth below is not necessarily indicative of the financial position or results of operations that actually would have occurred if the Transaction had been consummated as of the first day of fiscal 1994 or as of August 28, 1994. The unaudited pro forma selected financial data should be read in connection with "PRICE ENTERPRISES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION" and the related notes and assumptions.



                                                                        FISCAL YEAR 1994 (1)
                                                              -----------------------------------------
                                                                              PRO FORMA
                                                              HISTORICAL   ADJUSTMENTS (2)   PRO FORMA
                                                              ----------   ---------------   ----------
Income Statement Data
  Real estate rentals (3)...................................   $  29,265       $7,016         $ 36,281
  Gains on sale of real estate (3)..........................       5,474       --                5,474
  Merchandise sales.........................................      53,015       --               53,015
  Real estate expenses (3)(4)...............................      17,623          173           17,796
  Merchandise costs and expenses............................      57,997       --               57,997
  General and administrative................................       1,600        1,500            3,100
  Provision for asset impairments (5).......................      90,227       --               90,227
  Operating loss............................................     (79,693)       5,343          (74,350)
  Interest income and other, net (6)........................       9,947       --                9,947
  Loss before benefit for income taxes......................     (69,746)       5,343          (64,403)
  Net loss..................................................   $ (41,479)      $3,152         $(38,327)
  Net loss per common
   share (7)................................................                                  $  (1.42)(8)
  Number of shares used in
   calculation..............................................                                    27,000



                                                                           AUGUST 28, 1994
                                                              ------------------------------------------
                                                                              PRO FORMA
                                                              HISTORICAL   ADJUSTMENTS (2)    PRO FORMA
                                                              ----------   ----------------   ----------
Balance Sheet Data
  Real estate assets, net...................................   $ 447,387       $  2,100        $449,487
  Total assets..............................................     650,553        (25,634)        624,919
  Long-term debt (7)........................................      --            --               --
  Investment by PriceCostco/Stockholders' equity (7)........     578,788         (4,519)        574,269


- ------------------------

(1) Price Enterprises reports its financial position and results of operations utilizing a 52 or 53 week fiscal year which ends on the Sunday nearest August 31.


(2) As more fully described herein under "PRICE ENTERPRISES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION," the unaudited pro forma adjustments to the income statement data record (i) the inclusion of the Warehouse Properties' rentals and related expenses, (ii) certain additional general and administrative expenses, (iii) a reduction of depreciation expense and (iv) related income tax effects. The unaudited pro forma adjustments to balance sheet data include the elimination of working capital retained by PriceCostco, accrual of estimated organization costs and the transfer of remaining real estate assets purchased and transferred by PriceCostco in fiscal 1995.


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(3) Real estate rentals and related expenses reflect all properties which were owned and operated by Price Enterprises during the respective periods. Accordingly, these amounts include certain real estate assets which have been sold.


(4) Real estate expenses include operating, maintenance, property taxes, administrative expenses and depreciation and amortization.



(5) The provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax or $1.76 net loss per pro forma common share) related to a change in calculating estimated losses for assets which are considered to be economically impaired. This change in accounting estimates results from the spin-off of the real estate segment assets to Price Enterprises and Price Enterprises' decision to pursue business plans and operating strategies as a stand-alone entity which are significantly different than the strategies of PriceCostco. Price Enterprises' management believes that as a separate operating business it will not have the same access to capital as PriceCostco or generate internal funds from operations to the same extent as PriceCostco.
    PriceCostco's accounting policies with respect to estimating the amount of impairments on individual real estate properties and related assets were such that impairment losses would be recorded if the carrying amount of the asset could not be recovered from estimated future cash flows on an undiscounted basis. Price Enterprises' management believed that in view of its strategies with respect to the number and nature of properties that would be selected for potential disposition, it would be more appropriate to estimate impairment losses based on fair values of the real estate properties as determined by appraisals and/or a risk-adjusted discounted cash flow approach. In determining impairment losses, individual real estate assets were reduced to estimated fair value, if lower than historical cost. For those assets which have an estimated fair value in excess of cost, the asset continues to be recorded at cost. The impairment losses recorded as a result of this change in accounting estimates reduced the book basis of certain of the real estate and related assets.
    Under the previous policy, PriceCostco and Price Enterprises had determined that a provision for asset impairments of approximately $9,700 was required relating to four properties which were under final contract or in final negotiations for sale.



(6) Interest and other includes interest income from the notes receivable, other income, equity in earnings of joint ventures and PriceCostco's minority interest in the Subsidiary Corporations.



(7) Unaudited pro forma net loss per common share, long-term debt and stockholders' equity assumes all shares of Price Enterprises Common Stock are issued in the Exchange Offer or distributed to PriceCostco stockholders following the Exchange Offer. If only 21.6 million shares of Price
    Enterprises Common Stock are issued in the Exchange Offer, and Price Enterprises purchases the remaining 5.4 million shares of Price Enterprises Common Stock from PriceCostco for a note in the principal amount of approximately $82.4 million (assuming a per share price for Price Enterprises Common Stock of $15.25, and an interest rate on the outstanding note of approximately 6%), then unaudited pro forma net loss per common share for fiscal 1994 would be $1.91, and long-term debt and stockholders' equity as of August 28, 1994 would be approximately $82.4 million and $491.9 million, respectively. See "THE TRANSACTION -- The Distribution" for a description of the terms of the notes.



(8)_Includes a provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax or $1.76 net loss per pro forma common share) related to a change in calculating estimated losses for assets which are considered to be economically impaired. If the $80,500 pre-tax provision for asset impairments were excluded, pro forma net income for fiscal 1994 would have been approximately $9,173 or $.34 per common share.

                               PRICE/COSTCO, INC.
                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)



    The consolidated financial statements of PriceCostco, from which the selected historical financial data have been derived, have been prepared following the pooling-of-interests method of accounting as a result of the Merger and reflect the combined financial position and operating results of Price and Costco for all periods presented. The selected historical financial and operating data of PriceCostco includes the financial position and results of operations of Price Enterprises for all periods presented.



    The following table sets forth selected historical financial and operating data of PriceCostco for the five fiscal years ended August 28, 1994. The selected historical financial data for the five fiscal years ended August 28, 1994 have been derived from the audited consolidated financial statements of PriceCostco.



                                                                 FISCAL YEAR (1)
                                          --------------------------------------------------------------
                                             1990        1991         1992         1993         1994
                                          ----------  -----------  -----------  -----------  -----------
Income Statement Data (2)(3)
  Net sales.............................  $9,346,099  $11,813,509  $13,820,380  $15,154,685  $16,160,911
  Gross profit (4)......................     827,148    1,057,686    1,254,917    1,403,532    1,498,020
  Membership fees and other.............     185,144      228,742      276,998      309,129      319,732
  Operating expenses (5)................     737,137      952,259    1,156,493    1,347,832    1,457,613
  Operating income......................     275,155      334,169      375,422      364,829      360,139
  Other income (expense) (6)............         470        7,872       (6,567)     (28,366)     (36,584)
  Provisions for merger and
   restructuring expense................      --          --           --           --           120,000
Income from continuing operations.......  $  167,726  $   207,293  $   223,024  $   202,843  $   110,898
Discontinued operations
    Income (loss), net of tax (2).......       6,854       11,566       19,385       20,404      (40,766)
    Loss on disposal (3)................      --          --           --           --          (182,500)
Net income (loss).......................  $  174,580  $   218,859  $   242,407  $   223,247  $  (112,368)
Income (loss) per common and common
 equivalent share (fully diluted).......
  Continuing operations.................  $      .79  $       .93  $       .98  $       .92  $       .51(6)
  Discontinued operations
    Income (loss) net of tax (2)........         .03          .05          .08          .08         (.19)
    Loss on disposal (3)................      --          --           --           --              (.83)
                                          ----------  -----------  -----------  -----------  -----------
  Net income (loss).....................  $      .82  $       .98  $      1.06  $      1.00  $      (.51)
                                          ----------  -----------  -----------  -----------  -----------
                                          ----------  -----------  -----------  -----------  -----------
Operating Data
  Warehouses open at end of period
   (8)..................................         119          140          170          200          221
  Comparable warehouse sales increase
   (decrease) (9).......................           7%          10%           6%          (3%)          (3%)



                                           SEPT. 2,    SEPT. 1,    AUGUST 30,   AUGUST 29,   AUGUST 28,
                                             1990        1991         1992         1993         1994
                                          ----------  -----------  -----------  -----------  -----------
Balance Sheet Data
  Working capital (deficit).............  $   14,342  $   304,703  $   281,592  $   127,312  $  (113,009)
  Total assets..........................   2,029,931    2,986,094    3,576,543    3,930,799    4,235,659
  Long-term debt (10)...................     199,506      500,440      813,976      812,576      795,492
  Stockholders' equity (11).............     988,458    1,429,703    1,593,943    1,796,728    1,684,960

- --------------------------
 (1) PriceCostco reports its financial position and results of operations utilizing a 52 or 53 week fiscal year which ends on the Sunday nearest August 31. All fiscal years presented were 52 weeks.


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(2)  The  fiscal 1994 loss from discontinued operations includes a provision for asset  impairments  of  $90,200  pre-tax  which  includes  $80,500  pre-tax
     ($47,500  after tax or $.22  per share) related to  a change in calculating estimated losses  for  assets  which  are  considered  to  be  economically impaired.  This change in accounting estimates results from the spin-off of the real estate segment assets to Price Enterprises and Price  Enterprises'
     decision to pursue business plans and operating strategies as a stand-alone
     entity   which  are   significantly  different   than  the   strategies  of
     PriceCostco. Price  Enterprises' management  believes  that as  a  separate operating  business  it  will  not  have  the  same  access  to  capital as
     PriceCostco or generate internal funds  from operations to the same  extent as PriceCostco.
     PriceCostco's  accounting policies with respect to estimating the amount of impairments on individual  real estate properties  and related assets  were such that impairment losses would be recorded if the carrying amount of the asset  could not be recovered from estimated future cash flows on an undis-
     counted basis. Price Enterprises' management  believes that in view of  its strategies  with respect to the number  and nature of properties that would be selected  for potential  disposition, it  would be  more appropriate  to estimate  impairment  losses  based  on  fair  values  of  the  real estate properties as determined  by appraisals and/or  a risk-adjusted  discounted cash  flow  approach.  In determining  impairment  losses,  individual real estate  assets  were  reduced  to  estimated  fair  value,  if  lower  than historical  cost. For  those assets which  have an estimated  fair value in excess of cost, the asset continues to be recorded at cost. The  impairment losses  recorded as a result of this change in accounting estimates reduced the  book  basis  of  certain  of  the  real  estate  and  related  assets.
     Under the previous policy, PriceCostco and Price Enterprises had determined that a provision for asset impairments of approximately $9,700 was required relating  to four  properties which were  under final contract  or in final negotiations for sale.
(3)  In the  fourth quarter  of fiscal  1994, as  a result  of the  Transaction,
     PriceCostco  reported its  non-club real  estate segment  as a discontinued
     operation resulting in income statement data being restated in every period presented. An  estimated  loss on  disposal  of the  non-club  real  estate segment  of approximately $182.5 million was recorded in the fourth quarter of fiscal  1994.  The estimated  loss  on  disposal is  calculated  as  the difference  between PriceCostco's net book  value of the Transferred Assets of $578.8 million (after a net reduction  for a change in the estimate  for calculating  asset impairments of  approximately $47.5 million  on an after tax basis) and  the estimated market  value of 27  million shares of  Price
     Enterprises  Common Stock of $411.8 million  (assuming a per share price of
     $15.25, the last reported sales price of Price Enterprises Common Stock  on
     October  24,  1994) and  direct  expenses and  other  costs related  to the
     Transaction of  approximately  $15.5  million.  The  actual  loss  will  be determined  following consummation  of the  Exchange Transaction,  at which time the estimated loss will be adjusted, as necessary. For a discussion on the computation of  the actual  loss, see "THE  TRANSACTION --  Anticipated
     Accounting Treatment."
(4)  Gross profit is comprised of net sales less merchandise costs.
(5)  Operating  expenses include  selling, general  and administrative expenses, preopening expenses and provision for estimated warehouse closing costs.

(6)  Other income (expense) includes interest expense, interest income and other income.
(7)  Includes a merger  and restructuring  charge of $120  million pre-tax  ($80 million  or $.36  per share,  after tax),  related to  the Merger.  If such merger and restructuring charge were  excluded, net income for fiscal  1994 would  have  been approximately  $190.9 million  or  $.87 per  share (fully diluted).
(8)  As of August 28, 1994, PriceCostco also operated eight warehouses in Mexico through a 50%  owned joint  venture. These are  not included  in the  above warehouses  because the joint  venture is accounted for  on an equity basis
     and  therefore  its  operations  are  not  consolidated  in   PriceCostco's
     financial  statements. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES --
     Mexico Clubs."

(9)  Net sales  for the  eight-week period  ended October  23, 1994  were  $2.52 billion,  an increase  of 11%  from $2.28  billion for  the same eight-week period of  the prior  fiscal  year. Comparable  warehouse sales  (sales  in warehouses  open for at least  a year) increased by  one percent during the eight-week period.
(10) Long-term debt includes convertible  subordinated debt and other  long-term debt.
(11) PriceCostco  did  not pay  any  dividends on  its  common stock  during the periods presented.

                               PRICE/COSTCO, INC.
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



    The following table sets forth selected unaudited pro forma financial data of PriceCostco giving effect to the Transaction as of August 28, 1994 and for the fiscal year ended August 28, 1994. The selected unaudited pro forma financial data as of and for the fiscal year ended August 28, 1994 have been derived from "PRICECOSTCO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION," which is included elsewhere in this Offering Circular/Prospectus. The selected unaudited pro forma financial data set forth below may not be indicative of the results that would actually have occurred if the Transaction had been consummated as of the first day of fiscal 1994. The selected unaudited pro forma financial data should be read in connection with "PRICECOSTCO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION" and the related notes and assumptions.



                                                       FISCAL YEAR 1994 (1)
                                          ----------------------------------------------
                                                           PRO FORMA
                                           HISTORICAL    ADJUSTMENTS(2)     PRO FORMA
                                          ------------   -------------   ---------------
Income Statement Data (3)(4)
  Net sales.............................  $ 16,160,911   $     (53,015)  $    16,107,896
  Gross profit (5)......................     1,498,020          (3,566)        1,494,454
  Membership fees and other.............       319,732        --                 319,732
  Operating expenses (6)................     1,457,613          (4,680)        1,452,933
  Operating income......................       360,139           1,114           361,253
  Other income (expense) (7)............       (36,584)         (5,487)          (42,071)
  Provision for merger and restructuring
   expense..............................       120,000        --                 120,000
  Income from continuing operations.....       110,898          (2,580)          108,318
  Discontinued operations
    Loss, net of tax (3)................       (40,766)         40,766         --
    Loss on disposal (4)................      (182,500)        182,500         --
  Net income (loss).....................  $   (112,368)  $     220,686   $       108,318
  Net income (loss) per common and
   common equivalent share (fully
   diluted):
    Continuing operations...............          $.51(8)
    Discontinued operations
      Loss, net of tax (3)..............          (.19)
      Loss on disposal (4)..............          (.83)
                                          ------------
    Net loss............................         $(.51)
  Pro Forma income from continuing
   operations per common and common
   equivalent share (fully diluted)
   based on level of participation in
   Exchange Offer (9):
        100% (27.0 million shares)......                                 $           .56
        80% (21.6 million shares).......                                             .55(10)
        50% (13.5 million shares).......                                             .53
        0% (No shares tendered).........                                             .49



                                                       AS OF AUGUST 28, 1994
                                          -----------------------------------------------
                                                           PRO FORMA
                                           HISTORICAL    ADJUSTMENTS(2)      PRO FORMA
                                          ------------   --------------   ---------------
Balance Sheet Data
  Working capital (deficit).............   $  (113,009)    $    1,049      $     (111,960)
  Discontinued operations-net assets....       377,085       (377,085)          --
  Total assets..........................     4,235,659       (415,477)          3,820,182(10)
  Long-term debt (11)...................       795,492        --                  795,492(9)
  Stockholders' equity..................     1,684,960       (411,750)          1,273,210(10)


                                                        (FOOTNOTES ON NEXT PAGE)

- ------------------------
 (1) PriceCostco reports its financial position and results of operations utilizing a 52 or 53 week fiscal year which ends on the Sunday nearest August 31.
(2) As more fully described herein under "PRICECOSTCO UNAUDITED PRO FORMA CON-DENSED FINANCIAL INFORMATION," the unaudited pro forma adjustments to the income statement data (i) eliminate the operating results of the Transferred Assets, (ii) record the Warehouse Properties' lease expense offset by elimination of depreciation expense and (iii) recognize the related income tax effects. The unaudited pro forma adjustments to balance sheet data primarily eliminates the net assets transferred to Price Enterprises from PriceCostco.
(3) In the fourth quarter of fiscal 1994, as a result of the Transaction, PriceCostco reported its non-club real estate segment as a discontinued operation resulting in income statement data being restated in every period presented. An estimated loss on disposal of the non-club real estate segment of approximately $182.5 million was recorded in the fourth quarter of fiscal 1994. The estimated loss on disposal is calculated as the difference between PriceCostco's net book value of the Transferred Assets of $578.8 million (after a net reduction for a change in the estimate for calculating asset impairments of approximately $47.5 million on an after tax basis) and the estimated market value of 27 million shares of Price Enterprises Common Stock of $411.8 million (assuming a per share price of $15.25, the last reported sales price of PriceCostco Common Stock on October 24, 1994) and direct expenses and other costs related to the Transaction of approximately $15.5 million. The actual loss will be determined following consummation of the Exchange Transaction, at which time the estimated loss will be adjusted, as necessary. For a discussion on the computation of the actual loss, see "THE TRANSACTION -- Anticipated Accounting Treatment."
(4) The fiscal 1994 loss from discontinued operations includes a provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax or $.22 per share) related to a change in calculating estimated losses for assets which are considered to be economically impaired. This change in accounting estimates results from the spin-off of the real estate segment assets to Price Enterprises and Price Enterprises' decision to pursue business plans and operating strategies as a stand-alone entity which are significantly different than the strategies of PriceCostco. Price Enterprises' management believes that as a separate operating business it will not have the same access to capital as PriceCostco or generate internal funds from operations to the same extent as PriceCostco.
     PriceCostco's accounting policies with respect to estimating the amount of impairments on individual real estate properties and related assets were such that impairment losses would be recorded if the carrying amount of the asset could not be recovered from estimated future cash flows on an undis-counted basis. Price Enterprises' management believes that in view of its strategies with respect to the number and nature of properties that would be selected for potential disposition, it would be more appropriate to estimate impairment losses based on fair values of the real estate properties as determined by appraisals and/or a risk-adjusted discounted cash flow approach. In determining impairment losses, individual real estate assets were reduced to estimated fair value, if lower than historical cost. For those assets which have an estimated fair value in excess of cost, the asset continues to be recorded at cost. The impairment losses recorded as a result of this change in accounting estimates reduced the book basis of certain of the real estate and related assets. Under the previous policy, PriceCostco and Price Enterprises had determined that a provision for asset impairments of approximately $9,700 was required relating to four properties which were under final contract or in final negotiations for sale.
(5)  Gross profit is comprised of net sales less merchandise costs.
(6) Operating expenses include selling, general and administrative expenses, preopening expenses and provision for estimated warehouse closing costs.
(7) Other income (expense) includes interest expense, interest income and other income.

(8)  Includes  a merger  and restructuring charge  of $120  million pre-tax ($80 million or $.36 per share, after tax) related to the Merger. If such merger and restructuring charge were  excluded, income from continuing  operations fiscal  1994 would have been approximately $190.9 million or $.87 per share
     (fully diluted).
(9)  Unaudited pro forma net  income per common and  common equivalent share  is calculated  assuming various levels of  participation in the Exchange Offer and assuming that all  remaining shares of  Price Enterprises Common  Stock held by PriceCostco after the Exchange Offer are distributed to PriceCostco stockholders.  Unaudited  pro  forma  net  income  per  common  and  common equivalent share of PriceCostco is calculated to reflect the effect of  any
     adjustment   in  the  conversion  price   of  the  outstanding  PriceCostco
     convertible subordinated debentures  as a result  of the Transaction.  Such adjustment is calculated assuming shares of PriceCostco Common Stock have a market  price of  $15.25 and shares  of Price Enterprises  Common Stock are deemed to have an  equal value at  the time of  the Distribution. See  "THE
     TRANSACTION -- Effect of the Transaction on Convertible Securities."
(10) If only 21.6 million shares of Price Enterprises Common Stock are issued in the  Exchange  Offer  and  Price Enterprises  purchases  the  remaining 5.4 million shares of  Price Enterprises  Common Stock from  PriceCostco for  a note in the principal amount of approximately $82.4 million (assuming a per share  price for Price  Enterprises Common Stock of  $15.25 and an interest rate on the outstanding note of approximately 6%), then unaudited pro forma net income per  common and  common equivalent  share for  fiscal year  1994 would  be $.56  (or $.92 per  share excluding the  merger and restructuring charge), respectively,  and,  as  of  August 28,  1994,  total  assets  and stockholders' equity would be $82.4 million higher. See "THE TRANSACTION --
     The Distribution" for a discussion of the terms of the note.
(11) Long-term  debt includes convertible subordinated  debt and other long-term debt.

                           COMPARATIVE PER SHARE DATA


    The following table sets forth (1) the historical net income per common and common equivalent share (fully diluted) of PriceCostco for the fiscal year ended August 28, 1994; (2) the historical book value per outstanding share of PriceCostco Common Stock as of August 28, 1994; and (3) the unaudited pro forma net income per common and common equivalent share (fully diluted) and the unaudited pro forma book value per share of Price Enterprises Common Stock and PriceCostco Common Stock for the respective periods and dates. The information presented in the table should be read in conjunction with "PRICE ENTERPRISES, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION" and "PRICECOSTCO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION" and the separate historical financial statements of Price Enterprises and PriceCostco and the notes thereto appearing elsewhere herein or incorporated by reference.



                                                                         PRICECOSTCO (1)
                                               -------------------------------------------------------------------
                                                                                 PRO FORMA (2)
                                  PRICE                      -----------------------------------------------------
                                  ENTERPRISES                   27
                                   PRO                        MILLION    21.6 MILLION   13.5 MILLION
                                  FORMA                       SHARES        SHARES         SHARES       NO SHARES
                                   (2)         HISTORICAL    EXCHANGED    EXCHANGED      EXCHANGED      TENDERED
                                  ------       -------       ---------   ------------   ------------   -----------
52 weeks ended August 28,
 1994:
  Net income (loss) per common
   and common equivalent share
   (fully diluted)............    $(1.42)(3)   $   .51(4)      $      .56    $        .55    $        .53    $       .49
  Number of shares used in
   calculation (millions).....     27.0         219.3            192.3        197.7          205.8          219.3
August 28, 1994 (unaudited):
  Book value per share........    $21.27       $  7.74         $   6.67     $   6.49       $   6.23       $   5.84
  Number of shares outstanding
   (millions).................     27.0         217.8            190.8        196.2          204.3          217.8


- ------------------------

(1) Net income (loss) per common and common equivalent share for PriceCostco represents income from continuing operations which excludes the results of the non-club real estate segment which were treated as discontinued operations in fiscal 1994.



(2) Unaudited pro forma net loss per common share and book value per share of Price Enterprises assumes that all outstanding shares of Price Enterprises Common Stock are exchanged for PriceCostco Common Stock in the Exchange Offer or distributed to PriceCostco stockholders following the Exchange Offer. Unaudited pro forma net income per common and common equivalent share of PriceCostco is calculated assuming that there is an adjustment in the conversion price of the outstanding PriceCostco convertible subordinated debentures as a result of the Transaction. Such adjustment is calculated assuming shares of PriceCostco Common Stock have a market price of $15.25 and shares of Price Enterprises Common Stock have an equal value at the time of the Distribution. See "THE TRANSACTION -- Effect of the Transaction on Convertible Securities." If only 21.6 million shares of Price Enterprises Common Stock are issued in the Exchange Offer and Price Enterprises purchases the remaining 5.4 million shares of Price Enterprises Common Stock from PriceCostco for a note in the principal amount of approximately $82.4 million (assuming a per share price for Price Enterprises

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

    Common Stock of $15.25 and an interest rate on the outstanding note of approximately 6%), then unaudited pro forma net income (loss) per common and common equivalent share and book value per share for Price Enterprises and PriceCostco would be as follows:



                                PRICE ENTERPRISES   PRICECOSTCO
                                -----------------   -----------
52 weeks ended August 28,
 1994:
  Net income (loss) per common
   and common equivalent share
   (fully diluted)............       $   (1.91)       $        .56
  Number of shares used in
   calculation (millions).....           21.6             197.7
August 28, 1994:
  Book value per share........       $   22.77        $     6.90
  Number of shares outstanding
   (millions).................           21.6             196.2

(3) Includes a provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax or $1.76 net loss per pro forma common share) related to a change in calculating estimated losses for assets which are considered to be economically impaired. If the $80,500 pre-tax provision for asset impairments were excluded, pro forma net income for fiscal 1994 would have been approximately $9,173 or $.34 per common share. See "Price Enterprises, Inc. Notes to Financial Statements."
(4) Includes a merger and restructuring charge of $120 million pre-tax ($80 million or $.36 per share, after-tax) related to the Merger. If such merger and restructuring charge were excluded, income from continuing operations for fiscal 1994 would have been approximately $190.9 million or $.87 per share (fully diluted).

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

PRICECOSTCO

    In the Merger, which occurred on October 21, 1993, each share of common stock, par value $.10 per share, of Price ("Price Common Stock") was exchanged for 2.13 shares of PriceCostco Common Stock and each share of common stock, par value $.0033 per share, of Costco ("Costco Common Stock") was exchanged for one share of PriceCostco Common Stock.

    Until October 21, 1993, Price Common Stock was quoted on The Nasdaq Stock Market's National Market under the symbol "PCLB" and Costco Common Stock was quoted on The Nasdaq Stock Market's National Market under the symbol "COST." Trading in PriceCostco Common Stock commenced on October 22, 1993. PriceCostco Common Stock is quoted on The Nasdaq Stock Market's National Market under the symbol "PCCW."

    The following table sets forth the high and low sales prices of PriceCostco Common Stock for the period October 22, 1993 through October 31, 1994, and Price Common Stock and Costco Common Stock for the periods indicated. The quotations are as reported in published financial sources.


                                                                   PRICE                 COSTCO             PRICECOSTCO
                                                                COMMON STOCK          COMMON STOCK          COMMON STOCK
                                                             ------------------    ------------------    ------------------
                                                              HIGH        LOW       HIGH        LOW       HIGH        LOW
                                                             -------    -------    -------    -------    -------    -------
Calendar Quarters -- 1991
  First Quarter.............................................  22 1/8     17 3/4     24 7/8     15 1/8      --         --
  Second Quarter............................................  27 1/2     21 1/2     30 1/2     22 7/8      --         --
  Third Quarter.............................................  30 5/8     23 1/2     33 3/8     26 3/8      --         --
  Fourth Quarter............................................  29 1/8     20 1/2     39 1/2     24 5/8      --         --
Calendar Quarters -- 1992
  First Quarter.............................................  25 7/8     21         42 5/8     35 1/8      --         --
  Second Quarter............................................  21 7/8     13 3/4     38 1/4     25 1/2      --         --
  Third Quarter.............................................  16 1/2     14         30         20 1/2      --         --
  Fourth Quarter............................................  21 1/8     14 1/2     30 1/2     20 1/4      --         --
Calendar Quarters -- 1993
  First Quarter.............................................  18 3/4     14 3/4     25 1/4     18 1/2      --         --
  Second Quarter............................................  18 1/2     13 1/4     19 3/4     15 3/4      --         --
  Third Quarter.............................................  18         14 3/4     18 1/2     15          --         --
  Fourth Quarter (through October 21, 1993).................  19 7/8     17 1/2     19 5/8     16 3/4      --         --
  Fourth Quarter (October 22, 1993
   through December 31, 1993)...............................   --         --         --         --        21 3/8     17 1/8
Calendar Quarters -- 1994
  First Quarter.............................................   --         --         --         --        21 5/8     16 7/8
  Second Quarter............................................   --         --         --         --        18 1/4     13
  Third Quarter.............................................   --         --         --         --        16 1/2     13 3/4
  Fourth Quarter (through November 15, 1994)................   --         --         --         --        16 3/4     14 7/8


    All Costco common share data has been adjusted to reflect a two-for-one stock split effected April 30, 1991 and a three-for-two stock split effected March 6, 1992. All Price common share data has been adjusted to reflect the 2.13 exchange ratio in the Merger.


    On July 15, 1994, the last trading day prior to the public announcement by PriceCostco of the Transaction, the last reported sales price for each share of PriceCostco Common Stock was $14.6875. On November 15, 1994, the last reported sales price per share of PriceCostco Common Stock was $15.375.


    PriceCostco does not pay regular dividends and does not anticipate the declaration of a cash dividend prior to the Closing Date. However, Price paid to shareholders a one-time special cash dividend of $1.50 per share of Price Common Stock on July 28, 1989. Under its two revolving credit agreements, PriceCostco is generally permitted to pay dividends in any fiscal year up to an amount equal to 50% of its consolidated net income for that fiscal year.

PRICE ENTERPRISES

    Price Enterprises is a newly formed entity. There is currently no trading market for Price Enterprises Common Stock and no dividends have ever been paid. Following the Closing Date, it is anticipated that Price Enterprises Common Stock will be publicly traded and quoted on The Nasdaq Stock Market's National Market under the symbol "PREN."

    Price Enterprises presently intends to retain future earnings to finance the growth and development of all of its business segments; and, therefore, Price Enterprises does not currently anticipate paying any cash dividends. Any future determination relating to dividend policy will be made at the discretion of the Board of Directors of Price Enterprises. Such determinations will depend on a number of factors, including the future earnings, capital requirements, financial condition and prospects for Price Enterprises, possible loan or financing covenant restrictions, and such other factors as the Board of Directors of Price Enterprises may deem relevant.

    Price Enterprises consists of certain assets transferred from PriceCostco, as described in "THE TRANSACTION -- Transactions Undertaken Prior to the Exchange Offer." NOTHING HEREIN SHOULD BE CONSTRUED TO SUGGEST THAT THE TRADING PRICE OF PRICECOSTCO COMMON STOCK AT ANY POINT IN TIME MAY BE USED AS A SUBSTITUTE FOR THE TRADING PRICE OF PRICE ENTERPRISES COMMON STOCK. No assurance can be given that Price Enterprises Common Stock will trade at a price per share reflecting the earnings per share or other multiple, or other attributes, of PriceCostco. See "SPECIAL CONSIDERATIONS/RISK FACTORS -- Special Considerations with Respect to Price Enterprises."

   DEFINED TERMS USED IN THIS OFFERING CIRCULAR/PROSPECTUS, AND REFERENCES TO THE PAGES HEREIN ON WHICH SUCH TERMS ARE DEFINED, ARE LISTED ON
            AN  INDEX WHICH IS ATTACHED TO   THIS OFFERING
                        CIRCULAR/PROSPECTUS AS ANNEX I.

                      SPECIAL CONSIDERATIONS/RISK FACTORS

    In deciding whether or not to tender shares of PriceCostco Common Stock in exchange for shares of Price Enterprises Common Stock, holders of PriceCostco Common Stock should carefully consider the following factors, in addition to those discussed elsewhere in this Offering Circular/Prospectus.

SPECIAL CONSIDERATIONS APPLICABLE TO ALL PRICECOSTCO STOCKHOLDERS


    THE EXCHANGE RATIO


    For ease of administration, it was determined that the exchange ratio for the Exchange Offer would be one share of Price Enterprises Common Stock for each share of PriceCostco Common Stock. In structuring the Transaction -- and determining that 27 million shares of Price Enterprises Common Stock would be offered in the Exchange Offer -- one goal was to provide a reasonable prospect of achieving 100% subscription for the shares of Price Enterprises Common Stock offered in the Exchange Offer. In that regard, in making its determination to approve the Transaction, one of the factors considered by the Board of Directors of PriceCostco was a range of illustrative high and low per share values for Price Enterprises and the implied per share premium in the Exchange Offer based on such illustrative values as compared to the per share price of PriceCostco Common Stock at July 14, 1994 of $14.75 (assuming 27 million shares of Price Enterprises Common Stock outstanding and a one-for-one exchange ratio). See "THE TRANSACTION -- Background of the Transaction" and "-- Analysis of Financial
Advisors of PriceCostco." While believing that some premium to tendering stockholders is included in the exchange ratio, the Board did not quantify any such premium, recognizing that it could not do so since the range of prices at which Price Enterprises Common Stock may trade cannot be predicted. See "Special Considerations with Respect to Price Enterprises -- Market Uncertainties with Respect to Price Enterprises Common Stock."



____PriceCostco has recorded an estimated loss on disposal of its discontinued operations (the non-club real estate segment); the actual loss will be determined following consummation of the Exchange Offer. For purposes of recording such estimated loss, PriceCostco assumed, among other things, a per share price of Price Enterprises Common Stock of $15.25 (the closing sales price of PriceCostco Common Stock on October 24, 1994). Such actual loss will be determined based, in part, on the unaudited pro forma book value per share of Price Enterprises Common Stock of $21.27. See "THE TRANSACTION -- Anticipated Accounting Treatment." The $6.02 difference between such amounts is attributable to a combination of factors. These factors include an expectation that Price Enterprises may trade at a discount from its book value as well as a belief by the PriceCostco Board that some premium to tendering stockholders is included in the exchange ratio, as described above. Neither the assumed per share price, nor the unaudited pro forma book value per share, of Price Enterprises Common Stock set forth above should be viewed as a substitute for the trading price of Price Enterprises Common Stock or as an indicator of any premium that may be realized by tendering stockholders; the prices at which Price Enterprises Common Stock may trade cannot be predicted. See "Special Considerations with Respect to Price Enterprises -- Market Uncertainties with Respect to Price Enterprises Common Stock."



____NO ASSURANCES CAN BE GIVEN THAT PRICE ENTERPRISES COMMON STOCK WILL TRADE AT PRICES IN EXCESS OF THE PER SHARE PRICE OF PRICECOSTCO COMMON STOCK AT THE EXPIRATION DATE OF THE EXCHANGE OFFER OR THAT PRICE ENTERPRISES COMMON STOCK WILL NOT TRADE AT PRICES BELOW SUCH PER SHARE PRICE.


    TENDERING AND NONTENDERING STOCKHOLDERS AFFECTED DIFFERENTLY BY THE TRANSACTION

    Holders of shares of PriceCostco Common Stock will be affected by the Transaction regardless of whether such holders tender their shares of PriceCostco Common Stock for exchange pursuant to the Exchange Offer. If the Exchange Offer is not oversubscribed and subject to proration, holders of shares of PriceCostco Common Stock who tender all of their shares for exchange pursuant to the Exchange Offer will no longer have an ownership interest in PriceCostco. See "THE EXCHANGE OFFER -- Terms of the

Exchange Offer." Holders of shares of PriceCostco Common Stock who do not tender any of their shares for exchange pursuant to the Exchange Offer (assuming that some holders of PriceCostco Common Stock do tender their shares pursuant to the Exchange Offer) will have an increased ownership interest in PriceCostco. The magnitude of such increase will depend upon the number of shares of PriceCostco Common Stock tendered pursuant to the Exchange Offer and accepted for exchange by PriceCostco. If the Exchange Offer is fully subscribed (I.E., 27 million shares of PriceCostco Common Stock are tendered and accepted for exchange by PriceCostco), the ownership interest in PriceCostco represented by each outstanding share of PriceCostco Common Stock would be increased from 1/217,824,520 to 1/190,824,520 based upon the shares of PriceCostco Common Stock outstanding on October 31, 1994. In addition, as a result of the Transaction, PriceCostco will no longer own any Price Enterprises Common Stock and will no longer own any significant non-warehouse club real estate, although PriceCostco will retain 49% of the outstanding equity securities or interests, as the case may be, of each of the Subsidiary Corporations.


    TAX TREATMENT OF THE TRANSACTION

    Although PriceCostco and Price Enterprises will receive an opinion of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps") to the effect that, although the matter is not entirely free from doubt, the Transaction should qualify as a tax-free distribution for Federal income tax purposes to PriceCostco, Price Enterprises and the stockholders who receive Price Enterprises Common Stock, such opinion will not be binding on the Internal Revenue Service ("IRS"). To qualify for tax-free treatment, the Transaction must satisfy a number of legal requirements, some of which are inherently factual and subject to differing interpretations. If the IRS were to assert successfully that the Transaction did not qualify for tax-free treatment, the receipt of Price Enterprises Common Stock in the Transaction would be a taxable transaction for Federal income tax purposes and for other tax purposes as well. See "THE TRANSACTION -- Certain Federal Income Tax Consequences."

SPECIAL CONSIDERATIONS WITH RESPECT TO PRICE ENTERPRISES

    MARKET UNCERTAINTIES WITH RESPECT TO PRICE ENTERPRISES COMMON STOCK


    There is no existing market for Price Enterprises Common Stock. Although Price Enterprises has applied for quotation of Price Enterprises Common Stock on The Nasdaq Stock Market's National Market, no assurance can be given that an active trading market for Price Enterprises Common Stock will develop. Prices at which Price Enterprises Common Stock may trade cannot be predicted. Nothing herein should be construed to suggest that the trading price of PriceCostco Common Stock at any point in time may be used as a substitute for the trading price of Price Enterprises Common Stock. The prices at which the shares of Price Enterprises Common Stock will trade will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Price Enterprises Common Stock, investor perception of Price Enterprises and the industries in which Price Enterprises operates, as well as general economic and market conditions.


    If a significant number of holders of PriceCostco Common Stock who receive shares of Price Enterprises Common Stock in the Transaction sell or attempt to sell such shares contemporaneously on the open market, the market price for Price Enterprises Common Stock in the short term could be adversely affected.

    POSSIBLE CONTROL OF PRICE ENTERPRISES BY CERTAIN STOCKHOLDERS


    Each of Robert E. Price, who is the Chairman of the Board, President and Chief Executive Officer of Price Enterprises, and Sol Price, a founder of Price, significant stockholder of PriceCostco and the father of Robert E. Price, has informed PriceCostco that, while not agreeing to tender all shares of PriceCostco Common Stock beneficially owned by him in the Exchange Offer, he currently intends to tender substantially all such shares, so long as, prior to the consummation of the Exchange Offer, there does not occur any event which materially impairs the assets or business of Price Enterprises.



    If Robert E. Price and Sol Price each tenders all of the shares of PriceCostco Common Stock he beneficially owns for exchange pursuant to the
Exchange  Offer,  and   the  Exchange   Offer  is  fully   subscribed  but   not
oversubscribed and subject to proration (I.E., 27 million shares of PriceCostco Common Stock are tendered and accepted for exchange by PriceCostco) or the Exchange Offer is undersubscribed and the
remaining   shares  of  Price  Enterprises   Common  Stock  are  distributed  to
PriceCostco stockholders, then, in each case, Messrs. Price would beneficially own an aggregate of 11,164,589 shares of Price Enterprises Common Stock, or approximately 41.3% of the shares of Price Enterprises Common Stock outstanding immediately after consummation of the Exchange Offer. If 21.6 million shares of PriceCostco Common Stock are tendered and accepted for exchange by PriceCostco, each of Robert E. Price and Sol Price tenders all of the shares of PriceCostco Common Stock he beneficially owns for exchange pursuant to the Exchange Offer and Price Enterprises purchases the remaining 5.4 million shares of Price Enterprises Common Stock owned by PriceCostco, as described in "THE TRANSACTION
- -- The Distribution," then Messrs. Price would beneficially own approximately 51.7% of the shares of Price Enterprises Common Stock outstanding immediately
after   consummation  of  the   Exchange  Offer.  See   "SECURITY  OWNERSHIP  --
PriceCostco." In such cases, these stockholders would effectively control the outcome of all matters submitted to Price Enterprises' stockholders for approval, including the election of directors. In addition, such ownership could discourage acquisition of Price Enterprises Common Stock by potential investors, and could have an anti-takeover effect, possibly depressing the trading price of Price Enterprises Common Stock. Moreover, in light of the limited number of shares of Price Enterprises Common Stock that may be held by stockholders other than Robert Price and Sol Price under such scenarios, there can be no assurance that an active public market for Price Enterprises Common Stock will develop or continue after the Closing Date.


    LACK OF INDEPENDENT OPERATING HISTORY; RELIANCE ON PRICECOSTCO

    Price Enterprises is a newly formed corporation with no independent operating history. Although the real estate operations of Price Enterprises have been historically operated as a separate division of Price, prior to the Merger, and of PriceCostco, subsequent to the Merger, the real estate and other operations transferred to Price Enterprises have neither been operated as a stand-alone business nor conducted without the benefit of the financial and other resources of Price or PriceCostco. There can be no assurance that Price Enterprises will not encounter financial, managerial or other difficulties as a result of its lack of independent operating history or inability to continue to rely on the financial and other resources of PriceCostco.


    Following the consummation of the Transaction, Price Enterprises will continue to rely to a substantial extent on its relations with PriceCostco in pursuing its investments in the Quest interactive electronic shopping business and its Mexico and international warehouse club ventures through the Subsidiary Corporations. Pursuant to operating agreements (the "Operating Agreements") entered into on the Transfer Closing Date among Price Enterprises, PriceCostco, Price and each of the Subsidiary Corporations (which are described in "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES"), the Subsidiary Corporations will rely upon PriceCostco for certain buying and technological support, training and other services and, with respect to Quest, space in certain PriceCostco warehouse clubs for Quest kiosks and the staffing of such kiosks. The Operating Agreements have a five-year term and cannot be extended without the agreement of both PriceCostco and Price Enterprises. Although PriceCostco, as a 49% stockholder of each of the Subsidiary Corporations (or the owner of a 49% interest, in the case of Mexico Clubs), will have an incentive to foster the financial prospects of the Subsidiary Corporations and to cooperate with Price Enterprises with respect to the Subsidiary Corporations, there can be no assurance that disputes will not arise between PriceCostco and Price Enterprises with respect to their ongoing business dealings, which could adversely impact the service and support received by Price Enterprises, or that PriceCostco will continue to provide the services and support provided for in the Operating Agreements following the expiration of the five-year term. To the extent that PriceCostco determines that a business being pursued by Price Enterprises, such as the Quest business (which has not yet generated earnings), is not worthy of further investment and support, PriceCostco may cease to provide service and support for the business after the expiration of the term of the Operating Agreements, which could materially and adversely affect the viability of such business.


    RISKS ATTENDANT TO MEXICO BUSINESS


    Price Enterprises owns a 51% interest in Mexico Clubs, which indirectly owns a 50% interest in Price Club de Mexico, S.A. de C.V. ("Price Club Mexico"), a joint venture with Controladora Comercial Mexicana, S.A. de C.V. ("Comercial Mexicana"), which owns and operates ten Price Club warehouse clubs in Mexico as of October 31, 1994. Mexico Clubs may also provide certain buying services to Price Club Mexico.

    As described under "THE TRANSACTION -- Background of the Transaction," Price Enterprises, PriceCostco and Comercial Mexicana have engaged in discussions regarding a possible transaction pursuant to which Comercial Mexicana or a third party would purchase the 50% interest in Price Club Mexico owned indirectly by Mexico Clubs. Based on the discussions to date, Price Enterprises and PriceCostco believe that if any such purchase occurs, it would most likely involve payment for the 50% interest in Price Club Mexico in a combination of cash, promissory notes or stock or other securities. However, as of the date of this Offering Circular/Prospectus, no agreement, preliminary or otherwise, has been reached with Comercial Mexicana regarding such proposed purchase. ALTHOUGH PRICE ENTERPRISES AND PRICECOSTCO CURRENTLY ANTICIPATE THAT DISCUSSIONS REGARDING SUCH PROPOSED PURCHASE WILL CONTINUE, NO ASSURANCES CAN BE GIVEN THAT ANY AGREEMENT WILL BE REACHED REGARDING SUCH A PURCHASE BY COMERCIAL MEXICANA OR SUCH THIRD PARTY OR, IF SUCH AN AGREEMENT IS REACHED, THE TERMS OF ANY SUCH PURCHASE.



    Pursuant to an Agreement to form a Corporate Joint Venture, dated June 21, 1991, between Price, Price Venture Mexico, a California corporation ("Primex"), and Comercial Mexicana (the "Joint Venture Agreement"), if the Board of Directors of Price Club Mexico becomes deadlocked over, or because of a lack of a quorum or related majority is unable to act upon, any matter, and if Commercial Mexicana and Primex are unable to reach an agreement within 30 days thereof, then the Joint Venture Agreement will be terminated, and one of the parties' interest in Price Club Mexico will be sold to the other party, as described under "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Mexico Clubs -- The Joint Venture Agreement." In addition, for a period of 90 days commencing June 21, 1995, either Primex or Comercial Mexicana may give written notice to the other that it elects to terminate the Joint Venture Agreement, for any reason and without cause, effective as of the ninetieth day following June 21, 1995. Upon any such termination, Price Club Mexico will be dissolved and liquidated. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Mexico Clubs
- --The Joint Venture Agreement."



    Various challenges and risks are attendant to doing business in Mexico, including relatively high real estate prices, a shortage of skilled middle-management employees compared to the United States, foreign currency exchange rate fluctuations, the potential for inflation, an uncertain political situation and a proliferation of competition in the warehouse club and general retail businesses. In addition, Price Club Mexico has substantial investments in real estate in Mexico. Any downturn in the Mexico real estate market or other adverse developments would adversely affect the value of such investments. A substantial portion of the products sold by Price Club Mexico is imported from the United States and abroad. Any disruption in the transfer of goods to Mexico from foreign countries could have an adverse effect on Price Club Mexico. There can be no assurance that some or all of these risks will not adversely impact the business and operations of Mexico Clubs in the future. Total sales by Price Club Mexico were $93 million and $255 million in calendar years 1992 and 1993, respectively, and total sales for calendar year 1994 are expected to exceed total sales in such prior years. Price Club Mexico was profitable in each of the calendar years 1992 and 1993, and is expected to be profitable in calendar year 1994. While total sales by Price Club Mexico for 1995 are expected to increase, as compared to total sales for calendar year 1994, and Price Club Mexico is budgeted to be profitable in calendar year 1995, comparable sales trends for the last three months (based on sales at warehouse locations open for more than one year) have declined. Price Enterprises believes that such decline is due to, among other things, cannibalization in Mexico City, increased levels of competition and a slowdown in the Mexican economy. The foregoing is not intended as a projection by Price Enterprises or PriceCostco of actual results of operations of Price Club Mexico for calendar year 1994 or 1995. The actual results of operations of Price Club Mexico for such period may be significantly more favorable or less favorable than as set forth above and should not be relied upon or regarded as a representation as to actual results of operations.


    RISKS ATTENDANT TO INTERNATIONAL BUSINESSES

    Price Enterprises owns 51% of the outstanding capital stock of Price Global, which, among other things, owns all of the outstanding capital stock of Club Merchandising, Inc., an export and import company ("CMI"), and has the right to develop Club Businesses (as hereinafter defined) in the Specified Geographical Areas (as hereinafter defined). Various risks are attendant to international business operations, including foreign currency exchange rate fluctuations, the potential for inflation, uncertain political situations and a proliferation of global competition. In addition, any disruption or impediment to the transfer of goods into foreign countries from the United States and elsewhere could have a material adverse effect on Price Global. There can be no assurance that some or all of these risks will not have a material adverse effect on the business and operations of Price Global in the future.

    RISKS ATTENDANT TO QUEST


    Price Enterprises owns 51% of the outstanding capital stock of Price Quest. The Quest interactive electronic shopping business is a developing business, which was commenced by Price in 1992 and has incurred operating losses from its commencement to present. Quest utilizes a computer shopping terminal, historically located in certain PriceCostco warehouse clubs, which allows customers to browse and purchase products through an electronic catalogue of goods and services. The growth and viability of Quest will depend, in part, on the acceptance of such shopping technology by consumers. In addition, the Quest kiosk electronic interface and supporting software system are subject to ongoing research and development. There can be no assurance that Price Enterprises will have the technological and financial resources to complete such development. Although Quest kiosks are presently installed at 38 PriceCostco warehouse clubs, Quest technology has not yet been implemented on a broad basis. There can be no assurance that Price Enterprises will successfully complete the wide-scale implementation of Quest. In addition, Federal copyright laws could limit the availability of certain products on Quest kiosks in the future.


    PRICE ENTERPRISES LIQUIDITY AND CAPITAL RESOURCES

    Price Enterprises will require substantial capital to pursue its business strategy, as described in "PRICE ENTERPRISES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES." Although management of Price Enterprises believes it has sufficient available sources of funds to finance its expected capital expenditures, there can be no assurance that economic conditions, unforseen capital expenses or delays in the divestiture of certain real properties will not adversely impact Price Enterprises' ability to pursue its business strategy.

    There can be no assurance that Price Enterprises and/or the Subsidiary Corporations will not encounter capital requirements in excess of those currently anticipated. Likewise, there can be no assurance that the planned real estate sales will be completed by the expected dates, if at all, or that the proceeds of the sales will be fully realized, or that unforseen financial
difficulties  of  Price  Enterprises'  commercial  property  tenants  will   not
adversely   impact  cash  flow  from   real  property  rentals.  Although  Price
Enterprises believes it will be able to fund any capital requirements through its revolving credit facility with PriceCostco (see "CERTAIN RELATED AGREEMENTS
- -- Advance Agreement"), that facility expires six months following consummation of the Exchange Offer, and Price Enterprises does not currently have any arrangements in place to provide a source of working capital funding after the facility expires. If Price Enterprises were to experience a shortfall in available cash as a result of these or any other matters, it could be forced to delay completion of construction with respect to certain existing real estate projects and/or curtail its investments in the Subsidiary Corporations.

    COMPETITION WITH RESPECT TO THE SUBSIDIARY CORPORATIONS

    Price Enterprises believes that competitive pressures in the Mexico retail market and other international markets will continue to increase. Price Quest competes directly or indirectly with most merchandising businesses, other discount retailers (including PriceCostco warehouse clubs), catalogue and other direct marketing sales, televised home shopping, travel agency services, traditional residential real estate brokers, other affinity buying services and similar interactive kiosks that are or may be operated by other retailers. Price Enterprises believes that, as further advances in computer technology are made and as more interactive computer-based services become available to consumers in the home and retail environments, competitive pressures on Price Quest will intensify.

    The Subsidiary Corporations may also face competition from PriceCostco in the future. Pursuant to the Operating Agreements, PriceCostco has agreed to refrain from competing with the Subsidiary Corporations in certain respects for a period of five years. There can be no assurance that, after the termination of the Operating Agreements, PriceCostco will not elect to pursue businesses competitive with Price Enterprises or the Subsidiary Corporations.

    NOTES RECEIVABLE


    Price Enterprises holds the City Notes (as hereinafter defined). Repayment of each City Note by the relevant municipality is generally made based on that municipality's allocation of sales tax revenues generated by retail businesses located on a particular property associated with such City Note. Under the terms of most of the City Notes, the unpaid balance of the note is forgiven at its maturity date. In part as a result of the recent recession, sales tax revenues generated by the retail businesses located on the properties associated with the City Notes have declined in recent years. Consequently, there can be no assurance that the full book value of the City Notes will be repaid by their maturity.



    Price Enterprises also owns the Atlas Note, which is collateralized by a hotel and convention center property. The Atlas Note matured on May 8, 1994. The borrower has not repaid the principal amount and otherwise has been and is currently in violation of certain of its debt covenants. Price Enterprises has agreed to forbear its foreclosure rights pending consummation of a restructuring of the debt obligations, which is expected to occur by mid-December 1994. There can be no assurance that the loan restructuring will be consummated. In the event a restructuring cannot be consummated, Price Enterprises has retained its foreclosure rights under the Atlas Note. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Real Estate Business -- City Notes and Atlas Note."


    POTENTIAL CONFLICTS OF INTEREST


    Historically, The Price REIT, Inc. (the "REIT") has performed property management services for certain properties held by Price Enterprises. It is anticipated that Price Enterprises will continue such arrangements with the REIT. There are no understandings or agreements to purchase or sell properties between Price Enterprises and the REIT. However, there have been preliminary discussions between representatives of the REIT and Price Enterprises regarding possible transactions between the companies in the future. Price Enterprises intends to continue to explore and study these possible transactions, including the possibility of entering into joint ventures or other synergistic transactions with the REIT. Sol Price is the Chairman of the Board of the REIT and has beneficial ownership through various family and charitable trusts of approximately 9% of the Class B Common Stock of the REIT. Certain other officers, directors and principal stockholders of the REIT may become directors, officers or principal stockholders of Price Enterprises. In such case, these persons would face conflicts of interest in determining how to allocate real estate investment opportunities between Price Enterprises and the REIT and in connection with any transactions between Price Enterprises and the REIT. Price Enterprises and the REIT have not determined how such conflicts, if any, in allocating real estate investment opportunities between them will be resolved. Any transactions between Price Enterprises and the REIT will be subject to the approval of an independent committee of the Board of Directors of Price
Enterprises, comprised of directors who are not officers, directors or stockholders of the REIT. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Real Estate Business -- Relationship with The Price REIT."


    DEPENDENCE ON KEY PERSONNEL

    Price Enterprises is dependent on the efforts of its executive management team. While Price Enterprises believes that it could find replacements for these key personnel, the loss of their services could have a temporary adverse effect on the operations of Price Enterprises. Some, but not all, of these officers have entered into employment agreements with Price Enterprises. See "MANAGEMENT OF PRICE ENTERPRISES -- Compensation of Executive Officers." Price Enterprises has not purchased "key man" insurance with respect to any members of its executive management team and does not anticipate purchasing such insurance in the future.

SPECIAL CONSIDERATIONS WITH RESPECT TO PRICE ENTERPRISES' REAL ESTATE
INVESTMENTS

    ECONOMIC PERFORMANCE AND VALUE OF RETAIL CENTERS DEPENDENT ON MANY FACTORS

    Real property investments are subject to varying degrees of risk. The economic performance and value of real estate can be affected by changes in the national, regional and local economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, the ability of the owner to provide adequate maintenance and insurance and increased operating costs. Owners of retail centers, such as Price
Enterprises, must monitor the conditions of their properties and continually evaluate the need to remodel or upgrade their properties. In addition, real estate values can be affected by such factors as government regulations and changes in real estate, zoning or tax laws, interest rate levels, availability of financing and potential liability under environmental and other laws.

    DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY; RELIANCE UPON KEY TENANTS

    As a substantial portion of Price Enterprises' income is derived from rental income from real property, Price Enterprises' income would be adversely affected if a significant number of Price Enterprises' lessees were unable to meet their obligations to Price Enterprises or if Price Enterprises was unable to lease a significant amount of space in its retail centers on economically favorable lease terms. In the event of default by a lessee, Price Enterprises could experience delays in enforcing its rights as lessor and could incur substantial costs in protecting its investment. Price Enterprises' four largest tenants account for approximately 42.3% of its total base rent revenues, and, therefore, Price Enterprises is substantially dependent upon the financial stability of such tenants. The bankruptcy or insolvency of a major tenant may have a material adverse effect on the retail centers affected and the income produced by such properties. A bankruptcy or insolvency of one or more of its four major tenants could have a material adverse impact on Price Enterprises' results of operations. To Price Enterprises' knowledge, none of its major tenants is currently in bankruptcy or insolvent.

    ILLIQUIDITY OF REAL ESTATE INVESTMENTS

    Price Enterprises' equity real estate investments are relatively illiquid and therefore tend to limit the ability of Price Enterprises to vary its portfolio promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, Price Enterprises' income and cash flow would be adversely affected.

    ECONOMIC CONDITIONS

    Although inflation and other economic conditions could cause base rents under Price Enterprises' long-term leases to be less than prevailing market rates, most of Price Enterprises' leases are triple net leases which require tenants to pay their share of operating expenses, including common area maintenance, real estate taxes, insurance and promotion, thereby reducing exposure to increases in costs and operating expenses resulting from inflation.

    Many regions of the United States, including Southern California and parts of the Northeastern United States, where a significant portion of Price Enterprises' properties are located, have experienced an economic recession, and if such recession were to continue, it could adversely affect the performance of Price Enterprises' tenants and the value of its properties.

    COMPETITION IN THE REAL ESTATE INDUSTRY


    Price Enterprises competes for tenants in its retail shopping centers primarily on the basis of customer traffic generated by its national and regional retail anchor tenants, such as Price Club, The Home Depot and The Sports Authority. Price Enterprises also attracts smaller tenants by offering desirable locations and competitive lease terms. The closing or relocation of any anchor tenant could have a material adverse effect on the operation of the shopping center. In addition, the closing or relocation by PriceCostco of its warehouse club operations at certain of Price Enterprises' properties could trigger provisions in leases of certain tenants at those properties which would allow such tenants to terminate their leases prior to the current lease expiration date.

    Price Enterprises competes with a wide variety of corporate and individual real estate developers and real estate investment trusts which have investment objectives similar to those of Price Enterprises and which may have greater resources and longer operating histories than Price Enterprises.

    UNINSURED LOSS

    Each of Price Enterprises' properties is covered by comprehensive liability, fire, flood, extended coverage and rental loss insurance, with policy specifications and insured limits customarily carried for similar properties.
Price Enterprises believes that its properties are adequately insured in accordance with industry standards. A substantial number of Price Enterprises' properties are located in California, which is generally subject to regular seismic activity that could damage or destroy these properties. Such properties are not currently insured in respect of earthquake losses, as the insurance against such losses, in the opinion of Price Enterprises' management, is not currently available on commercially reasonable terms. Should an uninsured loss occur, Price Enterprises could lose invested capital in, and anticipated profits from, the property.

    LIABILITIES FOR ENVIRONMENTAL MATTERS

    Price Enterprises' ownership of real estate could subject Price Enterprises to certain environmental liabilities. There are certain sites among the real properties owned by Price Enterprises with known environmental liabilities, including certain other sites located in areas of current or former industrial activity where environmental contamination may have occurred. Even if not currently known, Price Enterprises subsequently could discover potential environmental liabilities arising from its sites or from neighboring facilities. In addition, undeveloped sites may be affected by regulations enacted to protect sensitive environmental resources, including threatened and endangered species and wetlands, so as to restrict Price Enterprises' development and/or diminish the value of those sites. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Real Estate Business -- Environmental Matters." Price Enterprises has agreed to indemnify PriceCostco for all of PriceCostco's environmental liabilities arising out of PriceCostco's prior ownership and/or operation of the real property transferred to Price Enterprises. However, PriceCostco has agreed to indemnify and hold Price Enterprises harmless in respect of one-half of all environmental liabilities relating to the property located in Phoenix, Arizona and known as the Phoenix (Fry's) site. See "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Indemnification."

                                THE TRANSACTION

GENERAL


    PriceCostco intends to implement a spin-off reorganization pursuant to the terms and conditions of an Amended and Restated Agreement of Transfer and Plan of Exchange, dated as of November 14, 1994 (the "Transfer and Exchange Agreement"), by and between PriceCostco and Price Enterprises. For a description of the Transfer and Exchange Agreement, see "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE."



    The transactions contemplated by the Transfer and Exchange Agreement are referred to herein as the "Transaction." The date and time of the closing of the transactions contemplated by the Transfer and Exchange Agreement, other than those actions that were taken and transactions that were consummated as of the Transfer Closing Date (as hereinafter defined), are referred to herein as the "Closing Date." It is anticipated that the Closing Date will occur on the date immediately following the expiration of the Exchange Offer, or if such date is not a business day, on the next business day thereafter.


THE EXCHANGE OFFER

    Pursuant to the Transfer and Exchange Agreement and upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the accompanying Letter of Transmittal, PriceCostco is offering to exchange one share of Price Enterprises Common Stock for each share of PriceCostco Common

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

Stock, up to a maximum of 27 million shares of Price Enterprises Common Stock. If more than 27 million shares of PriceCostco Common Stock are validly tendered and not withdrawn in the Exchange Offer prior to the Expiration Date, then, upon the terms and subject to the conditions set forth in this Offering Circular/ Prospectus and the Letter of Transmittal, PriceCostco will accept 27 million shares for exchange on a pro rata basis, and shares of Price Enterprises Common Stock will be exchanged therefor. For a description of certain actions to be taken in the event that fewer than 27 million shares of PriceCostco Common Stock are tendered in the Exchange Offer, see "The Distribution" below. The Exchange Offer is not conditioned upon any minimum number of shares of PriceCostco Common Stock being tendered for exchange. The Exchange Offer is, however, subject to certain other conditions described under "THE EXCHANGE OFFER -- Conditions to the Exchange Offer."


TRANSACTIONS UNDERTAKEN PRIOR TO THE EXCHANGE OFFER

    THE TRANSFER OF ASSETS TO PRICE ENTERPRISES

    Pursuant to the Transfer and Exchange Agreement, as of August 28, 1994 ("the Transfer Closing Date"), PriceCostco caused to be transferred, or, in certain cases, will cause to be transferred (the "Transfer"), to Price Enterprises the following assets (the "Transferred Assets"):

           (i) certain commercial real estate specified in the Transfer and Exchange Agreement which was not integral to PriceCostco's merchandising operations;

           (ii) the net proceeds from the sale of certain commercial real estate (such real estate, together with the real estate described in the foregoing clause (i), the "Commercial Properties") occurring on or after June 1, 1994 and prior to the transfer of the Commercial Properties to Price Enterprises;

           (iii) the commercial real estate comprising PriceCostco's warehouse club facilities at Pentagon City in Arlington,Virginia; Wayne, New Jersey; Westbury, New York; and Morena Boulevard in San Diego, California (including fixtures permanently attached to such structures, but excluding inventory, furniture, trade fixtures and equipment) (the "Warehouse Properties");

           (iv) the commercial real estate known as 4455 and 4649 Morena Boulevard, San Diego, California (the "San Diego Property" and, together with the Commercial Properties and the Warehouse Properties, the "Real Properties"), and certain furniture, fixtures and equipment located at the San Diego Property;

           (v) a note in the principal amount of $41 million made by Atlas Hotels, Inc. secured by a hotel and convention center property located in San Diego, California (the "Atlas Note");


           (vi) notes receivable with an aggregate book value as of August 28, 1994 of approximately $32 million, which were originally made and delivered by various governmental agencies in connection with the financing of the development of certain warehouse club and adjacent sites (the "City Notes");



           (vii) 51% of the outstanding capital stock of each of the Subsidiary Corporations (as described under "The Transfer of Assets to the Subsidiary Corporations" below); and


           (viii) all claims, rights, entitlements and causes of action of PriceCostco and its subsidiaries in respect of the assets described in clauses (i) through (vii) above (other than any such claims, rights, entitlements and causes of actions arising out of the Retained Liabilities (as hereinafter defined)).


    As of the date of this Offering Circular/Prospectus, commercial real estate representing approximately 34% of the book value of the Real Properties remains to be transferred from PriceCostco to Price Enterprises. The Transfer and Exchange Agreement specifies the actions to be taken if PriceCostco is unable to transfer any of the Real Properties to Price Enterprises on or prior to February 25, 1995. See "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Transfer of Assets; Assumption of Liabilities."

    In consideration for the Transfer, Price Enterprises (i) issued to Price, a subsidiary of PriceCostco, 27 million shares of Price Enterprises Common Stock, which constitute all of the outstanding shares of Price Enterprises Common Stock; (ii) assumed (x) all liabilities and obligations of PriceCostco and its subsidiaries relating to or arising out of the Transferred Assets and that arise out of events occurring at or after the Transfer Closing Date, (y) all liabilities and obligations relating to or arising in respect of Materials of Environmental Concern (as hereinafter defined) and violations or purported violations of Environmental Laws (as hereinafter defined) that relate to or arise out of the Real Properties and that arise out of events occurring prior to, at or after the Transfer Closing Date and (z) all costs to complete construction of the Commercial Properties incurred after June 1, 1994, as set forth in the Transfer and Exchange Agreement (the "Assumed Construction Costs"); and (iii) made all other deliveries required to be made by Price Enterprises pursuant to the Transfer and Exchange Agreement. See "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Transfer of Assets; Assumption of Liabilities -- Consideration for Transfer."


    In connection with the Transaction, on the Transfer Closing Date PriceCostco and Price Enterprises entered into a revolving credit agreement (the "Advance Agreement") pursuant to which PriceCostco has agreed to advance to Price Enterprises up to a maximum of $85 million (reduced by an amount equal to the net proceeds from the sale of any of the Commercial Properties between the Transfer Closing Date and the Closing Date) from time to time during the period from the Transfer Closing Date until six months following the earlier of (i) the Closing Date and (ii) the date on which Price Enterprises Common Stock is distributed to holders of PriceCostco Common Stock. As of October 31, 1994, the outstanding principal balance under the Advance Agreement was $7,796,000. For a description of the Advance Agreement, see "CERTAIN RELATED AGREEMENTS -- Advance Agreement."


    THE TRANSFER OF ASSETS TO THE SUBSIDIARY CORPORATIONS


    PriceCostco and Price Enterprises have caused to be formed Mexico Clubs, of which Price and Price Enterprises own 49% and 51% interests, respectively. PriceCostco has caused to be formed Price Global and Price Quest. PriceCostco has caused to be conveyed, assigned, transferred and delivered to:



           (i) Mexico Clubs (A) all shares of capital stock of Primex, owned, directly or indirectly, by PriceCostco, (B) all other noncurrent assets of PriceCostco and its subsidiaries specifically related to the conduct of business in Mexico and (C) certain other assets (such assets, collectively, the "Mexico Assets"); PROVIDED, HOWEVER, that the term "Mexico Assets" does not include (x) the Joint Venture Agreement, (y) any right, title or interest in or to the names "Price Club," "Price Club Costco" or "Price Costco" and
       (z) any computer software;


           (ii) Price Global (A) the right to develop Club Businesses in the Specified Geographical Areas (other than Mexico), (B) all shares of capital stock of CMI owned, directly or indirectly, by PriceCostco (the "CMI Stock"), (C) all right, title and interest in and to, or, in certain cases, a long-term license to use, the names "Price Club," "Price Club Costco" and "Price Costco" in each of the Specified Geographical Areas (other than Mexico) and (D) all other noncurrent assets of PriceCostco and its subsidiaries (other than those included in CMI) specifically related to the conduct of business in the Specified Geographical Areas (such assets, collectively, the "International Assets"); and

           (iii) Price Quest (A) all of the noncurrent assets of PriceCostco or any of its subsidiaries specifically related to the business and operations then conducted by PriceCostco through its Quest interactive electronic shopping business, together with Price Club Travel, Price Club Realty and the Price Club automobile advertising/referral business (collectively, the "Quest Business"), (B) all right, title and interest, if any, of

       PriceCostco or any of its subsidiaries to, or, in certain cases, a long-term license to use, the names "Price Club Quest" and "Quest" and (C) certain other assets (such assets, collectively, the "Quest Assets").



Each of Price Global and Price Quest have issued 100 shares of its common stock to Price, which constitutes all of the outstanding capital stock of each such Subsidiary Corporation. As of the Transfer Closing Date, PriceCostco caused to be transferred to Price Enterprises as a part of the Transferred Assets 51 shares of common stock of each of Price Global and Price Quest, representing 51% of the outstanding capital stock of each such Subsidiary Corporation.


    As used in the Transfer and Exchange Agreement and in this Offering Circular/Prospectus "Club Business" means any merchandising activity utilizing 70,000 square feet or more in a single location, operated with membership and selling food and non-food items through a central checkout; and "Specified Geographical Areas" means Australia, New Zealand, the Northern Marianas Islands (including Guam and Saipan), the Republic of Panama, those Central American countries situated north of the Republic of Panama and south of Mexico, Mexico and those islands situated in the Western Hemisphere north of the Equator and lying within a certain geographical area in the Gulf of Mexico and the Atlantic Ocean, as specified in the Transfer and Exchange Agreement (including Bermuda but excluding Puerto Rico and any portion of the United States (other than the U.S. Virgin Islands) or Canada lying within such geographical area).

THE DISTRIBUTION

    The terms of the Transfer and Exchange Agreement provide that if the number of shares of PriceCostco Common Stock validly tendered in the Exchange Offer by holders of PriceCostco Common Stock is less than 21.6 million, the Board of Directors of PriceCostco will accept such validly tendered shares for exchange and will distribute the remaining shares of Price Enterprises Common Stock pro rata to PriceCostco stockholders. The distribution will be payable to holders of record of shares of PriceCostco Common Stock as of a date no more than 20 business days after the Closing Date (the "Distribution Record Date"), and, with respect to each share of PriceCostco Common Stock, will consist of a portion of a share of Price Enterprises Common Stock equal to a fraction, the numerator of which is the number of shares of Price Enterprises Common Stock owned by PriceCostco following termination or consummation of the Exchange Offer and the denominator of which is the number of shares of PriceCostco Common Stock outstanding on the Distribution Record Date (the "Distribution Fraction").


    If the Exchange Offer is consummated and the number of shares validly tendered by holders of PriceCostco Common Stock is greater than 21.6 million, but less than 27 million, PriceCostco will accept such validly tendered shares for exchange and will, at its option, take one of the following actions: (i) the Board of Directors of PriceCostco will cause to occur a distribution on each share of PriceCostco Common Stock payable to holders of record of shares of PriceCostco Common Stock as of the Distribution Record Date, such distribution to consist of a portion of a share of Price Enterprises Common Stock equal to the Distribution Fraction; or (ii) on the thirtieth business day following the Closing Date, PriceCostco shall sell to Price Enterprises all shares of Price Enterprises Common Stock owned by PriceCostco following consummation of the Exchange Offer, and Price Enterprises shall be required to purchase such shares by delivering in exchange therefor a promissory note (the "Promissory Note"). In such event, PriceCostco currently intends to sell such shares to Price Enterprises in exchange for a promissory note. Any such sale will be at a price per share equal to the average of the closing sales price of Price Enterprises Common Stock for the 20 trading days commencing on the sixth trading day following the Expiration Date (or, if Price Enterprises Common Stock does not trade on any such day, the average of the high bid and low asked price per share on such day), which right of PriceCostco to so sell shall be exercised by delivering written notice to Price Enterprises within 20 business days after the Closing Date specifying (A) the number of shares of Price Enterprises Common Stock owned by PriceCostco and (B) that PriceCostco desires to sell such shares to Price Enterprises. Principal on the Promissory Note will be payable two years following the earlier of (i) the Closing Date and (ii) the date on which Price Enterprises Common Stock is distributed to holders of PriceCostco Common Stock. Accrued interest will be payable monthly on unpaid principal at an annual rate equal to either (x) the 90-day LIBOR rate plus 15 basis points, adjusted quarterly, or (y) the two-year U.S. Treasury Bill rate plus 50 basis points, as selected by Price Enterprises at the time of borrowing. The obligations of Price Enterprises under the Promissory Note will be secured by a first priority security interest in the shares of Price Enterprises Common Stock sold to Price Enterprises by PriceCostco pursuant to a security and pledge agreement entered into by PriceCostco and Price Enterprises concurrently with the delivery of the Promissory Note (the "Security and Pledge Agreement").

    No certificates or scrip for fractional shares of Price Enterprises Common Stock shall be issued in any distribution of such shares as set forth above, and no dividend or other distribution, stock split or interest with respect to shares of Price Enterprises Common Stock shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of such fractional shares, each holder of shares of PriceCostco Common Stock who would otherwise have been entitled to a fraction of a share of Price Enterprises Common Stock shall receive a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Price Enterprises Common Stock on The Nasdaq Stock Market's National Market (or on such other quotation service or exchange as Price Enterprises Common Stock shall be quoted or listed), during the ten trading days immediately following the date of distribution of shares of Price Enterprises Common Stock by PriceCostco.

    Any distribution by PriceCostco of shares of Price Enterprises Common Stock to holders of PriceCostco Common Stock, as described above, is referred to herein as the "Distribution."

OTHER ACTIONS TO BE TAKEN IN CONNECTION WITH THE TRANSACTION


    At or prior to the Closing Date, (i) the Certificate of Incorporation of Price Enterprises will be amended to read in its entirety as set forth in Annex III (see "PRICE ENTERPRISES' CERTIFICATE OF INCORPORATION AND BYLAWS"); (ii) the Bylaws of Price Enterprises will be amended to read in their entirety as set forth in Annex IV (see "PRICE ENTERPRISES' CERTIFICATE OF INCORPORATION AND BYLAWS"); and (iii) the authorized number of directors comprising the Board of Directors of Price Enterprises will be expanded, and the Board of Directors of Price Enterprises, by a majority vote, will fill such newly created directorships. See "MANAGEMENT OF PRICE ENTERPRISES -- Board of Directors of Price Enterprises." At the Closing Date, without any further action on the part of PriceCostco or Price Enterprises, (A) the Bylaws of PriceCostco will be amended to read in their entirety as set forth in Annex V (see "SELECTED INFORMATION WITH RESPECT TO PRICECOSTCO -- Amendment of PriceCostco Bylaws") and
(B) the resignations of all Price Designees from the Board of Directors of PriceCostco, other than Richard M. Libenson and Duane Nelles (which resignations were submitted to the Board of Directors of PriceCostco on July 28, 1994), will become effective. In addition, on the Closing Date certain other transactions contemplated by the Transfer and Exchange Agreement will be effected, all as more fully described in this Offering Circular/Prospectus.


CERTAIN OTHER INFORMATION


    As used herein, the term "Price Designees" means those persons designated by Price in the Agreement and Plan of Reorganization, dated as of June 15, 1993, by and among Costco, Price and PriceCostco, as initial members of the Board of Directors of PriceCostco as of the effective time of the Merger, or their direct or indirect replacements. The current Price Designees on the Board of Directors of PriceCostco are J. Paul Kinloch, Richard M. Libenson, Mitchell G. Lynn, Duane Nelles (who was elected to the PriceCostco Board of Directors on July 28, 1994 following the resignation of Joseph K. Kornwasser), Paul A. Peterson and Robert
E. Price.



    As used herein, the term "Costco Designees" means those persons designated by Costco in the Plan of Reorganization as initial members of the Board of Directors of PriceCostco as of the effective time of the Merger, or their direct or indirect replacements. The current Costco Designees are Jeffrey H. Brotman, Daniel Bernard, Richard D. DiCerchio, Hamilton E. James, John W. Meisenbach and James D. Sinegal.

    As of October 31, 1994, 217,824,520 shares of PriceCostco Common Stock were outstanding. This Offering Circular/Prospectus and the Letter of Transmittal are being sent to persons who were holders of record of PriceCostco Common Stock at
the close of business on November   , 1994.


    As of October 31, 1994, directors and executive officers of PriceCostco and their affiliates, as a group, beneficially owned 11,548,557 shares of PriceCostco Common Stock, representing approximately 5.3% of PriceCostco Common Stock outstanding as of such date. PRICECOSTCO HAS BEEN INFORMED THAT SUCH DIRECTORS AND EXECUTIVE OFFICERS, AS A GROUP, INTEND TO TENDER 3,069,618 SHARES OF PRICECOSTCO COMMON STOCK IN THE EXCHANGE OFFER (INCLUDING 2,790,929 SUCH SHARES BENEFICIALLY OWNED BY ROBERT E. PRICE), WHICH SHARES REPRESENT
APPROXIMATELY 1.4% OF PRICECOSTCO COMMON STOCK OUTSTANDING AS OF OCTOBER 31, 1994. EACH OF ROBERT E. PRICE AND SOL PRICE HAS INFORMED PRICECOSTCO THAT, WHILE NOT AGREEING TO TENDER ALL SHARES OF PRICECOSTCO COMMON STOCK BENEFICIALLY OWNED BY HIM IN THE EXCHANGE OFFER, HE CURRENTLY INTENDS TO TENDER SUBSTANTIALLY ALL SUCH SHARES, SO LONG AS, PRIOR TO THE CONSUMMATION OF THE EXCHANGE OFFER, THERE DOES NOT OCCUR ANY EVENT WHICH MATERIALLY IMPAIRS THE ASSETS OR BUSINESS OF PRICE ENTERPRISES. PRICECOSTCO HAS BEEN INFORMED BY FOURCAR B.V., A SUBSIDIARY OF CARREFOUR S.A. AND THE BENEFICIAL OWNER OF 21,191,301 SHARES OF PRICECOSTCO COMMON STOCK AS OF OCTOBER 31, 1994, THAT FOURCAR B.V. DOES NOT INTEND TO TENDER ANY OF SUCH SHARES IN THE EXCHANGE OFFER.


    The information contained in this Offering Circular/Prospectus with respect to PriceCostco has been supplied by PriceCostco, and the information contained herein with respect to Price Enterprises has been supplied by Price Enterprises.

    The principal executive offices of PriceCostco are located at 10809 120th Avenue NE, Kirkland, Washington 98033. The telephone number at those offices is
(206) 803-8100.

    The principal executive offices of Price Enterprises are located at 4649 Morena Boulevard, San Diego, California 92117. The telephone number at those offices is (619) 581-4600.

BACKGROUND OF THE TRANSACTION

    In the Merger, which occurred in October 1993, Price and Costco each merged with separate, wholly owned subsidiaries of PriceCostco pursuant to which Price and Costco each became a wholly owned subsidiary of PriceCostco. The Merger was structured such that management of PriceCostco would be shared between the former executives of Price and the former executives of Costco. It was agreed in the Merger that PriceCostco would maintain two home offices: the former Price headquarters in San Diego, California and the former Costco headquarters in Kirkland, Washington, and that PriceCostco's Board of Directors would consist of twelve directors, which would include six Price Designees and six Costco Designees. In addition, the terms of the Merger required PriceCostco to establish an Executive Committee of the Board consisting of two Price Designees and two Costco Designees and a Nominating Committee consisting of one Price Designee and one Costco Designee. Following the Merger, oversight and management of PriceCostco's combined warehouse club operations were assigned primarily to the former senior management of Costco, while Price's former senior management was given primary oversight and management of PriceCostco's non-club real estate development, non-warehouse activities such as Quest electronic shopping, business delivery, the Mexican joint venture and various ancillary businesses and Pacific Rim expansion.

    Notwithstanding this division of senior management responsibilities, in the months following the Merger, certain basic philosophical differences developed between the former Price executives and the former Costco executives regarding management strategies central to the direction of PriceCostco's business operations. The former Costco executives believed that PriceCostco should devote its business resources primarily to its core warehouse club business, whereas the former Price executives believed that substantial resources should be devoted to PriceCostco's non-club real estate development, non-warehouse activities such as Quest electronic shopping, business delivery, the Mexican joint venture and various ancillary businesses and Pacific Rim, Latin American and South American expansion. At meetings of the Board of Directors of PriceCostco held on May 31 and June 1, 1994, such management differences were discussed in detail, but not satisfactorily resolved. Following such Board meetings, members of the Board and senior management of PriceCostco, as well as Sol Price, a founder of Price and a significant stockholder of

PriceCostco, became concerned that the philosophical differences that had developed between the former executives of Price and the former executives of Costco since the Merger and the inability of the Board to resolve such differences would hinder PriceCostco's ability to compete effectively and operate efficiently, and impede management's ability to continue to function in a manner capable of maximizing the value of PriceCostco and, ultimately, stockholder value. As a result, during the period from June 1 to June 22, 1994, certain of the Price Designees on the Board of Directors, including Paul Kinloch and Robert Price, engaged in conversations and meetings with Sol Price regarding possible solutions to the philosophical differences that had arisen. During the same period, certain Costco Designees on the Board of Directors, including Jim Sinegal, Jeffrey Brotman and Hamilton James, engaged in separate conversations and meetings during which they also attempted to develop solutions to such philosophical differences.

    On June 16, 1994, Jim Sinegal, Robert Price and Sol Price met to discuss the philosophical differences that had arisen. Although Mr. Sinegal and Messrs. Price were unable to identify any resolution of such philosophical differences, they agreed that Jim Sinegal and Sol Price should meet again, together with Hamilton James and Paul Kinloch, to attempt to resolve such philosophical differences.

    On June 22, 1994, Jim Sinegal, Hamilton James, Sol Price and Paul Kinloch met to discuss potential solutions to the issues facing PriceCostco, including the notion of dividing certain of PriceCostco's businesses into separately owned companies. During the meeting on June 22, a preliminary understanding was reached that, if a spin-off transaction were pursued, the businesses of PriceCostco would be divided such that the newly formed subsidiary to be spun off to stockholders would generally be allocated all of PriceCostco's non-warehouse club real estate assets, PriceCostco's Quest interactive electronic shopping business and PriceCostco's interest in its Mexican joint venture and, possibly, the right to develop a warehouse club business in certain territories outside the United States and PriceCostco's interest in CMI. In addition, PriceCostco would make a capital contribution of $100 million in cash to the new company. The group also discussed, as an alternative to the spin-off transaction, changes in PriceCostco's management structure that might possibly achieve a resolution to the philosophical differences that had arisen without requiring PriceCostco's businesses to be divided. Other solutions, including the sale of non-club real estate and/or additional borrowing to provide a source of funds to buy back shares of PriceCostco Common Stock, were also discussed.

    On June 30, 1994, Robert Price and Jim Sinegal met in an attempt to determine the feasibility of alternatives to the proposed spin-off, such as effecting a reorganization of the management structure that had been put in place at the time of the Merger. Following their meeting, Sol Price, Jim Sinegal, Hamilton James and Paul Kinloch met to discuss possible solutions to the issues facing PriceCostco. Mr. Sinegal informed the group that he and Robert Price had been unable to conceive of any management reorganization short of a division of PriceCostco's businesses that they believed would be acceptable to both the Price Designees and the Costco Designees and that would be likely to resolve such philosophical differences. During the meeting on June 30, the preliminary understanding reached at the June 22 meeting regarding the proposed transaction was revised in that (i) the Warehouse Properties, the City Notes, the Atlas Note and the San Diego Property would also be included in the real estate assets to be transferred to the newly formed subsidiary, (ii) the new company's ownership interest in PriceCostco's Quest interactive electronic shopping business and PriceCostco's interest in its Mexican joint venture (and, possibly, the right to develop a warehouse club business in certain territories outside the United States and PriceCostco's interest in CMI) would be limited to a 51 percent interest with the remaining 49 percent interest to be retained by PriceCostco and (iii) PriceCostco would not make a capital contribution of $100 million in cash to the newly formed subsidiary. In addition, at such meeting Sol Price suggested the possibility of pursuing the spin-off transaction that had been under consideration by means of an exchange offer in which PriceCostco, rather than distributing shares of the newly formed subsidiary, would offer to repurchase shares of PriceCostco Common Stock in exchange for the outstanding common stock of the newly formed subsidiary. Sol Price indicated, preliminarily, that he would consider agreeing to tender all shares of PriceCostco Common Stock beneficially owned by him in such exchange offer, subject to the resolution of various issues relating to the proposed transaction. A consensus was reached among those present at the meeting to consider and analyze in more detail the possibility of a division of PriceCostco along the lines that had been discussed.

    On July 6, 1994, Jim Sinegal, Hamilton James, Sol Price and Paul Kinloch met to discuss in more detail the terms of a possible spin-off transaction. Messrs. Sinegal, James, Price and Kinloch discussed in detail the specific assets that would be included in the spun-off subsidiary (referred to hereinafter as "Price Enterprises"), the prospective make-up of the Board of Directors and management of PriceCostco and Price Enterprises following the proposed transaction, the terms of the proposed exchange offer and the terms and conditions of Price
Enterprises' majority interest in, and control over, PriceCostco's Quest interactive electronic shopping business and PriceCostco's interest in its Mexican joint venture. In addition, Messrs. Sinegal, James, Price and Kinloch discussed which territories might be included if PriceCostco were to transfer to Price Enterprises the right to develop a warehouse club business in certain territories outside the United States and Mexico. At the conclusion of these discussions, a consensus was reached that, subject to the Board's review and approval, PriceCostco would pursue the proposed spin-off transaction, subject to the Board's satisfaction that the proposed transaction would meet the following basic axioms:

        (1)    No  stockholder  or  group  of  stockholders  would   receive
    preferential treatment in the proposed transaction;

        (2)       The   proposed   transaction    would   not   impact   the
    pooling-of-interests accounting treatment utilized for the Merger;

        (3) While the proposed transaction would not be conditioned on tax-free treatment, it would be preferable that it qualify as a tax-free spin-off with respect to PriceCostco and PriceCostco's stockholders;

        (4) The proposed transaction should not have a material adverse impact on PriceCostco's projected earnings per share; and

        (5) Price Enterprises would commence operations as a viable operating company.

    In addition to the meetings described above, during the period from June 1 through July 15, discussions with respect to the proposed transaction ensued among Messrs. Sinegal, James and Kinloch, Sol Price and members of senior management of PriceCostco.

    During the period from June 22, 1994 to July 15, 1994, PriceCostco's financial advisors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Lehman Brothers Inc. ("Lehman"), in consultation with certain executive officers of PriceCostco, considered the number of shares of Price Enterprises Common Stock that should be issued to PriceCostco upon the transfer of assets to Price Enterprises. It was determined for ease of administration that the exchange ratio would be one Price Enterprises share for each share of PriceCostco Common Stock, and that the number of outstanding Price Enterprises shares should be determined after analyzing the relative value of Price
Enterprises in comparison to PriceCostco. PriceCostco's financial advisors indicated that the proposed transaction should be structured so that PriceCostco would have a reasonable prospect of achieving 100% subscription for the Price Enterprises shares in the proposed exchange offer. Following discussions among certain members of senior management of PriceCostco, Sol Price, DLJ and Lehman, it was determined that Price Enterprises would issue 27 million shares of common stock to PriceCostco in exchange for the transferred assets.

    On July 13, 1994, Jim Sinegal, Robert Price, Sol Price, Hamilton James, Paul Kinloch and Richard Galanti (the Executive Vice President and Chief Financial Officer of PriceCostco) met to discuss the terms of the proposed transaction, including the number of shares of Price Enterprises Common Stock that would be issued to PriceCostco upon the transfer of assets to Price Enterprises.

    A special meeting of the Board of Directors was held on July 15, 1994 (the "July 15 Meeting") to consider the proposed transaction and to discuss alternatives to the proposed transaction. The meeting was attended in person by all of PriceCostco's directors. Also in attendance were certain executive officers of PriceCostco, a representative of Daniel Bernard, representatives of Gibson, Dunn & Crutcher ("Gibson, Dunn") and Skadden Arps, counsel and special counsel to PriceCostco, respectively, representatives of DLJ and Lehman, and a representative of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants for PriceCostco. At the July 15 Meeting, members of the Board discussed in detail the terms of the proposed transaction and received advice from PriceCostco's legal, financial and accounting advisors.

DLJ and Lehman advised the Board regarding certain financial matters related to the proposed transaction, but, due to the voluntary pro rata nature of the proposed transaction, neither DLJ nor Lehman was requested to render, and neither has rendered, any opinion as to the fairness of the proposed transaction from a financial point of view.

    At the July 15 Meeting, the Board was advised that, under the proposed transaction as then structured, Sol Price and Robert Price, while not agreeing to tender all of the PriceCostco Common Stock beneficially owned by them, were inclined to tender all shares of PriceCostco Common Stock owned by them and members of their family (including shares controlled through trusts and other entities), but that they desired to wait until they had an opportunity to review the documents relating to the proposed transaction and analyze market conditions, as other stockholders would have the opportunity to do, before committing to tender shares of PriceCostco Common Stock in the proposed exchange offer. The Board was advised that Messrs. Sinegal and Brotman would not tender their shares of PriceCostco Common Stock in the proposed exchange offer.

    At the July 15 Meeting, the Board discussed several possible alternatives to the proposed transaction, including selling the real estate to be transferred to Price Enterprises in the market and utilizing the cash proceeds to buy back PriceCostco Common Stock, borrowing money and utilizing the proceeds to buy back shares of PriceCostco Common Stock and paying off debt with the future sale of real estate. Various modifications to these alternatives were also discussed. Those alternatives, while not addressing directly the philosophical differences that had arisen between the former Price executives and the former Costco executives, were considered a possible means of refocusing PriceCostco's business development energies on its core warehouse club business, thereby minimizing the potential for dispute regarding the proper allocation of business resources. The Board, after considering advice from its financial advisors and other relevant factors, determined that it was not an advantageous time to sell to third parties a significant amount of real estate assets and that PriceCostco's stockholders would be in a more advantageous financial position to attempt to capture future real estate values through the proposed transaction. Furthermore, the Board concluded that a sale of a significant portion of its real estate portfolio would take substantial time, thereby delaying for too long a possible resolution of the issues facing PriceCostco.

    At the July 15 Meeting, Arthur Andersen advised the Board as to the accounting treatment applicable to the proposed transaction, Gibson, Dunn advised the Board as to the Board's legal and fiduciary responsibilities in considering whether to approve the proposed transaction and Skadden Arps advised the Board as to the proposed terms, and probable tax treatment, of the proposed transaction. See "Anticipated Accounting Treatment" and "Certain Federal Income Tax Consequences."

    At the July 15 Meeting, representatives of DLJ and Lehman and senior management of PriceCostco advised the Board as to the pro forma impact of the proposed transaction on PriceCostco's income statement and balance sheet. Representatives of DLJ and Lehman also discussed various methods of determining a value for Price Enterprises and reviewed with the Board their analysis with respect to the number of Price Enterprises shares that would be issued to PriceCostco and, hence, the number of PriceCostco shares that could be repurchased by PriceCostco in the proposed exchange offer. DLJ and Lehman presented to the Board illustrative high and low per share values for Price Enterprises and discussed the implied premium based upon such illustrative values as compared to the per share price of PriceCostco Common Stock at July 14, 1994, assuming 27 million outstanding Price Enterprises shares and a one-for-one exchange ratio. Representatives of DLJ and Lehman discussed with the Board that the creation of a separate public market for the equity of Price Enterprises would allow the financial markets to evaluate more effectively the respective values of PriceCostco's warehouse club business and Price Enterprises' real estate and other holdings, thereby potentially enhancing overall stockholder value. Representatives of DLJ and Lehman discussed with the Board the pro forma impact of the proposed exchange offer on the cash flow per share and earnings per share of PriceCostco, assuming various levels of shares tendered in the proposed exchange offer, and the potential impact on PriceCostco's stock price. Representatives of DLJ and Lehman also discussed with the Board the anticipated impact of the proposed transaction on PriceCostco's credit standing and indicated that they did not believe the proposed transaction would have a significant impact on PriceCostco's credit ratings, although
PriceCostco    would   probably   be   put   on   "credit   watch,"   and   that

PriceCostco would not likely suffer any material increase in its borrowing costs or significant loss of liquidity as a result of the proposed transaction. The representatives of DLJ and Lehman noted that the analysis they performed was not necessarily indicative of actual values or future results, which might be significantly more or less favorable than suggested by such analyses, and that the analysis did not constitute an opinion regarding valuation or a prediction or estimate as to the prices at which Price Enterprises Common Stock and PriceCostco Common Stock will actually trade. Because of the voluntary pro rata nature of the Transaction, the Board did not ask for, and neither DLJ nor Lehman delivered, an opinion as to the fairness to the holders of PriceCostco Common Stock, from a financial point of view, of the Transaction. See "Analysis of Financial Advisors to PriceCostco."

    Prior to voting on the proposed transaction, each of Messrs. Price, James, Kinloch and Kornwasser indicated that, although he was in favor of the proposed transaction, each believed he had potential conflicts of interest in connection with the proposed transaction and, therefore, abstained from voting. See "Interests of Certain Persons in the Transaction." After completing its deliberations, the Board by unanimous vote (with each of Messrs. Price, James, Kinloch and Kornwasser abstaining) preliminarily approved the proposed transaction, subject to the Board's consideration of further analysis of the proposed transaction by its legal, financial and accounting advisors and the Board's review and approval of definitive documentation at a subsequent meeting.

    During the period between July 15, 1994 and July 28, 1994, representatives of PriceCostco and PriceCostco's legal and financial advisors met with representatives of Sol Price and Robert Price and Latham & Watkins, legal counsel to Price Enterprises, to negotiate the terms of definitive documentation covering the transfer of assets to Price Enterprises and the proposed exchange offer, as well as definitive documentation governing PriceCostco's joint ownership and management with Price Enterprises of Price Quest, Mexico Clubs and Price Global.

    On July 28, 1994, a second special meeting of the Board of Directors (the "July 28 Meeting") was held to review and discuss the proposed Agreement of Transfer and Plan of Exchange and ancillary agreements, to receive further advice and analysis from PriceCostco's legal, financial and accounting advisors regarding the proposed transaction and to vote upon the proposed transaction as reflected in the form of Agreement of Transfer and Plan of Exchange, which had been previously distributed to each of the directors. The meeting was attended in person by all of PriceCostco's directors other than John Meisenbach, who attended the meeting by conference telephone, and Daniel Bernard, who was unable to attend. Also in attendance were certain executive officers of PriceCostco, a representative of Mr. Bernard, representatives of Gibson, Dunn and Skadden Arps, representatives of DLJ and Lehman and Duane Nelles, a designee for appointment to the Board.

    At the July 28 Meeting, the Board discussed in detail the terms of the proposed transaction and the provisions of the proposed Agreement of Transfer and Plan of Exchange and ancillary agreements. DLJ and Lehman provided the Board with an updated financial analysis regarding the proposed transaction and reviewed in detail the impact of the proposed transaction on PriceCostco's three outstanding classes of convertible debentures. Skadden Arps discussed with the Board the potential tax treatment of the proposed transaction and reviewed in detail the terms of the proposed Agreement of Transfer and Plan of Exchange and ancillary documents.

    Following presentations to the Board by the Board's advisors, members of the Board discussed in detail the advantages and disadvantages of the proposed transaction (which are discussed above and are reflected below in the factors considered by the Board in reaching its determination to approve the proposed transaction) and a consensus was reached that the proposed transaction was in the best interests of PriceCostco and its stockholders. The members of the Board of Directors in attendance at the July 28 Meeting unanimously approved the terms of the proposed transaction (with each of Messrs. Price, James, Kinloch and Kornwasser abstaining due to potential conflicts of interest, although each indicated his approval of the terms of the proposed transaction). In making its determination, the Board considered the following factors: (i) the terms of the Agreement of Transfer and Plan of Exchange and ancillary agreements, (ii) the potential adverse effect that the philosophical differences between the former Price executives and the former Costco executives could have on PriceCostco's business and the absence of other viable alternative solutions to resolving those philosophical differences, (iii) the anticipated accounting treatment of the Transaction, (iv) the impact of the Transaction on PriceCostco's income statement, cash flow and earnings per share assuming various levels of shares tendered in the Exchange Offer, (v) the potential impact of the Transaction on PriceCostco's creditworthiness, (vi) the possible tax-free treatment of the Transaction for Federal income tax purposes and the Board's belief that, even if the Transaction should be determined to be a taxable transaction for Federal income tax purposes, the Transaction would still be in the best interests of PriceCostco and its stockholders, (vii) the impact of the Transaction on employees of PriceCostco and on existing options, warrants and convertible debentures of PriceCostco, (viii) the fact that all stockholders would be treated equally in the Transaction, (ix) a range of illustrative high and low per share values for Price Enterprises and the implied per share premium in the Exchange Offer based on such illustrative values as compared to the per share price of PriceCostco Common Stock at July 14, 1994 (assuming 27 million outstanding Price Enterprises shares and a one-for-one exchange ratio) and (x) the price at which PriceCostco Common Stock was trading in the public markets at the time of the Board's deliberations. Such factors constitute all of the material factors considered by the Board. In view of the variety of factors considered by the Board, the Board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered.


    As contemplated by the Transfer and Exchange Agreement, at the July 28 Meeting the Board approved the formation of two separate Executive Committees of the Board to oversee PriceCostco's business during the interim period from the time of transfer of assets to Price Enterprises (which occurred as of August 28,
1994) until the earliest to occur of (i) the consummation of the Exchange Offer,
(ii) the date on which Price Enterprises Common Stock is first distributed to holders of PriceCostco Common Stock or (iii) January 31, 1995 (the "Interim Period"). One Executive Committee, consisting of Jim Sinegal, Robert Price and Paul Peterson (the "Price Enterprises Executive Committee"), was charged with overseeing the management and operations of Price Enterprises, while a second Executive Committee, consisting of the Costco Designees and Richard Libenson and Duane Nelles (the "PriceCostco Executive Committee"), was charged with overseeing the management and operations of PriceCostco other than Price Enterprises. The Board also reorganized its existing Compensation and Audit Committees and formed two additional committees, the Finance Committee and the Real Estate Committee, stipulating that, during the Interim Period, each would consist of two Price Designees and two Costco Designees. See "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Certain Additional Matters -- Certain Committees."

    At the July 28 Meeting, Joseph K. Kornwasser resigned from the Board of Directors of PriceCostco, and Duane Nelles was elected to the Board of Directors of PriceCostco to fill the vacancy created by such resignation.

    At  the conclusion of the July 28 Meeting, each of J. Paul Kinloch, Mitchell
G. Lynn, Robert E. Price and Paul A. Peterson (each of whom is a Price Designee) tendered his letter of resignation as a director of PriceCostco, effective as of the earlier to occur of (i) the Closing Date and (ii) the date on which shares of Price Enterprises Common Stock are distributed to holders of PriceCostco Common Stock. Each such resignation letter provides that if neither of the events described in clause (i) and (ii) of the previous sentence occur on or prior to January 31, 1995, such resignation will, without further action, be withdrawn and have no force and effect.


    In late September 1994, representatives of Comercial Mexicana commenced discussions with Robert Price and Jim Sinegal regarding the proposed transfer of Primex to Mexico Clubs as part of the Transaction. Primex owns a 50% interest in Price Club Mexico, the joint venture corporation which develops, owns and operates Price Club warehouse clubs in Mexico. The other 50% interest in Price Club Mexico is owned by Comercial Mexicana. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Mexico Clubs." The representatives of Comercial Mexicana indicated that Comercial Mexicana was interested in a continuing relationship with PriceCostco, rather than embarking on a new relationship with Price Enterprises.

    Discussions continued among representatives of Comercial Mexicana, Price Enterprises and PriceCostco through mid-November 1994. Such discussions have centered on a possible transaction pursuant to which Comercial Mexicana or a third party would purchase the 50% interest in Price Club Mexico then owned by PriceCostco (and currently owned by Mexico Clubs) and PriceCostco and Price Club Mexico would enter into certain agreements with respect to the use of the "Price Club" name and certain computer software by Price Club Mexico and with respect to the sourcing of certain merchandise to Price Club Mexico by PriceCostco. Based on the discussions to date, Price Enterprises and PriceCostco believe that if any such purchase occurs, it would likely involve payment for the 50% interest in Price Club Mexico by a combination of cash, promissory notes or stock or other securities. However, as of the date of this Offering Circular/ Prospectus, no agreement, preliminary or otherwise, has been reached with Comercial Mexicana regarding such proposed purchase. ALTHOUGH PRICE ENTERPRISES AND PRICECOSTCO CURRENTLY ANTICIPATE THAT DISCUSSIONS REGARDING SUCH PROPOSED PURCHASE WILL CONTINUE, NO ASSURANCES CAN BE GIVEN THAT ANY AGREEMENT WILL BE REACHED REGARDING SUCH A PURCHASE BY COMERCIAL MEXICANA OR SUCH THIRD PARTY OR, IF SUCH AN AGREEMENT IS REACHED, THE TERMS OF ANY SUCH PURCHASE.



    By unanimous written consent dated as of November 14, 1994, the Board of Directors of each of PriceCostco and Price Enterprises approved certain revisions to the Agreement of Transfer and Plan of Exchange dated July 28, 1994 between PriceCostco and Price Enterprises. Such revisions related generally to the transfer by PriceCostco of the Mexico Assets to Mexico Clubs (which had not occurred at the Transfer Closing pending further discussions with Comercial Mexicana), implementing a structure with respect to Mexico Clubs that is more tax efficient (regardless of whether the proposed transaction is consummated) and certain other amendments of a technical nature. (Such amendments are reflected in the Transfer and Exchange Agreement, which is attached to this Offering Circular/Prospectus as Annex II.)


REASONS FOR THE TRANSACTION

    In light of the basic philosophical differences among members of PriceCostco management and the inability of the Board of Directors of PriceCostco to resolve such differences, as described above, the Board determined that PriceCostco could not compete effectively or operate efficiently nor could it maximize the value of PriceCostco and, ultimately, stockholder value as long as such differences prevailed, and that the best way to maximize available business opportunities would be to operate the current businesses of PriceCostco as separate entities along the lines proposed. While the Board considered certain alternatives, described above, the Board concluded that none of such alternatives appeared to be as attractive as the Transaction in resolving the basic philosophical differences, described above, or in maximizing the value of the business and, ultimately enhancing stockholder value. In addition, the Board of Directors of PriceCostco believed that the financial markets may not fully value the non-warehouse club real estate assets that were transferred to Price Enterprises. Accordingly, the Board of Directors of PriceCostco believes that the creation of a separate public market for the equity of Price Enterprises will allow the financial markets to evaluate more effectively the respective values of PriceCostco's core warehouse club business and Price Enterprises' real estate holdings, thereby enhancing overall stockholder value. The Board of Directors of PriceCostco also believes that allowing Price Enterprises' management to pursue its business plan for the Price Enterprises assets free of any constraints imposed by PriceCostco management, and allowing PriceCostco's management to pursue its business plan for the warehouse club assets free of any constraints imposed by Price Enterprises' management, should enhance the ability of each to maximize the value of the respective operations for the benefit of its respective stockholders.

    PriceCostco is pursuing the Transaction as an exchange offer rather than as a pro rata distribution of Price Enterprises shares in part to enable those stockholders who wish to concentrate their investments in one segment of PriceCostco (principally, non-warehouse club real estate in the case of Price Enterprises) versus the other (principally, warehouse clubs in the case of PriceCostco), or to allocate their investments between the two segments in any proportion that the stockholder elects, to do so by either participating or refraining from participating in the Exchange Offer. In addition, the Board was aware that if the Exchange Offer is fully subscribed (or if approximately 14 million or more shares of PriceCostco Common Stock are tendered in the Exchange Offer and exchanged for shares of Price Enterprises Common Stock), the Transaction could potentially enhance PriceCostco's earnings per share following the Transaction. The Board was also aware that, if no PriceCostco stockholders tender shares of PriceCostco Common Stock in the Exchange Offer, PriceCostco would experience a dilution in earnings per share as PriceCostco transfers income generating assets to Price Enterprises but experiences no reduction in the number of its outstanding shares; however, under such scenario, each PriceCostco stockholder would receive shares of Price Enterprises Common Stock in the Distribution. See "Analysis of Financial Advisors to PriceCostco" and "SPECIAL CONSIDERATIONS/RISK FACTORS -- Special Considerations Applicable to All PriceCostco Stockholders."

    NEITHER PRICECOSTCO NOR THE BOARD OF DIRECTORS OF PRICECOSTCO MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES OF PRICECOSTCO COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. EACH STOCKHOLDER MUST MAKE HIS OR HER DECISION WHETHER TO TENDER SHARES OF PRICECOSTCO COMMON STOCK PURSUANT TO THE EXCHANGE OFFER AND, IF SO, HOW MANY SHARES TO TENDER.

CERTAIN EFFECTS OF THE TRANSACTION

    Holders of shares of PriceCostco Common Stock will be affected by the Transaction regardless of whether such holders tender their shares for exchange pursuant to the Exchange Offer. Holders of shares of PriceCostco Common Stock who tender all their shares will no longer have an ownership interest in PriceCostco, unless more than 27 million shares of PriceCostco Common Stock are validly tendered for exchange, resulting in the acceptance for exchange of tendered shares by PriceCostco being prorated. If the Exchange Offer is partially or fully subscribed, the number of outstanding shares of PriceCostco Common Stock will be reduced, which will increase the proportionate ownership of PriceCostco stockholders who do not tender their shares of PriceCostco Common Stock in the Exchange Offer. If no shares of PriceCostco Common Stock are tendered in the Exchange Offer, stockholders who hold shares of PriceCostco Common Stock immediately prior to and immediately after the Exchange Offer will own the same proportionate interest in PriceCostco, but will, following the Distribution, also have an ownership interest in Price Enterprises. In addition, if less than 27 million shares of PriceCostco Common Stock are validly tendered in the Exchange Offer and accepted for exchange by PriceCostco, holders of PriceCostco Common Stock as of a record date (to be determined) following the expiration of the Exchange Offer, will receive shares of Price Enterprises Common Stock in the Distribution; PROVIDED, HOWEVER, that, if less than 5.4 million Price Enterprises shares are held by PriceCostco after the expiration of the Exchange Offer, PriceCostco, in lieu of distributing the shares, may compel Price Enterprises to purchase such shares from PriceCostco in exchange for the Promissory Note. In any event, as a result of the Transaction, PriceCostco will no longer own any interest in Price Enterprises and will cease to have any significant real estate operations unrelated to its warehouse club business.

    Any PriceCostco Common Stock acquired by PriceCostco pursuant to the Exchange Offer will become treasury shares and will be available for issuance by PriceCostco without further stockholder action (except as required by applicable law or the rules of The Nasdaq Stock Market's National Market or any national securities exchanges on which PriceCostco Common Stock may be listed) for general or other corporate purposes, including stock splits or dividends, acquisitions, the raising of additional capital for use in PriceCostco's business and the implementation of employee benefit plans.

ANALYSIS OF FINANCIAL ADVISORS TO PRICECOSTCO

    PriceCostco has engaged DLJ and Lehman (the "Financial Advisors") to act jointly as its financial advisors in connection with the Transaction. Representatives of DLJ and Lehman assisted senior management of PriceCostco in structuring the Transaction and in analyzing the potential impact of the
Transaction on stockholder values of both Price Enterprises and PriceCostco following consummation of the Transaction. In particular, the Financial Advisors gave advice to management regarding the proposed number of shares of Price Enterprises Common Stock to be issued in the exchange and with respect to other significant terms and conditions of the Exchange Offer. For additional information concerning the involvement of Hamilton James and Paul Kinloch, managing directors of DLJ and Lehman, respectively, see "Background of the Transaction."

    On July 15, 1994 and on July 28, 1994 in connection with the evaluation of the Transaction by the Board of Directors of PriceCostco, the Financial Advisors made presentations to the Board with respect to the Transaction.

    No restrictions or limitations were imposed by the PriceCostco Board of Directors upon the Financial Advisors with respect to the investigations made or procedures followed in performing their analysis, except that PriceCostco did not authorize the Financial Advisors to solicit, and they did not solicit, any third party indications of interest in a purchase of the assets of Price Enterprises. Because of the voluntary pro rata nature of the Transaction, the Board of Directors of PriceCostco also did not ask for, and the Financial Advisors did not deliver, an opinion as to the fairness to the holders of PriceCostco Common Stock, from a financial point of view, of the Transaction. The Financial Advisors also did not make any recommendation to any stockholder whether to tender shares of PriceCostco Common Stock pursuant to the Exchange Offer.

    In performing their analysis, the Financial Advisors reviewed the Transfer and Exchange Agreement, the Operating Agreements and Stockholders Agreements with respect to Mexico Clubs, Price Global and Price Quest and certain other documents related to the Transaction. The Financial Advisors also reviewed financial and other information that was publicly available or furnished to them by PriceCostco, including information provided during discussions with the management of PriceCostco and certain pro forma projected financial statements and other information of PriceCostco and Price Enterprises for fiscal 1994 and fiscal 1995 prepared by the management of PriceCostco. In addition, the Financial Advisors analyzed for illustrative purposes the implied valuation of the different operating segments of Price Enterprises, compared certain financial data of Price Enterprises with selected companies whose securities are traded in public markets, compared the relative contribution of the operations of Price Enterprises to the revenue, earnings before depreciation, amortization, interest expense and income taxes ("EBITDA"), net income, total assets and other measures of PriceCostco with the percentage of PriceCostco's shares to be exchanged in the Transaction, examined the impact of the Transaction on the projected earnings per share of PriceCostco Common Stock given a range of possible Price Enterprises shares subscribed for in the Exchange Offer, reviewed the impact of the Transaction on PriceCostco's balance sheet and on its credit standing, summarized the impact of the Transaction on the ownership of PriceCostco given a range of possible Price Enterprises shares subscribed for in the Exchange Offer and analyzed the impact of the Transaction on the conversion price provisions of PriceCostco's outstanding convertible subordinated debentures. The Financial Advisors also discussed the past and current operations,  financial  condition  and  prospects of  PriceCostco  and  of Price
Enterprises with the management of PriceCostco and conducted such other financial studies, analyses and investigations as the Financial Advisors deemed appropriate for purposes of their analysis.

    In performing their analysis, the Financial Advisors relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by PriceCostco or its representatives, or that was otherwise reviewed by them. The Financial Advisors also assumed that the financial projections supplied to them were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PriceCostco as to the future operating and financial performance of PriceCostco and Price Enterprises. The Financial Advisors did not make any independent evaluation of the assets, liabilities or operations of PriceCostco or Price Enterprises.

    The analysis presented by the Financial Advisors was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of their analysis.

    The following is a summary of the principal financial analyses performed by the Financial Advisors in their presentations to the PriceCostco Board of Directors. All material factors that the Financial Advisors considered in performing such financial analyses and all material financial and comparative analyses that the Financial Advisors performed are described herein.


    1. SEGMENT ANALYSIS. The Financial Advisors analyzed for illustrative purposes the implied valuation of the different operating segments of Price Enterprises, based on certain assumptions as follows. That portion of the Real Properties which had significant potential lease income, based on estimates prepared by PriceCostco, was valued on the basis of capitalization rates (ranging from 7.5 percent to 10.0 percent) for comparable commercial property real estate investment trusts as adjusted to reflect estimated capital expenditures necessary to effect completion. That portion of the Real Properties which was undeveloped or which did not produce income was valued at a discount to the estimates of market value prepared by

PriceCostco. The Mexico Assets and the International Assets were valued together on the basis of a range of multiples of projected 1995 net income related to such assets, as prepared by the management of PriceCostco. The Quest Assets were valued on the basis of the possible prospects for Quest and on the basis of the cumulative capital invested in Quest through May 8, 1994. The City Notes and the Atlas Note were valued at a discount to the book value of these assets at May 8, 1994. The Financial Advisors also noted that although these implied values, if aggregated without consideration of taxes that would be payable if such assets were individually sold, resulted in a range of values on a per share basis for Price Enterprises that represented notional premiums of 11.9 percent to 59.6 percent over the $14.75 closing price of PriceCostco Common Stock on July 14, 1994, the segment analysis was prepared for illustrative purposes only and did not constitute an opinion regarding valuation or a prediction or estimate as to the range of prices within which Price Enterprises Common Stock would actually trade.


    2. ANALYSIS OF CERTAIN OTHER PUBLICLY TRADED COMPANIES. To provide contextual data and comparative market information, the Financial Advisors compared selected historical and projected pro forma share price, earnings and operating and financial ratios of PriceCostco of Price Enterprises to those of certain other companies whose securities are publicly traded. Such data and ratios included its market capitalization plus total debt less cash equivalents ("Adjusted Price"), as a multiple of revenues, EBITDA, operating profit and total assets for the latest reported twelve months. In conducting their analysis, the Financial Advisors relied upon certain assumptions described above and on the financial projections provided by the management of PriceCostco. The ratio of Adjusted Price to total assets for the companies reviewed was in the range of 0.57 to 1.18 times. This compares to a multiple of 0.63 times total assets for Price Enterprises assuming the value of Price Enterprises Common Stock is equal to the $14.75 closing price of PriceCostco Common Stock at July 14, 1994, based on historical total assets of Price Enterprises at May 8, 1994 before the recognition of any write-down in connection with the Transaction. The ratios of market capitalization to latest twelve-month net income and stockholders' equity for the comparable companies were in the range of 10.3 to
36.5 times and 0.4 to 9.4 times, respectively. This compares to multiples for Price Enterprises of 32.3 times 1994 pro forma net income and 0.6 times historical book value at May 8, 1994, before the recognition of any write-down in connection with the Transaction, assuming the value of Price Enterprises Common Stock is equal to the $14.75 closing price of PriceCostco Common Stock at July 14, 1994.

    In aggregate, the Financial Advisors compared Price Enterprises to twelve selected publicly-traded real estate development companies. Although the Financial Advisors used these companies for comparison purposes, none of such companies is directly comparable to Price Enterprises.

    3. CONTRIBUTION ANALYSIS. The Financial Advisors analyzed the relative contribution of Price Enterprises to PriceCostco with respect to revenues, EBITDA, net income, total assets and stockholders' equity. In conducting their analysis, the Financial Advisors relied upon certain assumptions described above and on the financial projections provided by the management of PriceCostco. Such analysis was considered in both absolute dollar terms and on a percentage basis and was made, where applicable, for each of fiscal year 1994 and 1995. As a result of the Transaction, assuming that the Exchange Offer were to be fully subscribed, 12.4% of the shares of PriceCostco Common Stock outstanding on a primary basis would be exchanged for Price Enterprises Common Stock. This compares with Price Enterprises' contribution to PriceCostco's projected results for fiscal 1995 of 1.5% of revenues, 1.8% of EBITDA, 6.3% of net income, 15.0% of total assets and 33.4% of stockholders' equity. The projected financial results for fiscal 1995 prepared by the management of PriceCostco reflect the restatement in the fourth quarter of fiscal 1994 of PriceCostco's non-club real estate segment as a discontinued operation. For purposes of such analysis, management provided the Financial Advisors a preliminary estimate of the earnings per share of PriceCostco of $1.16 for fiscal 1995 (based on 217.7 million shares of PriceCostco Common Stock outstanding); however, management cautioned, and the Board and the Financial Advisors were aware, that the assumed level of earnings was preliminary (as final budgets had not been completed by management or approved by the Board of Directors) and, therefore, did not represent the opinion of management of PriceCostco as to the actual results which may be achieved by PriceCostco, but was utilized principally to compare the difference between earnings per share at a given level before and after giving effect to the proposed transaction. Accordingly, management has cautioned that such earnings level should not be regarded as any indication that PriceCostco or Price Enterprises considers it an accurate prediction of future events, and PriceCostco and Price Enterprises disclaim any responsibility for updating or revising such analysis.

    4. PRO FORMA ANALYSIS. The Financial Advisors analyzed the pro forma effects of the Transaction on the revenue, EBITDA, operating income, net income, balance sheet and other measures of PriceCostco. In conducting their analysis, the Financial Advisors relied upon certain assumptions described above and on the financial projections provided by management of PriceCostco. In particular, the Financial Advisors analyzed the pro forma effect of the Transaction on the projected earnings per share of PriceCostco. The analysis indicated that the pro forma earnings per share of PriceCostco, ASSUMING NO PRICECOSTCO STOCKHOLDERS SUBSCRIBED TO THE EXCHANGE OFFER, would be lower in fiscal 1994 and fiscal 1995 than comparable projections for PriceCostco in the same period if the Transaction were not undertaken. While earnings per share would be lower in such case, PriceCostco stockholders would receive approximately 0.124 shares of Price Enterprises Common Stock as a dividend for each share of PriceCostco Common Stock. The analysis indicated that the pro forma earnings per share of PriceCostco, ASSUMING THAT THE EXCHANGE OFFER WERE TO BE FULLY SUBSCRIBED, would be higher in fiscal year 1994 and fiscal year 1995 than comparable projections for PriceCostco in the same period if the Transaction were not undertaken.

    5. CREDIT AND LEVERAGE RATIOS. The Financial Advisors analyzed the pro forma effect of the transaction on certain credit and leverage ratios of PriceCostco. In conducting its analysis, the Financial Advisors relied upon certain assumptions described above and on the financial projections provided by the management of PriceCostco. The analysis indicated that, as a result of the transaction, the projected ratios of operating profit to total interest and of EBITDA to total interest would decrease for fiscal 1994 from 8.8 times and 11.9 times respectively to 8.0 times and 10.6 times respectively, on a pro forma basis after giving effect to the Transaction while the ratio of total debt to total capitalization at May 8, 1994 would increase from 31.7% to 41.1% on the same basis.


    6. PRO FORMA OWNERSHIP ANALYSIS. The Financial Advisors analyzed the pro forma effect of the transaction on the ownership of PriceCostco. In conducting its analysis, the Financial Advisors relied upon certain assumptions described above and on information as to ownership provided by the management of PriceCostco. The analysis indicated that, assuming the Exchange Offer were to be fully subscribed and not oversubscribed and subject to proration and that the Price family were to tender all of the PriceCostco shares held by them, the Price family would own approximately 42.7% of the Price Enterprises shares outstanding immediately after consummation of the Exchange Offer.


    The summary set forth above does not purport to be a complete description of the analyses performed by the Financial Advisors. The analysis of the Transaction involved various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an analysis is not readily susceptible to summary description. In performing their analyses, the Financial Advisors did not attribute any particular weight to any factor considered by them, but rather made qualitative judgments as to the significance and relevance of each factor. Accordingly, notwithstanding the separate factors summarized above, the Financial Advisors believe that their analyses must be considered as a whole and that selecting portions of their analysis and the factors considered by them, without considering all analyses and factors, could create an incomplete view of the evaluation process. In performing their analyses, the Financial Advisors made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond PriceCostco's control. The analyses performed by the Financial Advisors are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. These analyses do not constitute an opinion regarding valuation or a prediction or estimate as to the prices at which Price Enterprises Common Stock and PriceCostco Common Stock will actually trade. Such prices will depend upon the future business operations and prospects of each company and changes in market conditions and other factors that generally influence securities prices, the market for securities of businesses of this type and economic, monetary, regulatory and other relevant factors.

    The Board of Directors of PriceCostco selected DLJ and Lehman to act jointly as its financial advisor because they are nationally recognized investment banking firms and the principals of both DLJ and Lehman have substantial experience in transactions similar to the Transaction. In addition DLJ served as financial advisor to Costco in the Merger and Lehman served as financial advisor to Price in the Merger, and each of DLJ and Lehman is familiar with PriceCostco and its business. As part of its investment banking business, each of DLJ and Lehman is continually engaged in the analysis of businesses and their securities in connection with public offerings and merger and acquisition transactions.

    Pursuant to the terms of an engagement letter dated June 25, 1994, PriceCostco has paid each of the Financial Advisors $500,000 for acting as financial advisors in connection with the Transaction. In addition, PriceCostco has agreed to pay each of the Financial Advisors an additional $1,500,000 upon consummation of the Transaction. PriceCostco has agreed to indemnify each of the Financial Advisors and certain related persons against certain liabilities in connection with its engagement, including liabilities under the Federal securities laws. The terms of the fee arrangement with each of the Financial Advisors were negotiated at arm's length between PriceCostco and the Financial Advisors, reviewed and recommended by the Audit Committee of the Board of Directors of PriceCostco and approved by the Board of Directors of PriceCostco.

    DLJ has from time to time rendered various investment banking and other financial advisory services to Costco and PriceCostco including acting as financial advisor to Costco in the Merger. Since September 1, 1992, DLJ has earned compensation with respect to such services of $10,878,000 (including the $500,000 referenced above). Hamilton E. James, a Managing Director of DLJ, is a director of PriceCostco. Since September 1, 1992, Mr. James has received directors' fees in the amount of $38,350. During such periods, Mr. James has been granted options to acquire 11,250 shares of PriceCostco Common Stock at an exercise price of $18.00 per share and 8,000 such shares at an exercise price of $18.125 per share.

    Lehman acted as financial advisor to Price in connection with the Merger. Since September 1, 1992, Lehman has earned compensation of $7,500,000 from Price and PriceCostco (including the $500,000 referenced above). Additionally, the REIT, a real estate investment trust which is independent of PriceCostco, but may be deemed an affiliate of PriceCostco, completed a public offering of securities in August 1993 in which Lehman acted as co-manager and for which it received approximately $3,200,000 in fees and commissions. J. Paul Kinloch, a Managing Director of Lehman, is a member of the Board of Directors of PriceCostco. Since September 1, 1992, Mr. Kinloch has received directors' fees in the amount of $74,340. During such periods, Mr. Kinloch has been granted options to acquire 8,000 shares of PriceCostco Common Stock at an exercise price of $18.125 per share.

    In the ordinary course of business, both DLJ and Lehman actively trade the securities of PriceCostco for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    In considering whether to tender shares pursuant to the Exchange Offer, stockholders should be aware that certain members of PriceCostco's Board of Directors and management and certain persons who will become members of Price Enterprises's Board of Directors and management on the Closing Date have certain interests in the Transaction that are in addition to the interests of stockholders of PriceCostco generally. The Board of Directors of PriceCostco was aware of these interests and considered them, among other factors, in approving the Transaction. These interests are as follows:


    BOARD OF DIRECTORS. At the earlier to occur of the Closing Date and the date on which shares of Price Enterprises Common Stock are first distributed to holders of PriceCostco Common Stock, the resignation of each of Robert E. Price, Mitchell G. Lynn, J. Paul Kinloch and Paul A. Peterson as a member of the Board of Directors of PriceCostco will become effective.



    The Board of Directors of Price Enterprises consists of three members, Robert E. Price, Paul A. Peterson and James D. Sinegal, each of whom is currently a member of the Board of Directors of PriceCostco, although each of Messrs. Price and Peterson has tendered his resignation as a director of PriceCostco, effective as of the earlier to occur of (i) the Closing Date and
(ii) the date on which shares of Price Enterprises Common Stock are distributed to holders of PriceCostco Common Stock. Prior to the Closing Date, the existing Board of Directors of Price Enterprises will cause the authorized number of directors comprising such Board to be expanded and, by a majority vote, will fill such newly created directorships. See "MANAGEMENT OF PRICE ENTERPRISES -- Board of Directors of Price Enterprises."



    CONVERTIBLE SECURITIES. Mitchell Lynn, a director of PriceCostco, and Sol Price, the beneficial owner of 8,745,964 shares of PriceCostco Common Stock, representing approximately 4.0% of PriceCostco Common Stock outstanding as of October 31, 1994, hold outstanding 6 3/4% Convertible Subordinated Debentures due 2001 of Price (the "6 3/4% Debentures"). If fewer than 27 million shares of PriceCostco Common Stock are tendered pursuant to the Exchange Offer and shares of Price Enterprises Common Stock are distributed to holders of PriceCostco Common Stock in the Distribution as described above in "The Distribution," then there may be an adjustment to the conversion price of the 6 3/4% Debentures. See "Effect of the Transaction on Convertible Securities."

    FINANCIAL ADVISORS. PriceCostco has paid fees and incurred contingent obligations to DLJ and Lehman Brothers in connection with the Transaction. See "Analysis of Financial Advisors to PriceCostco." Each of Hamilton E. James and
J. Paul Kinloch is a director of PriceCostco and managing director of DLJ and Lehman, respectively.

    INTEREST IN PRICECOSTCO COMMON STOCK. During the 40 business days prior to the date of this Offering Circular/Prospectus, neither PriceCostco nor Price Enterprises nor, to the best knowledge of PriceCostco, any executive officer, director or subsidiary of PriceCostco has effected any transaction in PriceCostco Common Stock.

    OTHER. Following the consummation of the Transaction, PriceCostco intends to grant replacement options to Mitchell Lynn in respect of all PriceCostco Options (as hereinafter defined) held by Mr. Lynn as of December 31, 1995, regardless of whether such PriceCostco Options are then exercisable, and such PriceCostco Options will be cancelled. It is contemplated that such replacement options will be granted on the same terms and conditions (including the exercise price thereof) as the PriceCostco Options which they replace.

    Joseph K. Kornwasser, who resigned as a director of PriceCostco on July 28, 1994, is a general partner and has a two-thirds ownership interest in Kornwasser and Friedman Shopping Center Properties ("K&F"). Until August 28, 1994, K&F was a partner with PriceCostco in two partnerships, P and K Group II Properties and P and K Group III Properties. On August 28, 1994, PriceCostco purchased K&F's interests in such partnerships for an aggregate amount of $1,658,925 as part of the Transaction.

    PriceCostco entered into an agreement, dated September 1, 1993, with K&F for the development of four properties (the "Development Agreement"). In fiscal year 1994, PriceCostco paid $1,024,000 in fees to K&F under the Development Agreement. On August 28, 1994, PriceCostco purchased K&F's rights under the Development Agreement for $841,456 as part of the Transaction.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
    PriceCostco and Price Enterprises will receive an opinion, based on certain representations of PriceCostco, Price Enterprises and certain significant stockholders of PriceCostco, from Skadden Arps, to the effect that, although the matter is not entirely free from doubt, the Exchange Offer and the Distribution should qualify as tax-free distributions for Federal income tax purposes and that, accordingly:

        (i) no gain or loss will be recognized by a holder of PriceCostco Common Stock solely as result of the receipt of shares of Price Enterprises Common Stock in the Exchange Offer and/or the Distribution (which are referred to herein as the Transaction), except to the extent that cash is received in lieu of fractional shares of Price Enterprises Common Stock. A holder of PriceCostco Common Stock who receives cash in lieu of fractional shares will recognize gain or loss to the extent of the difference between the holder's basis allocable to the fractional share and the amount of cash received for such fractional share (assuming the fractional shares are held as capital assets);

        (ii) a holder's tax basis in any Price Enterprises Common Stock received pursuant to the Exchange Offer will equal such holder's tax basis in the PriceCostco Common Stock exchanged therefor. If PriceCostco were to distribute any Price Enterprises Common Stock pro rata to holders of PriceCostco Common Stock, then a holder's tax basis in the PriceCostco Common Stock held at the time of the Distribution will be allocated, based on relative fair market values at the time of the Distribution, between such PriceCostco Common Stock and the Price Enterprises Common Stock received in the Distribution;

       (iii) a holder's holding period for Price Enterprises Common Stock received in the Transaction will include the holding period during which PriceCostco Common Stock exchanged therefor was held (assuming such PriceCostco Common Stock was held as a capital asset);

        (iv) no gain or loss will be recognized by PriceCostco or Price Enterprises in the Transaction; and

        (v) no gain or loss will be recognized by a holder of PriceCostco Common Stock who does not participate in the Exchange Offer, regardless of whether such holder receives any shares of Price Enterprises Common Stock in the Distribution.

    PriceCostco does not intend to seek a ruling from the IRS as to the Federal income tax treatment of the Transaction, and it is possible that it would not receive such a ruling were it to apply for one. Consummation of the Transaction is not conditioned on the receipt of a ruling or an opinion.

    The opinion of Skadden Arps will not be binding on the IRS or a court and there can be no assurance that the IRS will not challenge the validity of the Transaction as a tax-free distribution for Federal income tax purposes or that such challenge would not ultimately prevail. The Internal Revenue Code of 1986, as amended (the "Code"), imposes a number of requirements for a transaction such as the Transaction to qualify for tax-free treatment, and some of these requirements are inherently factual and subject to differing interpretations. In particular, among other things, PriceCostco must establish to the satisfaction of the IRS that (i) the Transaction serves a valid corporate business purpose and (ii) Price Enterprises will be engaged in an active, five-year-old trade or business (as defined under the Code) immediately after the Transaction. Based on certain representations of PriceCostco, Price Enterprises and others, Skadden Arps has concluded that these and the other applicable requirements should be satisfied and that the Transaction should, therefore, qualify as a tax-free distribution for Federal income tax purposes, although the matter is not entirely free from doubt.

    If the Transaction fails to qualify as a tax-free distribution for Federal income tax purposes, a holder of PriceCostco Common Stock who receives shares of Price Enterprises Common Stock in the Distribution will be considered to have received a taxable dividend includible in income in an amount equal to the fair market value on the Distribution Record Date of such Price Enterprises Common Stock received, plus the amount of cash, if any, received in lieu of fractional shares. In addition, a holder participating in the Exchange Offer will generally recognize capital gain or loss in an amount equal to the difference between the fair market value of the Price Enterprises Common Stock received and the holder's tax basis in the PriceCostco Common Stock exchanged therefor, provided that such holder has reduced his percentage interest in PriceCostco. If such holder has not reduced his percentage interest in PriceCostco, such holder will be considered to have received a taxable dividend that will be includible in income in an amount equal to the fair market value on the Distribution Record Date of the Price Enterprises Common Stock received in such exchange. At the present time, PriceCostco does not believe that it would have a significant Federal income tax liability if the Transaction were not to qualify for tax-free treatment.

    THE FOREGOING IS A SUMMARY OF THE ANTICIPATED MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION UNDER CURRENT LAW. IT DOES NOT PURPORT TO ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES, OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF OTHER JURISDICTIONS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF STOCKHOLDERS. EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX
ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

    For a description of an agreement pursuant to which PriceCostco and Price Enterprises have provided for certain tax sharing and other tax-related matters, see "CERTAIN RELATED AGREEMENTS -- Tax Allocation Agreements."

ANTICIPATED ACCOUNTING TREATMENT


    PriceCostco has treated the non-club real estate segment as a discontinued operation for all periods presented. In the fourth quarter of fiscal 1994, PriceCostco recorded an estimated loss on disposal of its discontinued operations (the non-club real estate segment) as a result of entering into the Transfer and Exchange Agreement. While the Exchange Offer is not expected to be completed until December __, 1994, PriceCostco determined that the Exchange Offer will, in all likelihood, result in a significant loss for financial reporting purposes and that there was a reasonable basis for estimating the loss. The actual loss for financial reporting purposes will be determined following consummation of the Exchange Offer. Such loss will be the difference between the unaudited pro forma book value per share of Price Enterprises and the product of (a) the fair market value per share of Price Enterprises and (b) the number of shares exchanged. The loss also includes the direct expenses related to the Transaction. For purposes of recording such estimated loss, PriceCostco assumed that (i) the Exchange Offer would be fully subscribed, (ii) a per share price of Price Enterprises Common Stock of $15.25 (the closing sales price of PriceCostco Common Stock on October 24, 1994) and (iii) direct expenses and other costs related to the Transaction of approximately $15 million. The unaudited pro forma book value per common share of Price Enterprises Common Stock is $21.27.



    The $6.02 per common share difference between the $21.27 unaudited pro forma book value per share of Price Enterprises Common Stock and the assumed per share price of Price Enterprises Common Stock of $15.25 is attributable to a combination of factors. These factors include an expectation that Price Enterprises Common Stock may trade at a discount from its book value (although the prices at which Price Enterprises Common Stock will trade cannot be predicted).



    As  described  under   "SPECIAL  CONSIDERATIONS/RISK   FACTORS  --   Special
Considerations Applicable to All PriceCostco Stockholders -- The Exchange Ratio," in making its determination to approve the Transaction, one of the factors considered by the Board of Directors of PriceCostco was a range of illustrative high and low per share values for Price Enterprises and the implied per share premium in the Exchange Offer based on such illustrative values as compared to the per share price of PriceCostco Common Stock at July 14, 1994 of $14.75 (assuming 27 million shares of Price Enterprises Common Stock outstanding and a one-for-one exchange ratio). While believing that some premium to tendering stockholders is included in the exchange ratio, the Board did not quantify any such premium, recognizing that it could not do so since the range of prices at which Price Enterprises Common Stock may trade cannot be predicted. If any such premium could be objectively measured, it would be accounted for as a cost of the treasury shares to be acquired by PriceCostco. Since any premium cannot be objectively measured, PriceCostco believes that it is appropriate in the circumstances to include any premium as part of the estimated loss on the disposal of the non-club real estate segment, recognizing that the amount of the loss is subject to revision after the Exchange Offer closes.

    The estimated loss was determined assuming that the Exchange Offer would be fully subscribed. Any subsequent adjustment to the estimated loss will be affected by the extent to which the Exchange Offer is subscribed. If the Exchange Offer is at least 80% subscribed and PriceCostco elects to sell the unsubscribed shares to Price Enterprises for a note, the loss as a result of the Transaction will be the same as if the Exchange Offer were fully subscribed. Any unsubscribed shares distributed to stockholders pro rata will be excluded from the loss determination and accounted for as a dividend. The dividend would be measured by the $21.27 unaudited pro forma book value per common share multiplied by the number of shares of Price Enterprises Common Stock distributed and will be charged directly to retained earnings. Furthermore, to the extent that the fair market value of Price Enterprises Common Stock differs from the assumed share price of $15.25 used above, the product of the per share difference times the number of shares exchanged will be reclassified from the loss on disposal reflected in the income statement and included in the cost of PriceCostco's treasury shares acquired. In measuring the actual loss on the Exchange Transaction, PriceCostco expects to measure the fair market value of Price Enterprises' stock based on the average closing sales price of Price Enterprises Common Stock during the 20 trading days commencing on the sixth trading day following the closing of the Exchange Offer (the "20 Day Period"). However, other factors may also need to be considered in making the final determination.



    The historical financial statements of Price Enterprises present its financial position, results of operations and cash flows as if Price Enterprises were a separate subsidiary of PriceCostco for all periods presented. The Transferred Assets to Price Enterprises are reflected at their historical book value, including the effect of certain impairment writedowns recorded in the fourth quarter ended August 28, 1994.



    The Merger qualified as a "pooling-of-interests" for accounting and financial reporting purposes. PriceCostco does not believe that the Transaction will impact the pooling-of-interests accounting treatment utilized for the Merger.


REGULATORY APPROVALS

    No filings under the HSR Act are required in connection with the Exchange Offer generally. To the extent certain stockholders of PriceCostco decide to participate in the Exchange Offer and to acquire a number of shares of Price Enterprises Common Stock that exceeds one of the thresholds stated in the regulations under the HSR Act, and if exceptions under those regulations do not apply, such stockholders and PriceCostco would be required to make filings under the HSR Act, and the waiting period requirements under the HSR Act would have to be satisfied, before the exchanges by those particular stockholders could be carried out.


    Robert E. Price and PriceCostco, and the Price Family Trust and PriceCostco, have to date made filings under the HSR Act that would, upon expiration of the required waiting period under the HSR Act, enable Robert Price to acquire $15 million or more but less than 15 percent of the shares of Price Enterprises Common Stock and the Price Family Trust to acquire 25 percent or more but less than 50 percent of the shares of Price Enterprises Common Stock. These amounts and percentages reflect the thresholds at which these filings have been made under the HSR Act regulations. They do not indicate the actual shares to be acquired by Mr. Price or the Price Family Trust, which will depend on the number of shares of Price Costco Common Stock validly tendered and not withdrawn by them and by other stockholders in the Exchange Offer. Early termination of the required waiting period under the HSR Act occurred for each of these filings on November 9, 1994.


    Except as stated above, PriceCostco and Price Enterprises do not believe that any material Federal or state regulatory approvals will be necessary in connection with the Transaction.

QUOTATION OF PRICE ENTERPRISES COMMON STOCK ON THE NASDAQ STOCK MARKET'S NATIONAL MARKET

    It is anticipated that, after the Closing Date, Price Enterprises Common Stock will be quoted on The Nasdaq Stock Market's National Market under the symbol "PREN." Although Price Enterprises has commenced the process for quotation of Price Enterprises Common Stock on The Nasdaq Stock Market's National Market, there can be no assurance that Price Enterprises Common Stock will be so quoted.

EFFECT OF THE TRANSACTION ON CONVERTIBLE SECURITIES

    PriceCostco currently has outstanding (i) $285,079,000 aggregate principal amount of 6 3/4% Debentures issued under an indenture, dated as of February 19, 1987 (the "6 3/4% Indenture"), (ii) $179,338,000 aggregate principal amount of 5 1/2% Convertible Subordinated Debentures due 2012 of Price (the "5 1/2% Debentures") issued under an indenture, dated as of February 19, 1987 (the "5 1/2% Indenture"), and (iii) $300,000,000 aggregate principal amount of 5 3/4% Convertible Subordinated Debentures due 2002 of Costco (the "5 3/4% Debentures" and, together with the 6 3/4% Debentures and the 5 1/2% Debentures, the "Debentures") issued under an indenture, dated as of May 15, 1992 (the "5 3/4% Indenture" and, together with the 6 3/4% Indenture and the 5 1/2% Indenture, the "Indentures"). A holder of any 6 3/4% Debentures is currently entitled at any time prior to the close of business on March 1, 2001, subject to prior redemption or purchase by PriceCostco, to convert the 6 3/4% Debentures or portions thereof into shares of PriceCostco Common Stock at the conversion price of $22.535 per share, subject to adjustment as described in the 6 3/4% Indenture. A holder of any 5 1/2% Debentures is currently entitled at any time prior to the close of business on February 28, 2012, subject to prior redemption, to convert the 5 1/2% Debentures or portions thereof into shares of PriceCostco Common Stock at the conversion price of $23.768 per share, subject to adjustment as described in the 5 1/2% Indenture. The holder of any 5 3/4% Debentures is currently entitled at any time prior to the close of business on May 15, 2002, subject to prior redemption, to convert the 5 3/4% Debentures or portions thereof into share of PriceCostco Common Stock at the conversion price of $41.25 per share, subject to adjustment as described in the 5 3/4% Indenture.

    All three of the Indentures include typical antidilution provisions that provide that, if PriceCostco distributes any assets to holders of PriceCostco Common Stock (which would include shares of Price Enterprises Common Stock), the conversion price of the respective Debentures will be adjusted downward pursuant to formulas contained in the Indentures. Such anti-dilution provisions become relevant if (i) PriceCostco holds less than 5,400,000 shares of Price Enterprises Common Stock following the consummation of the Exchange Offer and elects to distribute the remaining shares of Price Enterprises Common Stock to PriceCostco stockholders pro rata or (ii) PriceCostco holds more than 5,400,000 shares of Price Enterprises Common Stock following the consummation of the Exchange Offer and is thus required to distribute all of the remaining Price Enterprises shares pro rata to PriceCostco stockholders. Pursuant to the conversion adjustment formula in each Indenture, as the number of shares of Price Enterprises Common Stock distributed increases, the Debenture conversion price under each Indenture is reduced, and holders of outstanding Debentures will be entitled to convert their Debentures into a larger number of shares of PriceCostco Common Stock. It is estimated that, if no shares of PriceCostco Common Stock are tendered in the Exchange Offer and all of the shares of Price Enterprises Common Stock are distributed to PriceCostco stockholders pursuant to the Distribution, the conversion prices under the Indentures will be adjusted to approximately $19.74, $20.82 and $36.13 under the 6 3/4% Debentures, the 5 1/2% Debentures and the 5 3/4% Debentures, respectively (assuming shares of PriceCostco Common Stock have a market price of $15.25 and shares of Price Enterprises Common Stock are deemed to have an equal value at the time of the Distribution). Based on unaudited pro forma net income for each of fiscal 1993 and for the 36 weeks ended May 8, 1994. An adjustment, if any, to the conversion price of the 5 3/4% Debentures would not be dilutive to PriceCostco's unaudited pro forma net income per common and common equivalent share on a fully diluted basis.

    In addition, the 5 3/4% Indenture includes a special antidilution provision which requires an additional adjustment to the 5 3/4% Debenture conversion price in connection with certain PriceCostco stock repurchase transactions (the "5 3/4% Adjustment"). The 5 3/4% Adjustment will apply to the Exchange Offer if PriceCostco repurchases shares of PriceCostco Common Stock in the Exchange Offer for consideration having an aggregate fair market value greater than 12.5% of the total market capitalization of PriceCostco, based on the average market price per share of PriceCostco Common Stock during any five consecutive trading days ending not less than two nor more than ten trading days prior to the consummation of the Exchange Offer (the "PriceCostco Pre-Closing Market Price"). Since the total number of shares of Price Enterprises Common Stock to be issued in the Exchange Offer is less than 12.5% of the total number of shares of PriceCostco Common Stock outstanding as of August 31, 1994 (approximately 12.4%), the 5 3/4%

Adjustment will not apply if the value of a Price Enterprises share is less than or equal to the PriceCostco Pre-Closing Market Price. If the value of a Price Enterprises share is more than the PriceCostco Pre-Closing Market Price, then the 5 3/4% Adjustment may apply, assuming sufficient shares are tendered in the Exchange Offer such that the total value of the Price Enterprises Common Stock exchanged exceeds 12.5% of the market capitalization of PriceCostco (based on the PriceCostco Pre-Closing Market Price). If the 5 3/4% Adjustment applies, it will result in a downward adjustment in the conversion price, and the holders of the 5 3/4% Debentures will be entitled to convert their debentures into a larger number of shares of PriceCostco Common Stock. As noted above, any adjustment to the conversion price of the 5 3/4% Debentures would not be dilutive to PriceCostco's unaudited pro forma net income per common and common equivalent share on a fully diluted basis for fiscal 1994.


                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    PriceCostco hereby offers, on the terms and subject to the conditions set forth herein and in the Letter of Transmittal, to exchange one share of Price Enterprises Common Stock for each share of PriceCostco Common Stock properly tendered and accepted for exchange (up to a maximum of 27 million such shares).


    PriceCostco will accept for exchange (and thereby purchase) all shares of PriceCostco Common Stock that have been validly tendered and not withdrawn (up to a maximum of 27 million such shares), and shall pay for each such share by issuing in exchange therefor one share of Price Enterprises Common Stock promptly following the Expiration Date.



    If more than 27 million shares of PriceCostco Common Stock are validly tendered and not withdrawn in the Exchange Offer prior to the Expiration Date, then, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the Letter of Transmittal, PriceCostco will accept 27 million shares for exchange on a pro rata basis, and shares of Price Enterprises Common Stock will be issued in exchange therefor. Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of PriceCostco Common Stock pursuant to the Exchange Offer. PriceCostco will pay all transfer taxes of tendering stockholders, other than certain applicable taxes, in connection with the Exchange Offer. See "Payment of Expenses."


    No fractional shares of Price Enterprises Common Stock shall be issued in the Exchange Offer in exchange for any fractional shares of PriceCostco Common Stock.

EXPIRATION DATE; EXTENSIONS; TERMINATION


    The Exchange Offer will expire at 12:00 midnight, New York City time, on December , 1994, subject to extension by PriceCostco by notice to the Exchange Agent as herein provided (the "Expiration Date"). In the event of such extension, the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. PriceCostco will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which PriceCostco may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, PriceCostco shall have no obligation to publicly advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.



    PriceCostco reserves the right to extend the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any shares of PriceCostco Common Stock not previously accepted for exchange by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance for exchange, extension or termination will be followed as promptly as practicable by public announcement thereof. The rights reserved by PriceCostco in this paragraph are in addition to PriceCostco's rights set forth under "Conditions to the Exchange Offer" below.


PROCEDURES FOR TENDERING

    The participation by a holder of PriceCostco Common Stock in the Exchange Offer pursuant to one of the procedures set forth below will constitute an agreement between such holder and PriceCostco in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    To be tendered properly, certificates for shares of PriceCostco Common Stock, together with the properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other documents required by the Letter of Transmittal, or an Agent's Message (as hereinafter defined) in the case of a book-entry transfer of shares, must be received by the Exchange Agent at one of the addresses set forth below in "Withdrawal Rights" prior to 12:00 midnight, New York City time, on the Expiration Date, except as otherwise provided under "Guaranteed Delivery Procedure." LETTERS OF TRANSMITTAL AND CERTIFICATES FOR SHARES OF PRICECOSTCO COMMON STOCK SHOULD NOT BE SENT TO PRICECOSTCO OR TO THE INFORMATION AGENT.



    Signatures on a Letter of Transmittal must be guaranteed unless the shares of PriceCostco Common Stock tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution. An "Eligible Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) savings institution that is a participant in a Securities Transfer Association recognized program. A verification by a notary public alone is not acceptable.


    THE METHOD OF DELIVERY OF SHARES OF PRICECOSTCO COMMON STOCK AND OTHER DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. Mailing should be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date.

    The Exchange Agent will make a request to establish accounts with respect to the shares of PriceCostco Common Stock at The Depository Trust Company ("DTC"), the Midwest Securities Transfer Company ("MSTC") and the Philadelphia Depository Trust Company ("PHILADEP" and, together with DTC and MSTC, the "Book-Entry Transfer Facilities") promptly after the date of this Offering Circular/Prospectus for the purpose of the Exchange Offer, and any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry transfer of the shares of PriceCostco Common Stock by causing DTC, MSTC or PHILADEP to transfer such shares of PriceCostco Common Stock into the Exchange Agent's account in accordance with such Book-Entry Transfer Facility's procedure for such transfer. Although delivery of shares of PriceCostco Common Stock may be effected through book-entry transfer to the Exchange Agent's account at DTC, MSTC or PHILADEP, the Letter of Transmittal (or facsimile thereof), with all required signature guarantees and any other required documents, or an Agent's Message must, in any case, be transmitted to and received or confirmed by the Exchange Agent at one of its addresses set forth on the back cover of this Offering Circular/Prospectus prior to 12:00 midnight, New York City time, on the Expiration Date, except as otherwise provided under "Guaranteed Delivery Procedure." "Agent's Message" means a message transmitted through electronic means by a Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgement from the participant in such Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the Letter of Transmittal. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT AS REQUIRED HEREBY.

    If the Letter of Transmittal is signed by a person other than a registered holder of any certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificate(s).

    If the Letter of Transmittal or Notice of Guaranteed Delivery or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by PriceCostco, proper evidence satisfactory to PriceCostco of their authority so to act must be submitted.

    All questions as to the validity, form, eligibility (including time of receipt), and acceptance of tendered shares of PriceCostco Common Stock will be resolved by PriceCostco, whose determination will be final and binding. PriceCostco reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for PriceCostco, be unlawful. PriceCostco also reserves the right to waive any irregularities or conditions of tender as to particular shares of PriceCostco Common Stock. PriceCostco's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as PriceCostco shall determine. Neither PriceCostco nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of shares of PriceCostco Common Stock will not be deemed to have been made until such irregularities have been cured or waived. Any shares of PriceCostco Common Stock received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

    If any certificate representing shares of PriceCostco Common Stock has been destroyed, lost or stolen, the stockholder must (i) furnish to the Exchange Agent evidence, satisfactory to it in its discretion, of the ownership of and the destruction, loss or theft of such certificate, (ii) furnish to the Exchange Agent indemnity, satisfactory to it in its discretion and (iii) comply with such other reasonable regulations as the Exchange Agent may prescribe.

GUARANTEED DELIVERY PROCEDURE
    If a holder desires to tender his or her shares of PriceCostco Common Stock and the certificate(s) representing such shares of PriceCostco Common Stock are not immediately available, or time will not permit such holder's certificate(s) or any other required documents to reach the Exchange Agent before 12:00 midnight, New York City time, on the Expiration Date, a tender may be effected if:

        (a) The tender is made through an Eligible Institution;

        (b) Prior to 12:00 midnight, New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, facsimile transmission, mail or hand delivery) setting forth the name and address of the holder and the number of shares of PriceCostco Common Stock tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange, Inc. (the "NYSE") trading days after the Expiration Date, the certificate(s) representing the shares of PriceCostco Common Stock, accompanied by all other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) The certificate(s) for all tendered shares of PriceCostco Common Stock, or a confirmation of a book-entry transfer of such shares of PriceCostco Common Stock into the Exchange Agent's applicable account at a Book-Entry Transfer Facility as described above, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, as well as all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, and in addition to the condition that the Registration Statement filed by Price Enterprises with the Commission shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect, PriceCostco shall not be required to accept for exchange, and may postpone the acceptance for exchange of shares of PriceCostco Common Stock tendered to it, and may terminate or amend the Exchange Offer, if prior to the acceptance for exchange of shares of PriceCostco Common Stock, any of the following events shall occur:


        (a) there shall have been any statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state or federal government or governmental authority or by any court and be in effect that would make the consummation of the Exchange Offer illegal or otherwise prohibit or restrict consummation of the Exchange Offer;

        (b) there shall have occurred:

           (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

           (2) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States;

           (3)   any  limitation  by   any  governmental,  regulatory  or
       administrative agency or authority on the extension of credit by banks or other lending institutions; or

           (4)  in the case of any of the situations described in clauses
       (1) through (3) inclusive, existing as of the date hereof, a material acceleration or worsening thereof (in the reasonable determination of PriceCostco);

        (c) a tender or exchange offer for any or all of the shares of PriceCostco Common Stock (other than the Exchange Offer), or any merger, business combination or other similar transaction with or involving PriceCostco, shall have been proposed, announced or made by any person; or

        (d) Price Enterprises shall have breached or failed to perform in any material respect any of its covenants or agreements under the Transfer and Exchange Agreement, which, in the judgment of PriceCostco in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment.

    The foregoing conditions are for the sole benefit of PriceCostco and may be asserted by PriceCostco regardless of the circumstances giving rise to such conditions or may be waived by PriceCostco in whole or in part at any time and from time to time in its sole discretion. Any determination by PriceCostco concerning the events described above will be final and binding upon all parties.

WITHDRAWAL RIGHTS
    Except as otherwise provided herein, any tender of shares of PriceCostco Common Stock made pursuant to the Exchange Offer is irrevocable. Shares of PriceCostco Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for exchange by PriceCostco pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. If PriceCostco extends the period of time during which the Exchange Offer is open, is delayed in its acceptance of shares of PriceCostco Common Stock for exchange or is unable to accept shares of PriceCostco Common Stock for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to PriceCostco's rights under the Exchange Offer, the Exchange Agent may, on behalf of PriceCostco, retain all shares of PriceCostco Common Stock tendered, and such shares of PriceCostco Common Stock may not be withdrawn except as otherwise provided herein, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that the person making an issuer tender offer shall either pay the consideration offered or return tendered securities, promptly after the termination or withdrawal of the offer.

    To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth below and must specify the name of the person who tendered the shares of PriceCostco Common Stock to be withdrawn and the number of shares of PriceCostco Common Stock to be withdrawn precisely as it appears on the Letter of Transmittal.

           FIRST INTERSTATE BANK OF WASHINGTON, N.A., EXCHANGE AGENT


          BY MAIL:                  OVERNIGHT DELIVERY:              BY HAND (ONLY):
  First Interstate Bank of       First Interstate Bank of       First Interstate Bank of
      Washington, N.A.               Washington, N.A.               Washington, N.A.
          c/o MSTS                       c/o MSTS              Stock Transfer, 14th Floor
        P. O. Box 845          Attn: Reorg Dept., 1st Floor          999 Third Ave.
       Midtown Station               85 Challenger Rd.              Seattle, WA 91804
     New York, NY 10018          Ridgefield Park, NJ 07660                 or
                                                                Special Services Section
                                                                 26610 West Agoura Road
                                                                   Calabasas, CA 91302
                                                                           or
                                                                120 Broadway, 33rd Floor
                                                                   New York, NY 10271


    If the shares of PriceCostco Common Stock to be withdrawn have been delivered to the Exchange Agent, a signed notice of withdrawal must be submitted prior to the release of such shares of PriceCostco Common Stock. In addition, such notice must specify, in the case of shares of PriceCostco Common Stock tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the shares of PriceCostco Common Stock to be withdrawn or, in the case of shares of PriceCostco Common Stock tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn shares of PriceCostco Common Stock. Withdrawals may not be rescinded, and shares of PriceCostco Common Stock withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, withdrawn shares of PriceCostco Common Stock may be retendered by again following one of the procedures described in "Procedures for Tendering" at any time prior to the Expiration Date.

    All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by PriceCostco, in its sole discretion, which determination shall be final and binding. None of PriceCostco, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

ACCEPTANCE OF PRICECOSTCO COMMON STOCK FOR EXCHANGE; DELIVERY OF PRICE ENTERPRISES COMMON STOCK

    Subject to the terms and conditions set forth herein, PriceCostco will accept for exchange any and all shares of PriceCostco Common Stock properly tendered and not withdrawn in the Exchange Offer prior to 12:00 midnight, New York City time, on the Expiration Date, up to a maximum of 27 million shares. PriceCostco will deliver shares of Price Enterprises Common Stock issued in the Exchange Offer promptly following the Expiration Date.


    For purposes of the Exchange Offer, PriceCostco will be deemed to have accepted for exchange (and thereby to have purchased) validly tendered shares of PriceCostco Common Stock when, as and if PriceCostco has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving shares of Price Enterprises Common Stock from PriceCostco.

    If any tendered shares of PriceCostco Common Stock are not accepted for exchange because such shares were not tendered properly, the occurrence of certain other events set forth herein or otherwise, certificates for any such unexchanged shares of PriceCostco Common Stock will be returned, without expense, to the tendering holder thereof (or, in the case of shares of PriceCostco Common Stock tendered by book-entry transfer, to an account maintained at the respective Book-Entry Transfer Facility), promptly after the expiration or termination of the Exchange Offer.

    PriceCostco expressly reserves the right to seek to acquire PriceCostco Common Stock in the future by means of open market purchases, privately negotiated acquisitions, subsequent exchange or tender offers or otherwise, at prices and terms to be determined by PriceCostco, which prices or terms, depending on a variety of circumstances that may exist at the time, may be higher or lower or more or less favorable, as the case may be, than those in the Exchange Offer.

EXCHANGE AGENT AND INFORMATION AGENT

    First Interstate Bank of Washington, N.A. has been appointed as exchange agent (the "Exchange Agent") for the Exchange Offer, and Georgeson & Company, Inc. has been appointed as information agent (the "Information Agent") for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent or the Information Agent at the addresses or telephone numbers set forth on the back cover page of this Offering Circular/Prospectus.

    Requests for information or additional copies of this Offering Circular/Prospectus or the Letter of Transmittal and all other documents required by the Letter of Transmittal should be directed to the Exchange Agent or the Information Agent. Neither the Exchange Agent nor the Information Agent will solicit tenders in connection with the Exchange Offer.

FINANCIAL ADVISORS

    PriceCostco has retained DLJ and Lehman Brothers to advise PriceCostco with respect to the Transaction. Neither DLJ nor Lehman Brothers has been retained to render an opinion as to the fairness of the Exchange Offer.

    For a description of the services rendered by, and fee arrangements with, DLJ and Lehman Brothers in connection with the Transaction, see "THE TRANSACTION
- -- Analysis of Financial Advisors to PriceCostco."

PAYMENT OF EXPENSES

    Neither PriceCostco nor Price Enterprises has retained any dealer-manager or similar soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. PriceCostco will pay the Exchange Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. PriceCostco will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offering Circular/Prospectus and related documents to the beneficial owners of PriceCostco Common Stock and in handling or forwarding tenders for their customers.

    The cash expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and the Information Agent, and printing, accounting and legal fees, will be paid by PriceCostco except that, if the Transaction is consummated, all costs and expenses of Latham & Watkins, counsel to Price Enterprises, and Kenneth Leventhal & Company, an advisor to Price Enterprises, will be paid by Price Enterprises.

    PriceCostco will pay all transfer taxes, if any, applicable to the transfer and sale of PriceCostco Common Stock to it or its order pursuant to the Exchange Offer. If, however, shares of Price Enterprises Common Stock are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the PriceCostco Common Stock tendered hereby, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and sale of PriceCostco Common Stock to PriceCostco or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

                 THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE

    The following is a summary of the material provisions of the Transfer and Exchange Agreement, a copy of which is attached as Annex II hereto and incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Transfer and Exchange Agreement.

TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

    TRANSACTIONS OCCURRING PRIOR TO THE CLOSING DATE


    Pursuant to the Transfer and Exchange Agreement, the Subsidiary Corporations were formed and PriceCostco caused the Mexico Assets to be transferred to Mexico Clubs, the International Assets to be transferred to Price Global and the Quest Assets to be transferred to Price Quest. Each of Price Global and Price Quest issued 100 shares of its common stock to Price, which constituted all of the outstanding capital stock of such Subsidiary Corporation. See "THE TRANSACTION
- -- Transactions Undertaken Prior to the Exchange Offer."


    CONVEYANCE OF TRANSFERRED ASSETS


    Upon the terms and subject to the satisfaction of the conditions contained in the Transfer and Exchange Agreement, as of the Transfer Closing Date, PriceCostco transferred or caused to be transferred to Price Enterprises the Transferred Assets. See "THE TRANSACTION -- Transactions Undertaken Prior to the Exchange Offer." With respect to Transferred Assets that PriceCostco was unable to convey, assign, transfer or deliver (or to cause such action to occur) as of the Transfer Closing Date, PriceCostco has taken all reasonable actions to preserve for, or transfer to, Price Enterprises the benefits of such Transferred Asset, pending the conveyance, assignment, transfer or delivery thereof to Price Enterprises. In the event that PriceCostco is unable to convey, assign, transfer or deliver (or cause such action to occur) any of the Real Properties to Price Enterprises on or prior to February 28, 1995, Price Enterprises and PriceCostco will agree to either (i) an arrangement, if legally permissible, pursuant to which PriceCostco will lease such Real Property to Price Enterprises pursuant to a long-term lease for an annual rent of $1.00 per year or (ii) a conveyance by PriceCostco to Price Enterprises of other real property owned by PriceCostco or its subsidiaries satisfactory to Price Enterprises in substitution thereof. However, if both of such alternatives deprive either PriceCostco or Price Enterprises of the benefits of transferring ownership of the property contemplated by the Transfer and Exchange Agreement by February 28, 1995, then the Transfer and Exchange Agreement requires PriceCostco to remit to Price Enterprises in cash the value of such property, as specified in the Transfer and Exchange Agreement.


    CONSIDERATION FOR TRANSFER

    For  a  description  of  the  consideration  for  the  Transfer,  see   "THE
TRANSACTION -- Transactions Undertaken Prior to the Exchange Offer."

THE EXCHANGE OFFER AND THE DISTRIBUTION

    The Transfer and Exchange Agreement requires PriceCostco to make the Exchange Offer (subject to the terms and conditions set forth in "THE EXCHANGE OFFER -- Terms of the Exchange Offer" and "-- Conditions to the Exchange Offer") and the Distribution (see "THE TRANSACTION -- The Distribution").

THE CLOSING


    The Transfer and Exchange Agreement provides that the closing of the transactions contemplated thereby, other than those actions that were taken and transactions that were consummated as of the Transfer Closing Date, will take place on the date immediately following the Expiration Date, or if such date is not a business day, and PriceCostco so elects, on the next business day thereafter.


    On the Closing Date, the following actions will be taken (if such actions have not been taken prior to the Closing Date): (a) PriceCostco will deliver to the Exchange Agent a number of shares of Price Enterprises Common Stock (up to a maximum of 27 million such shares) equal to the number of shares of PriceCostco Stock validly tendered and not withdrawn in the Exchange Offer and accepted for payment by PriceCostco; (b) the Certificate of Incorporation of Price Enterprises will be amended to read in its entirety as set forth in

Annex III and shall be filed with the Secretary of State of the State of Delaware; (c) the Bylaws of Price Enterprises will be amended to read in their entirety as set forth in Annex IV; (d) the Bylaws of PriceCostco will be amended to read in their entirety as set forth in Annex V; (e) the Board of Directors of Price Enterprises shall be expanded and the newly created directorships shall be filled, as described in "MANAGEMENT OF PRICE ENTERPRISES -- Board of Directors of Price Enterprises"; and (f) the resignations of all of the Price Designees from the Board of Directors of PriceCostco, other than Richard M. Libenson and Duane Nelles (which resignations were submitted to the Board of Directors of PriceCostco on July 28, 1994), shall become effective. Unless removed for cause, each of Messrs. Libenson and Nelles shall serve on the Board of Directors of PriceCostco until the earlier of (i) the date two years following the Closing Date and (ii) such time as Sol Price and Robert E. Price and their affiliates in the aggregate cease to beneficially own at least two million shares of PriceCostco Common Stock (including any such shares owned by charitable trusts established by either of them).


REPRESENTATIONS AND WARRANTIES

    The Transfer and Exchange Agreement contains no representations or warranties with respect to the Transferred Assets, the Mexico Assets, the International Assets or the Quest Assets other than certain representations and warranties of PriceCostco relating to (a) title to property and (b) brokers and finders.

CERTAIN ADDITIONAL MATTERS

    Pursuant to the Transfer and Exchange Agreement, PriceCostco and Price Enterprises made certain additional agreements related to the Transfer and the Exchange Offer, including, among others, those related to the matters set forth below.

    CERTAIN COMMITTEES

    Pursuant to the Transfer and Exchange Agreement, the Board of Directors of PriceCostco has reconstituted the PriceCostco Executive Committee and created the Price Enterprises Executive Committee, each to serve during the Interim Period. Pursuant to the Transfer and Exchange Agreement, the Board has also reconstituted its audit and compensation committees and formed new finance and real estate committees, each to exist during the Interim Period.

    The charter of the Price Enterprises Executive Committee provides that, during the Interim Period, the Price Enterprises Executive Committee has and may exercise all the powers and authority of the Board of Directors of PriceCostco in the management of the business and affairs of Price Enterprises and, during such period, shall cause Price Enterprises to conduct its operations only in accordance with the ordinary and usual course of business consistent with PriceCostco's past operations of the Transferred Assets and the business of Price Enterprises, it being expressly acknowledged that any operations undertaken that are in accordance with the fiscal 1995 operating and capital budget of Price Enterprises (the "Price Enterprises Budget"), which was prepared by management, reviewed by the Finance Committee (as hereinafter defined) and approved by the Board on or prior to the Transfer Closing Date, shall be considered operations conducted in the ordinary and usual course of business; PROVIDED, HOWEVER, that any action proposed to be taken by the Price Enterprises Executive Committee with respect to real property assets shall be subject to the approval of the Real Estate Committee; and PROVIDED, FURTHER, that the Price Enterprises Executive Committee has no power or authority to (i) amend the Certificate of Incorporation of Price Enterprises, (ii) adopt an agreement of merger or consolidation with respect to Price Enterprises under Section 251 or 252 of the Delaware General Corporation Law (the "DGCL"), (iii) approve (or recommend to PriceCostco's stockholders) the sale, lease or exchange of all or substantially all of Price Enterprises' property and assets, (iv) approve (or recommend to PriceCostco's stockholders) a dissolution of Price Enterprises or a revocation of a dissolution, (v) amend the Bylaws of Price Enterprises, (vi) declare a dividend on shares of Price Enterprises capital stock, (vii) authorize the issuance of stock of Price Enterprises, (viii) adopt a certificate of ownership and merger with respect to Price Enterprises pursuant to Section 253 of the DGCL or (ix) approve any of the matters listed in clauses (i) through
(viii) with respect to PriceCostco that the PriceCostco Executive Committee is also prohibited from approving. In addition, the Price Enterprises Executive Committee has no power or authority to make any expenditure or to take any action in connection therewith that is not in the ordinary and usual course of business of Price Enterprises unless such expenditure or action is unanimously approved by the Board of Directors of Price Enterprises. The Price Enterprises Executive Committee consists of Robert E. Price, Paul A. Peterson and James D. Sinegal.

    The charter of the current PriceCostco Executive Committee has been amended to provide that, during the Interim Period, the PriceCostco Executive Committee has and may exercise all the powers and authority of the Board of Directors of PriceCostco in the management of the business and affairs of PriceCostco, excluding the business and affairs of Price Enterprises, and, during such period, shall cause PriceCostco to conduct its operations only in accordance with the ordinary and usual course of business consistent with past practice, it being expressly acknowledged that any operations undertaken in accordance with the fiscal 1995 operating and capital budget of PriceCostco, excluding Price Enterprises (the "PriceCostco Budget"), which was prepared by management, reviewed by the Finance Committee and approved by the Board on or prior to the Transfer Closing Date, shall be considered operations conducted in the ordinary and usual course of business; PROVIDED, HOWEVER, that any action proposed to be taken by the PriceCostco Executive Committee with respect to matters that require approval of the Real Estate Committee shall be subject to the approval of the Real Estate Committee; and PROVIDED, FURTHER, that the PriceCostco Executive Committee has no power or authority to (i) amend the Certificate of Incorporation of PriceCostco, (ii) adopt an agreement of merger or consolidation under Section 251 or 252 of the DGCL, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of PriceCostco's property and assets, (iv) recommend to the stockholders a dissolution of PriceCostco or a revocation of a dissolution, (v) amend the Bylaws of PriceCostco, (vi) declare a dividend, (vii) authorize the issuance of stock or (viii) adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. In addition, the PriceCostco Executive Committee shall have no power or authority to make any expenditure or to take any action in connection therewith that is not in the ordinary and usual course of business of PriceCostco unless such expenditure or action is approved by the Board of Directors of PriceCostco. The PriceCostco Executive Committee consists of Richard M. Libenson, Duane Nelles and all of the Costco Designees.

    The charter of the current audit committee of the Board of Directors of PriceCostco (such committee, as reconstituted, the "Audit Committee") has been amended to provide that, during the Interim Period, the Audit Committee shall meet as and when necessary to review the results of the year-end audit of PriceCostco performed by the independent public accountants, review and evaluate internal accounting controls and recommend the selection of independent public accountants and review and approve (or ratify) related party transactions, and it is authorized to conduct such reviews and examinations as it deems necessary with respect to the practices and policy, and the relationship between
PriceCostco and its independent auditors, including the availability of PriceCostco's records, information and personnel. The Audit Committee consists of two Costco Designees (Daniel Bernard and John Meisenbach) and two Price Designees (Richard Libenson and Paul Peterson).

    The charter of the current compensation committee of the Board of Directors of PriceCostco (such committee, as reconstituted, the "Compensation Committee") has been amended to provide that, during the Interim Period, the Compensation Committee shall meet as and when necessary to review salaries, bonuses and stock options of senior officers of PriceCostco, and shall administer PriceCostco's compensation and stock option programs. The Compensation Committee consists of two Costco Designees (Hamilton James and John Meisenbach) and two Price Designees (Paul Kinloch and Duane Nelles).

    The charter of the finance committee of the Board of Directors of PriceCostco (the "Finance Committee") provides that, during the Interim Period, the Finance Committee will review and make recommendations regarding the PriceCostco Budget and the Price Enterprises Budget and will, from time to time during the Interim Period, meet as and when necessary to review and make recommendations with respect to (i) the creation, incurrence, assumption or guaranty by PriceCostco of any indebtedness, obligation or liability made during the Interim Period, (ii) investments by PriceCostco during the Interim Period and (iii) all new financings made during the Interim Period, except, in each case, for any such transactions entered into by PriceCostco in the ordinary and usual course of business of PriceCostco or under PriceCostco's existing working capital loans or commercial paper program and consistent with past practice. The Finance Committee consists of two Costco Designees (Jeffrey Brotman and Richard DiCerchio) and two Price Designees (Mitchell Lynn and Duane Nelles).

    The charter of the real estate committee of the Board of Directors of PriceCostco (the "Real Estate Committee") provides that, during the Interim Period, the Real Estate Committee will review and approve (i) any sale (including sale-leaseback), lease, conveyance, transfer or other disposition of real property of PriceCostco, and (ii) any purchase, lease or other acquisition of real property, in either case the value of which is in excess of one million dollars; PROVIDED, HOWEVER, that no such review and approval is required with respect to contractual obligations of PriceCostco that arose on or prior to July 28, 1994. The Real Estate Committee consists of two Costco Designees (Hamilton James and James Sinegal) and two Price Designees (Robert Price and Paul Peterson).

    AGREEMENT NOT TO COMPETE

    Pursuant to the Transfer and Exchange Agreement, for a period of five years following the Closing Date, Price Enterprises shall not, nor shall it permit or suffer any of its subsidiaries to: (i) directly or indirectly engage in or conduct any Club Business in any geographical area other than the Specified Geographical Areas, own any interest in another company that conducts a Club Business in any area other than the Specified Geographical Areas (PROVIDED that none of Price Enterprises, Price Global or any of their subsidiaries shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than 10% of the equity securities of such company) or knowingly sell to or provide services to a Club Business in any such area, and in the Specified Geographical Areas shall conduct a Club Business only through the relevant Subsidiary Corporation; (ii) sell, assign, lease, transfer or otherwise convey
(A) any Commercial Property, or any portion thereof, to any person for use as a Club Business (other than PriceCostco), if any Club Business operated by PriceCostco as of July 28, 1994 is located on, adjacent to or within the same development as such latter Club Business or (B) certain specified Commercial Properties to any person for use as a Club Business so long as PriceCostco or one of its subsidiaries shall operate a Club Business in the same trade area;
(iii) conduct a Quest Business from within a location that is owned or operated by any of certain specified companies or in any Club Business other than a Club Business operated by PriceCostco, Price Enterprises, the Subsidiary Corporations or any of the licensees of the Subsidiary Corporations; or (iv) without the prior written consent of PriceCostco (which shall not unreasonably be withheld), engage in any business with any of certain specified companies, except that Price Enterprises and its subsidiaries may (A) except as provided in clause (ii) above, sell, assign, lease, transfer or otherwise convey any real property to, or purchase, lease or otherwise take possession of any real property from, any of certain specified companies and (B) purchase merchandise from any of certain specified companies in the ordinary course of business and consistent with PriceCostco's past practice.


    The Transfer and Exchange Agreement also provides that, for a period of five years following the Closing Date, PriceCostco shall not, nor shall it permit or suffer any of its subsidiaries to: (i) directly or indirectly conduct a Club Business in any of the Specified Geographical Areas other than through the Subsidiary Corporations, own any interest in another company that conducts a Club Business in any of the Specified Geographical Areas (PROVIDED that neither PriceCostco nor any of its subsidiaries shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than 10% of the equity securities of such company) or transfer to any person (other than Price Enterprises or the relevant Subsidiary Corporation) the right to conduct a Club Business in any of the Specified Geographical Areas, including, without limitation, any right to use the name "Costco" in such Specified Geographical Areas; PROVIDED, HOWEVER, that, with respect to Mexico, the foregoing restrictions set forth in this clause (i) will terminate and have no further force and effect upon any sale of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico, owned, directly or indirectly, by Mexico Clubs to Comercial Mexicana or any of its affiliates (as such term is defined under Rule 12b-2 promulgated pursuant to the Exchange Act); (ii) conduct a Quest Business; PROVIDED, HOWEVER, that nothing in the Transfer and Exchange Agreement shall prohibit PriceCostco or its subsidiaries from conducting business (other than any business conducted through the Quest Assets) in the


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
manner heretofore conducted or, with Price Enterprises' consent (which shall not be unreasonably withheld), from conducting interactive promotional and advertising activities other than through an electronic interactive shopping format; or (iii) without the prior consent of Price Enterprises (which shall not unreasonably be withheld), engage in any business with any of certain specified companies, except that PriceCostco and its subsidiaries may (A) sell, assign, lease, transfer or otherwise convey any Club Business or any real property to, or purchase, lease or otherwise take possession of any Club Business or any real property from, any of certain specified companies and (B) purchase merchandise from any of the certain specified companies in the ordinary course of business and consistent with past practice.

    The Transfer and Exchange Agreement further provides that prior to entering into any agreement or arrangement with any person (other than PriceCostco) to own, operate or develop a Club Business in any Specified Geographical Area, whether pursuant to a joint venture, license, equity investment by such person in Price Global or otherwise, Price Enterprises or Price Global shall obtain the agreement of such person that such person will not directly or indirectly use any proprietary information or know-how acquired from Price Global with respect to the ownership and operation of a Club Business in such person's other business activities (other than the Club Business owned, operated or developed with Price Global in the Specified Geographical Area), and such agreement shall expressly state that PriceCostco shall be a third party beneficiary of such agreement. In addition, any such agreement with Coles Myer Ltd. shall also provide that Coles Myer Ltd. will not enter into a Club Business outside the Specified Geographical Areas.

    CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS

    Pursuant to the Transfer and Exchange Agreement, PriceCostco will continue the indemnification rights of its present and former officers and directors for the period from the Closing Date until six years thereafter and for two years after the Closing Date will cause to be maintained the current policies of the officers' and directors' liability insurance maintained by PriceCostco covering the persons who are presently covered by such policies with respect to actions and omissions occurring prior to the Closing Date to the extent available and on terms specified in the Transfer and Exchange Agreement.

    ADDITIONAL AGREEMENTS

    Pursuant to the terms of the Transfer and Exchange Agreement, PriceCostco and Price Enterprises have entered into certain other agreements, including the Operating Agreements (as described in "CERTAIN RELATED AGREEMENTS -- Operating Agreements"), the Stockholders Agreements (as defined and described in "CERTAIN RELATED AGREEMENTS -- Stockholders Agreements"), the PriceCostco Warehouse Leases (as defined and described in "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Real Estate Business -- Leases"), the Tax Allocation Agreements (as defined and described in "CERTAIN RELATED AGREEMENTS -- Tax Allocation Agreements") and the Advance Agreement (as described in CERTAIN RELATED AGREEMENTS -- Advance Agreement") (collectively, the "Additional Agreements").

    APPORTIONMENT

    Pursuant to the terms of the Transfer and Exchange Agreement, as of the Transfer Closing Date, PriceCostco and Price Enterprises apportioned (i) the real property taxes on all real property included in the Transferred Assets and transferred to Price Enterprises thereunder and (ii) other similar recurring municipal and state charges and assessments relating to the Transferred Assets. All such prorations were allocated so that items relating to time periods ending prior to the Transfer Closing Date were allocated to PriceCostco and items relating to time periods beginning on or after the Transfer Closing Date were allocated to Price Enterprises. The amount of all such prorations were settled and paid on the Transfer Closing Date, except that final payments with respect to prorations that were not able to be calculated as of the Transfer Closing Date will be calculated and paid as soon as practicable thereafter. PriceCostco and Price Enterprises agreed in the Transfer and Exchange Agreement to furnish each other with such documents and other records as were reasonably requested to confirm all proration calculations.

    STANDSTILL AGREEMENTS

    Pursuant to the terms of the Transfer and Exchange Agreement, each of PriceCostco and Price Enterprises agreed and covenanted that, until five years after the Closing Date, without the other's written

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consent, it will not  and will cause  each of its  subsidiaries not to  acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any of the common stock of the other or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise), any such common stock, except that PriceCostco may exercise all of its remedies pursuant to the Security and Pledge Agreement, if such agreement is entered into. See "THE TRANSACTION -- The Distribution."

    CERTAIN MATTERS WITH RESPECT TO THE CITY NOTES

    For a description of the terms of the Transfer and Exchange Agreement with respect to the City Notes, see "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Real Estate Business -- City Notes and Atlas Note."

    CERTAIN INSURANCE PROCEEDS

    Pursuant to the terms of the Transfer and Exchange Agreement, if, at or after the Transfer Closing Date, PriceCostco receives proceeds pursuant to any insurance policy maintained by PriceCostco or any of its subsidiaries in respect of liabilities or obligations relating to or arising in respect of Materials of Environmental Concern and violations or purported violations of Environmental Laws that relate to or arise out of any Real Property transferred to Price Enterprises under the Transfer and Exchange Agreement and that arise out of events occurring prior to the Transfer Closing Date, then PriceCostco agrees to remit, or cause to be remitted, such proceeds to Price Enterprises.

    CERTAIN REAL ESTATE MATTERS


    The Transfer and Exchange Agreement provides that, to the extent not undertaken or completed prior to the execution of the Transfer and Exchange Agreement, PriceCostco take certain actions required to effect the transfer of the Real Properties thereunder and that PriceCostco and Price Enterprises enter into appropriate agreements covering access, parking and similar matters with respect to the Real Properties, consistent with the current operations of the Real Properties.


    The Transfer and Exchange Agreement further provides that PriceCostco is (a) entitled to receive all condemnation proceeds payable due to condemnation proceedings occurring prior to the Transfer Closing Date with respect to the Commercial Property located in Santee, California and (b) required to satisfy in full all liabilities and obligations pursuant to outstanding indebtedness, which is secured by the Commercial Property located in Northridge, California and
PriceCostco's Club Business real estate located adjacent thereto (the "Northridge Mortgage") at the earliest time it may do so without incurring any prepayment penalty and, upon such satisfaction, use all reasonable efforts to secure the release of all liens relating to such mortgage.

    CERTAIN OTHER AGREEMENTS

    Pursuant to the Transfer and Exchange Agreement, PriceCostco and Price Enterprises agreed to use all reasonable efforts to consummate and make effective the Transaction. In accordance with the terms of the Transfer and Exchange Agreement, PriceCostco afforded to Price Enterprises and its representatives access during normal business hours throughout the period prior to the Transfer Closing Date to all of the Real Properties and all of PriceCostco's contracts, commitments, books and records relating thereto. Price Enterprises agreed, unless otherwise required by law, to hold, and to cause each of its officers, employees, accountants, counsel and advisors to hold, any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Price Enterprises or any such person and in the event of termination of the Transfer and Exchange Agreement for any reason, Price Enterprises will promptly return, or cause to be returned, all nonpublic documents obtained from PriceCostco.


    CERTAIN MATTERS WITH RESPECT TO MEXICO CLUBS


    If a sale by Mexico Clubs of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico, owned directly or indirectly by Mexico Clubs to Comercial Mexicana is not consummated on or before October 1, 1995, then, at the election of either PriceCostco or Price
Enterprises (delivered to the other in writing), PriceCostco and Price Enterprises have agreed to, and agreed to cause Mexico Clubs to, (i) take all necessary actions so that Mexico Clubs will cease to be a limited liability


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

company and shall instead become a corporation organized under the laws of the State of Delaware and (ii) execute and deliver a Stockholders' Agreement, the material terms of which are described in "THE BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Mexico Clubs."


EMPLOYEE MATTERS

    EMPLOYEES

    Pursuant to the terms of the Transfer and Exchange Agreement, as of January 1, 1995, Price Enterprises is required to offer to employ certain specified employees of PriceCostco who remain as employees of PriceCostco immediately prior to January 1, 1995. Each such employee who accepts such offer of employment shall, as of January 1, 1995, be transferred to the employment, and become an employee, of Price Enterprises (each such employee and each person who becomes an employee of Price Enterprises during the two-year period following the Closing Date, a "Price Enterprises Employee"). During the period beginning on the Transfer Closing Date and ending on December 31, 1994 (the "Transition Period"), PriceCostco will continue to employ each such employee (collectively, and together with any additional persons who become employees of PriceCostco during the Transition Period at the request of Price Enterprises, hereinafter referred to in connection with the Transition Period as "Retained Employees") and will provide employee benefits at its cost to the Retained Employees under substantially the same terms and conditions as those under which such employees are employed as of the Transfer Closing Date. PriceCostco has, however, retained the right, at Price Enterprises' request, to terminate a Retained Employee for any reason. During the Transition Period, Price Enterprises is required to lease from PriceCostco the services of the Retained Employees and shall be liable, and reimburse PriceCostco, for the cost of such services based on PriceCostco's actual cost in respect thereof, including without limitation salary, wages, vacation accrual, fringe benefits and employee benefit costs and related expenses payable to or on behalf of the Retained Employees in accordance with the terms of the Transfer and Exchange Agreement. PriceCostco will be solely liable and retain sole responsibility for the payment of bonuses to the Retained Employees in respect of the 1994 fiscal year.

    PRICECOSTCO PLANS

    With respect to each "employee pension benefit plan," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as from time to time amended ("ERISA"), maintained or contributed to by PriceCostco ("PriceCostco Plans"), Price Enterprises is required to, effective as of January 1, 1995, take, or cause to be taken, all action necessary and appropriate to establish and maintain substantially equivalent employee benefit plans (the "Price Enterprises Plans") for the benefit of Price Enterprises Employees who participated in the respective, comparable PriceCostco Plan. Price Enterprises agreed that each Price Enterprises Employee eligible to participate in a PriceCostco Plan shall immediately become eligible to participate in the comparable Price Enterprises Plan, and, for all purposes under such Price Enterprises Plan, each Price Enterprises Employee shall be entitled to service and any accrued benefit or account balance, as the case may be, credited to such Price Enterprises Employee as of January 1, 1995 under the terms of the comparable PriceCostco Plan as if such service had been rendered to Price Enterprises and as if such accrued benefit or account balance had originally been credited to such Price Enterprises Employee under such Price Enterprises Plan.

    In the case of each PriceCostco Plan that is a defined contribution plan, PriceCostco will direct the trustee of each such plan to transfer, on, or as soon as is practicable after, January 1, 1995, to the trustee or other funding agent of the applicable Price Enterprises Plan, in cash, securities, other property or a combination thereof, as determined by PriceCostco, subject to approval by Price Enterprises (which approval shall not be unreasonably withheld), the respective account balances of the Price Enterprises Employees as of the date of transfer, plus that portion of any unallocated contributions that is attributable to the Price Enterprises Employees.

    WELFARE AND CERTAIN OTHER PLANS

    PriceCostco and its subsidiaries shall be solely responsible for, or cause their insurance carriers to be responsible for, the satisfaction of all claims for medical, life insurance, health, accident, workers' compensation or disability benefits brought by or in respect to any of the Price Enterprises Employees under each

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"employee welfare benefit  plan," as  such term is  defined in  section 3(1)  of
ERISA (the "PriceCostco Welfare Plans"), which claims relate to events occurring prior to the Transfer Closing Date, regardless of when notices of such claims are properly filed, without interruption as a result of the employment by Price Enterprises or any of its subsidiaries of any such employees. During the Transition Period, and thereafter until the second anniversary of the Closing Date, PriceCostco is required to continue to provide coverage under PriceCostco Welfare Plans to Retained Employees, directors of Price Enterprises and Price Enterprises Employees, respectively, on the same terms and conditions as were in effect prior to the Transfer Closing Date except for changes in such terms and conditions that apply to similarly situated employees of PriceCostco or provide such coverage under an alternative arrangement. Price Enterprises shall be liable, and is required to reimburse PriceCostco, for the provision of such coverage based on PriceCostco's actual cost, on an average per capita basis (not including any incremental costs attributable to the use of an alternative arrangement), with respect to claims relating to events occurring on or after the Transfer Closing Date. Price Enterprises and its subsidiaries shall be liable, and reimburse PriceCostco and its subsidiaries, for or indemnify PriceCostco and its subsidiaries against any and all liabilities and obligations whatsoever in connection with claims for medical, life insurance, health, accident or disability benefits brought by or in respect of Price Enterprises Employees under PriceCostco Welfare Plans or otherwise, which claims relate to events occurring on or after the second anniversary of the Closing Date.

    Price Enterprises shall assume all obligations and liabilities with respect to any other employment-related right, claim, cause of action, expense, obligation, liability or cost ("Costs") with respect to a Retained Employee or Price Enterprises Employee (including but not limited to such Costs arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the WARN Act and other Federal, state or local laws respecting the terms and conditions of employment not otherwise provided for in the Transfer and Exchange Agreement), which Costs are attributable to events occurring on or after the Transfer Closing Date; and PriceCostco shall retain all obligations and liabilities with respect to such Costs that are attributable to events occurring prior to the Transfer Closing Date.

    On, or as soon as practicable after, January 1, 1995, PriceCostco will transfer to Price Enterprises an amount in cash equal to the dollar value of any accrued but unused vacation days attributable to Price Enterprises Employees as determined as of the Transfer Closing Date.

    EMPLOYEE STOCK OPTIONS

    Subject to certain provisos set forth in the Transfer and Exchange Agreement, each outstanding option ("PriceCostco Option") for the purchase of shares of PriceCostco Common Stock granted under any stock option plan of Price, Costco or PriceCostco, which PriceCostco Option is held, as of January 1, 1995, by a Price Enterprises Employee and is then exercisable or would have been exercisable using the formula set forth in Section 8(b) of such stock option plan had the employment of the Price Enterprises Employee been terminated on such date, shall continue to be exercisable on the same terms and conditions set forth in the agreement evidencing the grant of PriceCostco Option.

    SEVERANCE PAY

    PriceCostco and Price Enterprises have agreed in the Transfer and Exchange Agreement that the employment of Price Enterprises Employees by Price Enterprises or any of its subsidiaries on or after January 1, 1995 shall not be deemed a severance of employment from PriceCostco and its subsidiaries for purposes of the payment of severance, salary continuation or similar benefits pursuant to any policy, plan, program or agreement of PriceCostco or its subsidiaries to the extent that any such policy, plan, program or agreement now exists, if any. Price Enterprises and its subsidiaries will assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of the Retained Employees and the Price Enterprises Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment on or after the Transfer Closing Date, and PriceCostco will remain responsible for such liabilities and obligations in connection with PriceCostco employees who do not become Retained Employees.

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
    ADMINISTRATIVE SERVICES

    Pursuant to the Transfer and Exchange Agreement, Price Enterprises is required to pay PriceCostco the sum of $500,000 in two equal installments of $250,000 each (which shall be due on June 30, 1995 and June 30, 1996) for making available to Price Enterprises administrative services in connection with the Price Enterprises Plans and PriceCostco Welfare Plans whether or not any such services are used by Price Enterprises. At the request of Price Enterprises, PriceCostco is required to provide to Price Enterprises such administrative services in connection with the Price Enterprises Plans as Price Enterprises and PriceCostco shall mutually agree upon, during the two-year period following the Closing Date. During such period, if PriceCostco shall incur any incremental, third-party out-of-pocket expenses in connection with procuring or providing employee benefits to any employee of Price Enterprises, Price Enterprises is required to reimburse PriceCostco for any such expenses.

INDEMNIFICATION

    Pursuant to the terms of the Transfer and Exchange Agreement, PriceCostco agreed to indemnify Price Enterprises against and hold Price Enterprises harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Price Enterprises arising from, relating to or otherwise in respect of (i) any material breach of, or inaccuracy in, any representation or warranty of PriceCostco contained in the Transfer and Exchange Agreement; (ii) any material breach of any covenant of PriceCostco contained in the Transfer and Exchange Agreement; (iii) one-half of all liabilities relating to Materials of Environmental Concern and violations or purported violations of Environmental Laws arising out of or relating to the Commercial Property located in Phoenix, Arizona and known as the Phoenix Fry's property; (iv) the Retained Liabilities; (v) the Northridge Mortgage; and (vi) all liabilities to which Price Enterprises may become subject under the Securities Act or any other statute or common law (including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of PriceCostco) insofar as any such liabilities and obligations arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Schedule 13E-4, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this paragraph shall not apply to any losses, liabilities, claims, damages, or expenses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which was made in reliance upon and in conformity with information furnished to PriceCostco by Price Enterprises for use in connection with the Registration Statement or the Schedule 13E-4.

    The Transfer and Exchange Agreement provides that (a) PriceCostco shall indemnify Price Enterprises and Mexico Clubs against and hold Price Enterprises and Mexico Clubs harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Mexico Clubs arising from, relating to or otherwise in respect of any Retained Liabilities relating to or arising out of the Mexico Assets; (b) PriceCostco shall indemnify Price Enterprises and Price Global against and hold Price Enterprises and Price Global harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Price Global arising from, relating to or otherwise in respect of any Retained Liabilities relating to or arising out of the International Assets; and (c) PriceCostco shall indemnify Price Enterprises and Price Quest against and hold Price Enterprises and Price Quest harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Price Quest arising from, relating to or otherwise in respect of any Retained Liabilities relating to or arising out of the Quest Assets.

    In addition, the Transfer and Exchange Agreement provides that Price Enterprises will indemnify PriceCostco against and hold PriceCostco harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by PriceCostco arising from, relating to or otherwise in respect of (i) any material breach of any covenant of Price Enterprises contained in the Transfer and Exchange Agreement; (ii) the Assumed Liabilities (as hereinafter defined); and (iii) all liabilities and obligations to which PriceCostco may become subject under the Securities Act or any other statute or common law (including any amount paid in settlement of any litigation, commenced or

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threatened,  if such  settlement is effected  with the written  consent of Price
Enterprises) insofar as any such liabilities and obligations arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Schedule 13E-4, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this paragraph shall not apply to any losses, liabilities, claims, damages, or expenses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which was made in reliance upon and in conformity with information furnished to Price Enterprises by PriceCostco for use in connection with the Registration Statement or the Schedule 13E-4.

    In addition, (a) Price Enterprises agreed to cause Mexico Clubs to indemnify PriceCostco against and hold PriceCostco harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by PriceCostco arising from, relating to or otherwise in respect of the Mexico Assets which arise out of events occurring at or after the Transfer Closing Date; (b) Price Enterprises agreed to cause Price Global to indemnify PriceCostco against and hold PriceCostco harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by PriceCostco arising from, relating to or otherwise in respect of the International Assets which arise out of events occurring at or after the Transfer Closing Date; and (c) Price Enterprises agreed to cause Price Quest to indemnify PriceCostco against and hold PriceCostco harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by PriceCostco arising from, relating to or otherwise in respect of the Quest Assets which arise out of events occurring at or after the Transfer Closing Date.

    Pursuant to the Transfer and Exchange Agreement, Price Enterprises has guaranteed to PriceCostco the full and prompt performance by each Subsidiary Corporation of each and every obligation required of each of them pursuant to such indemnification provisions.

    As used in the Transfer and Exchange Agreement and this Offering Circular/Prospectus "Assumed Liabilities" means (A) all liabilities or obligations relating to or arising in respect of emissions, discharges, releases, or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern") and violations or purported violations of all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to Materials of Environmental Concern, or otherwise relating to the generation, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") that relate to or arise out of the Real Properties and that arise out of events occurring prior to, at or after the Transfer Closing Date and (B) the Assumed Construction Costs; and "Retained Liabilities" means all liabilities and obligations of PriceCostco and its subsidiaries relating to or arising out of (i) the Mexico Assets (other than shares of capital stock of Price Venture Mexico), the International Assets (other than the CMI Stock) and the Quest Assets that arose out of events occurring prior to the Transfer Closing Date and (ii) the Transferred Assets that arose out of events occurring prior to the Transfer Closing Date, but excluding the Assumed Liabilities.

ARBITRATION


    The Transfer and Exchange Agreement provides that in the event that, from time of time, any controversy or claim shall arise out of or relate to the Transfer and Exchange Agreement, any of the Additional Agreements, the transactions contemplated thereby or any documents or agreements contemplated by or delivered thereunder, or any substantive issue or dispute shall be raised by either PriceCostco or Price Enterprises with the amount in controversy believed in good faith by both parties to be $15 million or less, such controversy, claim, substantive issue or dispute shall be settled by arbitration in San Francisco, California in accordance therewith and with the then prevailing Commercial Arbitration Rules of the American Arbitration Association, Expedited Procedures. Each of PriceCostco and Price Enterprises used reasonable efforts, acting in good faith, to mutually select one person prior to the Transfer Closing Date who shall serve as the arbitrator with respect to any such arbitration proceeding.

    The Transfer and Exchange Agreement also provides that in the event that, from time to time, any controversy or claim shall arise out of or relate to the Transfer and Exchange Agreement, any of the Additional Agreements, the transactions contemplated thereby or any documents or agreements contemplated by or delivered thereunder, or any substantive issue or dispute shall be raised by either PriceCostco or Price Enterprises, with the amount in controversy believed in good faith by either party to be in excess of $15 million such controversy, claim, substantive issue or dispute shall be settled by arbitration in San Francisco, California in accordance therewith and with the then prevailing Commercial Arbitration Rules of the American Arbitration Association.

    The decision of the arbitrator or arbitrators under the Transfer and Exchange Agreement shall be final and binding on the parties from which no appeal may be taken.

                           CERTAIN RELATED AGREEMENTS

OPERATING AGREEMENTS


    PriceCostco and Price, on the one hand, and Price Enterprises and each of the Subsidiary Corporations, on the other, have entered into Operating Agreements to clarify the ongoing business relationship between PriceCostco and the respective Subsidiary Corporations. For a description of the material terms of the Operating Agreements, see "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES
- -- Mexico Clubs," "-- Price Quest" and "-- Price Global."


STOCKHOLDERS AGREEMENTS


    PriceCostco and Price, on the one hand, and Price Enterprises and each of Price Quest and Price Global, on the other, have entered into Stockholders Agreements to clarify certain rights and obligations of PriceCostco and Price Enterprises as stockholders of the respective Subsidiary Corporations (collectively, the "Stockholders Agreements"). For a description of the material terms of the Stockholders Agreements, see "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Price Quest" and "-- Price Global."



LIMITED LIABILITY COMPANY AGREEMENT


    Price and Price Enterprises have entered into a Limited Liability Company Agreement with respect to Mexico Clubs that sets forth the rights and obligations of each of Price and Price Enterprises with respect to its interest in Mexico Clubs (the "LLC Agreement"). For a description of the material terms of the LLC Agreement, see "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Mexico Clubs."

TAX ALLOCATION AGREEMENTS


    PriceCostco has entered into tax allocation agreements (the "Tax Allocation Agreements") with Price Enterprises and each of Price Global, Price Quest and Primex to determine their responsibilities for taxes attributable to periods before and after August 28, 1994. Under the terms of the Tax Allocation Agreements, PriceCostco is generally responsible for the payment of all taxes attributable to the operations of PriceCostco, including the assets transferred to Price Enterprises and the Subsidiary Corporations in the Transaction, until August 28, 1994 and will indemnify Price Enterprises and Price Global, Price Quest or Primex, as the case may be, with respect to such taxes. PriceCostco is generally responsible for filing all tax returns of PriceCostco (including of Price Enterprises, Price Global, Price Quest and Primex) for periods beginning prior to the Closing Date and is principally responsible for handling tax controversies with respect to such tax returns and the tax treatment of the Transaction. PriceCostco is also responsible for the payment of (i) any taxes that may be imposed on PriceCostco as a result of the Transaction failing to qualify as tax-free under section 355 of the Code and (ii) real property transfer taxes attributable to the transfer of assets to Price Enterprises and the Subsidiary Corporations in the Transaction.



    The Tax Allocation Agreements provide that Price Enterprises or Price Global, Price Quest or Primex, as the case may be, is responsible for the payment of all taxes attributable to the operations and assets transferred to Price Enterprises and the Subsidiary Corporations in the Transaction for all periods beginning on or after August 28, 1994 and will indemnify PriceCostco with respect to such taxes. Price Enterprises and Price Global, Price Quest or Primex, as the case may be, are generally responsible for filing all tax returns of Price Enterprises, Price Global, Price Quest and Primex, respectively, for periods beginning on or after the Closing Date and are principally responsible for handling tax controversies with respect to such tax returns.

    Under the terms of the Tax Allocation Agreements, each party has agreed to treat the Transaction for all tax purposes as a tax-free distribution under section 355 of the Code and the contribution of assets to Price Enterprises and the Subsidiary Corporations contemplated by the Transfer and Exchange Agreement as transactions described in sections 351 and 368 of the Code.

ADVANCE AGREEMENT


    PriceCostco and Price Enterprises have entered into the Advance Agreement pursuant to which PriceCostco will advance Price Enterprises funds for a certain period of time to enable Price Enterprises to conduct its business and operations. The loan is in the form of an unsecured revolving credit facility, up to a maximum principal amount of $85 million (reduced by an amount equal to the net proceeds from the sale of any Commercial Properties between the Transfer Closing Date and the Closing Date). At the request of Price Enterprises, funds will be advanced to Price Enterprises by PriceCostco from time to time during the period from the Transfer Closing Date until six months following the earlier of (i) the Closing Date and (ii) the date on which Price Enterprises Common Stock is distributed to holders of PriceCostco Common Stock. Price Enterprises may in turn advance funds borrowed under such facility to the Subsidiary Corporations, provided that the amount of such advances outstanding at any one time is limited to $5 million in each Subsidiary Corporation. Under the Advance Agreement, all costs to complete the construction of any of the Commercial Properties incurred by PriceCostco on or after June 1, 1994, are deemed to be advances and interest thereon began to accrue on August 29, 1994. All advances, including interest thereon, are to be repaid six months following the Closing Date. The interest rate under the Advance Agreement is described under "PRICE ENTERPRISES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources." The Advance Agreement contains other terms customary in loan agreements between third parties.

                            PRICE ENTERPRISES, INC.
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


    The following unaudited pro forma balance sheet of Price Enterprises as of August 28, 1994 and unaudited pro forma statements of income for the 52 weeks ended August 28, 1994 have been prepared to reflect the results of the Transaction. The unaudited pro forma balance sheet has been prepared as if the Transaction occurred on August 28, 1994. The unaudited pro forma statement of income has been prepared as if the Transaction occurred on the first day of fiscal 1994. The unaudited pro forma financial information is not necessarily indicative of the results that actually would have occurred if the Transaction had been consummated as of August 28, 1994 or at the beginning of fiscal 1994.



                            PRICE ENTERPRISES, INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF AUGUST 28, 1994
                                 (IN THOUSANDS)


                                     ASSETS


                                                                                  PRO FORMA
                                                              HISTORICAL         ADJUSTMENTS         PRO FORMA
                                                              ----------         -----------         ---------
REAL ESTATE ASSETS, NET.....................................   $ 447,387          $   2,100(1)       $449,487
CURRENT ASSETS..............................................      30,412            (27,734)(2)         2,678
INVESTMENT IN PRICE CLUB MEXICO
 JOINT VENTURE..............................................      67,226             --                67,226
NOTES RECEIVABLE............................................      73,023             --                73,023
DEFERRED INCOME TAXES.......................................      23,282             --                23,282
OTHER ASSETS................................................       9,223             --                 9,223
                                                              ----------         -----------         ---------
                                                               $ 650,553          $ (25,634)         $624,919
                                                              ----------         -----------         ---------
                                                              ----------         -----------         ---------

                        LIABILITIES AND INVESTMENT BY PRICECOSTCO/STOCKHOLDERS' EQUITY
LIABILITIES.................................................   $  31,124          $ (16,585)(2)      $ 15,739
                                                                                      1,200(3)
LONG-TERM DEBT..............................................      --                 --                    --(4)
MINORITY INTEREST OF PRICECOSTCO............................      40,641             (5,730)(2)        34,911
INVESTMENT BY PRICECOSTCO/STOCKHOLDERS' EQUITY..............     578,788              2,100(1)        574,269(4)
                                                                                     (5,419)(2)
                                                                                     (1,200)(3)
                                                              ----------         -----------         ---------
                                                               $ 650,553          $ (25,634)         $624,919
                                                              ----------         -----------         ---------
                                                              ----------         -----------         ---------


                    See accompanying notes and assumptions.

                            PRICE ENTERPRISES, INC.
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FIFTY-TWO WEEKS ENDED AUGUST 28, 1994


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         PRO FORMA
                                           HISTORICAL   ADJUSTMENTS   PRO FORMA
                                           ----------   -----------   ---------
REVENUES
  Real estate rentals....................   $  29,265     $ 7,016(5)   $ 36,281
  Gains on sale of real estate...........       5,474      --             5,474
  Merchandise sales......................      53,015      --            53,015
                                           ----------   -----------   ---------
    Total revenues.......................      87,754       7,016        94,770
OPERATING EXPENSES
  Real estate expenses...................      17,623       1,548(5)     17,796
                                                           (1,375)(6)
  Merchandise costs and expenses.........      57,997      --            57,997
  General and administrative.............       1,600       1,500(7)      3,100
  Provision for asset impairments........      90,227      --            90,227
                                           ----------   -----------   ---------
    Total operating expenses.............     167,447       1,673       169,120
                                           ----------   -----------   ---------
    Operating loss.......................     (79,693)      5,343       (74,350)
INTEREST AND OTHER.......................       9,947      --             9,947
                                           ----------   -----------   ---------
    Loss before provision for income
     taxes...............................     (69,746)      5,343       (64,403)
BENEFIT FOR INCOME TAXES.................     (28,267)      2,191(8)    (26,076)
                                           ----------   -----------   ---------
    Net loss.............................   $ (41,479)    $ 3,152      $(38,327)
                                           ----------   -----------   ---------
                                           ----------   -----------   ---------
    Net loss per common share (2)........      --                        $(1.42)(9)
      Number of shares used in
       calculation.......................                                27,000


                    See accompanying notes and assumptions.

                            PRICE ENTERPRISES, INC.
       NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA FINANCIAL INFORMATION



(1) To reflect the transfer of one remaining real estate asset valued at $2,100 million which was purchased and transferred by PriceCostco in fiscal 1995.


(2) To eliminate working capital retained by PriceCostco in accordance with the Transfer and Exchange Agreement. Working capital retained by PriceCostco primarily relates to the Subsidiary Corporations. These adjustments reduced minority interests and investment by PriceCosto.


(3) To record the accrual for estimated organization costs which have been treated as a reduction of stockholders' equity.


(4) Unaudited pro forma net loss per common share, long-term debt and stockholders' equity assumes all shares of Price Enterprises Common Stock are issued in the Exchange Offer or distributed to PriceCostco stockholders following the Exchange Offer. If only 21.6 million shares of Price Enterprises Common Stock are issued in the Exchange Offer, and Price Enterprises purchases the remaining 5.4 million shares of Price Enterprises Common Stock from PriceCostco for a note in the principal amount of approximately $82.4 million (assuming a per share price for Price Enterprises Common Stock of $15.25, and an interest rate on the outstanding note of approximately 6.0%), then unaudited pro forma net loss per common share for fiscal 1994 would be $1.91, and long-term debt and stockholders' equity as of August 28, 1994 would be approximately $82.4 million and $491.9 million, respectively. See "THE TRANSACTION -- The Distribution" for the terms of the note.


(5) To record rental income and related depreciation expense on the four Warehouse Properties included in the Transferred Assets and which are being leased back to PriceCostco. Rental payments are specified in lease agreements between PriceCostco and Price Enterprises. Depreciation expense is based on the useful life of buildings with PriceCostco responsible for all property taxes and maintenance of the Warehouse Properties.



    Unaudited pro forma real estate rentals and depreciation expense for each Warehouse Property is based upon straight-line rents prorated for the number of weeks each Warehouse Property was open for business during fiscal 1994 as follows (in thousands):



                                                                       52 WEEKS ENDED
                                               ANNUAL (A)             AUGUST 28, 1994
                                        ------------------------  ------------------------
WAREHOUSE                                RENTAL    DEPRECIATION    RENTAL    DEPRECIATION
- --------------------------------------  ---------  -------------  ---------  -------------
Morena................................  $     892    $     578    $     892    $     578
Pentagon City (b).....................      2,793          506        1,235          224
Wayne.................................      2,171          420        2,171          420
Westbury..............................      2,718          326        2,718          326
                                        ---------       ------    ---------       ------
                                        $   8,574    $   1,830    $   7,016    $   1,548
                                        ---------       ------    ---------       ------
                                        ---------       ------    ---------       ------

     (a) Annual rentals are calculated on a straight-line basis over the initial term of the lease agreement for each of the Warehouse Properties.
     (b) Pentagon City was opened in March 1994. If Pentagon City had been operating for the entire 52 weeks ended August 28, 1994 then unaudited pro forma net loss per common share would have been $1.39.
(6) To record the reduction of historical depreciation expense as a result of the provision for asset impairments recorded in the fourth quarter of fiscal 1994.
(7) To reflect estimated additional general and administrative costs associated with Price Enterprises becoming a separate public company.
(8)  To  adjust the benefit for income taxes  at an effective income tax rate of
     41%.
(9) Includes a provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax or $1.76 net loss per pro forma common share) related to a change in calculating estimated losses for assets which are considered to be economically impaired. If the $80,500 pre-tax provision for asset impairments were excluded, pro forma net income for fiscal 1994 would have been approximately $9,173 or $.34 per common share.

                                  PRICECOSTCO
              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION



    The following unaudited pro forma condensed balance sheet of PriceCostco as of August 28, 1994 and unaudited pro forma condensed statements of income for the 52 weeks ended August 28, 1994 have been prepared to reflect the Transaction. The unaudited pro forma balance sheet has been prepared as if the Transaction occurred on August 28, 1994. The unaudited pro forma condensed statement of income has been prepared as if the Transaction occurred on the first day of fiscal 1994. The unaudited pro forma condensed financial information is not necessarily indicative of the results that actually would have occurred if the Transaction had been consummated as of August 28, 1994 or at the beginning of fiscal 1994.



                                  PRICECOSTCO
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF AUGUST 28, 1994
                                 (IN THOUSANDS)


                                     ASSETS


                                                      PRO FORMA
                                        HISTORICAL   ADJUSTMENTS      PRO FORMA
                                        ----------  -------------   -------------
CURRENT ASSETS........................  $1,534,298  $  (2,678)(1a)  $1,531,620
PROPERTY AND EQUIPMENT, net...........   2,146,396     (4,014)(1a)   2,142,382
DISCONTINUED OPERATIONS -- NET
 ASSETS...............................     377,085   (377,085)(1b)      --
INVESTMENT IN PRICE CLUB MEXICO JOINT
 VENTURE..............................      67,226    (34,285)(1c)      32,941
OTHER ASSETS..........................     110,654      2,585(1a)      113,239
                                        ----------  -------------   -------------
                                        $4,235,659  $(415,477)      $3,820,182(5)
                                        ----------  -------------   -------------
                                        ----------  -------------   -------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES...................  $1,647,307  $  (3,727)(1a)  $1,643,580
LONG-TERM DEBT........................     795,492     --              795,492
DEFERRED INCOME TAXES AND OTHER
 LIABILITIES..........................      73,121     --               73,121
                                        ----------  -------------   -------------
    Total liabilities.................   2,515,920     (3,727)       2,512,193
                                        ----------  -------------   -------------
MINORITY INTERESTS....................      34,779     --               34,779
                                        ----------  -------------   -------------
STOCKHOLDERS' EQUITY..................   1,684,960   (411,750)(1d)(8)  1,273,210(5)
                                        ----------  -------------   -------------
                                        $4,235,659  $(415,477)      $3,820,182
                                        ----------  -------------   -------------
                                        ----------  -------------   -------------



                    See accompanying notes and assumptions.

                                  PRICECOSTCO
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                 FOR THE FIFTY-TWO WEEKS ENDED AUGUST 28, 1994



                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                               PRO FORMA
                                                                                  HISTORICAL   ADJUSTMENTS        PRO FORMA
                                                                                  -----------  ---------         -----------
REVENUES
  Net sales.....................................................................  $16,160,911  $(53,015)(1e)     $16,107,896
  Membership fees and other.....................................................      319,732     --                 319,732
                                                                                  -----------  ---------         -----------
    Total revenues..............................................................   16,480,643   (53,015)          16,427,628
MERCHANDISE COSTS...............................................................   14,662,891   (49,449)(1e)      14,613,442
OPERATING EXPENSES..............................................................    1,457,613   (10,148)(1e)       1,452,933
                                                                                                  5,468(6)
                                                                                  -----------  ---------         -----------
    Operating income............................................................      360,139     1,114              361,253
OTHER INCOME (EXPENSE)
  Interest expense..............................................................      (50,472)    --                 (50,472)
  Interest and other income.....................................................       13,888    (5,487)(1f)           8,401
  Provision for merger and restructuring expenses...............................     (120,000)                      (120,000)
                                                                                  -----------  ---------         -----------
  Income before provision for income taxes......................................      203,555    (4,373)             199,182
PROVISION FOR INCOME TAXES......................................................       92,657    (1,793)(7)           90,864
                                                                                  -----------  ---------         -----------
    Income from continuing operations...........................................  $   110,898  $ (2,580)         $   108,318
DISCONTINUED OPERATIONS
  Loss, net of tax (2)..........................................................      (40,766)   40,766(1g)(9)       --
  Loss on disposal (3)..........................................................     (182,500)  182,500(1g)          --
                                                                                  -----------  ---------         -----------
NET INCOME (LOSS)...............................................................  $  (112,368) $220,686          $   108,318
                                                                                  -----------  ---------         -----------
                                                                                  -----------  ---------         -----------
Net income (loss) per common and common equivalent share (fully diluted):
  Continuing operations.........................................................  $       .51
  Discontinued operations
    Loss, net of tax (2)........................................................         (.19)
    Loss on disposal (3)........................................................         (.83)
                                                                                  -----------
  Net loss......................................................................  $      (.51)
                                                                                  -----------
                                                                                  -----------
Pro forma income from continuing operations per common and common equivalent share (fully diluted) based on level of participation in Exchange Offer(4):
    100% (27.0 million shares)..........................................................................         $       .56
    80% (21.6 million shares)...........................................................................                 .55(5)
    50% (13.5 million shares)...........................................................................                 .53
    0% (No Shares Tendered).............................................................................                 .49



                    See accompanying notes and assumptions.

                                  PRICECOSTCO
  NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


(1)_To record the following transfers by PriceCostco of the Transferred Assets to Price Enterprises:


____(a)_All the assets of Price Global and the noncurrent assets of Price Quest less a remaining 49% investment recorded as other assets.


____(b)_Net assets related to discontinued real estate operations as shown on the consolidated balance sheets of PriceCostco at August 28, 1994 consist of the following:



                                                                                        1994
Non-Club Real Estate properties, net of accumulated depreciation...................  $   351,958
Warehouse Properties, net of accumulated depreciation..............................       91,415
City and Atlas Notes...............................................................       73,023
Other assets.......................................................................        8,672
Deferred tax assets................................................................       23,282
Liabilities........................................................................       (4,015)
                                                                                     -----------
                                                                                         544,335
Less: Reserve for estimated loss on disposal.......................................     (167,250)
                                                                                     -----------
Discontinued operations -- net assets..............................................  $   377,085
                                                                                     -----------
                                                                                     -----------



    (c) Transfer of 51% interest in the investment in Price Club Mexico joint venture.


    (d) Reduction of stockholders' equity equal to the net assets of Price Enterprises at August 28, 1994.



To eliminate income statement results of the Transferred Assets for the period presented as follows:


    (e) Eliminate merchandise sales, cost of sales and operating expenses related to Price Quest and Price Global and general and administrative expenses related to Price Enterprises.


    (f) Eliminate interest income on City Notes, equity in net earnings of Price Club Mexico other income of Price Enterprises offset by minority interest retained.


    (g) Eliminate discontinued non-club real estate operations including the estimated loss on disposal.



(2) The fiscal 1994 loss from discontinued operations includes a provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax or $.22 per share) related to a change in calculating estimated losses for assets which are considered to be economically impaired. This change in accounting estimates results from the spin-off of the real estate segment assets to Price Enterprises and Price Enterprises' decision to pursue business plans and operating strategies as a stand-alone entity which are significantly different than the strategies of PriceCostco. Price Enterprises' management believes that as a separate operating business it will not have the same access to capital as PriceCostco or generate internal funds from operations to the same extent as PriceCostco.
    PriceCostco's accounting policies with respect to estimating the amount of impairments on individual real estate properties and related assets were such that impairment losses would be recorded if the carrying amount of the asset could not be recovered from estimated future cash flows on an undiscounted basis. Price Enterprises' management believes that in view of its strategies with respect to the number and nature of properties that would be selected for potential disposition, it would be more appropriate to estimate impairment losses based on fair values of the real estate properties as determined by appraisals and/or a risk-adjusted discounted cash flow approach. In determining impairment losses, individual real estate assets were reduced to estimated fair value, if lower than historical cost. For those assets which have an estimated fair value in excess of cost, the asset continues to be recorded at cost. The impairment losses recorded as a result of this change in accounting estimates reduced the book basis of certain of the real estate and related assets.
    Under the previous policy, PriceCostco and Price enterprises had determined that a provision for asset impairments of approximately $9,700 was required relating to four properties which were under final contract or in final negotiations for sale.


(3) In the fourth quarter of fiscal 1994, as a result of the Transaction, PriceCostco reported its non-club real estate segment as a discontinued operation resulting in income statement data being restated in every period presented. An estimated loss on disposal of the non-club real estate segment of approximately $182.5 million was recorded in the fourth quarter of fiscal 1994. The estimated loss on disposal is calculated as the difference between PriceCostco's net book value of the Transferred Assets of $578.8 million (after a net reduction for a change in estimate for calculating asset impairments of approximately $47.5 million on an after tax basis) and the estimated market value of 27 million shares of Price Enterprises Common Stock of $411.8 million (assuming a per share price of $15.25, the last reported sales price of PriceCostco Common Stock on October 24, 1994) and direct expenses and other costs related to the Transaction of approximately $15.5 million. The actual loss will be determined following consummation of the Transaction, at which time the estimated loss will be adjusted, as necessary. For a discussion on the computation of the actual loss, see "THE TRANSACTION -- Anticipated Accounting Treatment."


(4)_Unaudited pro forma net income per common and common equivalent share is calculated assuming various levels of participation in the Exchange Offer and assuming that all remaining shares of Price Enterprises Common Stock held by PriceCostco after the Exchange Offer are distributed to PriceCostco stockholders. Unaudited pro forma net income per common and common equivalent share of PriceCostco is calculated to reflect the effect of any adjustment in the conversion price of the outstanding PriceCostco convertible subordinated debentures as a result of the Transaction. Such adjustment is calculated assuming shares of PriceCostco Common Stock have a market price of $15.25 and shares of Price Enterprises Common Stock are deemed to have an equal value at the time of the Distribution. See "THE TRANSACTION -- Effect of the Transaction on Convertible Securities."


(5)_If only 21.6 million shares of Price Enterprise Common Stock are issued in the Exchange Offer and Price Enterprises purchases the remaining 5.4 million shares of Price Enterprises Common Stock from PriceCostco for a note in the principal amount of approximately $82.4 million (assuming a per share price for Price Enterprises Common Stock of $15.25 and an interest rate on the outstanding note of approximately 6%), then unaudited pro forma net income per common and common equivalent share for fiscal year 1994 would be $.56, and, as of August, 1994, total assets and stockholders' equity would be approximately $82.4 million higher. See "The Transaction -- The Distribution" for a discussion of the terms of the note.


(6)_To record the annual straight-line lease expense of the four Warehouse Properties and the elimination of depreciation expense related to the Warehouse Properties. See Note 3 to Price Enterprises Unaudited Pro Forma Financial Information for more details of this adjustment.


(7)_To record the income tax impact of pro forma adjustments at an assumed rate of 41%.


(8)_Reconciliation of Price Enterprises (Historical) net assets to PriceCostco Pro Forma Adjustments:



          Investment by PriceCostco/Stockholders' equity
              Price Enterprises -- Historical.........................     $    578,788
              Loss on disposal of discontinued operations.............         (182,500)
              Transaction and other costs.............................           15,462
                                                                        ---------------
              Pro Forma Adjustment -- PriceCostco.....................     $    411,750
                                                                        ---------------
                                                                        ---------------



(9)_Reconciliation of Price Enterprises -- historical net loss to PriceCostco -- loss from discontinued operations:



          Price Enterprises -- historical net loss....................      $(41,479)
          PriceCostco's Pro Forma Adjustments:
            Income from continuing operations, net of tax.............       (2,580)
            Rent expense on Warehouse Properties......................        5,468
            Tax effect of rent expense on Warehouse Properties at
             41%......................................................       (2,242)
            Other, net................................................           67
                                                                        ---------------
          PriceCostco -- loss from discontinued operations............      $(40,766)
                                                                        ---------------
                                                                        ---------------

                            PRICE ENTERPRISES, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT PERCENTAGES)



____The following discussion should be read in conjunction with "PRICE ENTERPRISES, INC. SELECTED HISTORICAL FINANCIAL DATA" and "Price Enterprises, Inc. Financial Statements," each of which appear elsewhere in this Offering Circular/Prospectus.



____Price Enterprises operates in two business segments, real estate and merchandising. The discussion and analysis below describes the significant changes in real estate rental operations as well as gains on sale of real estate. Merchandising operations consists of the operations of Quest and CMI, both of which commenced operations in fiscal 1992. Interest and other income presents the income generated by Price Enterprises' investment in the City Notes, the Atlas Note, real estate joint ventures and the Price Club Mexico joint venture. The following discussion compares the results of operations for fiscal 1994 to fiscal 1993 and fiscal 1993 to fiscal 1992. In those instances throughout the following discussion where changes are attributed to more than one factor, such factors have been presented in descending order of importance.



RESULTS OF OPERATIONS -- FISCAL 1994 COMPARED TO FISCAL 1993 COMPARED TO FISCAL
                         1992



                                            REVENUE     PERCENT     OPERATING                PERCENT
REAL ESTATE RENTAL OPERATIONS               AMOUNT      CHANGE       INCOME      CHANGE      CHANGE
                                           ---------  -----------  -----------  ---------  -----------
  Fiscal 1994............................  $  29,265       32.2%    $  11,642   $   2,808       31.8%
  Fiscal 1993............................     22,144      (21.7)%       8,834      (5,574)     (38.7)%
  Fiscal 1992............................     28,263      --           14,408      --         --



____Operating income is defined as rental revenue less the related real estate expenses, but does not include the impairment writedown discussed below. In 1994, the increase in revenue and operating income was due to the increases in rental revenue from properties located in Signal Hill, California; Seekonk, Massachusetts; Bensalem, Pennsylvania; Carmel Mountain, California; Fountain Valley, California; Northridge, California; Wayne, New Jersey and Westbury, New York, somewhat offset by declines in revenues due to the sale of certain properties to the REIT. In 1993, the declines of revenue and operating income were due to the impact of the sale of certain properties to the REIT, offset by increases of rental income from properties located in Wayne, New Jersey; Fairfax, Virginia; Glen Burnie, Maryland; and Fountain Valley, California.



                                             GAINS                PERCENT
GAINS ON SALE OF REAL ESTATE                ON SALE    CHANGE      CHANGE
                                           ---------  ---------  ----------
  Fiscal 1994............................  $   5,474  $ (16,066)     (74.6)%
  Fiscal 1993............................     21,540      6,462       42.9%
  Fiscal 1992............................     15,078     --          --



____In 1994, gains on the sale of real estate related primarily to the sale of three properties, two shopping centers located in Glendale and Tempe, Arizona, which were sold to the REIT, and a sale of land located in San Antonio, Texas to an unrelated third party, but does not include the impairment writedown discussed below. These gains were somewhat offset by a loss on the sale of land located in Austin, Texas to an unrelated third party. In 1993, gains on sale of real estate related principally to sales of properties to the REIT. These properties included rental properties located in Santa Ana, California; Fairfax, Virginia; White Marsh, Maryland; and Copaigue, New York, in addition to a 49.6% interest in a joint venture which owns five shopping centers. These gains were offset by a loss incurred on the disposition of a former warehouse club location. In 1992, gains on property sales related principally to sales of property to the REIT. These properties included a 50.4% interest in a joint venture which owns five shopping centers and rental properties located in Cerritos, California and Corona, California.

                                             SALES      PERCENT       GROSS       % OF       PERCENT
MERCHANDISING OPERATIONS                    AMOUNT       CHANGE      MARGIN      SALES        CHANGE
                                           ---------  ------------  ---------  ----------  ------------
  Fiscal 1994............................  $  53,015          85%   $   3,566        6.7%         148%
  Fiscal 1993............................     28,671         249%       1,438        5.0%         286%
  Fiscal 1992............................      8,212       --             373        4.5%       --



____Gross margin is defined as merchandise sales less the related merchandise costs. In 1994, the increase in sales and gross margin are primarily attributed to the expansion of Quest which earns a higher gross margin than Price Enterprises' other merchandising operations and which represented 37% of total sales. In 1993, most of the increases in sales and gross margin relate to a full year of activity for CMI. In addition, Quest sales at PriceCostco warehouse club locations began to contribute to sales in fiscal 1993; however, these amounts, which earn a higher gross margin, represented less than 20% of total sales for the year and had very little impact on the overall reported gross margin.



                                                                  PERCENT
MERCHANDISING OPERATING EXPENSES            AMOUNT     CHANGE      CHANGE
                                           ---------  ---------  ----------
  Fiscal 1994............................  $   8,548  $   4,899      134.3%
  Fiscal 1993............................      3,649      2,386      188.9%
  Fiscal 1992............................      1,263     --          --



____In 1994, the increase in merchandising operating expenses was primarily due to the expansion of the Quest Business. In 1993, the increase was primarily due to the expansion of the Quest Business and to a smaller extent the inclusion of a full year of CMI expenses.



                                                                  PERCENT
GENERAL AND ADMINISTRATIVE EXPENSES         AMOUNT     CHANGE      CHANGE
                                           ---------  ---------  ----------
  Fiscal 1994............................  $   1,600  $     100        6.7%
  Fiscal 1993............................      1,500        200       15.4%
  Fiscal 1992............................      1,300     --          --



____PriceCostco historically provided services to Price Enterprises and charged these expenses to Price Enterprises by specific identification or by allocations based on total assets or sales revenues. In 1994 and 1993, the small increases in expenses reflect the continued growth of Price Enterprises.



                                                                  PERCENT
INTEREST AND OTHER INCOME                   AMOUNT     CHANGE      CHANGE
                                           ---------  ---------  ----------
  Fiscal 1994............................  $   9,947  $   1,444       17.0%
  Fiscal 1993............................      8,503      2,928       52.5%
  Fiscal 1992............................      5,575     --          --



____In 1994, the increase in interest and other income was due to the favorable impact of PriceCostco's minority interest in the increased losses of the Quest Business, an increase in the equity in earnings of Price Club Mexico partially offset by a decrease in the earnings of real estate joint ventures. In 1993, the increase in interest and other income was due to increases in earnings from real estate joint ventures, increases in the equity in earnings of Price Club Mexico and the favorable impact of PriceCostco's minority interest in the increased losses of the Quest Business.



____PROVISION FOR ASSET IMPAIRMENTS


____The provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax) related to a change in calculating estimated losses for assets which are considered to be economically impaired. This change in accounting estimates results from the spin-off of the real estate segment assets to Price Enterprises and Price Enterprises' decision to pursue business plans and operating strategies as a stand-alone entity which are significantly different than the strategies of PriceCostco. Price Enterprises' management believes that as a separate operating business it will not have the same access to capital as PriceCostco or generate internal funds from operations to the same extent as PriceCostco.



____PriceCostco's accounting policies with respect to estimating the amount of impairments on individual real estate properties and related assets were such that impairment losses would be recorded if the carrying amount of the asset could not be recovered from estimated future cash flows on an undiscounted basis. Price Enterprises' management believes that in view of its strategies with respect to the number and nature of properties that would be selected for potential disposition, it would be more appropriate to estimate impairment losses based on fair values of the real estate properties as determined by appraisals and/or a risk-adjusted discounted cash flow approach. In determining impairment losses, individual real estate assets were reduced to estimated fair value, if lower than historical cost. For those assets which have an estimated fair value in excess of cost, the asset continues to be recorded at cost. The impairment losses recorded as a result of this change in accounting estimates reduced the book basis of certain of the real estate and related assets.



                                                                           PERCENT    EFFECTIVE
PROVISION (BENEFIT) FOR INCOME TAXES                 AMOUNT     CHANGE     CHANGE      RATE
                                                    ---------  ---------  ---------   -------
  Fiscal 1994.....................................  $ (28,267)  42,882       N/A       40.5 %
  Fiscal 1993.....................................     14,615      1,105        8.2%   41.6 %
  Fiscal 1992.....................................     13,510     --         --        41.1 %



____In 1994, the income tax benefit is the net of current tax expense of $8,192 and deferred tax benefits of $36,459. The deferred benefit relates primarily to the provision for asset impairments which is not deductible currently for income tax purposes. The increase in the effective tax rate in fiscal 1993 is primarily due to an increase in the Federal statutory rate from 34% to 35% in the fourth quarter of fiscal 1993. The changes in the effective tax rate in all fiscal years presented is due primarily to the net operating losses of certain Subsidiary Corporations, which are currently not recognized as a reduction of income tax expense.



LIQUIDITY AND CAPITAL RESOURCES


____Price Enterprises expects to finance its business activities through several sources. The cash flow generated by its real estate activities, as well as cash flow that may ultimately be generated by the Subsidiary Corporations, is expected to be reinvested in either additional real estate development efforts or through capital contributions or loans to the Subsidiary Corporations or other business activities. In the immediate future, pursuant to the Advance Agreement, PriceCostco will provide an $85 million revolving facility credit (subject to reduction for proceeds of certain real property sales) to Price Enterprises as interim financing to satisfy any cash requirements during the six months following the Closing Date. Under such revolving credit facility, the interest rate is the weighted average commercial paper rate on borrowings by PriceCostco during each four-week period (including, without limitation, amortization of lender commitment fees and other costs associated with the backup line of credit and all miscellaneous costs and fees), or if commercial paper is unavailable under PriceCostco's commercial paper program, the bank rate on borrowings by PriceCostco pursuant to its working capital credit facility (including, without limitation, amortization of lender commitment fees and other costs associated with such credit facility and all miscellaneous costs and fees). See "CERTAIN RELATED AGREEMENTS -- Advance Agreement." In the future, to the extent that investment opportunities exceed available cash flow from operations, Price Enterprises will seek additional funds, as appropriate, through bank credit facilities, securitized debt and/or public equity offerings.



____Consistent with historical trends, operating income from real estate activities increases as properties are developed and declines as properties are sold. Price Enterprises' liquidity is primarily affected by the timing and magnitude of rental property acquisition, development and disposition, and of capital contributions to Mexico Clubs.



____During fiscal year 1995, Price Enterprises currently anticipates investing approximately $40-50 million in commercial real estate development on owned property (a portion of which represents commitments under executed construction contracts), approximately $35 to 40 million for investment in Mexico Clubs, approximately $5 million in capital contributions to Price Global and approximately $8-10 million for investment in Price Quest. Price Enterprises has a land lease with an original term of thirty years, under which minimum payments during the next three fiscal years are expected to be approximately $700,000 per year. Acquisition of additional real estate properties, while not predictable at this time, may also occur. Cash flow from operations, in addition to proceeds of approximately $26 million from the expected sales of real estate, is expected to result in the need to incur debt at the end of fiscal year 1995 in the principal amount of approximately $35 to $50 million. In addition, Price Ventures will be considering other business opportunities from time to time which could result in other significant investments.


INFLATION
____Because a substantial number of Price Enterprises' leases contain provisions for rent increases based on changes in various consumer price indices and additional rent if sales exceed certain base amounts, inflation is not expected to have a significant material impact on future net income or cash flow from developed and operating properties. In addition, substantially all leases are "triple net" whereby specified operating expenses and property taxes are passed through to the tenant.

____For undeveloped and under-developed properties, inflation could increase Price Enterprises' cost of carrying and developing the properties, however, inflation would likely increase the future sales value of the properties.

                           SELECTED INFORMATION WITH
                             RESPECT TO PRICECOSTCO

____The following sets forth certain information with respect to PriceCostco, and is not intended as a complete description of the business or operations of PriceCostco after the Closing Date.

BUSINESS OF PRICECOSTCO FOLLOWING THE TRANSACTION
____As a result of the Transaction, PriceCostco's business consists primarily of its warehouse club operations in the United States, Canada and the United
Kingdom, and PriceCostco has ceased to have any significant real estate activities which are not directly related to its warehouse club business. However, from time to time PriceCostco may determine to close one or more of its warehouses, and as a result may own non-club real estate.

____In addition, as a result of the Transaction, PriceCostco will no longer own the Mexico Assets, the International Assets and the Quest Assets in their entireties, but will own a 49% interest in each of the Subsidiary Corporations. For a description of certain rights of PriceCostco as a stockholder of each of the Subsidiary Corporations, see "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES
- -- Mexico Clubs," "-- Price Quest" and "-- Price Global."

HEADQUARTERS
____After the Closing Date, PriceCostco will maintain its home office and headquarters in the Puget Sound area of Washington.

MANAGEMENT OF PRICECOSTCO

____BOARD OF DIRECTORS
____After the Closing Date, the PriceCostco Board of Directors will consist of Jeffrey H. Brotman, Daniel Bernard, Richard D. DiCerchio, Hamilton E. James, John W. Meisenbach and James D. Sinegal. In addition, Richard M. Libenson and Duane A. Nelles will serve on the Board of Directors of PriceCostco until the earlier to occur of (i) the date two years following the Closing Date and (ii) such time as Sol Price and Robert E. Price and their affiliates in the aggregate cease to beneficially own at least two million shares of PriceCostco Common Stock (including any such shares owned by charitable trusts established by either of them). The Board of Directors of PriceCostco is divided into three classes. Class I directors' (Messrs. Brotman and Sinegal) terms as directors expire in 1997. Class II directors' (Messrs. James and Bernard) terms as directors expire in 1995. Class III directors' (Messrs. DiCerchio, Nelles, Libenson and Meisenbach) terms as directors expire in 1996.


____Jeffrey H. Brotman is a native of the Pacific Northwest and is a 1967 graduate of the University of Washington Law School. Mr. Brotman has been the Vice Chairman of the Board of PriceCostco since the Merger. He is a founder of Costco and a number of other speciality retail chains. Mr. Brotman is a director of Seafirst Bank; Carrefour, U.S.; Starbucks Corp.; The Sweet Factory and Garden Botanika.



____Daniel Bernard has been a director of PriceCostco since 1994. Mr. Bernard has been the Chief Executive Officer of Carrefour S.A. since the beginning of 1993. From 1989 to 1992, Mr. Bernard was a member of the executive board of Metro International, a German retailer.



____Richard D. DiCerchio has been Executive Vice President -- Merchandising, Distribution, Construction and Marketing and a director of Price Costco since the Merger and, until mid-August 1994, also served as Executive Vice President, Chief Operating Officer -- Northern Division. He was elected Chief Operating Officer -- Western Region of Costco in August 1992 and was elected Executive Vice President and Director of Costco in April 1986. From June 1985 to April 1986, he was Senior Vice President, Merchandising of Costco. He joined Costco as Vice President, Operations in May 1983.



____Hamilton E. James has been a director of PriceCostco since the Merger and was a director of Costco since August 1988. Mr. James has been a Managing Director at DLJ since 1986 and for the past six years has been in charge of its merchant banking activities. Mr. James also currently serves as a director of County Seat Stores, Inc. and Flagstar Companies.

____Richard M. Libenson has been a director of PriceCostco since the Merger. He was a director of Price since its formation in 1976, and was an executive officer of Price from that time until October 1989, when he retired from active involvement as an officer of Price. He served as Chief Operating Officer of Price from August 1986 through October 1988, and Vice Chairman of the Price Board from October 1988 through September 1989. Mr. Libenson is Robert Price's second cousin.



____John W. Meisenbach has been a director of PriceCostco since the Merger and was a director of Costco since its inception. He is President of MCM Financial, Inc., a financial services company, which he founded in 1962. He also has served on the boards of Pioneer Federal Savings from February 1983 to February 1993 and Expeditors International since 1991. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.



____Duane A. Nelles has been a director of PriceCostco since July 28, 1994. He has been in the personal investment business since 1987. He also serves as a director of QUALCOMM Inc., a telecommunications company.



____James D. Sinegal has been President, Chief Executive Officer and a director of PriceCostco since the Merger. He was President, Chief Operating Officer and a director of Costco since its inception and was elected Chief Executive Officer of Costco in August 1988. Mr. Sinegal is a co-founder of Costco and a director of Price Enterprises.


____EXECUTIVE OFFICERS
____After the Closing Date, the Executive Officers of PriceCostco will be as follows:


          NAME                                                    OFFICE
- -------------------------  ------------------------------------------------------------------------------------
Jeffrey H. Brotman         Chairman of the Board
James D. Sinegal           President and Chief Executive Officer
Richard A. Galanti         Executive Vice President and Chief Financial Officer
Richard D. DiCerchio       Executive Vice President -- Merchandising, Distribution, Construction and Marketing
Franz E. Lazarus           Executive Vice President, Chief Operating Officer -- Northern Division
Dennis R. Zook             Executive Vice President, Chief Operating Officer -- Southern Division
Edward B. Maron, Jr.       Executive Vice President, Chief Operating Officer -- Canadian Division
Joseph P. Portera          Executive Vice President, Chief Operating Officer -- Eastern Division
David Loge                 Executive Vice President -- PriceCostco Industries


AMENDMENT OF PRICECOSTCO BYLAWS
____Pursuant to the Transfer and Exchange Agreement, upon consummation of the Transaction, the Bylaws of PriceCostco (the "PriceCostco Bylaws") will be amended to read in their entirety as set forth in Annex V (as amended, the "Amended PriceCostco Bylaws"). Such amendments were approved by the requisite vote of the Board of Directors of PriceCostco. The amendments to the PriceCostco Bylaws are summarized below. This summary is qualified in its entirety by reference to the Amended PriceCostco Bylaws, the complete text of which are attached as Annex V hereto.

____HOME OFFICES AND HEADQUARTERS.__The PriceCostco Bylaws provide that PriceCostco will maintain home offices and headquarters in the Puget Sound area of Washington and San Diego, California. There is no such provision in the
Amended PriceCostco Bylaws. Following consummation of the Transaction, PriceCostco intends to maintain a home office and headquarters only in the Puget Sound area of Washington.

____SPECIAL MEETINGS OF STOCKHOLDERS.__The PriceCostco Bylaws provide that a Special Meeting of Stockholders will be called by certain officers at the request in writing, during the two year period following the effective time of the Merger (the "Effective Time"), by a majority of the authorized number of directors (I.E., the number of directors authorized as constituting the full Board regardless of the number of directors actually holding office as directors) and thereafter by a majority of the entire Board of Directors (I.E., the number of directors actually holding office as directors, regardless of the number of directors that may be authorized to constitute the full Board), or at the request in writing of stockholders owning a majority of the capital stock of PriceCostco issued and outstanding and entitled to vote. The Amended PriceCostco Bylaws provide that a Special Meeting of Stockholders will be called by certain officers at the request in writing by a majority of the entire Board of Directors, or at the request in writing of stockholders owning a majority of the capital stock of PriceCostco issued and outstanding and entitled to vote.

____NUMBER OF DIRECTORS.__The PriceCostco Bylaws provide that the Board of Directors of PriceCostco will consist of twelve members, until changed by amendment of the PriceCostco Bylaws. The Amended PriceCostco Bylaws provide that the Board will consist of one or more members, the exact number of which shall be fixed from time to time by the Board of Directors.

____VACANCIES ON THE BOARD OF DIRECTORS.__The PriceCostco Bylaws provide that vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the Nominating Committee in the manner described below under "Nominating Committee" or, if no Nominating Committee then exists, by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The Amended PriceCostco Bylaws provide that vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum or by a sole remaining director.

____QUORUM.__The PriceCostco Bylaws provide that (i) at all meetings of the Board of Directors, (A) during the two year period following the Effective Time, a majority of the authorized number of directors will constitute a quorum for the transaction of business and (B) thereafter, a majority of the entire Board of Directors will constitute a quorum for the transaction of business, and (ii) during the two year period following the Effective Time, the act of a majority of the authorized number of directors shall be the act of the Board of Directors and, thereafter, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

____The Amended PriceCostco Bylaws provide that (i) at all meetings of the Board of Directors a majority of the entire Board of Directors will constitute a quorum for the transaction of business, and (ii) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

____COMMITTEES.__The PriceCostco Bylaws provide that the Board of Directors may, by resolution passed by a majority of the authorized number of directors during the two year period following the Effective Time, and thereafter by a majority of the entire Board of Directors, designate one or more committees of the Board. The Amended PriceCostco Bylaws provide that the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees of the Board.

____The PriceCostco Bylaws also provide that, to the extent possible, during the two year period following the Effective Time, any transaction or matter in which one or more directors is interested shall be referred to, and decided by, a committee of the Board comprised of equal numbers of Price Designees and Costco Designees (as such terms are hereinafter defined) (which committee may be a two person committee), none of whom is interested in the matter or transaction. The Amended PriceCostco Bylaws do not contain such a provision.

____NOMINATING COMMITTEE.__The PriceCostco Bylaws provide for a Nominating Committee of the Board of Directors to consist of Robert E. Price and James D. Sinegal, who will be the only members of the Nominating Committee (unless and until replaced as provided in the PriceCostco Bylaws). The Nominating Committee is to continue in existence, with the power and authority specified in the PriceCostco Bylaws, until two years after the Effective Time and thereafter until such bylaw is amended by the Board of Directors at a duly held meeting thereof. The PriceCostco Bylaws further provide that in the event that either Robert E. Price or James D. Sinegal, or a direct or indirect replacement of either, shall cease to serve as a member of the Nominating Committee for any reason, he or she shall be replaced as a member of the Nominating Committee (so long as it shall still exist as provided above) by a person who is designated with the concurrence of the Price Designees, if Robert E. Price or a direct or indirect replacement of Robert E. Price shall so cease to serve, or by a person who is designated with the concurrence of the Costco Designees, if James D. Sinegal or a direct or indirect replacement of James D. Sinegal shall so cease to serve. Pursuant to the PriceCostco Bylaws, so long as it shall remain in existence, the Nominating Committee has the exclusive power, acting by unanimous vote, to nominate persons to serve as directors of PriceCostco, subject only to any rights of stockholders under law to nominate persons to serve as directors. So long as it shall remain in existence, if the Nominating Committee is unable to nominate a candidate for PriceCostco's Board of Directors by unanimous vote, no nomination shall be made to the Board of Directors by the directors unless, in the case of replacing a Price Designee, a majority of the remaining Price Designees give their concurrence or, in the case of replacing a Costco Designee, a majority of the remaining Costco Designees give their concurrence.

____The Amended PriceCostco Bylaws do not provide for a nominating committee (although the Board of Directors may establish a nominating committee; see "Committees" above).

____EXECUTIVE COMMITTEE.__The PriceCostco Bylaws provide for an Executive Committee of the Board of Directors to consist of Robert E. Price, James D. Sinegal, Jeffrey H. Brotman and Mitchell G. Lynn, who will be the only members of such committee (unless and until replaced as provided in the PriceCostco Bylaws). The PriceCostco Bylaws further provide that the Executive Committee is to continue in existence, with the power and authority specified in the PriceCostco Bylaws, until two years after the Effective Time and thereafter until such bylaw is amended by the Board of Directors at a duly held meeting thereof. In the event that Robert E. Price, James D. Sinegal, Jeffrey H. Brotman or Mitchell G. Lynn, or a direct or indirect replacement of any of them, shall cease to serve as a member of the Executive Committee for any reason, he or she shall be replaced as a member of the Executive Committee (so long as it shall still exist as provided above) by a person who is designated with the concurrence of the Price Designees, if Robert E. Price or Mitchell G. Lynn or a direct or indirect replacement of Robert E. Price or Mitchell G. Lynn shall so cease to serve, or by a person who is designated with the concurrence of the Costco Designees, if James D. Sinegal or Jeffrey H. Brotman or a direct or indirect replacement of James D. Sinegal or Jeffrey H. Brotman shall so cease to serve. Pursuant to the PriceCostco Bylaws, the Executive Committee, during intervals between meetings of the Board of Directors, has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of PriceCostco except as provided in the DGCL.

____The Amended PriceCostco Bylaws do not provided for an executive committee (although the Board of Directors may establish an executive committee; see "Committees" above).

____ELECTION OF OFFICERS.__The PriceCostco Bylaws provide that any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the authorized number of directors during the two year period following the Effective Time, and thereafter by a majority of the entire Board of Directors. The PriceCostco Bylaws also provide that any vacancy occurring in any office of PriceCostco will be filled (i) during the two year period following the Effective Time, by a majority of the authorized number of directors and (ii) thereafter, by a majority of the entire Board of Directors. In addition, the PriceCostco Bylaws provide that each of the Chairman of the Board and President may only be appointed or removed (i) during the two year period following the Effective Time, by a majority of the authorized number of directors and (ii) thereafter, by a majority of the entire Board of Directors.

____The Amended PriceCostco Bylaws provide that any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. The Amended PriceCostco Bylaws also provide that any vacancy occurring in any office of PriceCostco will be filled by a majority of the entire Board of Directors. In addition, the Amended PriceCostco Bylaws provide that each of the Chairman of the Board and President may only be appointed or removed by a majority of the entire Board of Directors.

____AMENDMENTS.__Amendments to the PriceCostco Bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or during the two year period following the Effective Time by a majority of the authorized number of directors and thereafter, by a majority of the entire Board of Directors.

____Amendments to the Amended PriceCostco Bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors.

                  BUSINESS AND PROPERTIES OF PRICE ENTERPRISES

    The   following  sets  forth  certain  information  with  respect  to  Price
Enterprises. The following is not intended to be a complete description of the business or operations of Price Enterprises.

GENERAL


    Price Enterprises, a wholly owned subsidiary of PriceCostco, was formed in July 1994 to acquire the Transferred Assets from PriceCostco. The principal business of Price Enterprises is to acquire, develop, operate, manage, lease and sell real properties. Price Enterprises' real estate assets include the Commercial Properties, the four Warehouse Properties, the San Diego Property, the City Notes and the Atlas Note. See "THE TRANSACTION -- Transactions Undertaken Prior to the Exchange Offer." As of August 31, 1994, on an historical basis, real estate assets constituted approximately 85% of the book value of Price Enterprises' total assets.



    Price Enterprises also holds 51% of the outstanding equity securities or interests, as the case may be, of each of the Subsidiary Corporations. Mexico Clubs will continue the development of warehouse club businesses in Mexico through its 50% interest in Price Club Mexico, a joint venture that develops, owns and operates ten Price Clubs in Mexico as of October 31, 1994. Price Quest owns the Quest interactive electronic shopping business and related businesses presently conducted in certain PriceCostco warehouse clubs. Price Global owns CMI, an export and import business, and has certain rights to develop warehouse club businesses in certain specified international markets. The remaining 49% ownership interest in the Subsidiary Corporations is held by Price. In addition, Price Ventures, Inc., a wholly owned subsidiary of Price Enterprises ("Price Ventures"), has been formed to pursue and develop other business opportunities.


BUSINESS STRATEGY


    The strategy of Price Enterprises with respect to its real properties is to own and manage retail shopping centers anchored by national retail warehouse tenants such as Price Club, The Home Depot, HomeBase, The Sports Authority and Marshall's. These tenants typically enter into long-term (ten to twenty years) triple net leases with contractual rent increases and/or percentage rents. Price Enterprises' business objective is to continue to increase net operating income and the value of its properties through the acquisition or development of additional properties, contractual rent increases and/or percentage rents, reletting of existing space at higher rents and expansion or remodeling of existing properties. While Price Enterprises generally intends to hold its properties to benefit from rental revenues and the opportunity for investment, it will continue to dispose of property that is not consistent with its business strategy or if it deems such disposition to be advantageous. Price Enterprises plans to develop, redevelop or sell its unimproved properties and its non-income producing properties, so as to maximize its return on its real estate assets. As of June 1, 1994, the estimated cost to complete Price Enterprises' pending development projects was approximately $43 million. Price Enterprises' geographic focus has been metropolitan areas in the southwestern and eastern United States, as these were Price's areas of concentration.



    Although most of Price Enterprises' net assets, net earnings and cash flows are generated by its real estate activities, Price Enterprises' other businesses have separate and distinct strategies. Mexico Clubs' business strategy is (i) to pursue Club Business opportunities in Mexico through the joint venture that owns and operates Price Clubs in Mexico and (ii) to provide entrepreneurial advice and possibly buying support to such joint venture. Price Quest's business strategy is (A) to provide to PriceCostco's cardholders a wide range of products and services through an interactive electronic interface, (B) to leverage emerging, multi-media technologies to provide goods, services and information to consumers in a cost-efficient manner and (C) to develop a customer base which extends beyond PriceCostco's membership group. Price Global's business strategy is (x) to develop trading relationships through CMI throughout the Specified Geographical Areas and with certain specified customers in Hong Kong, Japan and the Phillipines to maximize the export of goods from the United States while seeking opportunities to import merchandise from such areas and (y) to develop Club Businesses in the Specified Geographical Areas. Price Ventures' business strategy is to pursue and develop other business opportunities which may arise from time to time.

REAL ESTATE BUSINESS

    GENERAL

    The Real Properties acquired by Price Enterprises from PriceCostco in the Transfer include the following: 16 fully developed and leased properties; 35 properties in various stages of construction and development ("Partially Developed Properties"); 26 unimproved properties; and the San Diego Property, consisting of two office properties. Most of the fully developed and leased properties and Partially Developed Properties are retail shopping centers anchored by national and regional retail tenants under long-term triple net leases.

    Under the Transfer and Exchange Agreement, on the Transfer Closing Date, Price Enterprises assumed (i) all liabilities and obligations of PriceCostco and its subsidiaries relating to or arising out of the Transferred Assets and that arise out of events occurring at or after the Transfer Closing Date, (ii) the Environmental Liabilities and (iii) the Assumed Construction Costs. PriceCostco has, however, indemnified Price Enterprises against and held Price Enterprises harmless from any loss incurred by Price Enterprises arising from one-half of the Environmental Liabilities arising out of or relating to the Commercial Property located in Phoenix, Arizona and known as the Phoenix Fry's Property. For a further description of the indemnification provisions, see "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Indemnification." The income and expenses associated with the Commercial Properties, including proceeds from the sales of properties which are currently in escrow, were transferred by PriceCostco to Price Enterprises as of the Transfer Closing Date, and the parties intend to complete the transfers of the remaining properties as soon as practicable.


    Price Enterprises conducts its real estate business directly and holds title to or, in certain cases, the leases to, 74 of the Real Properties. Five of the Real Properties, however, are held by Price Enterprises' wholly-owned subsidiary, Price Real Estate, Inc. ("Price Real Estate"). Although Price Enterprises and Price Real Estate are separately existing and individually capitalized corporations, for convenience of reference throughout this Offering Circular/Prospectus, all of the Real Properties and other real estate-related assets are described as if owned or leased directly by Price Enterprises.



    In connection with the preliminary approval of the Transaction by the PriceCostco Board of Directors on July 15, 1994, senior management of PriceCostco estimated that the value of the Real Properties as of September 1, 1994 would be approximately $389 million, excluding the four Warehouse Properties and the San Diego Property. Subsequently, PriceCostco retained Cushman & Wakefield (the "Appraiser") to appraise 45 of the 79 Real Properties (the "Appraised Properties"), which excluded the Warehouse Properties but which nonetheless constitute approximately 75% of the aggregate book value of the Real Properties as of September 1, 1994. The appraisals indicate that the aggregate market value of the Appraised Properties was within 1% of the estimate of PriceCostco's senior management of such value (utilizing substantially similar assumptions in the case of each Appraised Property). The appraisals were primarily based on the income valuation approach, which estimates the going concern value of a property by the discounted cash flow method. For this purpose, projected operating income was determined based on actual and projected occupancy and rents. Operating data, financial data and legal descriptions provided to the Appraiser by or on behalf of Price Enterprises were assumed accurate and correct, and no audit or verification was undertaken by the Appraiser. Because an appraisal is only an estimate of value, it cannot be relied upon as a precise measure of realizable value. Moreover to the extent that an appraisal of any of the Appraised Properties is based on projected operating data, such appraisal is necessarily based on assumptions, some of which may not materialize. The appraisals assume that the Appraised Properties would be sold on an orderly basis under stable market conditions. No adjustment has been made to reflect a bulk sale of all of the Appraised Properties.


    The four Warehouse Properties owned by Price Enterprises are occupied by PriceCostco warehouse club facilities. These four warehouse club sites have been leased back to PriceCostco, each on a triple net lease. For a description of the terms of these leases, see "Leases" set forth below. As a result of these long-term triple net leases, Price Enterprises did not seek appraisals of the Warehouse Properties.

    Price Enterprises also holds the City Notes and the Atlas Note. For a description of the terms of these notes, see "City Notes and Atlas Note" set forth below.


    Price Enterprises is currently under contract or in final negotiations to sell four properties that are expected to generate approximately $26 million in aggregate gross proceeds. Price Enterprises recorded an asset impairment loss in the fourth quarter of fiscal 1994 of approximately $9.7 million, $6.5 million of which relates to the four properties currently in escrow. The sales of these four properties are expected to close at various times in February and March 1995. There can be no assurance, however, that such sales will be completed by the expected dates, if at all, or that such proceeds will be fully realized.



    Set forth below are tables which contain certain summary data with respect to all Real Properties which are owned or leased by Price Enterprises.



                           FULLY DEVELOPED PROPERTIES



                                          GROSS LEASABLE
                                               AREA        PERCENTAGE
LOCATION                        ACREAGE     (SQ. FT.)      LEASED            PRINCIPAL TENANTS
- ------------------------------  -------   --------------   ------ ----------------------------------------
Phoenix, AZ                       37.06       486,973      100.0% Fry's Distribution
San Diego, CA                     29.90       420,411(1)   100.0% Price Club, ARA, Rose Canyon Mini
                                                                  Storage
Westbury, NY                      30.71       400,387(2)   100.0% Price Club, Kmart, Marshall's, Sports
                                                                  Authority, Borders Books
Inglewood, CA                      6.30       119,880      100.0% Home Base
Fountain Valley, CA               12.80       119,186       95.0% Sports Authority, PetsMart
Worcester, MA                     11.46       115,038      100.0% Bradlee's
Milwaukee, WI                      8.76       115,000(3)   100.0% Roundy's
New Britain, CT                   17.79       112,380      100.0% Nestle
Smithtown, NY                      5.88        55,580      100.0% Levitz
Redwood City, CA                   6.31        50,000(4)   100.0% Orchard Supply Hardware
Hampton, VA                        3.50        45,605      100.0% Sports Authority, Commerce Bank
Carmel Mountain Ranch, CA          6.02        35,000(5)   100.0% Claim Jumper, Islands Restaurant
Northridge, CA                     4.44        30,000      100.0% Barnes & Noble, Fresh Choice
Riverside, CA                      4.59        18,750      100.0% Mayflower
S.E. San Diego, CA                 2.78        15,141(6)    86.8% Burger King, Navy Federal Credit Union
Sunnyvale, CA                      1.60         7,800      100.0% Souplantation
                                -------   --------------   ------
    Total                        189.90     2,147,131       99.5%
                                -------   --------------   ------
                                -------   --------------   ------

- ------------------------
(1)  Gross  leaseable  area  includes  81,785   square  feet  of  office   space
     attributable to the San Diego Property.

(2) Gross leasable area includes 51,427 square feet on parcels leased to tenants under long-term ground leases. Such tenants own their respective buildings and improvements located on such leased parcels.

(3)  Price Enterprises leases the land and buildings at this site.
(4) Price Enterprises leases this property to the tenant under a long-term ground lease. Such tenant owns the building and improvements located on this property.

(5) Gross leasable area includes 16,000 square feet on parcels leased to tenants under long-term ground leases. Such tenants own their respective buildings and improvements located on such leased parcels.

(6) Gross leaseable area includes 3,475 square feet on a parcel leased to a tenant under a long-term ground lease. Such tenant owns the building and improvements located on such leased parcel.

    The table set forth below describes certain of Price Enterprises' properties which (i) are under development, (ii) have additional development potential, or
(iii) are not yet fully leased.


             PARTIALLY DEVELOPED AND/OR PARTIALLY LEASED PROPERTIES


                                              GROSS
                                          LEASABLE AREA   PERCENTAGE
LOCATION                        ACREAGE     (SQ. FT.)     LEASED               PRINCIPAL TENANTS
- ------------------------------  -------   -------------   ------     --------------------------------------
Wayne, NJ                         19.64       406,324      58.2%     Price Club, Sports Authority, Today's
                                                                     Man, Nobody Beats The Wiz
Richmond, CA                      24.06       399,134      45.3%     U.S. Post Office, Bio-Rad, PriceCostco
                                                                     Business Delivery
Pentagon City, VA                 18.15       315,419(1)  100.0%     Price Club, Marshalls, Best Buy,
                                                                     Linens-'N-Things, Borders Books
Bensalem, PA                      29.38       300,025(2)   65.8%     Home Depot, AMC Theaters, Acme Markets
Seekonk, MA                       44.70       226,968(3)   89.5%     Bradlee's, Sports Authority, Circuit
                                                                     City
Maple Shade, NJ                   19.00       175,813(4)  100.0%     Caldor, Sports Authority
Houston, TX                       25.22       192,024(5)   12.0%     Pep Boys
Glen Burnie, MD                   18.54       157,886(6)  100.0%     Sports Authority, Computer City,
                                                                     PetsMart
Signal Hill, CA                   14.92       156,595(7)   94.7%     Home Depot, PetsMart
Hayward, CA                        4.70       155,374       0.0%     (8)
Dallas, TX                        14.61       153,890       0.0%     (8)
Bakersfield, CA                   15.78       151,801      32.5%     PetsMart, Jack LaLanne
Sacramento/Florin, CA             13.59       135,923      14.8%     (9)
Colton, CA                        25.75       125,840     100.0%     Grossmans
Azusa, CA                         17.80       117,000      43.0%     Taco Bell, Carls Jr., PriceCostco
                                                                     Business Delivery
Riverside, CA(10)                 10.29       115,878       0.0%     (8)
Cheektowaga, NY                   16.11       115,420     100.0%     Builders Square
Marlow Heights, MD                13.28       113,703      22.0%     PriceCostco Business Delivery
Palm Harbor, FL                   13.00       113,700       0.0%     (8)
San Jose, CA(10)                   7.90       105,570       0.0%     (8)
W. Palm Beach, FL(10)              6.59       105,405       0.0%     (8)
Tacoma, WA(10)                     7.23       105,175     100.0%     Tacoma Discount World
Santee, CA                         9.00       103,780      35.0%     24-Hour Nautilus
Edison, NJ                        10.45        80,200       0.0%     (8)
San Juan Capistrano, CA            6.23        71,387(11)  55.0%     PetsMart, Burger King
Sacramento, CA                     5.50        50,000(12) 100.0%     PetsMart, Office Depot
N.W. Tucson, AZ                   15.10        38,091     100.0%     PetsMart
Silver City, NM                    7.18        30,000       0.0%     (8)
Mesa, AZ                           6.20        24,154     100.0%     PetsMart
S.W. Denver, CO                    3.66        23,952     100.0%     PetsMart
Bakersfield, CA(13)                 .52        13,053       0.0%     (8)
Casa Grande, AZ                     .55         9,470       0.0%     (8)
Aurora, CO                         1.82         7,300     100.0%     Red Robin
Hazlet, NJ(14)                     1.15         6,800     100.0%     Bertucci's
North Highlands, CA                3.59         3,516     100.0%     Carls Jr.
                                -------   -------------   ------
    Total                        451.19     4,406,570      53.5%
                                -------   -------------   ------
                                -------   -------------   ------

- ------------------------
(1) Includes 165,419 square feet of gross leasable area which is presently under construction.

(2) Includes 80,270 square feet of gross leasable area for which construction has not yet commenced.

(3) Includes 18,000 square feet of gross leasable area for which construction has not yet commenced.

(4) Although Price Enterprises owns the building and improvements located at this site, it controls the underlying real estate through a long-term ground lease.

(5) Gross leasable area includes 23,000 square feet on parcels leased to tenants under long-term ground leases. Such tenants own their respective buildings and improvements located on such leased parcels.

(6) Includes 38,650 square feet of gross leasable area which is presently under construction.

(7) Includes 8,000 square feet of gross leasable area which is presently under construction.

(8)  Fully developed but currently vacant.

(9) This is a fully developed property. Although the site is occupied by a number of smaller tenants, the former Price Club warehouse at this property is currently vacant.

(10) Price Enterprises leases the land and buildings at this site.

(11) Includes   16,865  square  feet  of  net  gross  leasable  area  for  which construction has not yet commenced.

(12) Includes 50,000 square feet of gross leasable area which is presently under construction.

(13) This property has been sold to a third party, and the proceeds from such sale have been transferred to Price Enterprises.

(14) Price Enterprises leases this property to the tenant under a long-term ground lease. Such tenant owns the building and improvements located on this property.

                             UNIMPROVED PROPERTIES

LOCATION                                                                      ACREAGE
- ---------------------------------------------------------------------------  ---------
Schaumburg, IL                                                                   22.50
E. Mesa, AZ                                                                      20.98
Fairfield, CA                                                                    20.51
Fairfax, VA                                                                      16.40
White Marsh, MD                                                                  15.35
Chesterfield, VA                                                                 13.74
Fresno, CA                                                                       13.57
Meadowlands, NJ                                                                  12.88
Chula Vista, CA                                                                  12.31
Fremont, CA                                                                      11.30
Other Properties (16 total)                                                      56.52
                                                                             ---------
    Total                                                                       216.06

    SUMMARIES OF CERTAIN SIGNIFICANT PROPERTIES

    Price Enterprises owns three fully developed properties which are estimated to account for more than 10% of its annual net operating income. Certain detailed information concerning each of these three significant properties is set forth below.


    WESTBURY PROPERTY. The property located in Westbury, New York, 25 miles east of New York City, contains 400,387 square feet of gross leasable area on a
30.73 acre site (the "Westbury Property"). The center was developed by K&F and has been managed by the REIT since 1993. The center consists of 8 buildings, and includes a total of 2,200 parking spaces. As of August 29, 1994, the center was leased and occupied. The total annual base rent for the Westbury Property is $7.1 million, and its annual base rent per square foot is $17.70. One tenant is subject to annual rent increases, while most tenants are typically subject to rent increases at least every five years.

    The table below sets forth certain information related to the shopping center's principal tenants. Other tenants include Borders Books (a bookstore and a subsidiary of Kmart Corporation), The Olive Garden (restaurant), Ruby Tuesday's (restaurant) and California Pizza Kitchen (restaurant).


                                                                   GROSS                     RENEWAL OPTIONS
TENANT NAME/                                                   LEASABLE AREA     LEASE          NO./TERM
TYPE OF BUSINESS                                                 (SQ. FT.)     EXP. (1)          (YEARS)
- -------------------------------------------------------------  -------------  -----------  -------------------
Price Club...................................................      150,080          2009              7/5
(membership warehouse club)

Kmart........................................................      110,054          2013              4/5
(general merchandiser)

Marshall's...................................................       45,826          2009              3/5
(discount apparel)

The Sports Authority.........................................       43,000          2013              4/5
(sporting goods)

- ------------------------
(1) The date indicates the year the lease is scheduled to expire, without taking into account the exercise of any renewal options.


    PENTAGON CITY PROPERTY. The property located in Arlington, Virginia, 1.5 miles from Washington, D.C., contains 315,419 square feet of gross leasable area on a 16.88 acre site (the "Pentagon City Property"). The center is being developed by Price Enterprises and K&F Development Company and will be managed by the REIT upon completion in December 1994. The center will consist of a single building, and the site includes a total of 1,217 parking spaces. As of August 29, 1994, the center was 99.5% leased but 48% occupied. The total annual base rent, upon completion, for the Pentagon City Property will be $6.3 million, and its annual base rent per square foot will be $17.80. One tenant will be subject to annual rent increases, while most tenants will be typically subject to rent increases at least every five years.

    The table below sets forth certain information related to the shopping center's principal tenants. Other tenants include Chevy's (restaurant), Fresh Choice (restaurant) and California Pizza Kitchen (restaurant).

                                                                   GROSS                     RENEWAL OPTIONS
TENANT NAME/                                                   LEASABLE AREA     LEASE          NO./TERM
TYPE OF BUSINESS                                                 (SQ. FT.)     EXP. (1)          (YEARS)
- -------------------------------------------------------------  -------------  -----------  -------------------
Price Club...................................................      150,000          2009              7/5
(membership warehouse club)

Marshall's...................................................       41,437          2009              3/5
(discount apparel)

Best Buy.....................................................       35,373          2009              3/5
(consumer electronics)

Linens-'N-Things.............................................       33,912          2009              3/5
(home decor)

Borders Books................................................       32,085          2009              4/5
(book stores)

- ------------------------
(1) The date indicates the year the lease is scheduled to expire, without taking into account the exercise of any renewal options.

    WAYNE PROPERTY

    The property located in Wayne, New Jersey, 25 miles west of New York City, contains 406,324 square feet of gross leasable area of which 170,000 square feet is located in two non-retail floors above The Sports Authority and Todays' Man space (the "Wayne Property"). The center was developed by K&F and has been managed by the REIT since 1993. The center consists of two buildings and includes a total of 1,273 parking spaces. As of August 29, 1994, the retail portion of the center was 100% leased (excluding the second/third floors, which are primarily office space) and the total center was 58.2% leased. The total annual base rent for the Wayne Property is $3.7 million and its annual base rent per square foot is $15.80. One tenant is subject to annual rent increases, while most tenants are typically subject to rent increases every 5 years.

    The table below sets forth certain information related to the shopping center's principal tenants.

                                                                   GROSS                    RENEWAL OPTIONS
TENANT NAME/                                                   LEASABLE AREA     LEASE         NO./TERM
TYPE OF BUSINESS                                                 (SQ. FT.)     EXP. (1)         (YEARS)
- -------------------------------------------------------------  -------------  -----------  -----------------
Price Club...................................................      130,112          2009          7/5
(membership warehouse)

The Sports Authority.........................................       44,767          2012          4/5
(sporting goods)

Todays' Man..................................................       33,400          2002          2/5
(mens apparel)

Nobody Beats The Wiz.........................................       28,045          2018         None
(consumer electronics)

    FOUR LARGEST TENANTS

    Price Enterprises' four largest tenants account for approximately 21.3% of its total gross leasable area and approximately 42.3% of its total base rent revenues. Certain information with respect to Price Enterprises' four largest tenants is set forth in the following table:


                                                                   PERCENT OF                     PERCENT OF
                                     NUMBER        AREA UNDER    GROSS LEASABLE                     TOTAL
                                       OF          LEASE (SQ.      AREA UNDER        ANNUAL          BASE
TENANT                               LEASES           FT.)            LEASE        BASE RENT    RENT REVENUES
- --------------------------------  -------------  --------------  ---------------  ------------  --------------
Price Club                                  4         569,068            9.2%     $  7,954,400         21.0%
The Sports Authority                        7         297,844            4.9%        3,354,480          8.9%
Home Depot                                  2         212,423            3.5%        2,550,662          6.8%
PetsMart                                    9         224,969            3.7%        2,124,537          5.6%



    Price Club, which is owned by PriceCostco, is Price Enterprises' largest tenant in terms of gross leaseable area, with four locations totalling 569,068 square feet or 9.2% of Price Enterprises' total gross leaseable area. Price Club accounts for 21.0% of Price Enterprises' base rental revenues.



    The Sports Authority is Price Enterprises' second largest tenant in terms of gross leaseable area, with seven locations totalling 297,844 square feet or 4.9% of Price Enterprises' total gross leaseable area. The Sports Authority accounts for 8.9% of Price Enterprises' base rental revenues. The Sports Authority, a retailer of sporting goods and clothing.



    Price Enterprises' other principal tenants include Home Depot and PetsMart. Home Depot leases two properties, representing 3.5% of Price Enterprises' total gross leaseable area and 6.8% of its total base rental revenues. Home Depot's principal business is selling home improvement materials and building supplies. PetsMart leases nine properties representing 3.7% of Price Enterprises' total gross leaseable area and 5.6% of its total base rental revenues. PetsMart is a specialty retailer of pet food, pet supplies, accessories and pet services.


    COMPETITION

    Price Enterprises competes for tenants in its retail shopping centers primarily on the basis of customer traffic generated by its national and regional retail anchor tenants, such as Price Club, Home Depot and The Sports Authority. Price Enterprises also attracts smaller tenants by offering desirable locations, competitive lease terms and high occupancy rates. The closing or relocation of any anchor tenant could have a material adverse effect on the operation of a shopping center. In addition, the closing or relocation by Price Club at certain of Price Enterprises' properties could trigger provisions in leases of certain tenants at those properties which would allow such tenants to terminate their leases.

    Price Enterprises competes with a wide variety of corporate and individual real estate developers and other real estate investment trusts which have investment objectives similar to those of Price Enterprises and which may have greater financial revenues, larger staffs and longer operating histories than Price Enterprises.

    ENVIRONMENTAL MATTERS

    Price Enterprises' ownership of the Real Properties could subject Price Enterprises to certain environmental liabilities. As discussed below, there are certain sites among the Real Properties with known environmental liabilities, including certain other sites located in areas of current or former industrial activity, where environmental contamination may have occurred. Even if not currently known, Price Enterprises subsequently could discover potential environmental liabilities arising from its sites or from neighboring facilities. In addition, undeveloped sites may be affected by regulations enacted to protect sensitive environmental resources, including threatened and endangered species and wetlands, so as to restrict Price Enterprises' development and/or diminish the value of those sites.

    Price Enterprises has agreed to indemnify PriceCostco against and hold PriceCostco harmless from all environmental liabilities that relate to or arise out of the Real Properties and that arise out of events occurring prior to, at or after the Transfer Closing Date. As discussed more fully under "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Indemnification," PriceCostco has agreed to indemnify and hold Price Enterprises harmless in respect of one-half of all liabilities relating to Materials of Environmental Concern and violations or purported violations of Environmental Laws relating to the Commercial Property located in Phoenix, Arizona and known as the Phoenix (Fry's) site.

    LEGAL OVERVIEW. Under various Federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate releases or threatened releases of hazardous or toxic substances or petroleum products located at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. Many such laws, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), impose liability without regard to whether the owner knew of or caused the presence of the contaminants, and liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to remediate properly the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow money using such property as collateral. In connection with its ownership and operation of the Real Properties, Price Enterprises may be potentially liable for such costs.

    In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release or threatened release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. Some environmental laws create a lien on a contaminated site in favor of the government for damages and costs incurred in connection with the contamination. The owner of a contaminated site also may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such site. In connection with its ownership and operation of the Real Properties, Price Enterprises may be potentially liable for such costs.

    Certain  Federal,  state and  local  laws, regulations  and  ordinances also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of such properties for personal injury associated with ACMs. In connection with its ownership and operation of the Real Properties, Price Enterprises may be potentially liable for such costs. Certain of the Real Properties contain ACMs, but Price Enterprises does not expect to incur significant costs associated with ACMs unless such properties are demolished or substantially renovated.


    Certain Federal, state and local laws, regulations and ordinances also have been enacted to protect sensitive environmental resources, including threatened and endangered species and wetlands. Such laws may restrict the development and diminish the value of property which is inhabited by an endangered or threatened species, is designated as critical habitat for an endangered or threatened species or is characterized as wetlands. Therefore, Price Enterprises' ability to develop certain unimproved sites may be restricted, and the value of such sites diminished, if those sites are inhabited by a threatened or endangered species, are designated as critical habitat for a threatened or endangered species, or are characterized as wetlands.


    PriceCostco engaged environmental consultants to conduct Phase I assessments at each of the sites that constitute the Real Properties. The Phase I assessments were carried out in accordance with accepted industry practices and consisted of non-invasive investigations of environmental conditions at each of the sites that constitute the Real Properties, including a preliminary investigation of the sites and identification of publicly known conditions concerning properties in the vicinity of the sites, physical site inspections, review of aerial photographs and relevant governmental records where readily available, interviews with knowledgeable parties, investigation for the presence of above ground and underground storage tanks presently or formerly at the sites, a visual inspection of suspect friable ACMs where appropriate and the preparation and issuance of written reports. The Phase I assessments were completed in November 1994.


    Price Enterprises is unaware of any environmental liability and compliance with applicable environmental laws or regulations arising out of the Real Properties that Price Enterprises believes would have a material adverse effect on its business, assets and/or results of operations. Nevertheless, there can be no assurance that Price Enterprises' knowledge is complete with regard to, or that the Phase I assessments have identified, all material environmental liabilities.


    Price Enterprises also believes that, with respect to the Real Properties, it is in compliance in all material respects with all Federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. Price Enterprises has not been notified by any governmental authority, and is not otherwise aware, of any material liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of the Real Properties. Set forth below are summaries of certain environmental matters relating to certain of the Real Properties.


    AZUSA. The Azusa site is a 17.8 acre site located in Azusa, California. Price purchased the Azusa site in 1983 from Huffy Corporation ("Huffy"). Huffy operated a bicycle manufacturing facility on the Azusa site from 1959 until 1982. After purchasing the Azusa site, Price converted the bicycle manufacturing facility into a Price Club warehouse and tire center. The warehouse at this property is presently vacant.

    The Azusa site currently is located within the Baldwin Park Operable Unit ("BPOU") of the San Gabriel Valley Area 2 federal CERCLA site. The BPOU addresses a large area of groundwater contamination in the San Gabriel Valley. Volatile organic compounds ("VOCs"), including trichloroethylene and perchloroethylene, are present in the groundwater throughout a several mile long area, extending beneath the cities of Azusa, Irwindale, and Baldwin Park, California. Price received a general notice of potential liability letter from the United States Environmental Protection Agency (the "EPA") for the BPOU dated August 4, 1993, and is one of approximately 110 potentially responsible parties ("PRPs"), representing 20-25 contaminated parcels, to have received such notice for the BPOU. While it was operated by Huffy, the Huffy site contained a degreasing facility that allegedly released VOCs into the soil.

    In March 1994, the EPA published a Record of Decision ("ROD") which documents the selection of remedial alternatives for the BPOU. The EPA estimates that its preferred remedy, as outlined in the ROD, will cost between $100 and $130 million. The San Gabriel Basin Water Quality Authority ("SGBWQA") has proposed an alternative remedy for the BPOU, which will cost an estimated $25 to $30 million. A group of

PRPs, including Price and Huffy, the SGBWQA and the EPA currently are negotiating the final remedy for the BPOU. Price Enterprises lacks sufficient information regarding the activity of other PRPs to form an estimate of the equitable share of total costs that could be allocated to its Azusa site.

    To date, Price and Huffy have spent approximately $225,000 in investigation and monitoring costs and have agreed informally to share those costs equally. To the extent there is any liability associated with the Azusa site, Price
Enterprises believes such liability should be attributed to Huffy. Price Enterprises (as successor to Price) and Huffy have not negotiated a final allocation of costs as between themselves. There can be no assurance that Huffy will contribute to any further costs. Based upon a number of factors, including the current status of negotiations regarding the alternative remedy, the cost of the final remedy, and Price Enterprises' allocated equitable share of that cost as between it, Huffy and/or other PRPs, Price Enterprises' liability associated with the Azusa site would not have a material adverse effect on the financial condition and results of operations of Price Enterprises.

    PHOENIX (FRY'S). The Phoenix (Fry's) site is a 37.06 acre site located in Phoenix, Arizona. Fry's Food Distribution Center leases and operates a food distribution facility on the premises. The Phoenix (Fry's) site is located within the West Van Buren Study Area (the "WVBSA"). VOCs and petroleum hydrocarbons are present in groundwater in the WVBSA. To date, Price Enterprises (as successor to Price) has not been identified as a PRP for the WVBSA and is unaware of any releases or threatened releases of hazardous substances, including VOCs and petroleum hydrocarbons, resulting from operations at the Phoenix (Fry's) site. Nevertheless, Price Enterprises' ownership of the Phoenix (Fry's) site creates the potential of liability for remediation costs associated with groundwater beneath the site. As discussed more fully under "THE AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Indemnification," PriceCostco has agreed to indemnify and hold Price Enterprises harmless in respect of one-half of all liabilities relating to Materials of Environmental Concern and violations or purported violations of Environmental Laws relating to the Commercial Property located in Phoenix, Arizona and known as the Phoenix (Fry's) site. To date, Price has not been required to conduct any investigation or remediation at this location. Price Enterprises lacks sufficient information about the activity of the WVBSA PRPs to form an estimate of the equitable share of total liability that could be allocated to this site, if any.

    Although designated by Arizona law as a "study area," the WVBSA is not a federal CERCLA site and is not listed on the National Priorities List ("NPL"). Immediately to the east of the WVBSA, however, is the East Washington Study Area (the "EWSA"), which is listed on the NPL. VOCs are also present in groundwater in the EWSA. If the contamination plumes from the WVBSA and the EWSA merge, the possibility exists that the two study areas will be merged into one federal CERCLA site.

    MEADOWLANDS. The Meadowlands site is an unimproved, 12.88 acre site located in Meadowlands, New Jersey. A prior owner used this site as a debris disposal area. Elevated levels of heavy metals (including a small area contaminated with polychlorinated biphenyls) and petroleum hydrocarbons are present in soil at the Meadowlands site. Price Enterprises, however, has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with the Meadowlands site. Nevertheless, Price Enterprises' ownership of the Meadowlands site creates the potential of liability for remediation costs associated with groundwater beneath the site. Additionally, a significant portion of the Meadowlands site may be characterized as wetlands. Therefore, Price Enterprises' ability to develop the Meadowlands site in the future may be restricted, and consequently the value of the site could be materially and adversely affected.

    PENTAGON CITY. The Pentagon City site is a 16.88 acre site in Arlington, Virginia. Elevated levels of heavy metals are present in groundwater beneath the Pentagon City site. Also, petroleum hydrocarbons are present in soil at the site. By letters dated January 31, 1994, and March 22, 1994, the Virginia Department of Environmental Quality is requiring no further action at the site with regard to the heavy metals and petroleum hydrocarbon contamination, respectively. Price Enterprises has not been notified by any governmental authority, and is not otherwise aware, of any other material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with the Pentagon City site. Nevertheless, Price Enterprises' ownership of the Pentagon City site creates the potential of liability for remediation costs associated with groundwater beneath, and soils at, the site.

    COLTON. The Colton site is a 25.75 acre site in Colton, California. The Colton site is inhabited by a species of sand fly which the United States Fish and Wildlife Service ("USF&WS") is considering designating as either endangered or threatened. Also, the Colton site is located within a geographic area currently being considered by the USF&WS for designation as critical habitat for the sand fly. If the sand fly ultimately is designated as threatened or endangered and/or the Colton site is designated as critical habitat for the sand fly, Price Real Estate's ability to develop the Colton site in the future may be restricted, and the value of the site may be materially adversely affected.


    SIGNAL HILL. The Signal Hill site is a 14.92 acre site in Signal Hill, California. This site, and the adjoining properties, historically have been used for oil and gas extraction activities, and the site currently has several active and abandoned oil and gas production and injection wells. Prior to development in the early 1990s, the prior owner excavated and treated over 100,000 cubic yards of petroleum hydrocarbon contaminated soil. However, in 1992, certain areas of the site were known to be still contaminated with petroleum hydrocarbons and certain solvents in varying concentrations. PriceCostco's environmental consultant has been unable to document final closure by the regulatory agencies regarding remedial activities at the site. The City of Signal Hill Redevelopment Agency has indemnified the prior owner for environmental expenses incurred with respect to such site through 1996. This indemnity has been transferred to Price Enterprises.


    OTHER PROPERTIES. Two Real Properties (New Britain and Silver City) contain or have contained petroleum hydrocarbons and/or VOCs in the soil and ground water. PriceCostco has and Price Enterprises will continue to remediate the soil and ground water under supervision of local authorities. Price Enterprises estimates that the total cost of this remediation is not expected to exceed $650,000 in aggregate over the next three years.

    LEASES

    GENERAL. The majority of leases with Price Enterprises' anchor tenants provide for lease terms of between ten and twenty years and the leases with Price Enterprises' smaller space tenants typically provide for lease terms of between five and ten years. Price Enterprises typically seeks to structure the leases on its properties as triple net leases that impose on the tenant all obligations for real property taxes and assessments, repairs, maintenance and insurance, and the duty to restore the leased premises in case of casualty or condemnation. Through the use of triple net leases, Price Enterprises seeks to reduce operational costs and risks and the demands upon managerial time typically associated with investment in real estate. These leases may also provide opportunities for income growth from contractual rent increases without corresponding increases in operational costs. Price Enterprises' leases generally provide for contractual rent increases over the life of the lease based on a fixed amount or consumer price indices, and/or percentage rent, calculated as a percentage of a tenant's gross sales above predetermined thresholds. Although Price Enterprises' properties are primarily subject to triple net leases, for certain of its properties Price Enterprises has agreed to retain the responsibility for some of the obligations that would be the responsibility of the tenant under a triple net lease (such as replacement of the roof and structural repair).

    LEASEBACK OF THE WAREHOUSE PROPERTIES. The Warehouse Properties have been leased back to PriceCostco, as of the Transfer Closing Date, each on a triple net lease. Each lease has an original, fixed term of 15 years with seven successive five-year renewal options. Under the terms of each lease, PriceCostco will pay an initial base rent to Price Enterprises at a rate of nine percent of the agreed value of the Warehouse Property site (totalling nine percent of approximately $88 million in the aggregate), increasing each year of the lease term, including option periods, at a rate of 0.1% of such agreed value per year, not compounded. Through June 30, 1997, the office space reasonably required and currently being used by PriceCostco at Price Enterprises' Morena Boulevard office property is included within the rent charged for the Morena Boulevard Warehouse Property. The use of such office space is not assignable or subleasable by PriceCostco. The four Warehouse Property leases (collectively, the "PriceCostco Warehouse Leases") require PriceCostco to pay all operating costs of the warehouse club sites, including property taxes, insurance and maintenance, and require that Price Enterprises be indemnified against all claims and liabilities arising under the PriceCostco Warehouse Leases (including, without limitation, claims arising from operations and environmental matters), unless due to Price Enterprises' own default, negligence or tortious acts. Additionally, renovations or alterations to any of the warehouse club sites are at the expense of PriceCostco and will remain the property of PriceCostco until the expiration of the subject lease, when they will become the property of Price Enterprises.

    Under the terms of each of the PriceCostco Warehouse Leases, PriceCostco has a right of first refusal to purchase the relevant Warehouse Property if Price Enterprises decides to sell such Warehouse Property. In the event Price Enterprises intends to sell a Warehouse Property, or all or substantially all of a parcel or shopping center including a Warehouse Property, during the term of the lease covering such Warehouse Property, Price Enterprises is required to notify PriceCostco of its intention prior to the sale. Such notification is required to include the terms of the proposed sale and a copy of a bona fide written offer by the proposed purchaser. So long as PriceCostco is not then in default under the subject lease, PriceCostco will have an option for 30 days to elect to purchase the Warehouse Property or the larger property (whichever Price Enterprises has proposed to sell), at the same price and on the same terms as the written offer. If PriceCostco fails to exercise such option, or if PriceCostco exercises the option but fails to close in a timely manner, Price Enterprises will be free for 90 days to sell the Warehouse Property or the larger property (whichever Price Enterprises has proposed to sell), in the manner provided in Price Enterprises' notice to PriceCostco. This PriceCostco right of first refusal with respect to prospective sales of any Warehouse Properties could have the effect of discouraging other potential buyers from making offers to acquire the properties in the event Price Enterprises decides to sell any of the properties.

    The PriceCostco Warehouse Leases do not impose a duty on PriceCostco to continue to operate a business at the Warehouse Property sites. In the event PriceCostco ceases to operate a business at a Warehouse Property, and in the event PriceCostco fails to sublease the premises or assign the subject lease to a new tenant for a permitted use within six months after PriceCostco's cessation of operations, Price Enterprises may elect to terminate the lease and enter into a new lease with another tenant.

    CITY NOTES AND ATLAS NOTE


    CITY NOTES. Price Enterprises holds the City Notes from various California municipalities and agencies, which range in individual book value as of August 28, 1994 from approximately $400,000 to $5,700,000, with interest rates as set forth below. These loans represent amounts lent by PriceCostco to facilitate Price Club warehouse real estate acquisitions and for reimbursement of specific improvements. Repayment of each City Note by the relevant municipality is generally based on that municipality's allocation of sales tax revenues generated by retail businesses located on a particular property associated with such City Note. City Note repayments are calculated in accordance with specific revenue sharing agreements between PriceCostco and the respective municipality or agency (which agreements have been assigned to Price Enterprises). Under the terms of most of the City Notes, the unpaid balance of the note is forgiven at its maturity date. In part as a result of the recent recession, sales tax revenues generated by the retail business located on the properties associated with the City Notes have declined in recent years. Consequently, there can be no assurance that the full book value of the City Notes will be repaid by their maturity. See "PRICE ENTERPRISES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Fiscal 1994 Compared to Fiscal 1993 Compared to Fiscal 1992 -- Provision for Asset Impairments."


    Under the terms of the Transfer and Exchange Agreement, if PriceCostco ceases to operate a warehouse club business at any site with respect to which a governmental agency has executed a City Note, or if PriceCostco takes any action that would entitle such agency to withhold payments under its City Note, Price Enterprises is entitled to cause PriceCostco to purchase such City Note for an amount of cash equal to 72% of the sum of (i) the June 5, 1994 book balance less any subsequent principal repayments, and (ii) all accrued and unpaid interest from June 5, 1994.

    Set forth below is certain information with respect to the book balance, interest rate and maturity date of the City Notes.



                                                              CITY        8/28/94
MUNICIPALITY/AGENCY OBLIGOR                                 NOTE DATE  BOOK BALANCE   INTEREST RATE   MATURITY DATE
- ----------------------------------------------------------  ---------  -------------  -------------  ---------------
                                                                            (IN
                                                                        THOUSANDS)
Alhambra, CA..............................................    6/10/87    $     966          7.00%(1)      2012
Azusa, CA.................................................    10/4/88        1,860          9.50          2014
Colton, CA................................................    12/2/86        1,277          7.00                 (2)
Corona, CA................................................     4/1/88        5,740          8.75          2028
Fountain Valley, CA.......................................    1/10/89        4,740          7.75(3)       2010
Inglewood, CA.............................................     4/2/90          400          8.00          1999
Moreno Valley, CA.........................................    2/17/93        1,200          8.00          2015
Rancho Cucamonga, CA......................................     2/4/92        1,540          9.00          2015
Rancho Del Rey, CA........................................     6/4/93        1,700          8.00          2003
San Juan Capistrano, CA...................................     6/4/87          540          8.25          2010
Santa Clarita, CA.........................................    2/26/91        2,350         10.00          2022
Signal Hill, CA...........................................   10/29/91        4,340         10.00          2012
Signal Hill, CA...........................................   10/29/91          720         10.00          1997
South San Francisco, CA...................................    4/29/88        1,690          8.50          2006
Yorba Linda, CA...........................................     5/3/91        2,960          9.00          1996
                                                                       -------------
        Total.............................................               $  32,023
                                                                       -------------
                                                                       -------------

- ------------------------
(1) This is a non-interest bearing note. However, for accounting purposes, interest was imputed using a 7% interest rate.
(2) Obligations continue until the City Note is paid in full in accordance with its terms.
(3) Interest is based on the prime interest rate quoted by Bank of America, N.A., adjusted as of August 15 of each year but not to exceed 12%.



    ATLAS NOTE. Price Enterprises also owns the Atlas Note, which is collateralized by a hotel and convention center. The Atlas Note bears interest at 0.25% below Wells Fargo Bank, N.A.'s base rate and matured on May 8, 1994. Although all interest payments and fees have been paid timely, the borrower has not repaid the principal payment amount and otherwise has been and is currently in violation of certain of its debt covenants. Price Enterprises has agreed to forbear its foreclosure rights pending the consummation of a restructuring of the debt obligations, which is expected to occur by mid-December 1994. The restructuring would require repayment within five years of all outstanding indebtedness, with interest accruing on the outstanding principal at 10% per annum. Interest would be payable monthly at a rate equal to the six month LIBOR rate plus 2.5% per annum (not to exceed 8% per annum through December 1, 1996), and the interest not yet payable would be added to the principal amount of the loan. Subject to the fulfillment of certain anticipated contingencies, Price Enterprises has agreed to fund an additional amount, up to a maximum of $4.1 million, to be used to retire the approximate $2.9 million balance of the loan held by the lender with a first priority security interest in the hotel and convention center, to fund certain capital repairs and improvements to the hotel and convention center and to pay a portion of the borrower's legal fees and certain expenses incurred in connection with the restructuring. The restructured loan would be secured by the existing hotel and convention center property in San Diego, California and certain assets associated with property in Cabo San Lucas, Mexico. There can be no assurance that the loan restructuring will be consummated on these terms, if at all. In the event a restructuring of the Atlas Note cannot be consummated, Price Enterprises has retained its foreclosure rights under the Atlas Note.


    PENDING TRANSACTIONS


    SALES. Price Enterprises is currently under contract or in final negotiations to sell four properties that are expected to generate approximately $26 million in aggregate gross proceeds. Price Enterprises recorded an asset impairment loss in the fourth quarter of fiscal 1994 of approximately $9.7 million, $6.5 million of which relates to the four properties currently in escrow. The sales of these properties are expected to close at various times in February and March 1995. There can be no assurance, however, that such sales will be completed by the expected dates, if at all, or that such proceeds will be fully realized.


    LEASING. Price Enterprises is in various stages of lease negotiations for leasable space at 9 Real Properties that would generate approximately $1.8 million in annual rent. These potential leases are part of the ordinary course of business of Price Enterprises, and there can be no assurance that such potential leases will ultimately be consummated.

    DEVELOPMENT ACTIVITIES


    Price Enterprises is currently engaged in various development activities in several states. Under the Transfer and Exchange Agreement, Price Enterprises has agreed to assume the costs to complete these projects incurred from and after June 1, 1994. The total cost to complete all of the existing development projects is estimated to be approximately $43 million as of June 1, 1994 and $40 million as of August 28, 1994. Price Enterprises expects that its expenses incurred in the completion of the development projects will be financed out of proceeds from property sales or through advances under the Advance Agreement. See "CERTAIN RELATED AGREEMENTS -- Advance Agreement." The table below sets forth certain information with respect to Price Enterprises' existing development projects:



                                                                               ESTIMATED COST
                                                                               TO COMPLETE AS
                                                                                 OF 6/1/94
PROPERTY                                                                       (IN THOUSANDS)
- ----------------------------------------------------------------------------  ----------------
Pentagon City Property......................................................     $   16,600
Bensalem, PA................................................................          8,000
Sacramento, CA..............................................................          3,000
Seekonk, MA.................................................................          2,800
Glen Burnie, MD.............................................................          2,800
Other Projects..............................................................          9,800
                                                                                    -------
    Total...................................................................     $   43,000
                                                                                    -------
                                                                                    -------


    There can be no assurance that such development projects will ultimately be undertaken, and if completed, that the total cost to complete such potential development projects will not exceed the foregoing estimate. It is also possible that Price Enterprises may undertake additional development projects not contemplated at this time.

    RELATIONSHIP WITH THE PRICE REIT

    Historically, the REIT has performed property management services for certain of the properties which are now held by Price Enterprises. In fiscal year 1994, PriceCostco paid $550,000 in fees to the REIT for such management services. It is anticipated that Price Enterprises will continue such an arrangement with the REIT, and may expand such services to include other properties in the future.

    It is anticipated that Price Enterprises will enter into a development agreement with K&F Development Company for the development of four of the Real Properties. Under such proposed agreement, K&F Development Company would receive development fees of 6% of the aggregate construction costs expended with respect to such properties. The REIT owns all of the outstanding preferred stock and is entitled to receive 90% of the cash flow of K&F Development Company.

    K&F Development Company and Price entered into a development agreement, dated December 16, 1993, in connection with the development of the Pentagon City Property (except for development of the Price Club located on such property). In connection with the Transaction, Price has assigned such agreement to Price Enterprises. Pursuant to this agreement (i) K&F Development Company receives a development fee equal to 3% of the aggregate construction costs expended with respect to such property; (ii) all operating cash flows generated from the Pentagon City Property (other than the Price Club located on such property) are allocated to Price Enterprises until the property generates a return on "invested capital" of 9% ("invested capital" means all costs associated with the development of the property, plus 4% of such costs, compounded annually); and (iii) all operating cash flows in excess of the amount allocated to Price Enterprises (as described in the previous clause) are allocated 75% to Price Enterprises and 25% to K&F Development Company. In addition, upon any sale of the Pentagon City Property by Price Enterprises in which the return on invested capital exceeds 9%, K&F Development Company is entitled to receive 25% of the net sale proceeds in excess of Price Enterprises' invested capital and its return on such invested capital of 9%.

    In addition, Price Enterprises has entered into an agreement with K&F Development Company pursuant to which K&F will provide strategic and consulting services for the next two years to Price Enterprises. K&F Development Company will receive $500,000 annually as payment for such services. Moreover, K&F Development Company may be a developer or joint venturer in other developments undertaken by Price Enterprises in the future.


    The REIT was originally organized by Price in 1991, and during the past three years, a number of properties have been acquired by the REIT from Price. There are no understandings or agreements to purchase or sell properties between Price Enterprises and the REIT. There have, however, been preliminary discussions between representatives of the REIT and Price Enterprises regarding possible transactions between the companies in the future. Price Enterprises intends to continue to explore and study these possible transactions, including the possibility of entering into joint ventures or other synergistic transactions with the REIT. Sol Price is the Chairman of the Board of the REIT and has beneficial ownership through various family and charitable trusts of approximately 9% of the Class B Common Stock of the REIT. Certain other officers, directors and principal stockholders of the REIT may become directors, officers or principal stockholders of Price Enterprises; however, any transactions between  Price Enterprises  and the  REIT will  be subject  to  the approval  of  an  independent  committee  of the  Board  of  Directors  of Price
Enterprises, comprised of directors who are not officers, directors or stockholders of the REIT.


MEXICO CLUBS


    GENERAL. Mexico Clubs was formed to own (A) all shares of capital stock of Primex owned, directly or indirectly, by PriceCostco, (B) all other noncurrent assets of PriceCostco and its subsidiaries specifically related to the conduct of business in Mexico (excluding the Joint Venture Agreement, any right, title or interest in or to the names "Price Club," "Price Club Costco" or "PriceCostco" and any computer software) and (C) certain other assets. The interests in Mexico Clubs are owned 51% by Price Enterprises and 49% by Price. Primex owns a 50% interest in Price Club Mexico, the joint venture corporation which develops, owns and operates ten Price Club warehouse clubs in Mexico as of October 31, 1994. The other 50% interest in Price Club Mexico is owned by Comercial Mexicana, one of the leading retailers in Mexico. In addition to the business conducted through Price Club Mexico, Mexico Clubs will offer to export (including purchasing, storage, bulk splitting and transshipment) consumer goods and other products to Mexico for sale by Price Club Mexico.



    PRICE CLUB MEXICO. In June 1991, Price and Primex entered into the Joint Venture Agreement to form a joint venture to develop and operate warehouse club facilities in Mexico under the name Price Club. This joint venture, Price Club Mexico, is currently owned 50% by Primex and 50% by Comercial Mexicana. Through fiscal year 1994, Price Club Mexico has received $66 million in capital contributions from PriceCostco (through Primex). Under the terms of the LLC Agreement, Price Enterprises and PriceCostco are obligated to make capital contributions to Mexico Clubs of up to an aggregate of $63 million (plus an additional amount for purchase of certain merchandise inventory) allocated 51% and 49%, respectively, in fiscal year 1995 to support expansion of operations in Mexico. A substantial portion of the capital raised, or expected to be raised, will fund the acquisition and construction of real estate for Price Club locations in Mexico.



    In calendar year 1995, Price Club Mexico expects to open between five and nine additional warehouse club facilities in Mexico. Warehouse club facilities operated by Price Club Mexico are generally similar to warehouse clubs operated by PriceCostco in the United States. Price Club Mexico is headquartered in Mexico City and is managed in Mexico by an executive staff comprised of Mexican nationals. Total sales by Price Club Mexico were $93 million and $255 million in calendar years 1992 and 1993, respectively, and total sales for calendar year 1994 are expected to exceed total sales in such prior years. Price Club Mexico was profitable in each of the calendar years 1992 and 1993, and is expected to be profitable in calendar year 1994. While total sales by Price Club Mexico for 1995 are expected to increase, as compared to total sales for calendar year 1994, and Price Club Mexico is budgeted to be profitable in calendar year 1995, comparable sales trends for the last three months (based on sales at warehouse locations open for more than one year) have declined. Price Enterprises believes that such decline is due to, among other things, cannibalization in Mexico City, increased levels of competition and a slowdown in the Mexican economy. The foregoing is not intended as a projection by Price Enterprises or PriceCostco of actual results of operations of Price Club Mexico for calendar year 1994 or 1995. The actual results of operations of Price Club Mexico for such period may be significantly more favorable or less favorable than as set forth above and should not be relied upon or regarded as a representation as to actual results of operations.


    DISCUSSIONS CONCERNING POTENTIAL SALE OF JOINT VENTURE INTEREST. In late September 1994, representatives of Comercial Mexicana commenced discussions with Robert Price and Jim Sinegal regarding the proposed transfer of Primex to Mexico Clubs as part of the Transaction. The representatives of Comercial Mexicana indicated that Comercial Mexicana was interested in a continuing relationship with PriceCostco, rather than embarking on a new relationship with Price Enterprises.



    Discussions continued among representatives of Comercial Mexicana, Price Enterprises and PriceCostco through mid-November 1994. Such discussions centered on a possible transaction pursuant to which Comercial Mexicana or a third party would purchase the 50% interest in Price Club Mexico then owned by PriceCostco (and currently owned by Mexico Clubs) and PriceCostco and Price Club Mexico would enter into certain agreements with respect to the use of the "Price Club" name and certain computer software by Price Club Mexico and with respect to the sourcing of certain merchandise to Price Club Mexico by PriceCostco. Based on the discussions to date, Price Enterprises and PriceCostco believe that if any such purchase occurs, it would likely involve payment for the 50% interest in Price Club Mexico by a combination of cash, promissory notes or stock or other securities. However, as of the date of this Offering Circular/ Prospectus, no agreement, preliminary or otherwise, has been reached with Comercial Mexicana regarding such proposed purchase. ALTHOUGH PRICE ENTERPRISES AND PRICECOSTCO CURRENTLY ANTICIPATE THAT DISCUSSIONS REGARDING SUCH PROPOSED PURCHASE WILL CONTINUE, NO ASSURANCES CAN BE GIVEN THAT ANY AGREEMENT WILL BE REACHED REGARDING SUCH A PURCHASE BY COMERCIAL MEXICANA OR SUCH THIRD PARTY OR, IF SUCH AN AGREEMENT IS REACHED, THE TERMS OF ANY SUCH PURCHASE.



    MEXICO CLUBS' BUYING ACTIVITIES. From the United States, Mexico Clubs will offer to provide merchandising support to Price Club Mexico through its San Diego-based buying group, which purchases products and arranges for the storage, bulksplitting and transshipment of goods. Price may also provide buying services to Price Club Mexico pursuant to the Joint Venture Agreement. In addition, Mexico Clubs operates Los Angeles, California and Laredo, Texas distribution and storage centers for goods destined for Mexico.


    THE JOINT VENTURE AGREEMENT. The Joint Venture Agreement provides that Price Club Mexico will be managed by a six-member board of directors, three of whom are designated by Comercial Mexicana and three of whom are designated by Primex. Price and Comercial Mexicana have agreed to jointly and cooperatively train new employees of Price Club Mexico (i) in the conduct of Price Club warehouse club format operations and (ii) in the discharge of Price Club Mexico's administrative, financial, marketing and related needs. Price Club Mexico will reimburse Price and Comercial Mexicana for the expenses associated with such training.

    Pursuant to the Joint Venture Agreement, without the prior written consent of Comercial Mexicana, neither Price nor any of its affiliates may (i) manage, operate, license or franchise any business, other than Price Club Mexico, conducting Price Club warehouse club format operations in Mexico or which is otherwise directly or indirectly competitive with Price Club Mexico, Comercial Mexicana and/or its affiliates in Mexico or (ii) possess any ownership interest in any legal entity, other than Price Club Mexico, which is dedicated to the operation and/or management of any such business in Mexico.

    Similarly, without the prior written consent of Price, neither Comercial Mexicana nor any of its affiliates may (i) manage, operate, license or franchise any business, other than Price Club Mexico, conducting Price

Club warehouse club format operations in the U.S. or elsewhere or which is otherwise directly competitive with Price and/or its affiliates in the U.S. or elsewhere, or with Price Club Mexico in Mexico where such competition directly relates to Price Club warehouse club format operations or (ii) possess any ownership interest in any legal entity, other than Price Club Mexico, which is dedicated to the operation and/or management of any such business. Comercial
Mexicana and its affiliates are not prohibited, however, from managing, operating, licensing, franchising or owning any other business in Mexico which may be competitive with Price, so long as Comercial Mexicana provides Price with notice of such intention and allows Price a right of first refusal to participate in such business.

    The Joint Venture Agreement provides that if the board of directors of Price Club Mexico becomes deadlocked over, or because of a lack of a quorum or a required majority is unable to act upon, any matter, such matter shall be referred to Comercial Mexicana and Primex for a period of mutual consultation not to exceed 30 days (unless an extension is mutually agreed to), after which, in the absence of agreement, either Primex or Comercial Mexicana may for a period of 15 days thereafter offer to purchase all shares of Price Club Mexico held by the other. If no such agreement to purchase is reached within such period (or any extension thereof), then the Joint Venture Agreement shall be terminated. Such termination shall be accomplished by each of Primex and Comercial Mexicana submitting sealed, U.S. Dollar denominated written bids for the purchase of all securities of Price Club Mexico held by the other. Each sealed bid shall be placed in an identical envelope, and one envelope shall be selected at random by the then chairman of the board of Price Club Mexico. The party whose bid is not drawn will have the option either (i) to purchase the securities of Price Club Mexico held by the party whose bid is drawn at the bid price or (ii) to sell its securities of Price Club Mexico to the other party at the bid price. The purchaser may elect to pay cash in U.S. Dollars at the closing or to receive the following purchase terms from the seller: 20 percent cash in U.S. Dollars at closing with the balance in four annual U.S. Dollar installments of principal plus interest at a rate equal to 175 basis points above the then equivalent four-year U.S. treasury note rate. The closing shall occur 120 days after the date of delivery of the first sealed bid, as described above.


    In addition, for a period of 90 days commencing on June 21, 1995, either Primex or Comercial Mexicana may give written notice to the other that it elects to terminate the Joint Venture Agreement, for any reason and without cause, effective as of the ninetieth day following June 21, 1995. Upon any such termination, Price Club Mexico shall be dissolved and liquidated.


    In addition, the Joint Venture Agreement provides that each of Price, Primex and Comercial Mexicana will not disclose certain confidential information concerning the parties' businesses and operations unless prior written consent to such disclosure has been obtained from each other party.


    While Price and Primex continue to be parties to the Joint Venture Agreement and subject to its terms, Mexico Clubs will not become a party to the Joint Venture Agreement and will not be subject to its terms (except by virtue of its ownership of Primex).



THE LIMITED LIABILITY COMPANY AGREEMENT.


    Pursuant to the LLC Agreement, Price and Price Enterprises have agreed to certain terms governing their rights and obligations with respect to their interests in Mexico Clubs.



    The LLC Agreement also provides that, from time to time throughout fiscal year 1995, Mexico Clubs may require Price and Price Enterprises to contribute cash to Mexico Clubs (as reasonably necessary for the conduct of Mexico Clubs' business and not in excess of Mexico Clubs capital requirements for 90 days following the date of the LLC Agreement consistent with the budget of Mexico Clubs for the fiscal year 1995, as approved by the managers of Mexico Clubs) pro rata with such capital contribution allocated 51% to Price Enterprises and 49% to Price. However, Price Enterprises and Price are only obligated to contribute in cash to the capital of Mexico Clubs throughout fiscal year 1995 up to an aggregate of the sum of $63 million plus an amount equal to the inventory purchased by Mexico Clubs as of August 28, 1994 (which is currently estimated to be $4 million). The LLC Agreement also provides for optional capital contributions by each of its members (a "Member") after fiscal year 1995, and if Members elect not to make such capital contributions, their percentage interest in Mexico Clubs will be reduced proportionally.

    Pursuant to the LLC Agreement, the management of Mexico Clubs' business is vested in a group of managers elected by the Members. The managers may delegate any or all of the day-to-day management and conduct of Mexico Clubs' business to the officers of Mexico Clubs.



    The LLC Agreement prohibits any sale, transfer, assignment, pledge, hypothecation, exchange or other disposition by a Member of all or any portion of its interest in Mexico Clubs, except with the prior written consent of the other Members.



    The LLC Agreement provides that the term of Mexico Clubs began on the date the Certificate of Formation was filed with the Delaware Secretary of State and will continue until that same date in the year 1999, unless terminated sooner in accordance with the provisions of the LLC Agreement, by unanimous agreement of the Members or pursuant to the Delaware Limited Liability Company Act.


    THE OPERATING AGREEMENT WITH PRICECOSTCO. Pursuant to the Operating Agreement dated as of August 28, 1994 by and among Mexico Clubs, Price Enterprises, Price and PriceCostco (the "Mexico Operating Agreement"), the parties have agreed to certain terms governing their future business relationship, and PriceCostco has agreed to provide certain support services to Mexico Clubs.


    The Mexico Operating Agreement provides that, for a period of five years from the Transfer Closing Date (the "Five-Year Period"), neither PriceCostco nor its Downstream Affiliates (as hereinafter defined) will directly or indirectly
(i) conduct a Club Business in Mexico, (ii) own an interest in another company that conducts a Club Business in any such area (provided that neither PriceCostco nor its affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent of the equity securities of such company), (iii) knowingly sell to or provide services to a Club Business in Mexico (except for the Club Business conducted directly or indirectly by Mexico Clubs or its Downstream Affiliates), (iv) use or license the use of the tradename and trademark "Costco" in Mexico or (v) otherwise compete with the activities of Mexico Clubs. The restrictions set forth in the preceeding sentence will, however, terminate and have no further force and effect upon any sale of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico, owned, directly or indirectly, by Mexico Clubs to Comercial Mexicana or any of its affiliates.



    The Mexico Operating Agreement also provides that, for the Five-Year Period, none of Price Enterprises, its Downstream Affiliates, Mexico Clubs or any of its Downstream Affiliates (except, with respect to Price Enterprises and Price Global, as set forth in the Price Global Operating Agreement (as hereinafter defined and described below)) will, directly or indirectly, (i) conduct a Club Business in any geographical area other than Mexico, (ii) own an interest in another company that conducts a Club Business in any such area (provided that neither Price Enterprises, Mexico Clubs or any of their Downstream Affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent of the equity securities of such company) or (iii) knowingly sell to or provide services to a Club Business in any such area. The Mexico Operating Agreement also provides that, for the Five-Year Period, in Mexico, Price Enterprises, its Downstream Affiliates, Mexico Clubs and its Downstream Affiliates and Price Club Mexico shall conduct a Club Business only through Mexico Clubs or Price Club Mexico. PriceCostco may acquire another company that conducts a Club Business in Mexico, provided that in such acquired company's last complete fiscal year prior to such acquisition, the acquired company derived no more than 20% of its annual revenues from such Club Business in Mexico. Pursuant to the Mexico Operating Agreement, PriceCostco agreed to hold separate such Club Business so acquired and to divest of such Club Business as soon as practicable following the consummation of such acquisition. The Mexico Operating Agreement further provides that prior to divesting such Club Business to any bona fide, arm's length purchaser, PriceCostco must first offer the opportunity to purchase such Club Business to Mexico Clubs. In addition, the Mexico Operating Agreement provides that, except as expressly permitted by the Transfer and Exchange Agreement or certain other agreements, for the Five-Year Period, the parties to the Mexico Operating Agreement and their Downstream Affiliates will not engage in any business with any Club Business or with certain specified companies.

    During the Five-Year Period or until such earlier date (if any) when Price Enterprises sells all of its interest in Mexico Clubs to any party unrelated to it, PriceCostco has agreed to provide to Mexico Clubs, at Mexico Clubs' request solely for Mexico Clubs' use in Mexico, with certain support services, including the following: support from PriceCostco's buying office to assist Mexico Clubs in sourcing and acquiring merchandise and services for itself and its affiliates and joint ventures in Mexico and reasonable support from PriceCostco's buying offices for placement of orders for merchandise; access to PriceCostco's vendors for placing orders for merchandise; certain data with respect to PriceCostco's inventory and costs; assistance in establishing management information systems; and filling of certain orders for private label merchandise sold by PriceCostco. PriceCostco has also agreed to provide a portion of the warehouse space at its City of Industry, California warehouse at cost and to provide to Mexico Clubs splitting and transshipment of bulk orders for delivery to Mexico. In addition, PriceCostco has agreed to provide Mexico Clubs with access to two PriceCostco warehouse club locations in Southern California for training purposes.


    During the Five-Year Period, PriceCostco and its Downstream Affiliates have agreed to use their good faith efforts to maximize their importation of products produced in Mexico. To the extent PriceCostco and its Downstream Affiliates receive credits for such imports from Mexico, they are obligated to transfer such credits to Mexico Clubs or its designee.

    For a period of two years after the termination of the Mexico Operating Agreement, Mexico Clubs, Price Enterprises, Price and PriceCostco and each of their respective Downstream Affiliates will maintain in strict confidence all information obtained pursuant to the Mexico Operating Agreement or otherwise, relating to the business, operations, properties, assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology, or trade secrets of the other party; except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law or (iii) is independently learned by the disclosing party. With respect to information regarding any such party's membership and membership database, the obligation to hold in confidence such information (as set forth in the previous sentence) shall continue until five years from the termination of the Mexico Operating Agreement.

    The Mexico Operating Agreement further provides for reciprocal shopping privileges among the members of PriceCostco and Mexico Clubs and for the purchase by Mexico Clubs of certain inventory formerly held by PriceCostco.

    As used in the Mexico Operating Agreement, each of the other Operating Agreements and each of the Stockholders Agreements (i) an "affiliate" of any person means any entity which is owned, directly or indirectly, thirty percent or more by the person, which holds an interest, directly or indirectly, of thirty percent or more in the person, or which has a common owner with the person which owner has, directly or indirectly, thirty percent or more of both the person and the affiliate; and (ii) a "Downstream Affiliate" of any person means any entity which is controlled directly or indirectly by the person.


    The Mexico Clubs Operating Agreement (other than the provisions relating to confidentiality) will terminate and have no further force and effect upon any sale of all of the shares of Primex, or all of the shares of capital stock of Price Club Mexico, owned, directly or indirectly, by Mexico Clubs to Comercial Mexicana or any of its affiliates.



    STOCKHOLDERS AGREEMENT. If a sale by Mexico Clubs of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico owned directly or indirectly by Mexico Clubs to Comercial Mexicana has not been consummated on or before October 1, 1995, Price Enterprises, PriceCostco, Price and Mexico Clubs will enter into a stockholders agreement (the "Mexico Stockholders Agreement") with the following material terms.



    The Mexico Stockholders Agreement will provide that, from time to time after fiscal year 1995, the Board of Directors of Mexico Clubs may request additional funds from the stockholders, either in the form of advances or additional capital contributions. Both Price and Price Enterprises, as the stockholders of Mexico Clubs, will be entitled to participate in an advance or additional capital contribution, pro rata in proportion to their respective percentage ownership interest in Mexico Clubs. Advances will be made in the form of loans bearing interest at three hundred basis points over the 5-Year Treasury Bill rate at the time of the advance, and will include such other terms as specified by the Board of Directors of Mexico Clubs. With respect to additional capital contributions, if a stockholder declines to make all or part of its respective additional capital contribution, the Board of Directors of Mexico Clubs will issue to the fully participating stockholders, pro rata in proportion to their additional capital contribution, additional shares of common stock of Mexico Clubs, such that each non-participating stockholders' percentage ownership interest in Mexico Clubs will be decreased proportionally.


    The Mexico Stockholders Agreement will set forth certain restrictions if either Price Enterprises or Price offers to transfer, sell, assign or otherwise dispose of any shares of common stock of Mexico Clubs, and further provides stockholders with certain preemptive rights. In addition, at any one time after ten years from the Closing Date, PriceCostco may demand that Mexico Clubs register under the Securities Act any of PriceCostco's shares of common stock of Mexico Clubs with a value in excess $10 million. In lieu of registering such shares of stock, Mexico Clubs may elect to purchase such shares at their fair market value. Moreover, in the event of future public offerings by Mexico Clubs of its common stock or securities convertible or exchangeable into such common stock, Price and Price Enterprises will have the right to participate in such offering on the same terms and conditions as Mexico Clubs, subject to certain conditions. No party to the Mexico Stockholders Agreement may transfer any of its shares of common stock of Mexico Clubs or any other ownership interest in Mexico Clubs to a Club Business or to certain specified companies, nor may any party transfer such shares or other ownership interest to any person without such person having become a party to the Mexico Stockholders Agreement.



    The Mexico Stockholders Agreement will contain confidentiality provisions that are substantially similar to those contained in the Mexico Operating Agreement. The parties will also be required to comply with the provisions of the Joint Venture Agreement.



    The Mexico Stockholders Agreement will further provide that for as long as Price owns at least 20% of Mexico Clubs' outstanding common stock, Price is entitled to appoint one director to the three member Board of Directors of Mexico Clubs. In addition, the three directors of Mexico Clubs will also serve as the directors of Mexico Clubs' wholly owned subsidiary, Primex.


    COMPETITION. Price Club Mexico's primary competitor with respect to warehouse club facilities is Sam's Club (an affiliate of Wal-Mart Stores, Inc.). Other major retail competitors in Mexico include Cifra, Gigante, Wal-Mart Stores, Inc., Kmart Corporation and Carrefour S.A. In addition, other major United States retailers have announced plans to enter the Mexico market. Mexico Clubs believes that competitive pressures in the Mexico retail market will continue to intensify over time.

PRICE QUEST


    GENERAL. Price Quest was formed to acquire (A) all of the noncurrent assets of PriceCostco or any of its subsidiaries specifically related to the Quest Business, (B) all right, title and interest, if any, of PriceCostco or any of its subsidiaries to, or, in certain cases, a long-term license to use, the names "Price Club Quest" and "Quest" and (C) certain other assets. Price Quest is owned 51% by Price Enterprises and 49% by Price.


    QUEST BUSINESS. The Quest Business was commenced by Price in 1992. The Quest Business utilizes an interactive electronic shopping kiosk to sell goods and services in certain warehouse clubs to PriceCostco members. A Quest kiosk has a computer shopping terminal upon which members can browse and purchase products through an electronic catalogue of goods and services. Typically, sample items for popular products are on display in the area surrounding the Quest Business kiosk. Members select products and complete the ordering process on the computer terminal at the Quest Business kiosk. Members pay for their merchandise either in the Quest merchandise department or at the normal check-out registers at that particular PriceCostco warehouse club facility. The merchandise is then promptly shipped to the member's home or other designated address.

    Price Quest now has kiosk centers installed and operating at 38 PriceCostco warehouse clubs in nine states. In addition to the kiosks at the PriceCostco warehouse clubs, Price Quest intends to develop Quest Business centers in venues other than PriceCostco warehouse clubs.



    Price Quest presently offers over 9,000 different products on the Quest Business electronic shopping catalogue. Over time, Price Quest is continuing to add many products, as well as various services and information for sale to its customers.


    Price Quest also has acquired Price Club Travel, which offers discount airline tickets and travel packages to PriceCostco members. In addition, Price Quest's assets also include Price Club Realty, a real estate brokerage business for PriceCostco members, and the Price Club automobile referral/advertising program, which publishes advertisements for automobile dealers who provide discount purchasing programs to PriceCostco members in the vicinity of certain PriceCostco warehouse clubs.


    The Quest Business has achieved net sales of $.3 million, $3.0 million and $19.9 million for fiscal years 1992, 1993, 1994, respectively. Although net sales have been steadily increasing, the Quest Business has incurred operating losses from its commencement to present.


    OPERATING AGREEMENT WITH PRICECOSTCO. Pursuant to the Operating Agreement dated as of August 28, 1994 by and among Price Quest, Price Enterprises, Price and PriceCostco (the "Quest Operating Agreement"), the parties have agreed to certain terms governing their future business relationship and PriceCostco has agreed to provide certain support services to Price Quest.

    The Quest Operating Agreement provides that, during the Five-Year Period, neither PriceCostco nor its Downstream Affiliates will (i) directly or indirectly conduct a Quest Business, (ii) own any interest in another company that conducts a Quest Business other than Price Quest (provided that neither PriceCostco nor its affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent of the equity securities of such company), or (iii) knowingly sell to or provide services to a Quest Business (except for the Quest Business conducted by Price Quest). PriceCostco may acquire another company that conducts a business substantially similar to, and that competes with, the Quest Business (a "Similar Quest
Business"), provided that in such acquired company's last complete fiscal year prior to such acquisition, the acquired company derived no more than 20% of its annual revenues from the Similar Quest Business. Pursuant to the Quest Operating Agreement, PriceCostco agreed to hold separate the Similar Quest Business so acquired and to divest of such Similar Quest Business as soon as practicable following the consummation of such acquisition. The Quest Operating Agreement further provides that prior to divesting such Similar Quest Business to any bona fide, arm's length purchaser, PriceCostco must first offer the opportunity to purchase such Similar Quest Business to Price Quest. Moreover, except as otherwise expressly permitted in the Transfer and Exchange Agreement or certain other agreements, for the Five-Year Period, Price Quest, Price Enterprises, PriceCostco and each of their Downstream Affiliates will not engage in any business with certain specified companies.

    The Quest Operating Agreement also provides that, for the Five-Year Period, none of Price Enterprises, its Downstream Affiliates, Price Quest, or any of its Downstream Affiliates will operate or conduct a Quest Business in any Club Business (other than a Club Business operated by PriceCostco, or one of the Subsidiary Corporations or its licensees) or in a location that is owned or operated by certain specified companies.


    For the Five-Year Period, PriceCostco has agreed to provide to Price Quest at Price Quest's request solely for Price Quest's use in a Quest Business access to PriceCostco's membership databases, and space for a Quest Business kiosk in the 38 PriceCostco warehouse clubs where the Quest Business is currently operating (provided that the Quest Business at such locations meets certain ongoing minimum sales volumes). In addition, during the Five-Year Period, PriceCostco has agreed to allow Price Quest to expand into at least ten additional PriceCostco warehouse club locations annually (selected by PriceCostco with Price Quest's consent). The Quest Operating Agreement also provides that Price Quest shall be entitled to existing space in all PriceCostco warehouse clubs which presently contain airline ticketing equipment used in connection with Price Club Travel, or which is occupied by Price Club Realty and the Price Club automobile advertising/referral program. Price Quest is also entitled to the continued use of a portion of Price's warehouse in the City of Industry, California at PriceCostco's cost.

    For the Five-Year Period, PriceCostco has agreed to provide Price Quest with certain support services, including the following: support from PriceCostco's buying offices to assist Price Quest in sourcing and acquiring merchandise and services for itself and its affiliates and joint ventures and reasonable support from PriceCostco's buying offices for placement of orders for merchandise; access to PriceCostco's vendors for placing orders for merchandise; assistance in establishing management information systems; certain historical data with respect to PriceCostco's inventory and costs; filling of orders for private label merchandise sold by PriceCostco; access to PriceCostco's management information system's communications network for operation of kiosks in PriceCostco warehouse club locations; and, under certain circumstances, use of home delivery software on PriceCostco's management information system.

    PriceCostco has also agreed to provide Price Quest with certain personnel and staffing services during the Five-Year Period in connection with the operation of the Quest Business. These services include assistance in handling customer courtesies and cashiering services; assignment of personnel to staff the Quest Business kiosks in accordance with Price Quest staffing requirements; and other warehouse club support services including receiving, inventory storage, returns, security and administrative assistance. PriceCostco is obligated to reimburse Price Quest for inventory shrinkage in excess of historical shrinkage rates at the PriceCostco warehouse clubs.

    For the Five-Year Period, Price Quest has agreed that the Quest Business kiosks, products, and services will be at least equal in quality and value to the standards of PriceCostco, and that personnel working in the Quest Business kiosk area adhere to PriceCostco personnel policies. Further, for the Five-Year Period, Price Quest has agreed to provide PriceCostco with access to Price Quest's customer database; reasonable support from Price Quest and its buying offices for placement of orders for merchandise and services on behalf of PriceCostco; and filling of orders from PriceCostco for any private label merchandise sold by Price Quest.

    During the Five-Year Period, Price Quest will pay PriceCostco two percent of net sales at PriceCostco warehouse club locations of all Quest Business goods and services (excluding Price Club Travel, Price Club Realty and the Price Club automobile advertising/referral program), and one percent of net sales of Quest Business goods and services which are transacted at the central register checkout at PriceCostco warehouse clubs. During each of the first two years of the Five-Year Period, payments by Price Quest will be a minimum of $1.5 million annually in satisfaction of these percentage payment obligations. In addition, during the Five-Year Period, Price Quest is obligated to pay to PriceCostco 55% of all revenues from the PriceCostco Club Business locations' automobile advertising/referral programs, except that during the first two years of the Five-Year Period, PriceCostco shall receive the greater of such 55%, or 100% of all such revenues up to $3 million. During the Five-Year Period, PriceCostco is also entitled to 10% of the commissions collected by Price Club Travel on airline ticket sales and one percent of net sales of vacation packages. During the Five-Year Period, Price Quest will pay PriceCostco two percent of net revenues earned by Price Club Realty at the PriceCostco warehouse club locations.

    For a period of two years after the termination of the Quest Operating Agreement, Price Quest, Price Enterprises, Price and PriceCostco and each of their respective Downstream Affiliates will maintain in strict confidence all information obtained pursuant to the Quest Operating Agreement or otherwise, relating to the business, operations, properties, assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology, or trade secrets of the other party; except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law, or (iii) is independently learned by the disclosing party. With respect to the information regarding any such party's membership and membership database, the obligation to hold in confidence such information (as set forth in the previous sentence) shall continue until five years from the termination of the Quest Operating Agreement.

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
    Price Quest also must make advertising purchases in PriceCostco's customer publications and membership renewal mailings of at least $3 million (at the publications' most favorable rates) in each of the first two fiscal years of the Five-Year Period. Price Quest also will purchase certain inventory from PriceCostco with such purchases being financed by a pro rata capital contribution of Price Enterprises and PriceCostco.


    STOCKHOLDERS AGREEMENT. Pursuant to the Stockholders Agreement dated as of August 28, 1994 by and among Price Enterprises, PriceCostco, Price and Price Quest (the "Price Quest Stockholders Agreement"), Price Enterprises and PriceCostco have agreed to certain specific rights and obligations as stockholders of Price Quest. The Price Quest Stockholders Agreement provides that, from time to time during fiscal year 1995, the Board of Directors of Price Quest may require Price Enterprises and Price to make mandatory capital contributions to the corporation, pro rata allocated 51% to Price Enterprises and 49% to Price, up to an aggregate of the sum of $15 million plus the purchase price of certain inventory (approximately $4 million) purchased by Price Quest from PriceCostco at the Transfer Closing Date. In the event any stockholder defaults in its obligation to make such a capital contribution, the Board of Directors of Price Quest may treat the default in one or more of the following ways: (i) enforce the obligation by arbitration, including interest compounded annually, at the lesser of (a) three hundred basis points over the prime rate published by major national banks or (b) the highest rate permitted by applicable law (the "Default Rate"); (ii) treat the defaulted amount as a loan to the defaulting stockholder by Price Quest, which shall bear interest at the Default Rate; or (iii) retain dividends or other distributions otherwise payable to the defaulting stockholder, such funds to be applied to the repayment of the loan.


    The Price Quest Stockholders Agreement provides that the Board of Directors of Price Quest may request additional capital infusions from stockholders after fiscal year 1995, either in the form of advances or additional capital contributions. Both Price and Price Enterprises, as the stockholders of Price Quest, are entitled to participate in an advance or additional capital contribution, pro rata in proportion to their respective percentage ownership interest in Price Quest. Advances will be made in the form of loans bearing interest at three hundred basis points over the 5-Year Treasury Bill rate at the time of the advance, and will include such other terms as specified by the Board of Directors of Price Quest. With respect to additional capital contributions, if a stockholder declines to make all or part of its respective additional capital contribution, the Board of Directors of Price Quest will issue to the fully participating stockholders, pro rata in proportion to their additional capital contribution, additional shares of common stock of Price Quest, such that each non-participating stockholders' percentage ownership interest in Price Quest will be decreased proportionally.


    The Price Quest Stockholders Agreement sets forth certain restrictions if either Price Enterprises or Price offers to transfer, sell, assign or otherwise dispose of any shares of common stock of Price Quest, and further provides stockholders with certain preemptive rights. In addition, at any one time after ten years from the Closing Date, PriceCostco may demand that Price Quest register under the Securities Act any of Price's shares of common stock of Price Quest with a value in excess $10 million. In lieu of registering such shares of stock, Price Quest may elect to purchase such shares at their fair market value. Moreover, in the event of future public offerings by Price Quest of its common stock or securities convertible or exchangeable into such common stock, Price and Price Enterprises will each have the right to participate in such offering on the same terms and conditions as Price Quest, subject to certain conditions. No party to the Price Quest Stockholders Agreement may transfer any of its shares of common stock of Price Quest or any other ownership interest in Price Quest to a Club Business or to certain specified companies, nor may any party transfer such shares or other ownership interest to any person without such person having become a party to the Price Quest Stockholders Agreement.


    The Price Quest Stockholders Agreement contains confidentiality provisions that are substantially similar to those contained in the Price Quest Operating Agreement.

    The Price Quest Stockholders Agreement further provides that for as long as Price owns at least 20% of Price Quest's outstanding common stock, Price is entitled to appoint one director to the three member Board of Directors of Price Quest. Price's initial appointee is James D. Sinegal.

    COMPETITION. Price Quest competes directly or indirectly with most merchandising businesses, other discount retailers (including PriceCostco warehouse clubs), catalogue and other direct marketing sales, televised home shopping, travel agency services, traditional residential real estate brokers, other affinity buying services and similar interactive kiosks that are or may be operated by other retailers. Price Enterprises believes that, as further advances in computer technology are made and as more interactive computer-based services become available to consumers in the home and retail environments, competitive pressures on Price Quest will intensify.

PRICE GLOBAL


    GENERAL. Price Global was formed to acquire (A) the right to develop Club Businesses in the Specified Geographical Areas (other than Mexico), (B) the CMI Stock, (C) all right, title and interest in and to, or in certain cases, a long-term license to use, the names "Price Club," "Price Club Costco" and "Price Costco" in each of the Specified Geographical Areas (other than Mexico) and (D) all other noncurrent assets of PriceCostco and its subsidiaries (other than those included in CMI) specifically related to the conduct of business in the Specified Geographical Areas. Price Global is owned 51% by Price Enterprises and 49% by Price.



    PRICE GLOBAL BUSINESS. Price Global's business is to develop Club Businesses in the Specified Geographical Areas (other than Mexico). Price Global also owns all of the outstanding capital stock of CMI, an export and import business which does business in the Specified Geographical Areas and with certain specified customers in Hong Kong, Japan and the Phillipines. CMI's net sales totalled $8.0 million, $25.7 million and $33.6 million for the fiscal years 1992, 1993 and 1994, respectively. In fiscal year 1994, substantially all of CMI's net sales related to exports of United States products. Of such amounts, sales to CMI's two principal customers, GrandMart Limited, a Hong Kong-based retailer and wholesaler, and Comercial Mexicana, represented 55% and 35% of CMI's net sales, respectively.


    OPERATING AGREEMENT WITH PRICECOSTCO. Pursuant to the Operating Agreement dated as of August 28, 1994 by and among Price Global, Price Enterprises, Price and PriceCostco (the "Price Global Operating Agreement"), the parties have agreed to certain provisions governing their future business relationship, and PriceCostco has agreed to provide certain ongoing support services to Price Global.


    The Price Global Operating Agreement provides that during the Five-Year Period neither PriceCostco nor its Downstream Affiliates will (i) directly or indirectly conduct a Club Business in the Specified Geographical Areas other than through Price Global and Mexico Clubs; (ii) own an interest in another company that conducts a Club Business in the Specified Geographical Areas (provided that neither PriceCostco nor its affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent of the equity securities of such company); (iii) knowingly sell to or provide services to a Club Business in the Specified Geographical Areas; or (iv) transfer to any person (other than Price Enterprises or the relevant Subsidiary Corporation) the right to conduct a Club Business in the Specified Geographical Areas, including, without limitation, any right to use the name "Costco" in the Specified Geographical Areas. PriceCostco may acquire another company that conducts a Club Business in the Specified Geographic Areas (other than Mexico), provided that in such acquired company's last complete fiscal year prior to such acquisition, the acquired company derived no more than 20% of its annual revenues from such Club Business in the Specified Geographic Area (other than Mexico). Pursuant to the Price Global Operating Agreement, PriceCostco agreed to hold separate such Club Business so acquired and to divest of such Club Business as soon as practicable following the consummation of such acquisition. The Price Global Operating Agreement further provides that prior to divesting such Club Business to any bona fide, arm's length purchaser, PriceCostco must first offer the opportunity to purchase such Club Business to Price Global. Moreover, except as otherwise expressly permitted in the Transfer and Exchange Agreement or the Additional Agreements, for the Five-Year Period Price Global, Price Enterprises, PriceCostco and each of their Downstream Affiliates will not engage in any business with certain specified companies.


    The Price Global Operating Agreement also provides that, for the Five-Year Period, none of Price Enterprises, its Downstream Affiliates, Price Global or any of its Downstream Affiliates will (i) directly or indirectly conduct a Club Business in any geographical area other than the Specified Geographical Areas; (ii) own any interest in another company that conducts a Club Business in the Specified Geographical Areas (provided that none of Price Enterprises, Price Global or any of their Downstream Affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent of the equity securities of such company); or (iii) knowingly sell to or provide services to a Club Business in any of the Specified Geographical Areas. For the Five Year Period, in the Specified Geographical Areas, Price Enterprises, its Downstream Affiliates, Price Global and its Downstream Affiliates may only conduct a Club Business through Price Global.


    During the Five-Year Period or until such earlier date (if any) when Price Enterprises sells all of its shares of stock in Price Global to any party unrelated to it, PriceCostco has agreed to provide Price Global at Price Global's request solely for Price Global's and CMI's use in the Specified Geographical Areas and for CMI's use with certain specified companies with certain support services, including the following: support from PriceCostco's buying office to assist Price Global in sourcing and acquiring merchandise and services for itself and its affiliates and joint ventures and reasonable support from PriceCostco's buying offices for placement of orders for merchandise; access to PriceCostco's vendors for placing orders for merchandise; assistance in establishing management information systems; certain historical data with respect to PriceCostco's inventory and costs; and filling of certain orders for private label merchandise sold by PriceCostco. PriceCostco also has agreed to continue to provide a portion of the warehouse space at Price's City of Industry, California warehouse at cost, and to provide splitting and transshipment of bulk orders for delivery abroad. In addition, PriceCostco has agreed to provide employees of Price Global, and its affiliates, joint ventures and licensees, with training in accounting and management information systems and with access to two PriceCostco warehouse club locations in Southern California for training in operational and warehouse management practices.

    For the Five-Year Period, PriceCostco has granted Price Global the non-exclusive, royalty-free and non-transferrable right to use certain software owned by PriceCostco for Price Global's use in the Specified Geographical Areas. PriceCostco has agreed to provide Price Global with ordinary fixes, upgrades and improvements to such software. PriceCostco has also agreed to make reasonable efforts to provide technical support for such software at the reasonable request of Price Global. Price Global is entitled to use information concerning any such software prior to the end of the Five-Year Period in connection with the development, testing and use of new software, provided that such new software does not infringe on any of PriceCostco's patents or copyrights in the software provided to Price Global under the Price Global Operating Agreement.


    For the Five-Year Period, Price Global and its Downstream Affiliates have agreed to provide to PriceCostco certain services including the following: access to Price Global's vendors for placing orders for merchandise and certain historical data with respect to Price Global's inventory and costs.



    For a period of two years after the termination of the Price Global Operating Agreement, Price Global, Price Enterprises, Price and PriceCostco and each of their respective Downstream Affiliates will maintain in strict confidence all information obtained pursuant to the Price Global Operating Agreement or otherwise, relating to the business, operations, properties, assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology, or trade secrets of the other party; except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law, or (iii) is independently learned by the disclosing party. With respect to information regarding any such party's membership and membership database, the obligation to hold in confidence such information (as set forth in the previous sentence) shall continue until five years from the termination of the Price Global Operating Agreement.



    The Price Global Operating Agreement provides that, except as expressly prohibited in the Price Global Operating Agreement, the Transfer and Exchange Agreement or the other Additional Agreements, each of

Price Enterprises, PriceCostco and their respective affiliates shall be entitled to pursue and develop other business opportunities from time to time, and shall not be required to present or offer any business opportunities, international or otherwise, to Price Global or CMI prior to pursuing and developing such opportunities.


    The Price Global Operating Agreement further provides for reciprocal shopping privileges among the members of PriceCostco and warehouse clubs affiliated with Price Global.

    STOCKHOLDERS AGREEMENT. Pursuant to the Stockholders Agreement dated as of August 28, 1994 by and among Price Enterprises, PriceCostco, Price and Price Global (the "Price Global Stockholders Agreement"), Price Enterprises and Price have agreed to certain specific rights and obligations as stockholders of Price Global. The Price Global Stockholders Agreement required that Price Enterprises and Price make mandatory capital contributions to the corporation of $510,000 and $490,000, respectively, on the Transfer Closing Date. The Price Global Stockholders Agreement provides that the Price Global Board of Directors may request additional capital infusions from stockholders either in the form of advances or additional capital contributions. Each stockholder is entitled to participate in an advance or additional capital contribution, pro rata in proportion to its percentage ownership interest in Price Global. Advances will be made in the form of loans bearing interest at three hundred basis points over the 5-Year Treasury Bill rate at the time of the advance and will include such other terms as specified by the Board of Directors of Price Global. With respect to additional capital contributions, if a stockholder declines to make all or part of its respective additional capital contribution, the Board of Directors of Price Global will issue to the fully participating stockholders, pro rata in proportion to their additional capital contribution, additional shares of common stock of Price Global, such that each non-participating stockholders' percentage ownership interest in Price Global will be decreased proportionally.


    The Price Global Stockholders Agreement sets forth certain restrictions if either Price Enterprises or Price offers to transfer, sell, assign or otherwise dispose of any shares of common stock of Price Global, and further provides stockholders with certain preemptive rights. In addition, at any one time after ten years from the Closing Date, PriceCostco may demand that Price Global register under the Securities Act any of Price's shares of common stock of Price Global with a value in excess $10 million. In lieu of registering such shares of stock, Price Global may elect to purchase such shares at their fair market value. Moreover, in the event of future public offerings by Price Global of its common stock or securities convertible or exchangeable into such common stock, Price and Price Enterprises will have the right to participate in such offering on the same terms and conditions as Price Global, subject to certain conditions. No party to the Price Global Stockholders Agreement may transfer any of its shares of common stock of Price Global or any other ownership interest in Price Global to a Club Business or to certain specified companies, nor may any party transfer such shares or other ownership interest to any person without that person having become a party to the Price Global Stockholders Agreement.


    The Price Global Stockholders Agreement contains confidentiality provisions that are substantially similar to those contained in the Price Global Operating Agreement. Moreover, prior to entering into any agreement or arrangement with any other person (other than PriceCostco or Price Enterprises) to own, operate or develop a Club Business in any of the Specified Geographical Areas, whether pursuant to a joint venture, license, equity investment by such person in Price Global or otherwise, such person, directly or indirectly, will neither use any proprietary information or knowhow acquired from Price Global with respect to ownership and operation of a Club Business to establish, own or operate a Club Business in any geographical area other than the Specified Geographical Areas, nor assist or advise in any manner any other person with respect to ownership and operation of a Club Business in any geographical area other than the Specified Geographical Areas.

    The Price Global Stockholders Agreement further provides that for as long as Price owns at least 20% of Price Global's outstanding common stock, Price is entitled to appoint one director to Price Global's three member Board of Directors. Price's initial appointee is James D. Sinegal.

    SAIPAN LETTER OF INTENT. Price Global has executed a nonbinding letter of intent with J.C. Tenorio Enterprises, Inc. ("Joeten") in contemplation of a proposed agreement to license certain intellectual property and software, and to provide merchandising, training and technical support services to Joeten for use in Guam and the Commonwealth of the Northern Mariana Islands. In exchange for a 15-year license and various other support services, Joeten contemplates paying to Price Global a one-time fee and certain royalties based on annual sales, plus certain other costs and expenses which may be incurred by Price Global in the course of performing its obligations under the proposed agreement with Joeten. Under the proposed agreement, Joeten would be obligated to open its first warehouse retail facility by December 31, 1995.

    COMPETITION. Price Global competes with exporters, wholesalers and trading companies in various international markets. In the Specified Geographical Areas, Price Global's joint ventures and licensees compete with traditional retail stores and wholesalers.

PRICE VENTURES

    Price Ventures is a wholly owned subsidiary of Price Enterprises. Although Price Ventures presently has no active operations, Price Ventures may engage in, operate or invest in various businesses.

EMPLOYEES


    Price Enterprises and its subsidiaries lease approximately 340 employees from PriceCostco. See "AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE -- Employee Matters." On January 1, 1995, such leased employees will become employees of Price Enterprises. It is anticipated that of Price Enterprises' approximately 340 prospective employees, 35 will be employed by Price Enterprises, 155 by Price Quest, 35 by Price Global and 115 by Mexico Clubs.


SEASONALITY

    Price Enterprises real estate operations are not generally subject to seasonal fluctuations. Price Quest, Price Global and Mexico Clubs are subject to traditional retail sales trends associated with the year-end holiday season.

CORPORATE HEADQUARTERS

    Price Enterprises and its subsidiaries have executive offices in the San Diego Property. Price Enterprises believes that its current facilities meet the expected requirements of Price Enterprises and its subsidiaries over the next 12 months.

LEGAL PROCEEDINGS

    Price Enterprises is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against Price Enterprises, its subsidiaries or their properties, other than the proceedings relating to environmental matters described above in "Real Estate Business -- Environmental Matters."

                        MANAGEMENT OF PRICE ENTERPRISES

BOARD OF DIRECTORS OF PRICE ENTERPRISES

    The Board of Directors of Price Enterprises currently has three members. It is the Board's intention to increase the number of directors to seven. Each director serves a one-year term. Set forth below are the names, positions with Price Enterprises and ages of the persons who will be directors of Price Enterprises upon consummation of the Exchange Offer:


        NAME           POSITION WITH PRICE ENTERPRISES   AGE
- ---------------------  --------------------------------  ---
Robert E. Price        Chairman of the Board, President  52
                        and Chief Executive Officer
Paul A. Peterson       Vice Chairman of the Board        66
James D. Sinegal       Director                          58
Katherine L. Hensley*  Director                          57
Nancy Y. Bekavac*      Director                          47
Murray L. Galinson*    Director                          57

        * At or prior to the Closing Date, the authorized number of directors comprising the Board of Directors of Price Enterprise will be expanded and the Board of Directors of Price Enterprises, by a majority vote, will fill such newly created directorships with Ms. Hensley, Ms. Bekavac, Mr. Galinson and, possibly, one additional director.
                    .



    Robert E. Price has been Chairman of the Board, President and Chief Executive Officer of Price Enterprises since July 28, 1994. Mr. Price has been Chairman of the Board of PriceCostco since October 1993, although he has tendered his letter of resignation as a director of PriceCostco, effective as described in "THE TRANSACTION -- Background of the Transaction." From 1976 to October 1993, he was Chief Executive Officer and a director of Price. Mr. Price served as Chairman of the Board of Price from January 1989 to October 1993, and its President from 1976 until December 1990. In addition to his role in Price Enterprises, Mr. Price will serve as President and Chief Executive Officer of Price Real Estate, Price Global and Mexico Clubs, and the Chief Executive Officer of Price Ventures.


    Paul A. Peterson is a lawyer and is a senior member of the law firm of Peterson & Price in San Diego. He has been a director of PriceCostco since October 1993, although he has tendered his letter of resignation as a director of PriceCostco, effective as described in "THE TRANSACTION -- Background of the Transaction." From 1976 to October 1993, he was Secretary and, except for a period of eleven months in 1982, a director of Price. Mr. Peterson served as Vice Chairman of the Board of Price from November 1991 to October 1993.

    James D. Sinegal has been President, Chief Executive Officer and a director of PriceCostco since October 1993. He was President, Chief Operating Officer and a director and founder of Costco since its inception and was elected Chief Executive Officer of Costco in August 1988.


    Katherine L. Hensley is presently Of Counsel to the law firm of O'Melveny & Myers in Los Angeles, California. Ms. Hensley joined O'Melveny & Myers in 1978 and was a partner from 1986 to February 1992. Ms. Hensley is a Trustee of Security First Trust, an open-end investment management company registered under the Investment Company Act of 1940.



    Nancy Y. Bekavac has been the President of Scripps College in Claremont, California since July 1990. From September 1988 to May 1990, Ms. Bekavac was Counselor to the President of Dartmouth College in Hanover, New Hampshire. Ms. Bekavac is also a director of Pioneer Hi-Bred International, Inc. and Electro Rent Corporation.



    Murray L. Galinson has been the President and Chief Executive Officer of San Diego National Bank and SDNB Financial Corp. since September 1984 and has been a director of both entities since their inception in 1981.


COMMITTEES OF PRICE ENTERPRISES


    AUDIT COMMITTEE. The Audit Committee, which will consist of Ms. Bekavac, Ms. Hensley and Mr. Peterson, will review the annual audits of Price Enterprises' independent public accountants; will review and evaluate internal accounting controls; will recommend the selection of independent public accountants; will review and pass upon (or ratify) related party transactions; and will conduct such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, Price Enterprises and its independent public accountants.



    COMPENSATION COMMITTEE. The Compensation Committee, which will consist of Ms. Bekavac, Mr. Galinson and Mr. Hensley, will review salaries, bonuses and stock options of senior officers of Price Enterprises, and will administer Price Enterprises' compensation and stock option plans.



    EXECUTIVE COMMITTEE. After the Interim Period, the Executive Committee will consist of Messrs. Price and Peterson. The Executive Committee will be established with all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of Price Enterprises except as provided in the DGCL or the Bylaws of Price Enterprises.

    FINANCE COMMITTEE. The Finance Committee, which will consist of Messrs. Price and Galinson and another director yet to be named, will review and make recommendations with respect to (i) annual budgets, (ii) investments, (iii) financing arrangements and (iv) the creation, incurrence, assumption or guaranty by Price Enterprises of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of Price Enterprises.



    NOMINATING COMMITTEE. The Nominating Committee, which will consist of Messrs. Peterson and Price, will recommend candidates to fill vacancies on the Board of Directors or any committee thereof, which vacancies may be created by the departure of any directors, or the expansion of the number of members of the Board.



    REAL ESTATE COMMITTEE. The Real Estate Committee, which will consist of Messrs. Peterson and Price, will review and approve (i) sales (including sale-leasebacks), leases, conveyances, transfers or other dispositions of real property, and (ii) purchases, leases or other acquisitions of real property, except, in each case, for any such transactions entered into in the ordinary course of business of Price Enterprises.


COMPENSATION OF THE BOARD OF DIRECTORS


    Each outside director of Price Enterprises (other than Mr. Sinegal and Mr. Peterson) will receive $20,000 per year for serving on the Board of Directors and an additional $5,000 per year for serving as chairman of any committee of the Board. Mr. Peterson will receive $75,000 per year for his services as Vice Chairman of the Board and as a chairman or member of any committee of the Board. In addition, outside directors (other than Mr. Sinegal and Mr. Peterson) who serve on committees of the Board (in a capacity other than chairman of a committee) will receive $500 for each meeting attended. The chairman or vice chairman of any Committee may receive additional compensation to be fixed by the Board. Each non-employee director (other than Mr. Sinegal) will be eligible to receive stock grants and stock options pursuant to The Price Enterprises Directors' 1995 Stock Option Plan. Employee directors will be eligible to receive stock grants and stock options pursuant to the Price Enterprises 1995 Combined Stock Grant and Stock Option Plan.


    Directors also will receive reimbursement for travel expenses incurred in connection with their duties as directors.

EXECUTIVE OFFICERS


    Set forth below are the names, positions and ages of the executive officers of Price Enterprises and other key officers of its subsidiaries:



         NAME               POSITION WITH PRICE ENTERPRISES         AGE
- -----------------------  --------------------------------------     ---
Robert E. Price          Chairman of the Board, President and       52
                          Chief Executive Officer
Daniel T. Carter         Executive Vice President, Chief            38
                          Financial Officer and Secretary
Robert M. Gans           Executive Vice President,                  45
                          General Counsel
Mark T. Livingston       Chief Executive Officer of Price Quest     45
Joseph J. Tebo           President of Price Ventures                58
Steven A. Velazquez      President of Price Quest                   39
Theodore Wallace         Executive Vice President                   46



    Robert E. Price has been Chairman of the Board, President and Chief Executive Officer of Price Enterprises since July 28, 1994. Mr. Price has been Chairman of the Board of PriceCostco since October 1993, although he has tendered his resignation as a director of PriceCostco, effective as described in "THE TRANSACTION -- Background of the Transaction." From 1976 to October 1993, he was Chief Executive Officer and a director of Price. Mr. Price served as Chairman of the Board of Price from

January 1989 to October 1993, and its President from 1976 until December 1990. In addition to his role in Price Enterprises, Mr. Price will serve as President and Chief Executive Officer of Price Real Estate, Price Global and Mexico Clubs, and the Chief Executive Officer of Price Ventures.



    Daniel T. Carter has been Executive Vice President, Chief Financial Officer and Secretary of Price Enterprises since July 28, 1994. Mr. Carter has been Senior Vice President of PriceCostco since October 1993 overseeing financial duties for certain international and San Diego-based businesses. He joined Price as the Financial Planning and Audit Manager in June 1986 and became its Vice President of Finance in October 1987. Prior to joining Price, Mr. Carter held financial management roles with several diverse companies, as well as having worked for three years with the accounting firm of Ernst & Whinney. Mr. Carter is also the Chief Financial Officer and Secretary of Price Global, Mexico Clubs, Price Quest, Price Ventures and Price Real Estate.



    Robert M. Gans has been Executive Vice President, General Counsel for Price Enterprises since October 17, 1994. Mr. Gans has actively practiced law in private practice since 1975, and from 1988 until October 1994, was the senior member of the law firm of Gans, Blackmar & Stevens, A.P.C., of San Diego, California.



    Mark T. Livingston has been the Chief Executive Officer of Price Quest since November 9, 1994. From January to October 1994, Mr. Livingston was President and Chief Operating Officer of Roadrunner Sports, Inc., a San Diego, California direct marketer of running and fitness products with approximately $70 million in annual sales. From May 1992 to January 1994, Mr. Livingston was Executive Vice President and Chief Operating Officer of Roadrunner Sports. From October 1991 to May 1992, Mr. Livingston worked as an independent consultant to Roadrunner Sports. From January 1990 to October 1991, Mr. Livingston was Chief Operating Officer of Motels of America in San Diego, California, a lodging chain with approximately 100 properties. Mr. Livingston is also a certified public accountant.



    Joseph J. Tebo has been the President of Price Ventures since November 14, 1994. From May 1994 to November 1994 Mr. Tebo was President of the Tebo Group, an international retail consulting firm. From January 1990 to April 1994 Mr. Tebo was President and Chief Executive Officer of AM/PM International, a wholly owned subsidiary of Atlantic Richfield Company (ARCO), which has developed licensing and joint venture arrangements for AM/PM convenience stores in 10 countries throughout the Pacific Rim and the Americas. Mr. Tebo spent more than 30 years in the Atlantic Richfield domestic and international sales and marketing organizations, and was instrumental in developing the AM/PM Mini-Mart concept and the PayPoint electronic payment system.



    Steven A. Velazquez has been President of Price Quest since November 1994. Mr. Velazquez has been Executive Vice President of PriceCostco since October 1993 overseeing the development of the Quest Business. He joined Price as a buyer in July 1981, became Vice President in February 1989, and became Executive Vice President of merchandising in April 1990. Prior to joining Price, Mr.
Velazquez was a buyer for Safeway Stores, San Diego Division. Mr. Velazquez resigned from his executive offices at Price Costco and Price in early November 1994.



    Theodore Wallace has been an Executive Vice President of Price Enterprises since November 1994. Mr. Wallace has been Executive Vice President of PriceCostco since October 1993 overseeing international expansion into the Pacific Rim and other markets. Mr. Wallace became an Executive Vice President of Price in 1984 and, from 1988 until Fall 1992, he was Chief Operating Officer (East Coast) of Price. He was a director of Price from October 1988 to October 1993. He joined Price as a warehouse manager in September 1977 and was its Vice President of Operations from 1983 to 1988. Mr. Wallace resigned from his executive offices at PriceCostco and Price in early November 1994.

CERTAIN OTHER OFFICERS


    Set forth below are the names, positions and ages of certain other officers of Price Enterprises and its subsidiaries:



         NAME                POSITION          AGE
- -----------------------  ----------------      ---
William J. Hamilton      Vice President            37
Thomas L. Hammer         Vice President            40
Thomas D. Martin         Vice President            37
Lois L. Miller           Vice President            44
Joseph R. Satz           Vice President            53
Robert M. Siordia        Vice President            34
John O. Skousen          Vice President            37



    William J. Hamilton has been Vice President of PriceCostco since October 1993. Mr. Hamilton became Vice President of Price in July 1992, and has overseen various businesses for the companies. He joined Price in February 1989, and prior to joining Price, Mr. Hamilton was a District Sales Manager for Guardian Photo.



    Thomas L. Hammer has been Vice President of PriceCostco since October 1993, overseeing the merchandising area of Price Club Mexico. He joined Price in July 1983 as a buyer, became Vice President of merchandising in October 1992 and has served in various management roles in the buying office.



    Thomas D. Martin has been Vice President of Price Costco since October 1993, overseeing CMI as well as merchandise development for the Korea Price Club warehouse. He joined Price in May 1977, became Vice President of merchandising in March 1989 and has served in various management roles in both buying and warehouse operations with Price.



    Lois J. Miller has been Vice President of PriceCostco since October 1993, overseeing land use entitlements and environmental issues for both the club and non-club real estate. She joined Price as Planning Director in September 1984 and became Vice President in August 1991. Prior to joining Price, Ms. Miller was Chief of Land Use Planning for San Diego County.



    Joseph R. Satz has been Vice President and Counsel of PriceCostco since October 1993, overseeing real estate matters. He joined Price in 1984 and became Vice President in January 1988. Prior to joining Price, Mr. Satz was General Counsel for the Weingart Foundation and was also in the private practice of law.



    Robert M. Siordia has been Assistant Vice President of PriceCostco since October 1993 overseeing the non-club real estate. He joined Price in October 1980, and has held a variety of positions primarily within the commercial real estate division.



    John O. Skousen has been Vice President of PriceCostco since October 1993, overseeing the development of Price Club Mexico since its inception in February 1991. In December 1992, he was promoted to Vice President. Prior to February 1991, he held various financial management positions at Price and developed several businesses at Price Club Industries. Before joining Price in 1987, Mr. Skousen worked for Fujitsu Ltd. and Price Waterhouse.


INDEMNIFICATION AGREEMENTS


    Price Enterprises will enter into indemnification agreements with its directors and certain executive officers (each, an "Indemnified Person"). An Indemnified Person is specifically indemnified and held harmless under such agreements for costs and expenses, including without limitation, damages, judgments, amounts paid in settlement, reasonable costs of investigation, reasonable attorneys fees, costs of investigative, judicial or administrative proceedings or appeals, costs or attachment of similar bonds, fines, penalties, and excise taxes assessed with respect to employee benefit plans actually and reasonably incurred in connection with a threatened, pending or completed claim, action, suit or proceeding by reason of the fact that (i) he or she is or was a director, officer, employee and/or agent of Price Enterprises; or (ii) is or was serving as a director, officer, employee, trustee and/or agent of another corporation or entity at the request of Price Enterprises. To qualify for
indemnification,   the   claim  must   not  be:   (i)   based  solely   upon  an

Indemnified Person's gaining in fact any personal profit or advantage to which he or she was not legally entitled; (ii) an accounting for profits made from the purchase or sale of securities pursuant to Section 16(b) of the Exchange Act; and (iii) based solely upon knowingly fraudulent, deliberately dishonest, or willful misconduct on the part of the Indemnified Person. Price Enterprises will indemnify the Indemnified Person to the extent that (i) the Indemnified Person gives Price Enterprises prompt written notice of any claim; (ii) expenses have not been advanced pursuant to Article Eighth of Price Enterprises Restated Certificate of Incorporation; (iii) the Indemnified Person has not already received payment pursuant to collectible insurance policies; and (iv) indemnification is not unlawful.



    Under such indemnification agreements, Price Enterprises will advance costs and expenses incurred by the Indemnified Person in advance of the final disposition of an action, suit or proceeding if he or she undertakes to repay amounts advanced if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by Price Enterprises. Price Enterprises will advance costs and expenses related to defending or investigating an action, suit or proceeding unless a determination is made that (i) the Indemnified Person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Price Enterprises; (ii) the Indemnified Person intentionally breached his or her duty to Price Enterprises or its stockholders; or (iii) with respect to any criminal action or proceeding, the Indemnified Person had reasonable cause to believe his or her conduct was unlawful. Such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel, by the stockholders or by a final, nonappealable adjudication in a court of competent jurisdiction. If Price Enterprises advances costs and expenses of any action, suit or proceeding, Price Enterprises reserves the right to assume the defense of such action, suit or proceeding upon written notice to the Indemnified Person of its intention to do so. After delivery of such notice, Price Enterprises shall not be liable for any costs or expenses incurred by the Indemnified Person in retaining separate counsel unless (i) the employment of separate counsel was previously authorized by Price Enterprises;
(ii) the Indemnified Person reasonably concludes that joint representation would entail a conflict of interest; or (iii) Price Enterprises shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding. The indemnification provisions and provisions for advancing expenses in such agreements are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the DGCL and Price Enterprises Restated Certificate of Incorporation and Bylaws.


COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION


    The following table sets forth, for the fiscal years ended August 28, 1994, August 29, 1993 and August 30, 1992, the cash compensation paid by PriceCostco, as well as certain other compensation paid or accrued for those years, to (i) Mr. Price, who will serve as President and Chief Executive Officer of Price Enterprises following consummation of the Exchange Offer and (ii) each of Price Enterprises' four other most highly-compensated executive officers or employees other than Mr. Price who received salary and bonus in excess of $100,000 during fiscal year 1994 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  -------------
                                               FISCAL YEAR COMPENSATION            SECURITIES
        NAME AND                       -----------------------------------------   UNDERLYING
   PRINCIPAL POSITION                                            OTHER ANNUAL       OPTIONS/           ALL OTHER
 WITH PRICE ENTERPRISES   FISCAL YEAR   SALARY($)   BONUS ($)   COMPENSATION($)      SARS(#)      COMPENSATION($)(2)
- ------------------------  -----------  -----------  ---------  -----------------  -------------  ---------------------
Robert E. Price                 1994      295,385         -0-            -0-           34,100             16,759
 President & CEO                1993      270,000         -0-            -0-              -0-             16,563
                                1992      270,000       4,050            -0-              -0-             15,946
Theodore Wallace                1994      259,584      36,000         70,528(1)        20,000             16,759
 Executive Vice                 1993      259,584         -0-            -0-           21,300             16,563
 President                      1992      259,584       3,894            -0-              -0-             15,946
Steven A. Velazquez             1994      225,000      36,000            -0-           20,000             16,000
 Executive Vice                 1993      211,615         -0-            -0-           13,312             15,334
 President                      1992      196,000       2,940            -0-            5,782             14,301
Daniel T. Carter                1994      147,692      27,000            -0-           15,000             10,588
 Executive Vice                 1993      133,846         -0-            -0-            7,987              9,790
 President,                     1992      125,000       1,875            -0-              -0-              9,211
 CFO & Secretary
Thomas D. Martin (3)            1994      155,002      22,500            -0-              -0-             11,100
 Vice President                 1993      145,190         -0-            -0-            7,987             10,599
                                1992      140,000       2,100            -0-            3,980             10,287

- ------------------------------
(1) Represents $52,190 paid to reimburse Mr. Wallace for a decline in the market value of his home which was sold in connection with his relocation at the request of PriceCostco (net of a mortgage prepayment penalty which was paid by Mr. Wallace) and $18,338 paid to reimburse Mr. Wallace for income taxes related to such payment.

(2) Amounts shown for fiscal year 1994 constitute contributions to The Price Company Retirement Plan and PriceCostco's annual matching 401k contributions of $250 for each named executive officer.
(3) Although Mr. Martin was one of Price Enterprises' five most highly compensated employees in fiscal year 1994, Mr. Martin will not be an executive officer of Price Enterprises in fiscal year 1995.


    OPTION GRANTS

    The following table provides information concerning the grant of stock options by PriceCostco to the named executive officers of Price Enterprises during fiscal year 1994. PriceCostco does not have any outstanding stock appreciation rights.

                     OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                       NUMBER OF      % OF TOTAL                                   STOCK PRICE
                                       SECURITIES       OPTIONS                                  APPRECIATION FOR
                                       UNDERLYING     GRANTED TO      EXERCISE                     OPTION TERM
                                        OPTIONS      EMPLOYEES IN      OR BASE     EXPIRATION  --------------------
NAME                                 GRANTED (#)(1)   FISCAL YEAR   PRICE ($/SH)      DATE       5%($)     10%($)
- -----------------------------------  --------------  -------------  -------------  ----------  ---------  ---------
Robert E. Price....................      34,100           1.03%          19.000     11/17/99     220,348    499,894
Theodore Wallace...................      20,000           0.60%          15.125     05/02/04     190,241    482,107
Steven A. Velazquez................      20,000           0.60%          15.125     05/02/04     190,241    482,107
Daniel T. Carter...................      15,000           0.45%          15.125     05/02/04     142,680    361,580
Thomas D. Martin...................       -0-             -0-           N/A           N/A         N/A        N/A

- ------------------------
(1) By their terms, these options become exercisable at 20% per year over a period of five years. However, certain of these options will be cancelled as of December 31, 1994. These cancellations include: for Mr. Price, 26,439; for Mr. Wallace, 17,326; for Mr. Velazquez, 17,326; and for Mr. Carter, 12,995. See "Continuation of PriceCostco Stock Options."


    OPTION EXERCISES AND OPTION VALUES AT FISCAL YEAR-END

    The following table provides information as of August 28, 1994 with respect to the named executive officers, concerning the exercise of PriceCostco stock options during fiscal year 1994 and unexercised PriceCostco options held as of the end of fiscal year 1994.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                              NUMBER OF
                                                                             SECURITIES       VALUE OF UNEXERCISED
                                                                             UNDERLYING           IN-THE-MONEY
                                                                         UNEXERCISED OPTIONS   OPTIONS AT FY-END
                                                                            AT FY-END (#)             ($)
                                                                         -------------------  --------------------
                                     SHARES ACQUIRED    VALUE REALIZED      EXERCISABLE/          EXERCISABLE/
NAME                                 ON EXERCISE (#)         ($)            UNEXERCISABLE        UNEXERCISABLE
- ----------------------------------  -----------------  ----------------  -------------------  --------------------
Robert E. Price...................         -0-               -0-              -0-/34,100(1)         -0-/-0-
Theodore Wallace..................          3,727         $   20,997       98,124/93,913(2)        75,564/37,783
Steven A. Velazquez...............         -0-               -0-           38,010/63,107(3)         -0-/-0-
Daniel T. Carter..................         -0-               -0-           45,262/41,625(4)         -0-/-0-
Thomas D. Martin..................         -0-               -0-           20,077/27,313(5)         -0-/-0-

- ------------------------
(1) 26,439 of these unexercisable options will be cancelled as of December 31, 1994. The remaining 7,661 options will become exercisable at that time. See "Continuation of PriceCostco Stock Options."

(2) 64,349 of these unexercisable options will be cancelled as of December 31, 1994. Mr. Wallace will then hold a total of 127,688 exercisable options at that time. See "Continuation of PriceCostco Stock Options."

(3) 10,650 of these exercisable options expire on November 24, 1994. 49,054 of these unexercisable options will be cancelled as of December 31, 1994. Mr. Velazquez will then hold a total of 41,413 exercisable options at that time. See "Continuation of PriceCostco Stock Options."

(4) 30,479 of these unexercisable options will be cancelled as of December 31, 1994. Mr. Carter will then hold a total of 56,408 exercisable options at that time. See "Continuation of PriceCostco Stock Options."

(5) 3,537 of these exercisable options expire on November 24, 1994. 19,710 of these unexercisable options will be cancelled as of December 31, 1994. Mr. Martin will then hold a total of 24,145 exercisable options at that time. See "Continuation of PriceCostco Stock Options."

    EXECUTIVE COMPENSATION DURING FISCAL YEAR 1995

    During fiscal year 1995, Mr. Price will receive, as Chairman of the Board, President and Chief Executive Officer of Price Enterprises, a base salary of $225,000. In addition, Mr. Price will be eligible to receive a bonus under Price Enterprises' bonus plan (the "Bonus Plan"), pursuant to which certain employees may earn annual performance bonuses. Mr. Price also will be eligible to participate in The Price Enterprises Retirement Plan (described below), into which Price Enterprises will make annual contributions at the direction of the Board of Directors based upon Price Enterprises' pre-tax profits above a threshold level.

    Mr. Wallace will receive a base salary of $200,000 during fiscal year 1995, plus a retention bonus in the amount of $100,000 for agreeing to transfer employment from PriceCostco to Price Enterprises. In addition, it is anticipated that Mr. Wallace will receive options to purchase 100,000 shares of Price Enterprises Common Stock under the Stock Plan (as defined and described below), subject to the independent committee of directors granting such options at its sole discretion. Mr. Wallace also will be eligible to receive an annual bonus under the Bonus Plan, and to participate in The Price Enterprises Retirement Plan.

    Mr. Carter will receive a base salary of $175,000, the right to receive an annual bonus under the Bonus Plan and the right to participate in The Price Enterprises Retirement Plan. It is anticipated that Mr. Carter will receive options to purchase 75,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the independent committee of directors granting such options at its sole discretion.

    The stock options to be granted to Messrs. Wallace and Carter would have an exercise price equal to the fair market value of Price Enterprises Common Stock at the date of grant and would become exerciseable at 20% per year over a five year period.


    Mr. Velazquez has entered into an employment agreement with Price Enterprises for a term of one year commencing November 1, 1994. Pursuant to this agreement, Mr. Velazquez will serve as President and Chief Operating Officer of Price Quest at a base annual salary of $175,000 during the term of this agreement. Mr. Velazquez may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to Price Enterprises' interests, without the prior written consent of Price Enterprises. The agreement provides that Mr. Velazquez will be eligible to participate in the Bonus Plan and receive all other benefits offered to officers under Price Enterprises' standard company benefits practices and plans. The agreement also anticipates that Mr. Velazquez will receive options to purchase 75,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the independent committee of directors granting such options at its sole discretion. Such options would become exercisable at 20% per year over a five year period. Mr. Velazquez may terminate the agreement at any time on 30 days' prior written notice. Price Enterprises may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Velazquez. In the event that Price Enterprises terminates the agreement for any reason other than cause, or if there is a substantial and material change in Mr. Velazquez' job responsibilities resulting from an action by Price Enterprises, Mr. Velazquez shall be entitled to a severance payment of $337,500, less applicable deductions and withholdings, and to inclusion in the Stock Plan, Retirement Plan and medical plans of Price Enterprises for the remainder of the term of the agreement. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Velazquez by reason of his termination, and Price Enterprises is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements. In addition, Mr. Velazquez will receive a retention bonus in the amount of $75,000 for agreeing to transfer employment from PriceCostco to Price Enterprises.


    Mr. Robert Gans has entered into an employment agreement with Price Enterprises for a term of three years commencing October 17, 1994. Pursuant to this agreement, Mr. Gans will serve as Executive Vice President-General Counsel of Price Enterprises at a base annual salary of $150,000 during the term of this agreement. Mr. Gans may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to Price Enterprises' interests, without the prior written consent of Price Enterprises. The agreement provides that Mr. Gans will be eligible to participate in the Bonus Plan and receive all other benefits offered to officers under Price Enterprises' standard company benefits practices and plans. The agreement also anticipates that Mr. Gans will receive options to purchase 75,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the independent committee of directors granting such options at its sole discretion. Such options would become exercisable at 20% per year over a five year period. Mr. Gans may terminate the agreement at any time on 90 days' prior written notice. Price Enterprises may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Gans. In the event that Price Enterprises terminates the agreement for any reason other than cause, Mr. Gans shall be entitled for the remainder of the term of the agreement to the continuation of his base salary payable in conformity with Price Enterprises' normal payroll period, and to inclusion in the Stock Plan, Retirement Plan and medical plans of Price Enterprises for the remainder of such term. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Gans by reason of his termination, and Price Enterprises is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains indemnification and confidentiality provisions, and other terms and conditions customary to executive employment agreements.


    Mr. Mark Livingston has entered into an employment agreement with Price Enterprises for a term of one year commencing November 9, 1994. Pursuant to this agreement, Mr. Livingston will serve as Chief Executive Officer of Price Quest at a base annual salary of $200,000 during the term of this agreement. Mr. Livingston may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to Price Enterprises' interests, without the prior written consent of Price Enterprises. However, the agreement provides that Mr. Livingston will be entitled to remain as a member of an advisory board of Roadrunner Sports, Inc., a direct marketer of running and fitness products in which Mr. Livingston owns a 3% ownership interest, subject to certain conditions. The agreement provides that Mr. Livingston will submit to the Board of Price Enterprises a business plan for Price Quest within 45 days of commencing employment that will also contain a bonus plan for Mr. Livingston and other management personnel of Price Quest based on improvements in profitability and increases in stockholder value. Mr. Livingston will be eligible to receive all other benefits offered to officers under Price Enterprises' standard company benefits practices and plans. The agreement also anticipates that Mr. Livingston will receive options to purchase 100,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the independent committee of directors granting such options at its sole discretion. Such options would become exercisable at 20% per year over a five year period. Mr. Livingston may terminate the agreement at any time on 30 days' prior written notice. Price Enterprises may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Livingston. In the event that Price Enterprises terminates the agreement for any reason other than cause, Mr. Livingston shall be entitled to the continuation of his base salary for a period of six months, payable in conformity with Price Enterprises' normal payroll period. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Livingston by reason of his termination, and Price Enterprises is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. Under the agreement, Price Enterprises also has agreed to make an unsecured loan to Mr. Livingston in the amount of $50,000. Such loan will bear interest at a rate of 9.5% per annum, compounded annually, and will become due and payable on November 10, 1996. Mr. Livingston has assigned to Price Enterprises any bonus payable to Mr. Livingston following his first year of employment, up to a maximum of $25,000, which will be applied in payment of the interest and principal outstanding under the loan. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.



    Mr. Joseph Tebo has entered into an employment agreement with Price Enterprises for a term of one year commencing November 14, 1994. Pursuant to this agreement, Mr. Tebo will serve as President of Price Ventures at a base annual salary of $200,000 during the term of this agreement. Mr. Tebo may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to Price Enterprises' interests, without the prior written consent of Price Enterprises. The agreement provides that Mr. Tebo will be eligible to participate in the Bonus Plan and receive all other benefits offered to officers under Price Enterprises' standard company benefits practices and plans. The agreement also anticipates that Mr. Tebo will receive options to purchase 100,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the independent committee of directors granting such options at its sole discretion. Such options would become exercisable at 20% per year over a five year period.


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

Mr. Tebo may terminate the agreement at any time on 30 days' prior written notice. Price Enterprises may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Tebo. In the event that Price Enterprises terminates the agreement for any reason other than cause, Mr. Tebo shall be entitled for the remainder of the term of the agreement to the continuation of his base salary payable in conformity with Price Enterprises' normal payroll period. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Tebo by reason of his termination, and Price Enterprises is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreement.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    Each of Robert E. Price, Paul A. Peterson and James D. Sinegal is a director of each of Price Enterprises and PriceCostco (although Messrs. Price and Peterson have each tendered his resignation as a director of PriceCostco effective as of the earlier of (i) the Closing Date and (ii) the date on which shares of Price Enterprises Common Stock are distributed to PriceCostco stockholders). Price Enterprises leases the four Warehouse Properties to Price, and Price is expected to pay rents to Price Enterprises in fiscal year 1995 of approximately $8.6 million. The Subsidiary Corporations will also engage in certain transactions with PriceCostco. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Mexico Clubs," "-- Price Quest," and "-- Price Global." PriceCostco and Price Enterprises also have entered into an unsecured revolving credit facility. See "CERTAIN RELATED AGREEMENTS -- Advance Agreement."



    Sol Price is the father of Robert Price, the Chairman of the Board, President and Chief Executive Officer of Price Enterprises. Sol Price is the Chairman of the Board of the REIT and has beneficial ownership through various family and charitable trusts of approximately 9% of the Class B Common Stock of the REIT. The REIT is expected to provide certain services to Price Enterprises in fiscal year 1995. See "BUSINESS AND PROPERTIES OF PRICE ENTERPRISES -- Real Estate Business -- Relationship with The Price REIT."


INFORMATION CONCERNING THE PRICE ENTERPRISES 1995 COMBINED STOCK GRANT AND STOCK OPTION PLAN

GENERAL


    The Board of Directors of Price Enterprises adopted The Price Enterprises 1995 Combined Stock Grant and Stock Option Plan (the "Stock Plan") as of November 14, 1994. The Stock Plan became effective as of such date, upon approval of the Stock Plan by written consent of Price, as the sole stockholder of Price Enterprises, and will terminate on the tenth anniversary of such date. The purpose of the Stock Plan is to attract and retain employees of ability and experience and to furnish such personnel significant incentives to improve operations and increase profits of Price Enterprises. All officers and certain key employees of Price Enterprises and any parent or subsidiary corporation of Price Enterprises are eligible to receive options or stock under the Stock Plan.


    In general, the Stock Plan authorizes Price Enterprises to grant stock options, either non-qualified stock options or incentive stock options (as defined in section 422 of the Code), to purchase up to 1,500,000 shares of Price Enterprises Common Stock (the "Option Program") and to make stock grants in the amount of up to 250,000 shares of Price Enterprises Common Stock (the "Grant Program") (subject to adjustment to protect against dilution). The Stock Plan provides that for every six shares of Price Enterprises Common Stock on which a discretionary option is granted under the Option Program, one share will be removed from those available for future grants under the Grant Program, and for every share of Price Enterprises Common Stock granted under the Grant Program, six shares will be removed from those available for future stock options under the discretionary Option Program.


    The authority to grant discretionary options and make discretionary stock grants and to administer the Stock Plan is vested in the Compensation Committee of the Board of Directors of Price Enterprises (the "Price Enterprises Compensation Committee"). Notwithstanding the foregoing, with respect to decisions to grant Price Enterprises Common Stock or to award options under the Stock Plan to officers and employee directors of Price Enterprises who are
subject    to   the   reporting   requirements   under   Section   16   of   the


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

Exchange Act, an independent committee consisting of two or more directors none of whom has during the one year prior to service on such independent committee been granted or awarded Price Enterprises Common Stock or options under the Stock Plan or any other discretionary stock option or stock grant plan shall make such decisions (the "Independent Committee") (the Independent Committee and the Price Enterprises Compensation Committee shall hereinafter be referred to as the "Authorized Committee"). Pursuant to the Board's authorizing resolutions with respect to the Stock Plan, all options and stock granted under the Stock Plan are subject to the consummation of the Exchange Offer.



    The following summary of the material terms and provisions of the Stock Plan is qualified in its entirety by the full text of the Stock Plan which is attached hereto as Annex VI.


OPTION PROGRAM

    The purchase price of each share of Price Enterprises Common Stock covered by an option may not be less than 100% of the fair market value of Price Enterprises Common Stock, as determined by the Authorized Committee, on the date of grant of the option or 110% of the fair market value in the case of an incentive stock option granted to a person who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Price Enterprises. The aggregate fair market value (determined as of the time the option is granted) of the shares of Price Enterprises Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

    Price Enterprises Common Stock purchased upon the exercise of options may be paid for by the optionee either (i) in cash, (ii) by delivering shares of Price Enterprises Common Stock owned by the optionee with a fair market value on the last business day prior to the date of delivery equal to the aggregate purchase price of the shares with respect to which the option or portion is thereby exercised, or (iii) in any combination of the consideration described in the foregoing clauses (i) and (ii), provided that the delivery of shares of Price Enterprises Common Stock already owned by the optionee is not a disqualifying disposition under section 425(h) of the Code. The Stock Plan does not permit stock pyramiding for stock options intended to qualify as incentive stock options. Stock pyramiding is the practice of first delivering one share upon exercise of an option and then successively exchanging newly acquired shares for more and more option shares.


    The Stock Plan provides that options granted are not to be exercisable until one year from the date of grant nor after 10 years and one day from the date of grant (or 10 years from the date of grant in the case of incentive stock options). Within these limits, discretionary options granted to officers or employees may be exercisable at any time the Authorized Committee may determine at the time of grant. However, no incentive stock options granted to a person who owns, on the date of grant, more than 10% of the total combined voting power of all classes of stock of Price Enterprises may be exercisable after the expiration of five years from the date of grant.


    The Stock Plan provides that the total number of shares covered by it and the price and number of shares subject to any outstanding options will be adjusted to reflect certain events which affect Price Enterprises Common Stock, including certain reorganizations, recapitalizations and mergers, stock dividends and stock splits.

    The Stock Plan provides that options are non-transferable other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee. If an optionee dies, his or her options may be exercised for a period of 12 months from the date of death (but not beyond the option period) by the executor or administrator of the optionee's estate, or, if there is no such executor or administrator, then by the person or persons to whom the optionee's rights under the option have passed by will or the laws of descent and distribution.

    If a holder of a discretionary option ceases to be an officer or employee of Price Enterprises for any reason other than death or termination for cause, or ceases to hold a position in which employees are eligible to receive options, that former participant may exercise options in accordance with their terms only for a period of 90 days after leaving Price Enterprises or his or her former position (but not beyond the option

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
period); provided, however, that if such cessation is due to an optionee's disability (within the meaning of section 22(e)(3) of the Code), that former participant may exercise options in accordance with their terms only for a period of 12 months after such cessation (but not beyond the option period). The former participant may only exercise the number of shares that could have been purchased on the date of termination of employment or change in position, plus a fraction of the shares that would have become exercisable on the next anniversary of the original option grant.

    If the termination of an optionee's position as an officer or employee of Price Enterprises is for cause (as determined in the sole judgment of the Board of Directors), any option or options shall thereupon be cancelled and the optionee would have no right to exercise any part of the option after such termination.

    The Authorized Committee has the authority to establish additional terms of the discretionary options, which need not be identical for each option, and to amend or terminate the Stock Plan at any time, without stockholder approval; however, the Board of Directors and the Authorized Committee have no authority, without stockholder approval, to increase the number of shares subject to the Stock Plan, to reduce the price at which Price Enterprises Common Stock may be purchased to below the fair market value on the option grant date, or to expand the availability of the Stock Plan to persons other than eligible employees, as specified in the Stock Plan.

GRANT PROGRAM

    Under the Grant Program, an aggregate of 250,000 shares of Price Enterprises Common Stock will be available for grants to employees. The grants may be made by the Board of Directors or the Authorized Committee, which may also establish such vesting schedules, repurchase rights and obligations and other terms and conditions as it may deem appropriate from time to time. Such shares may be issued for any lawful consideration deemed appropriate, including services or labor previously rendered, but not including future services. It is expected that shares under the Stock Plan will be issued without any monetary consideration required from the recipient. The number of shares granted will be considerably less than the number of options that would have been granted to the same employee under similar circumstances.

    Price Enterprises does not intend to issue both grants and options to the maximum degrees that would be permitted under the two programs combined. Accordingly, the Stock Plan submitted provides that for every six shares of Price Enterprises Common Stock on which a discretionary option is granted under the Option Program, one share will be removed from those available under the Grant Program, and for every share of common stock granted under the Grant Program, six shares will be removed from those available for stock options under the discretionary Option Program.

ANTICIPATED GRANTS OF OPTIONS AND STOCK


    STOCK OPTIONS. It is anticipated that Theodore Wallace, Executive Vice President of Price Enterprises; Mark T. Livingston, Chief Executive Officer of Price Quest; and Joseph J. Tebo, President of Price Ventures, will each receive options to purchase 100,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the Independent Committee granting such options at its sole discretion. It is also anticipated that Steven A. Velazquez, Executive Vice President of Price Enterprises; Daniel T. Carter, Executive Vice President, Chief Financial Officer and Secretary of Price Enterprises; and Robert M. Gans, Executive Vice President and General Counsel of Price Enterprises, will each receive options to purchase 75,000 shares of Price Enterprises Common Stock under the Stock Plan, subject to the Independent Committee granting such options at its sole discretion.



    The stock options to be granted to Messrs. Wallace, Livingston, Tebo, Velazquez, Carter and Gans would have an exercise price equal to the fair market value of Price Enterprises Common Stock at the date of grant and would become exercisable at 20% per year over a five-year period, as described in "MANAGEMENT OF PRICE ENTERPRISES -- Compensation of Executive Officers -- Executive Compensation During Fiscal Year 1995."


    It is anticipated that additional options to purchase shares of Price Enterprises Common Stock under the Stock Plan will be granted from time to time to persons eligible to receive such options in accordance with the terms and conditions set forth in the Stock Plan.

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
    STOCK GRANTS. It is anticipated that shares of Price Enterprises Common Stock under the Stock Plan will be granted from time to time to persons eligible to receive such shares in accordance with the terms and conditions set forth in the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES


    The following is a brief summary of the principal Federal income tax consequences of transactions based on current Federal income tax laws. This summary of material Federal income tax consequences is not intended to be exhaustive and does not describe state, local or foreign tax consequences. Participants are strongly urged to consult their own tax advisors regarding the Federal, state, local or other tax consequences of awards and other transactions under the Stock Plan.


    INCENTIVE STOCK OPTIONS. No taxable income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of Price Enterprises Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option granted under the Stock Plan and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the receipt of such shares by such optionee, then (a) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to Price Enterprises. Under present Federal income tax law, capital gains are subject to tax at a lower statutory rate, 28%, than ordinary income, for which the highest marginal statutory rate is 39.6%. Additionally, the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Price Enterprises Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) Price Enterprises will be entitled to deduct such amount. Any further gain or loss realized by the optionee will be subject to tax as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by Price Enterprises. If an optionee pays the exercise price in full or in part with previously acquired shares of Price Enterprises Common Stock, the exchange should not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to Price Enterprises, and the shares of Price Enterprises Common Stock received by the optionee, equal in number to the previously acquired shares of Price Enterprises Common Stock exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. An optionee, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the incentive stock option statutory holding period requirements. Shares of Price Enterprises Common Stock received by the optionee in excess of the number of previously acquired shares of Price Enterprises Common Stock will have a basis of zero and a holding period which commences the date the Price Enterprises Common Stock is issued to the optionee upon exercise of the incentive stock option. If such an exercise is effected using shares of Price Enterprises Common Stock previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares may be considered a disqualifying disposition of such Price Enterprises Common Stock for purposes of the incentive stock option rules.

    If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-qualified option. Subject to certain exceptions for disability or death, an incentive stock option generally will not be eligible for the Federal income tax treatment described above if it is exercised more than three months following the termination of employment.

    NON-QUALIFIED STOCK OPTIONS. No income is realized by an optionee at the time a non-qualified stock option is granted. Upon exercise, ordinary income is generally realized by the optionee in an amount equal to the difference between the option price (the amount paid for the shares) and the fair market value of the shares on the date of exercise, and Price Enterprises will be entitled to deduct a like amount. Generally, Price Enterprises will be required to withhold taxes on the income realized by the holder at the time of exercise. Upon disposition, appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain or loss, as the case may be.

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
    Generally, upon exercise, a corporate insider will include in income, in the taxable year in which he or she would no longer be subject to short-swing profit liability under Section 16(b) of the Exchange Act were he or she to sell his or her shares at a profit ("16(b) Liability"), an amount equal to the excess of (i) the fair market value of the shares on the date he or she would no longer be subject to 16(b) Liability over (ii) the option purchase price, and the holding period for treating any gain or loss as long-term capital gain or loss will begin at such time. Accordingly, taxation generally will not occur until at least six months after the date of grant of the option. An optionee who would be subject to 16(b) Liability at the time of exercise may elect, within 30 days after exercise, to be taxed at the time of exercise. If such an election is made, an "insider" will have ordinary income equal to the excess, if any, of the aggregate fair market value of the shares of Price Enterprises Common Stock on the date of exercise of the non-qualified stock option over the aggregate exercise price.

    If a non-qualified stock option is exercised using shares of Price Enterprises Common Stock, an optionee will realize no income upon such exercise with respect to the same number of shares of Price Enterprises Common Stock received as are used to exercise the non-qualified stock option (the
"Replacement Shares"), but otherwise will be taxed according to the rules described above. Thus, the optionee will realize ordinary income with respect to any additional shares of Price Enterprises Common Stock received (the "Excess Shares") in an amount equal to the fair market value of the Excess Shares. For purposes of any subsequent sales, the optionee's basis for the Replacement Shares will equal his or her basis for the shares of Price Enterprises Common Stock used to exercise the non-qualified stock option and his or her basis for the Excess Shares will equal the amount included in his or her income with respect to the receipt of the Excess Shares.

    Upon a subsequent sale of any shares of Price Enterprises Common Stock acquired pursuant to the exercise of a non-qualified stock option, a participant will have capital gain (or loss) equal to the difference between the amount realized upon such sale and the participant's adjusted tax basis in the shares of Price Enterprises Common Stock. The participant's basis is equal to the sum of the exercise price under the option and the amount of income, if any, recognized upon the exercise of such option. Such gain will be long-term or short-term and will depend on whether the participant holds the shares of Price Enterprises Common Stock for more than six months from the date the options are exercised.

    STOCK GRANTS. Unless an election is made under section 83(b) of the Code, an employee to whom stock is granted will not have taxable income upon issuance and Price Enterprises will not then be entitled to a deduction until any forfeiture or transfer restrictions which may have been imposed on such shares of stock expire, at which time the employee will realize ordinary income and Price Enterprises will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less any purchase price therefor. If an election is made under section 83(b), the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at the date of issuance (determined without regard to the forfeiture and transfer restrictions) less any purchase price therefor, and Price Enterprises will be entitled to a deduction in the same amount. Generally, whether or not an election is made under section 83(b), Price Enterprises will be required to withhold taxes on the income realized by the holder. Gain or loss realized by the holder on the subsequent sale or disposition of the shares will normally be taxable as capital gain or loss and no further deduction will be allowed to Price Enterprises.

CONTINUATION OF PRICECOSTCO STOCK OPTIONS

    Each outstanding option for the purchase of shares of PriceCostco Common Stock granted under any stock option plan of Price, Costco or PriceCostco (the "PriceCostco Option Plan"), which option is held as of January 1, 1995 by a Price Enterprises employee and is then exercisable will remain vested and exercisable under the PriceCostco Option Plan on generally the same terms and conditions set forth in the agreement evidencing the grant of such option; PROVIDED, HOWEVER, that the term of such option will expire no later than 30 days following termination of such employee's employment with Price Enterprises. Under the terms of the Transfer and Exchange Agreement, PriceCostco is required to take all action necessary and appropriate to amend the PriceCostco Option Plan to provide for such continued exercisability; PROVIDED, HOWEVER, that PriceCostco would not be required to so amend such plan with respect to such employees who are subject to

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Section  16 of the Exchange Act ("Insiders"). With respect to such Insiders, the options currently held by such Insiders would either be cancelled or permitted to expire according to their terms (I.E., 30 days following the termination of such Insider's employment with PriceCostco) and, upon such cancellation or expiration, PriceCostco would grant new options, outside such plan, in the same number and with the same exercise price as the cancelled or expired options and otherwise generally on the same terms and conditions as set forth in the agreements evidencing the grant of the options currently held by the Insiders.

INFORMATION CONCERNING THE PRICE ENTERPRISES
DIRECTORS' 1995 STOCK OPTION PLAN


    GENERAL NATURE AND PURPOSE. The Board of Directors of Price Enterprises adopted The Price Enterprises Directors' 1995 Stock Option Plan (the "Directors' Plan") as of November 14, 1994. The Directors' Plan became effective as of such date, upon approval of the Directors' Plan by written consent of Price, as the sole stockholder of Price Enterprises, and will terminate on the tenth anniversary of such date. The Directors' Plan was adopted to further the growth, development and financial success of Price Enterprises by providing additional incentives to its non-employee directors, and to enable Price Enterprises to obtain and retain the services of the type of directors considered essential to the long-range success of Price Enterprises.



    The following summary of the material terms and provisions of the Directors' Plan is qualified in its entirety by the full text of the Directors' Plan which is attached hereto as Annex VII.


    OPTIONS AUTHORIZED; PARTICIPATING DIRECTORS. The Directors' Plan authorizes Price Enterprises to grant stock options to purchase up to 150,000 shares of Price Enterprises Common Stock, subject to certain adjustments, to directors of Price Enterprises (other than James D. Sinegal) who are not, at the time they receive options, employees of Price Enterprises or any of its subsidiaries. Pursuant to the Board's authorizing resolutions with respect to the Directors' Plan, all options granted under the Directors' Plan are subject to the consummation of the Exchange Offer.

    ADMINISTRATION. The Directors' Plan is administered by a committee (the "Committee") consisting of two or more directors, appointed by the Board of Directors of Price Enterprises. In addition to administering the Directors' Plan, the Committee is also authorized to interpret the Directors' Plan and to prescribe, amend and revoke rules and regulations relating to the Directors' Plan.

    GRANT OF OPTIONS. The Directors' Plan provides that participating directors, other than the Vice Chairman of the Board, will be granted options for 10,000 shares of Price Enterprises Common Stock (except in the case of reorganizations, recapitalizations, stock splits or other combinations of shares, as described below), on the date on which he or she first is elected as a director of Price Enterprises, and that the Vice Chairman of the Board will be granted options for 50,000 shares of Price Enterprises Common Stock (except in the case of reorganizations, recapitalizations, stock splits or other combinations of shares, as described below), on the date on which he or she first is elected as a director of Price Enterprises. In consideration of receiving the options, the participating director is deemed to have agreed to remain as a director of Price Enterprises for a period of at least one year after the date of grant. The Directors' Plan provides, however, that nothing therein shall confer upon any participating director any right to continue as a director of Price Enterprises or shall interfere with or restrict in any way the rights of Price Enterprises or Price Enterprises' stockholders to remove any participating director at any time for any reason whatsoever, with or without cause, to the extent permitted by Price Enterprises' bylaws and applicable law.

    TERMS AND EXERCISE OF OPTIONS. The term of any option cannot be longer than 10 years from the date of grant; provided.

    Options granted under the Directors' Plan become exerciseable at 20% per year over the five year period commencing at the date of grant. Payment for shares purchased upon any exercise of an option must be made in full at the time of such exercise (i) in cash, (ii) by delivering shares of Price Enterprises Common Stock already owned by the optionee, or (iii) a combination of in cash and by delivering shares of Price Enterprises Common Stock already owned by the optionee.

    Options which are exercisable upon termination of a participating director's status as a director of Price Enterprises generally expire 90 days following such termination, unless a director ceases to be a director due to death or disability, in which case options terminate within one year of such event.

    The exercise price of each option is equal to the aggregate fair market value of the shares of Price Enterprises Common Stock optioned on the date of grant of such option. For this purpose, such fair market value means the mean of the bid and asked prices (or the closing price per share if Price Enterprises Common Stock is listed on The Nasdaq Stock Market's National Market) of Price Enterprises Common Stock in effect immediately prior to the date of grant, or, in the event Price Enterprises Common Stock is listed on a stock exchange, the fair market value per share is the closing price on such exchange on the date immediately prior to the grant of the option, or if no such quotations are reported such fair market value means the value established by what the Committee in its judgment then deems to be the most nearly comparable valuation method.

    NONASSIGNABILITY. Options may be transferred only by will or by the laws of descent and distribution and during a holder's lifetime are exercisable only by the option holder.

    ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. If the outstanding shares of Price Enterprises Common Stock subject to options are changed into or exchanged for a different number or kind of shares of Price Enterprises or other securities of Price Enterprises by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or otherwise, the Committee will make an appropriate adjustment in the number and kind of shares as to which all outstanding options or portions thereof then unexercised, will be exercisable, to the end that after such event the option holder's proportionate interests will be maintained as before the occurrence of such event. Upon the dissolution or liquidation of Price Enterprises, or upon a reorganization, merger or consolidation of Price Enterprises as a result of which the outstanding shares of Price Enterprises Common Stock are changed or exchanged for cash or property or securities not of Price Enterprises' issue, or upon a sale of substantially all the property of Price Enterprises to another corporation or person, the Directors' Plan will terminate, and all options granted thereunder will terminate, unless otherwise provided in writing in connection with such transaction.

    AMENDMENTS. The Board of Directors of Price Enterprises may at any time amend or otherwise modify, suspend or terminate the Directors' Plan, provided that no such action shall deprive an option holder, without his or her consent, of any option previously granted pursuant to the Directors' Plan or of any of the option holder's rights under such option.


    GRANTS OF OPTIONS. Subject to the terms and conditions of the Directors' Plan and the consummation of the Exchange Offer, Paul A. Peterson, Vice Chairman of the Board of Price Enterprises, has been granted 50,000 options under the Directors' Plan. It is anticipated that Katherine L. Hensley, Nancy Y. Bekavac and Murray L. Galinson, each of whom will be appointed as a director of Price Enterprises immediately following the consummation of the Exchange Offer, will be granted 10,000 options under the Directors' Plan at the time of such appointment.


    FEDERAL TAX ASPECTS. The Federal income tax aspects of the Directors' Plan are identical to those described above for the Stock Plan under the heading "Federal Income Tax Consequences -- Non-Qualified Stock Options."

RETIREMENT PLAN


    From the Transfer Closing Date until January 1, 1995, employees of PriceCostco who are leased to Price Enterprises and its subsidiaries and who currently receive benefits under The Price Company Retirement Plan or under The Price Company 401(k) Plan will continue to enjoy benefits under such plans. Upon consummation of the Exchange Offer, the Board of Directors of Price Enterprises intends to adopt the Price Enterprises Retirement Plan (the "Retirement Plan"), which will include terms and conditions substantially similar to The Price Company Retirement Plan and The Price Company 401(k) Plan.


    It is anticipated that the Retirement Plan will be a profit-sharing plan designed to be a "qualified" plan under applicable provisions of the Code, covering all non-union employees who have completed one year of service, as that term is defined in the Retirement Plan. Under the Retirement Plan, Price Enterprises may, in its discretion, make annual contributions which shall not exceed for each participant the lesser of: (a) 25% of the participant's compensation for such year, or (b) the greater of (i) 25% of the defined benefit dollar limitation then in effect under section 415(b)(1) of the Code or (ii) $30,000. In addition, participants may make voluntary contributions. In addition, the Retirement Plan will permit employees to defer (in accordance with section 401(k) of the Code) a portion of their salary and contribute those deferrals to the Retirement Plan.



    All participants in the Retirement Plan are fully vested in their voluntary contributions. Vesting in the remainder of a participant's account is based upon his or her years of service with Price Enterprises and in their salary deferrals. A participant initially will be 10% vested after the completion of two years of service with Price Enterprises, an additional 10% vested after the completion of three years of service, and an additional 20% vested after the completion of each of his or her next four years of service, so that the participant will be 100% vested after the completion of seven years of service.


    A participant becomes fully vested in his or her entire account upon retirement due to permanent disability, attainment of age 65, or death. In addition, the Retirement Plan provides that the Board of Directors of Price Enterprises may at any time declare the Retirement Plan partially or completely terminated, in which event the account of each participant with respect to whom the Retirement Plan is terminated will become fully vested.

    The Board of Directors also has the right at any time to discontinue contributions to the Retirement Plan. If Price Enterprises fails to make one or more substantial contributions to the Retirement Plan for any period of three consecutive years in each year of which Price Enterprises realized substantial current earnings, such failure will automatically be deemed a complete discontinuance of contributions. In the event of such a complete discontinuance of contributions, the account of each participant will become fully vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1994, the PriceCostco Compensation Committee consisted of Hamilton E. James, J. Paul Kinloch and John W. Meisenbach. None of these individuals is expected to be an officer, director or employee of Price Enterprises or any of its subsidiaries.

                               SECURITY OWNERSHIP

PRICECOSTCO

    The following table sets forth, as of October 31, 1994, information regarding the number of shares of PriceCostco Common Stock beneficially owned by each director of PriceCostco, all directors and executive officers of PriceCostco as a group and certain beneficial owners of PriceCostco Common Stock, and the ownership (expressed as a percentage) of PriceCostco Common Stock and Price Enterprises Common Stock by each such person or group upon consummation of the Transaction. The expected percentage ownership is expressed in the alternative, assuming that the Exchange Offer is (i) oversubscribed, with all outstanding shares of PriceCostco Common Stock validly tendered and 27 million such shares accepted for exchange by PriceCostco; (ii) oversubscribed by 27 million shares and therefore subject to proration (I.E., 54 million shares of PriceCostco Common Stock are validly tendered but only 27 million such shares are accepted for exchange by PriceCostco); (iii) fully subscribed but not oversubscribed (I.E., 27 million shares are validly tendered and accepted for exchange by PriceCostco); (iv) undersubscribed, with 21.6 million shares of PriceCostco Common Stock validly tendered and accepted for exchange by PriceCostco; (v) undersubscribed, with 13.5 million shares of PriceCostco Common Stock validly tendered and accepted for exchange by PriceCostco; and (vi) undersubscribed, with no shares of PriceCostco Common Stock tendered. The percentages with respect to each person or group contained in the following table (except for Messrs. Brotman and Sinegal, who have agreed not to tender any shares of PriceCostco Common Stock in the Exchange Offer, and Messrs. Bernard and Kinloch, who do not beneficially own any shares of PriceCostco Common Stock) are based upon three alternative assumptions as to the person's or group's participation in the Exchange Offer: (x) none of such person's or group's shares of PriceCostco Common Stock are tendered in the Exchange offer, (y) 50% of such person's or group's holdings of PriceCostco Common Stock are so tendered and (z) all of such person's or group's holdings of PriceCostco Common Stock are so tendered.

                                                  PERCENTAGE OWNERSHIP IF     PERCENTAGE OWNERSHIP IF     PERCENTAGE OWNERSHIP IF
                        CURRENT HOLDINGS OF
                            PRICECOSTCO           ALL OUTSTANDING SHARES         54 MILLION SHARES           27 MILLION SHARES
                            COMMON STOCK          TENDERED AND 27 MILLION     TENDERED AND 27 MILLION     TENDERED AND 27 MILLION
                      ------------------------     SHARES EXCHANGED (1)        SHARES EXCHANGED (2)        SHARES EXCHANGED (3)
                          SHARES                 -------------------------   -------------------------   -------------------------
                       BENEFICIALLY                               PRICE                       PRICE                       PRICE
DIRECTORS:                OWNED        PERCENT   PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES
- --------------------  --------------   -------   -----------   -----------   -----------   -----------   -----------   -----------
Jeffrey H.
 Brotman............   3,606,312(6)      1.7
  No shares
   tendered.........                                --            --              1.9         --              1.9         --
Daniel Bernard......      --            --          --            --            --            --            --            --
Richard D.
 DiCerchio..........     485,502(7)      *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             *             *
Hamilton E. James...     123,465(8)      *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             *             *
J. Paul Kinloch.....      --    (9)     --          --            --            --            --            --            --
Richard M.
 Libenson...........      59,640(10)     *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             --            *
Mitchell G. Lynn....     111,942(11)     *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             *             *
John W.
 Meisenbach.........     279,246(12)     *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             *             *
Duane Nelles........       2,330         *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             --            *
Paul A. Peterson....     278,689(13)     *
  No shares
   tendered.........                                --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                --            --            *             *             *             *
  All current
   holdings
   tendered.........                                *             *             *             *             --              1.0
Robert E. Price.....   2,798,571(14)     1.3
  No shares
   tendered.........                                --            --              1.5         --              1.5         --
  50% of current
   holdings
   tendered.........                                --            --              1.1           2.6         *               5.2
  All current
   holdings
   tendered.........                                  1.3           1.3         *               5.2         *              10.3
James D. Sinegal....   3,088,922(15)     1.4
  No shares
   tendered.........                                --            --              1.6         --              1.6         --
ALL DIRECTORS AND
 EXECUTIVE OFFICERS
 AS A GROUP
 (20 PERSONS).......  11,548,439(16)     5.3
  No shares
   tendered.........                                --            --              6.0         --              6.0         --
  50% of current
   holdings
   tendered.........                                --            --              4.7           9.4           3.3          18.9
  All current
   holdings
   tendered.........                                  5.3           4.7           2.9          18.9         *              37.8

CERTAIN BENEFICIAL
 OWNERS:
- --------------------
Fourcar B.V. (17)...  21,191,301         9.7
  No shares
   tendered.........                                --            --             11.1         --             11.1         --
  50% of current
   holdings
   tendered.........                                --            --              8.3          19.6           5.6          39.2
  All current
   holdings
   tendered.........                                  9.7           9.7           4.8          39.2         --             78.5
Sol Price (19)......   8,745,964         4.0
  No shares
   tendered.........                                --            --              4.6         --              4.6         --
  50% of current
   holdings
   tendered.........                                --            --              3.5           7.8           2.4          15.5
  All current
   holdings
   tendered.........                                  4.0           3.8           2.1          15.5         *              31.0


                       PERCENTAGE OWNERSHIP IF     PERCENTAGE OWNERSHIP IF
                                                                               PERCENTAGE OWNERSHIP IF
                         21.6 MILLION SHARES         13.5 MILLION SHARES
                      TENDERED AND 21.6 MILLION   TENDERED AND 13.5 MILLION   NO SHARES TENDERED AND NO
                        SHARES EXCHANGED (4)        SHARES EXCHANGED (5)        SHARES EXCHANGED (5)
                      -------------------------   -------------------------   -------------------------
                                       PRICE                       PRICE                       PRICE
DIRECTORS:            PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES
- --------------------  -----------   -----------   -----------   -----------   -----------   -----------
Jeffrey H.
 Brotman............
  No shares
   tendered.........       1.8         --              1.8         *               1.7           1.6
Daniel Bernard......     --            --            --            --
Richard D.
 DiCerchio..........
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     *               1.2         *             *             --            --
Hamilton E. James...
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     *             *             *             *             --            --
J. Paul Kinloch.....     --            --            --            --            --            --
Richard M.
 Libenson...........
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --               --
  All current
   holdings
   tendered.........     --            *             --            *             --            --
Mitchell G. Lynn....
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     *             *             *             *             --            --
John W.
 Meisenbach.........
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     *             *             *             *             --            --
Duane Nelles........
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     --            *             --            *             --            --
Paul A. Peterson....
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     --              1.3         --              1.0         --            --
Robert E. Price.....
  No shares
   tendered.........       1.4         --              1.4         *               1.3           1.3
  50% of current
   holdings
   tendered.........     *               6.5         *               5.5         --            --
  All current
   holdings
   tendered.........     *              12.9         *              10.3         --            --
James D. Sinegal....
  No shares
   tendered.........       1.6         --              1.5         *               1.4           1.4
ALL DIRECTORS AND
 EXECUTIVE OFFICERS
 AS A GROUP
 (20 PERSONS).......
  No shares
   tendered.........       5.8         --              5.6           2.5           5.3           4.7
  50% of current
   holdings
   tendered.........       3.3          23.6           3.1          20.1         --            --
  All current
   holdings
   tendered.........     *              47.2         *              37.8         --            --
CERTAIN BENEFICIAL
 OWNERS:
- --------------------
Fourcar B.V. (17)...
  No shares
   tendered.........      10.8         --             10.4           5.3           9.7           9.7
  50% of current
   holdings
   tendered.........       5.4          49.1           5.2          41.8         --            --
  All current
   holdings
   tendered.........     --             98.1         --   (18)     --   (18)     --            --
Sol Price (19)......
  No shares
   tendered.........       4.5         --              4.3           2.1           4.0           4.0
  50% of current
   holdings
   tendered.........       2.3          20.2           2.2          16.5         --            --
  All current
   holdings
   tendered.........     *              38.8         *              31.0         --            --

- ----------------------------------------
* Less than 1%.


 (1) Assumes that all outstanding shares of PriceCostco Common Stock (217,824,520 shares as of October 31, 1994) are tendered in the Exchange Offer, but only 27 million such shares are accepted for exchange by PriceCostco.
 (2) Assumes that the Exchange Offer is oversubscribed by 27 million shares and therefore subject to proration (i.e., 54 million shares of PriceCostco Common Stock are validly tendered but only 27 million such shares are accepted for exchange by PriceCostco).
 (3) Assumes that the Exchange Offer is fully subscribed but not oversubscribed and subject to proration (i.e., 27 million shares of PriceCostco Common Stock are validly tendered and accepted for exchange by PriceCostco).
 (4) Assumes that 21.6 million shares of PriceCostco Common Stock are validly tendered and accepted for exchange by PriceCostco, and PriceCostco elects to sell to Price Enterprises the remaining 5.4 million shares of Price Enterprises Common Stock owned by PriceCostco. See "THE TRANSACTION -- The Distribution."
 (5) Assumes that 13.5 million shares of PriceCostco Common Stock are validly tendered and accepted for exchange by PriceCostco and the remaining 13.5 million shares of Price Enterprises Common Stock held by PriceCostco are distributed to holders of record of PriceCostco Common Stock, as described in "THE TRANSACTION -- The Distribution."
 (6) Includes 3,404,323 shares held by a trust of which Mr. Brotman is a principal beneficiary. Also includes 143,715 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994. Mr. Brotman has agreed not to tender any shares of PriceCostco Common Stock beneficially owned by him in the Exchange Offer.
 (7) Includes 229,480 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994.
 (8) Includes 71,250 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994. Does not include 8,000 stock options granted subject to stockholder approval.
 (9) Does not  include  8,000  stock  options  granted  subject  to  stockholder approval.
(10) Does  not  include  8,000  stock  options  granted  subject  to stockholder approval.
(11) Includes 1,109 shares issuable upon conversion of 6 3/4% Debentures and 100,044 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994.
(12) Includes 85,496 shares held by a trust of which Mr. Meisenbach is the principal beneficiary, of which he may be deemed to be beneficial owner, and 193,750 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994. Does not include 8,000 director stock options granted subject to stockholder approval.
(13) Does not include 8,000 director stock options granted subject to stockholder approval.
(14) Mr. Price's wife is one of the three trustees of four trusts holding an aggregate of 115,360 shares, of which 86,520 shares are held for the benefit of the children of Mr. and Mrs. Price. Mr. Price disclaims beneficial ownership in any of those shares, which are not included in the table above. Includes 7,642 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994.
(15) Includes 122,714 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994. Mr. Sinegal has agreed not to tender any shares of PriceCostco Common Stock beneficially owned by him in the Exchange Offer.
(16) Includes 1,109 shares issuable upon conversion of 6 3/4% Debentures and 1,355,174 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994. Does not include 40,000 stock options granted to each non-employee director of PriceCostco subject to stockholder approval.
(17) The address of Fourcar B.V. is Blaak 28-34, 3011 TA Rotterdam, The Netherlands.
(18) Not applicable since Fourcar B.V. beneficially owns more than 13.5 million shares of PriceCostco Common Stock.
(19) Sol Price has sole beneficial ownership of the shares indicated as owned by him, most of which are held in charitable trusts of which he is a trustee with full power to vote and dispose of such shares. Includes 372,304 shares issuable upon conversion of 6 3/4% Debentures and excludes 500 shares owned by the Sol & Helen Price Foundation, of which Mr. Price is a board member, but over which he disclaims beneficial ownership. Mr. Price's address is 7979 Ivanhoe Avenue, La Jolla, California 92037.

PRICE ENTERPRISES

    The following table sets forth, as of October 31, 1994, information regarding the number of shares of Price Enterprises Common Stock beneficially owned by each director of Price Enterprises and all directors and executive officers as a group, and the expected ownership (expressed as a percentage) of Price Enterprises Common Stock of each such person or group upon consummation of the Transaction. The expected percentage ownership is expressed in the alternative, assuming that the Exchange Offer is (i) over subscribed, with all outstanding shares of PriceCostco Common Stock validly tendered and 27 million such shares accepted for exchange by PriceCostco; (ii) oversubscribed by 27 million shares and therefore subject to proration (I.E., 54 million shares of PriceCostco Common Stock are validly tendered but only 27 million such shares are accepted for exchange by PriceCostco); (iii) fully subscribed but not oversubscribed (I.E., 27 million shares are tendered and accepted for exchange by PriceCostco); (iv) undersubscribed, with 21.6 million shares of PriceCostco Common Stock validly tendered and accepted for exchange by PriceCostco; (v) undersubscribed, with 13.5 million shares of PriceCostco Common Stock validly tendered and accepted for exchange by PriceCostco; and (vi) undersubscribed, with no shares of PriceCostco Common Stock tendered. The percentages with respect to each director of Price Enterprises and all directors and executive officers of Price Enterprises as a group contained in the following table (except for Mr. Sinegal, who has agreed not to tender any shares of PriceCostco Common Stock in the Exchange Offer) are based upon three alternative assumptions as to the person's or group's participation in the Exchange Offer; (x) none of such person's or group's shares of PriceCostco Common Stock are tendered in the Exchange Offer, (y) 50% of such person or group's holdings of PriceCostco Common Stock are so tendered and (z) all of such person or group's holdings of PriceCostco Common Stock are so tendered.

                                                    PERCENTAGE OWNERSHIP IF     PERCENTAGE OWNERSHIP IF     PERCENTAGE OWNERSHIP IF
                         CURRENT HOLDINGS OF
                             PRICECOSTCO            ALL OUTSTANDING SHARES         54 MILLION SHARES           27 MILLION SHARES
                             COMMON STOCK           TENDERED AND 27 MILLION     TENDERED AND 27 MILLION     TENDERED AND 27 MILLION
                      --------------------------     SHARES EXCHANGED (1)        SHARES EXCHANGED (2)        SHARES EXCHANGED (3)
                         SHARES                    -------------------------   -------------------------   -------------------------
                      BENEFICIALLY                                  PRICE                       PRICE                       PRICE
                         OWNED         PERCENT     PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES
                      ------------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Paul A. Peterson....    278,689(6)        *
  No shares
   tendered.........                                  --            --            *             --            *             --
  50% of current
   holdings
   tendered.........                                  --            --            *             *             *             *
  All current
   holdings
   tendered.........                                  *             *             *             *             --              1.0
Robert E. Price.....  2,798,571(7)        1.3
  No shares
   tendered.........                                  --            --              1.5         --              1.5         --
  50% of current
   holdings
   tendered.........                                  --            --              1.1           2.6         *               5.2
  All current
   holdings
   tendered.........                                    1.3           1.3         *               5.2         *              10.3
James D. Sinegal....  3,088,922(8)        1.4
  No shares
   tendered.........                                  --            --              1.6         --              1.6         --
Katherine L.
 Hensley............       --           --            --            --            --            --            --            --
Nancy Y. Bekavac....       --           --            --            --            --            --            --            --
Murray L.
 Galinson...........       --           --            --            --            --            --            --            --
All directors and
 executive officers
 as a group
 (11 persons).......  6,433,340(9)        2.8
  No shares
   tendered.........                                  --            --              3.4         --              3.4         --
  50% of current
   holdings
   tendered.........                                  --            --            --              5.6           1.8          11.3
  All current
   holdings
   tendered.........                                    2.6           2.8           1.6          11.3         *              22.5

                                                   PERCENTAGE OWNERSHIP IF

                       PERCENTAGE OWNERSHIP IF       13.5 MILLION SHARES
                                                        TENDERED AND           PERCENTAGE OWNERSHIP IF
                         21.6 MILLION SHARES         13.5 MILLION SHARES
                      TENDERED AND 21.6 MILLION                               NO SHARES TENDERED AND NO
                        SHARES EXCHANGED (4)            EXCHANGED (5)           SHARES EXCHANGED (5)
                      -------------------------   -------------------------   -------------------------
                                       PRICE                       PRICE                       PRICE
                      PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES   PRICECOSTCO   ENTERPRISES
                      -----------   -----------   -----------   -----------   -----------   -----------
Paul A. Peterson....
  No shares
   tendered.........     *             --            *             *             *             *
  50% of current
   holdings
   tendered.........     *             *             *             *             --            --
  All current
   holdings
   tendered.........     --              1.3         --              1.0         --            --
Robert E. Price.....
  No shares
   tendered.........       1.4         --              1.4         *               1.3           1.3
  50% of current
   holdings
   tendered.........     *               6.5         *               5.5         --            --
  All current
   holdings
   tendered.........     *              12.9         *              10.3         --            --
James D. Sinegal....
  No shares
   tendered.........       1.6         --              1.5         *               1.4           1.4
Katherine L.
 Hensley............     --            --            --            --            --            --
Nancy Y. Bekavac....     --            --            --            --            --            --
Murray L.
 Galinson...........     --            --            --            --            --            --
All directors and
 executive officers
 as a group
 (11 persons).......
  No shares
   tendered.........       3.3         --              3.1           1.5           2.9           2.8
  50% of current
   holdings
   tendered.........       1.7          14.1         *              12.0         --            --
  All current
   holdings
   tendered.........     *              28.1         *              22.5         --            --

- ------------------------------
*  Less than 1%.
(1) Assumes that all outstanding shares of PriceCostco Common Stock (217,824,520 shares as of October 31, 1994) are tendered in the Exchange Offer, but only 27 million such shares are accepted for exchange by PriceCostco.
(2) Assumes that the Exchange Offer is oversubscribed by 27 million shares and therefore subject to proration (i.e., 54 million shares of PriceCostco Common Stock are validly tendered but only 27 million such shares are accepted for exchange by PriceCostco).
(3) Assumes that the Exchange Offer is fully subscribed (i.e., 27 million shares of PriceCostco Common Stock are validly tendered and accepted for exchange by PriceCostco), but not oversubscribed and subject to proration.
(4) Assumes that 21.6 million shares of PriceCostco Common Stock are validly tendered and accepted for exchange by PriceCostco, and PriceCostco elects to sell to Price Enterprises the remaining 5.4 million shares of Price Enterprises Common Stock owned by PriceCostco. See "THE TRANSACTION -- The Distribution."
(5) Assumes that 13.5 million shares of PriceCostco Common Stock are validly tendered and accepted for exchange by PriceCostco and the remaining 13.5 million shares of Price Enterprises Common Stock held by PriceCostco are distributed to holders of record of PriceCostco Common Stock, as described in "THE TRANSACTION -- The Distribution."
(6) Does not include 8,000 director stock options granted subject to stockholder approval.
(7) Mr. Price's wife is one of the three trustees of four trusts holding an aggregate of 115,360 shares, of which 86,520 shares are held for the benefit of the children of Mr. and Mrs. Price. Mr. Price disclaims beneficial ownership in any of those shares, which are not included in the table above. Includes 7,642 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994.
(8) Includes 122,714 shares issuable under currently exercisable stock options and options exercisable within sixty days of October 31, 1994. Mr. Sinegal has agreed not to tender any shares of PriceCostco Common Stock beneficially owned by him in the Exchange Offer.
(9) Includes 355,884 shares issuable under currently exercisable stock options and options exercisable within 60 days of October 31, 1994. Does not include 8,000 stock options granted subject to stockholder approval.

                PRICE ENTERPRISES' CERTIFICATE OF INCORPORATION
                                   AND BYLAWS

    The following is a summary of the Restated Certificate of Incorporation of Price Enterprises (the "Price Enterprises Certificate") and the Bylaws of Price Enterprises (the "Price Enterprises Bylaws") and is qualified in its entirety by reference to the complete text of the Price Enterprises Certificate as set forth on Annex III hereto, and the Price Enterprises Bylaws as set forth in Annex IV.

AUTHORIZED STOCK

    The Price Enterprises Certificate provides that Price Enterprises is authorized to issue 70,000,000 shares of stock, consisting of 60,000,000 shares of Price Enterprises Common Stock, and 10,000,000 shares of preferred stock, par value $.0001 per share ("Price Enterprises Preferred Stock"). Shares of Price Enterprises Preferred Stock may be issued from time to time, in one or more series, each of which series shall have such voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions relating thereto, as shall be authorized by the Board of Directors of Price Enterprises. See "DESCRIPTION OF PRICE ENTERPRISES' SECURITIES."

DIRECTORS

    The Price Enterprises Bylaws provide that the number of directors shall consist of three or more members, the exact number of which shall be fixed by the Board of Directors from time to time. Initially, the Board will have seven members. The Price Enterprises Bylaws provide that, except as otherwise provided by law or the Price Enterprises Certificate, a quorum of the Board for the transaction of business shall consist of a majority of the entire Board of Directors. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. The Price Enterprises Certificate and Bylaws do not provide for a classified Board or for cumulative voting in the election of directors to the Board. The Price Enterprises Bylaws provide that vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

LIABILITY FOR MONETARY DAMAGES

    The Price Enterprises Certificate provides that no director will be personally liable to Price Enterprises or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for breach of the duty of loyalty to Price Enterprises or its stockholders, acts or omissions not in good faith, intentional misconduct, a knowing violation of law, certain unlawful dividends, stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Any repeal or modification of such provision by the stockholders of Price Enterprises will not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

    As described above, the Price Enterprises Board will be authorized to provide for the issuance of shares of Price Enterprises Preferred Stock, in one or more series, and to fix by resolution of the Price Enterprises Board and to the extent permitted by the DGCL, the terms and conditions of each such series. Price Enterprises believes that the availability of Price Enterprises Preferred Stock will provide Price Enterprises with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise from time to time. The authorized shares of Price Enterprises Preferred Stock, as well as authorized but unissued shares of Price Enterprises Common Stock, will be available for issuance without further action by Price Enterprises stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which any class of Price Enterprises stock may then be listed for trading.

    Although the Board has no present intention of doing so, it could issue a series of Price Enterprises Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such new shares might impede a business combination by including class voting rights which would enable the holder to block such transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of stockholders. The Board will make any determination to issue such shares based on its judgment as to the best interests of Price Enterprises and its then existing stockholders. The Board, in so acting, could issue Price Enterprises Preferred Stock having terms which would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

    The Price Enterprises Certificate provides for the indemnification of present and former directors and officers of Price Enterprises and persons serving as directors, officers, employees or agents of another corporation or entity at the request of Price Enterprises (each, an "Indemnified Party") to the fullest extent permitted by the DGCL. Indemnified Parties are specifically indemnified in the Price Enterprises Certificate and the Price Enterprises Bylaws (the "Indemnification Provisions") for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnified Party (i) in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director or officer of Price Enterprises or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of Price Enterprises, or (ii) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in right of Price Enterprises, provided that such indemnification is permitted only with judicial approval if the Indemnified Party is adjudged to be liable to Price Enterprises. Such Indemnified Party must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his or her conduct was unlawful. Any indemnification under the Indemnification Provisions must be authorized based on a determination that the indemnification is proper if the applicable standard of conduct has been met by the Indemnified Party, provided that no such authorization is required, and indemnification is mandatory, where a director or officer of Price Enterprises is successful in the defense of such action, suit or proceeding or any claim or matter therein. Otherwise, such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders. In the event that a determination is made that a director or officer is not entitled to indemnification under the Indemnification Provisions, the Indemnification Provisions provide that the Indemnified Party may seek a judicial determination of his or her right to indemnification. The Indemnification Provisions further provide that the Indemnified Party is entitled to indemnification for all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from Price Enterprises an indemnity claim under the Indemnification Provisions if such Indemnified Party is successful. Other than proceedings to enforce rights to indemnification, Price Enterprises is not obligated to indemnify any person in connection with a proceeding initiated by such person, unless authorized by the Board of Price Enterprises.

    Price Enterprises will pay expenses incurred by a director or officer of Price Enterprises, or a former director or officer of Price Enterprises, in advance of the final disposition of an action, suit or proceeding, if he or she undertakes to repay amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Price Enterprises.

    The Indemnification Provisions and provisions for advancing expenses in the Price Enterprises Certificate are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the Price Enterprises Bylaws. The Indemnification Provisions and provisions for advancing expenses in the Price Enterprises Bylaws and the Price Enterprises Certificate are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction. Price Enterprises is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, whether or not Price Enterprises would have the power or obligation to indemnify him or her pursuant to the Price Enterprises Certificate, the Price Enterprises Bylaws or the DGCL.

    In addition, Price Enterprises will enter into indemnification agreements with its directors and certain of its executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of Price Enterprises or another entity at the request of Price Enterprises. See "MANAGEMENT OF PRICE ENTERPRISES -- Indemnification Agreements."

AMENDMENT OF THE PRICE ENTERPRISES CERTIFICATE OF INCORPORATION AND BYLAWS

    The DGCL provides that approval of a majority of the stockholders entitled to vote thereon is required to amend the Price Enterprises Certificate. A bylaw may be amended or repealed, or a new bylaw adopted, by (i) the affirmative vote of the holders of a majority of the stock entitled to vote thereon or (ii) a majority of the entire Board of Directors.

TRANSACTIONS WITH INTERESTED OFFICERS OR DIRECTORS

    The  Price  Enterprises  Bylaws  and  the  DGCL  provide  that  contracts or transactions between Price Enterprises and a director or officer of Price Enterprises or a corporation or entity in which such officer or director is also an officer or director or has a financial interest, are not void or voidable solely for such reason or solely because the Price Enterprises officer or director is present at or participates in any meeting of the Board which authorizes the transaction or contract, or solely because such officer's or director's vote is counted for such purpose, if (i) the material facts as to his or her relationship or interest are disclosed or are known to the Board or a committee and the Board or a committee in good faith authorizes such contract or transaction; (ii) the material facts as to his or her relationship or interest are disclosed or are known to the stockholders entitled to vote thereon and the stockholders in good faith specifically approve such contract or transaction; or
(iii) the contract or transaction is fair to Price Enterprises at the time it is authorized, approved or ratified by the Board, a committee or the stockholders. In addition, the Price Enterprises Bylaws provide that any transactions with interested directors or officers or their affiliates shall be made on commercially reasonable terms substantially equivalent to terms available from third parties in an arm's-length transaction in the competitive marketplace.

                  DESCRIPTION OF PRICE ENTERPRISES' SECURITIES

COMMON STOCK

    The Price Enterprises Certificate authorizes 60,000,000 shares of Price Enterprises Common Stock. Currently 27,000,000 shares of Price Enterprises Common Stock are issued and outstanding, all of which are owned by PriceCostco.

    All shares of Price Enterprises Common Stock are identical and each entitles the holder thereof to one vote on matters to be voted upon by stockholders generally, including the election of the Board of Directors. Except as provided in any resolution by the Board with respect to any series of Price Enterprises Preferred Stock or as otherwise required by law, the holders of Price
Enterprises Common Stock will possess all of the voting power of Price Enterprises. The Price Enterprises Certificate does not provide for cumulative voting for the election of directors. Subject to any preferences provided for by resolution of the Board of Directors for any series of Price Enterprises Preferred Stock, the holders of Price Enterprises Common Stock will be entitled to such dividends as may be legally declared from time to time by the Board and, upon liquidation, to receive pro rata all assets, if any, of Price Enterprises available for distribution after the payment of necessary expenses and all prior claims.

    Upon consummation of the Exchange Offer, no holder of any authorized stock of Price Enterprises will have any preemptive right to subscribe to any securities of Price Enterprises.

PREFERRED STOCK

    The Price Enterprises Certificate authorizes 10,000,000 shares of Price Enterprises Preferred Stock, none of which are issued and outstanding. The Price Enterprises Preferred Stock is issuable in one or more series, any or all of which may have such voting powers, designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions relating thereto, including voting rights, dividends, rights on liquidation, dissolution or winding up of Price Enterprises, conversion or exchange rights and redemption provisions, if any, as are set forth in the resolutions adopted by the Board of Directors providing for the issue of such stock and as permitted by the DGCL. The issuance in the future of Price Enterprises Preferred Stock or the designation of authorized but unissued shares of Price Enterprises Preferred Stock with voting and other rights which may be established by the Price Enterprises Board in its discretion, without stockholder approval, may be used by Price Enterprises to create voting impediments or otherwise delay or prevent a change in control of Price Enterprises. By issuance of Price Enterprises Preferred Stock, the Board of Directors could modify the rights of holders of Price Enterprises Common Stock.

                            COMPARISON OF RIGHTS OF
               STOCKHOLDERS OF PRICECOSTCO AND PRICE ENTERPRISES

    Upon consummation of the Exchange Offer, stockholders of PriceCostco who exchange their shares of PriceCostco Common Stock for Price Enterprises Common Stock will become stockholders of Price Enterprises. The rights of a Price Enterprises stockholder will be defined and governed by the Price Enterprises Certificate and the Price Enterprises Bylaws rather than the Certificate of Incorporation of PriceCostco and the Amended PriceCostco Bylaws. Certain provisions of the Price Enterprises Certificate and the Price Enterprises Bylaws alter the rights of stockholders from those that PriceCostco stockholders presently have and also alter certain powers of management. These provisions are summarized below. This summary is qualified in its entirety by reference to the Price Enterprises Certificate, the Price Enterprises Bylaws, the Restated Certificate of Incorporation of PriceCostco (the "PriceCostco Certificate"), the Amended PriceCostco Bylaws and applicable law.

CAPITAL STOCK

    PRICECOSTCO. The PriceCostco Certificate authorizes 1,000,000,000 shares of capital stock, 900,000,000 of which are shares of PriceCostco Common Stock and 100,000,000 of which are shares of authorized but undesignated preferred stock, par value $.01 per share of PriceCostco (the "PriceCostco Preferred Stock").

    PRICE ENTERPRISES. The Price Enterprises Certificate authorizes 70,000,000 shares of capital stock, 60,000,000 of which are shares of Price Enterprises Common Stock and 10,000,000 of which are shares of authorized but undesignated Price Enterprises Preferred Stock. Each of the PriceCostco Certificate and the Price Enterprises Certificate authorizes its respective board of directors to establish the rights, preferences and limitations of PriceCostco Preferred Stock and Price Enterprises Preferred Stock. As noted above, if and when issued, such preferred stock could, without stockholder approval, have the effect of delaying or preventing a change in control or modifying the rights of holders of common stock of PriceCostco or Price Enterprises, as the case may be.

BOARD OF DIRECTORS

    PRICECOSTCO. The Amended PriceCostco Bylaws provide that its Board of Directors shall consist of one or more members, the exact number of which shall be fixed from time to time by the Board of Directors. The PriceCostco Board is divided into three classes, and, following the expiration of his or her initial term, each director is elected for a three-year term.

    PRICE ENTERPRISES. The Price Enterprises Bylaws provide that its Board of Directors shall consist of three or more members, the exact number of which shall be fixed from time to time by the Board of Directors. The Price Enterprises Board of Directors is not divided into classes and all directors are elected at each annual meeting. Because Price Enterprises Board of Directors is not divided into three classes, it would be easier for stockholders to effectuate an immediate change in control of the Board of Price Enterprises compared to PriceCostco.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    The DGCL provides that approval of a majority of the shares entitled to vote thereon is required to amend the PriceCostco Certificate and the Price Enterprises Certificate. However, the PriceCostco Certificate further requires the affirmative vote of 66 2/3% of the combined voting power of all of the securities of

PriceCostco entitled to vote generally for the election of directors, voting together as a single class, to alter, amend, rescind, or repeal the provisions providing for a classified board of directors, and the other provisions of the PriceCostco Certificate relating to the number of directors, the length of directors' terms and the filling of vacancies. The Price Enterprises Certificate does not contain any such additional voting requirements and therefore, it would be easier for stockholders to effectuate an immediate change in control of the Board of Price Enterprises compared to PriceCostco.

                                 LEGAL MATTERS

    The validity of Price Enterprises Common Stock to be issued in the Exchange Offer will be passed upon by Latham & Watkins, San Diego, California. In addition, the description of Federal income tax consequences contained herein is based upon the opinion of Skadden Arps.

                                    EXPERTS


    The consolidated financial statements and schedules of PriceCostco for the three fiscal years ended August 28, 1994, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. In those reports, that firm states that with respect to Price for fiscal years 1993 and 1992, its opinion is based on the reports of other independent auditors, namely Ernst & Young LLP. The consolidated financial statements referred to above have been incorporated herein by reference in reliance upon the reports of said firms and upon the authority of those firms as experts in accounting and auditing.



    The financial statements of Price Enterprises at August 29, 1993, and for each of the two fiscal years ended August 29, 1993, appearing in this Offering Circular/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



    The financial statements and schedule of Price Enterprises as of August 28, 1994, and for the fiscal year ended August 28, 1994, appearing in this Offering Circular/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in accounting and auditing.



                              INDEPENDENT AUDITORS



    Price Enterprises anticipates that Ernst & Young LLP will be appointed as its independent auditors immediately following the Closing Date.

                            PRICE ENTERPRISES, INC.

                         INDEX TO FINANCIAL STATEMENTS


Annual Financial Statements
  Report of Ernst & Young LLP, Independent
   Auditors.......................................    F-2
  Report of Arthur Andersen LLP, Independent
   Public Accountants.............................    F-3
  Balance Sheets as of August 29, 1993 and August
   28, 1994.......................................    F-4
  Statements of Income for the 52 weeks ended
   August 30, 1992, August 29, 1993 and August 28,
   1994...........................................    F-5
  Statements of Changes in Investment by
   PriceCostco for the 52 weeks ended August 30,
   1992, August 29, 1993 and August 28, 1994......    F-6
  Statements of Cash Flows for the 52 weeks ended
   August 30, 1992, August 29, 1993 and August 28,
   1994...........................................    F-7
  Notes to Financial Statements...................    F-8

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Price Enterprises, Inc.


    We have audited the accompanying balance sheet of Price Enterprises, Inc. at August 29, 1993, and the related statements of income, changes in investment by PriceCostco and cash flows for each of the 52-week periods ended August 30, 1992 and August 29, 1993. These financial statements are the responsibility of the Price Enterprises' management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Enterprises, Inc. as of August 29, 1993, and the results of its operations and its cash flows for each of the 52-week periods ended August 30, 1992 and August 29, 1993 in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP


San Diego, California,
September 12, 1994

         REPORT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS



To Price Enterprises, Inc.:



    We have audited the accompanying balance sheet of Price Enterprises, Inc. as of August 28, 1994, and the related statements of income, changes in investment by PriceCostco and cash flows for the 52-week period ended August 28, 1994. These financial statements are the responsibility of Price Enterprises, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Price Enterprises, Inc. as of August 28, 1994, and the results of its operations and its cash flows for the 52-week period ended August 28, 1994 in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Seattle, Washington
November 14, 1994

                            PRICE ENTERPRISES, INC.
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS


                                                    AUGUST 29,   AUGUST 28,
                                                       1993         1994
                                                    ----------   ----------
REAL ESTATE ASSETS
  Land and improvements...........................   $ 236,232    $ 258,545
  Buildings and improvements......................     135,039      206,374
  Construction in progress........................      43,965       11,421
  Furniture, fixtures and equipment...............       2,114        4,375
                                                    ----------   ----------
    Real estate assets, at cost...................     417,350      480,715
  Accumulated depreciation........................     (29,875)     (33,328)
                                                    ----------   ----------
    Real estate assets, net.......................     387,475      447,387
CURRENT AND OTHER ASSETS
  Cash............................................       1,655        1,644
  Receivables, net................................      17,173       20,873
  Merchandise inventories.........................       2,915        7,895
  Deferred rents, net.............................       3,405        3,965
  Deferred leasing costs, net.....................       1,876        4,707
  Investment in real estate joint ventures........      11,200       --
  Investment in Price Club Mexico joint venture...      24,072       67,226
  Notes receivable................................      49,638       73,023
  Prepaids and other assets.......................         458          551
  Deferred income taxes...........................      --           23,282
                                                    ----------   ----------
                                                     $ 499,867    $ 650,553
                                                    ----------   ----------
                                                    ----------   ----------



                   LIABILITIES AND INVESTMENT BY PRICECOSTCO



LIABILITIES
  Accounts payable and accrued expenses...........   $  15,189    $  19,222
  Payable to PriceCostco, net.....................      --            6,797
  Accrued real estate taxes.......................         355          265
  Unearned rent and security deposits.............         472          825
  Reserve for future lease losses.................      --            4,015
  Deferred income taxes...........................      12,681       --
                                                    ----------   ----------
                                                        28,697       31,124
                                                    ----------   ----------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST OF PRICECOSTCO..................      16,813       40,641
INVESTMENT BY PRICECOSTCO.........................     454,357      578,788
                                                    ----------   ----------
                                                     $ 499,867    $ 650,553
                                                    ----------   ----------
                                                    ----------   ----------


                            See accompanying notes.

                            PRICE ENTERPRISES, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)



                                                                  52 WEEKS ENDED
                                                    ------------------------------------------
                                                     AUGUST 30,     AUGUST 29,     AUGUST 28,
                                                        1992           1993           1994
                                                    ------------   ------------   ------------
REVENUES
  Real estate rentals.............................     $28,263        $22,144        $  29,265
  Gains on sale of real estate, net...............     15,078         21,540             5,474
  Merchandise sales...............................      8,212         28,671            53,015
                                                    ------------   ------------   ------------
    Total revenues................................     51,553         72,355            87,754
OPERATING EXPENSES
  Real estate:
    Operating, maintenance and administrative.....      4,553          4,596             5,713
    Property taxes................................      3,357          3,052             4,808
    Depreciation and amortization.................      5,945          5,662             7,102
                                                    ------------   ------------   ------------
                                                       13,855         13,310            17,623
                                                    ------------   ------------   ------------
  Merchandising:
    Cost of sales.................................      7,839         27,233            49,449
    Operating expenses............................      1,263          3,649             8,548
                                                    ------------   ------------   ------------
                                                        9,102         30,882            57,997
  General and administrative......................      1,300          1,500             1,600
  Provision for asset impairments.................     --             --                90,227
                                                    ------------   ------------   ------------
    Total operating expenses......................     24,257         45,692           167,447
                                                    ------------   ------------   ------------
    Operating income (loss).......................     27,296         26,663           (79,693)
INTEREST AND OTHER
  Interest income, net............................      2,856          2,874             4,797
  Other income....................................        205            205               222
  Equity in earnings of real estate joint
   ventures.......................................      2,409          3,649               829
  Equity in earnings (loss) of Price Club Mexico
   joint venture..................................       (650)         1,357             3,359
  PriceCostco's minority interest.................        755            418               740
                                                    ------------   ------------   ------------
                                                        5,575          8,503             9,947
                                                    ------------   ------------   ------------
    Income (loss) before provision (benefit) for
     income taxes.................................     32,871         35,166           (69,746)
PROVISION (BENEFIT) FOR INCOME TAXES..............     13,510         14,615           (28,267)
                                                    ------------   ------------   ------------
    Net income (loss).............................     $19,361        $20,551        $ (41,479)
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


                            See accompanying notes.

                            PRICE ENTERPRISES, INC.
               STATEMENTS OF CHANGES IN INVESTMENT BY PRICECOSTCO
                                 (IN THOUSANDS)


BALANCE, September 1, 1991........................     $ 412,585
  Net income......................................        19,361
  Net return to PriceCostco.......................        (2,274)
                                                    ------------
BALANCE, August 30, 1992..........................       429,672
  Net income......................................        20,551
  Net investment by PriceCostco...................         4,134
                                                    ------------
BALANCE, August 29, 1993..........................       454,357
  Net loss........................................       (41,479)
  Net investment by PriceCostco...................       165,910
                                                    ------------
BALANCE, August 28, 1994..........................     $ 578,788
                                                    ------------
                                                    ------------


                            See accompanying notes.

                            PRICE ENTERPRISES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                  52 WEEKS ENDED
                                                    ------------------------------------------
                                                     AUGUST 30,     AUGUST 29,     AUGUST 28,
                                                        1992           1993           1994
                                                    ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)...............................     $  19,361      $20,551        $ (41,479)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities --
    Depreciation and amortization.................         6,070        5,919            7,693
    Gains on sale of real estate assets...........       (15,078)     (21,540)          (5,474)
    Provision for asset impairments...............       --            --               90,227
    Equity in earnings of joint ventures..........        (1,759)      (5,006)          (4,188)
    Deferred income taxes.........................         1,932           10          (36,459)
    Change in receivables and other assets........        (9,826)      (9,208)          (8,773)
    Change in accounts payable and other
     liabilities..................................         1,272        9,553           10,740
    Deferred rents and leasing costs..............           617         (481)          (3,738)
    Unearned rent and security deposits...........          (162)         (60)             353
    Other, net....................................        (1,327)        (958)             213
                                                    ------------   ------------   ------------
      Total adjustments...........................       (18,261)     (21,771)          50,594
                                                    ------------   ------------   ------------
      Net cash flows from operating activities....         1,100       (1,220)           9,115
                                                    ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to real estate assets.................       (92,307)     (63,054)         (44,628)
  Proceeds from sale of real estate assets........        91,999       99,311           39,878
  Proceeds from (investment in) real estate joint
   ventures.......................................       (34,032)      39,786           12,029
  Investment in Price Club Mexico joint venture...        (2,557)     (20,291)         (39,795)
  Additions to notes receivable...................       (17,662)      (1,908)         (41,000)
  Payments of notes receivable....................         7,908        1,725            1,902
                                                    ------------   ------------   ------------
      Net cash flows from investing activities....       (46,651)      55,569          (71,614)
                                                    ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Minority interest of PriceCostco................         4,830       11,699           23,828
  Net investment by (return to) PriceCostco.......        42,003      (66,423)          38,660
                                                    ------------   ------------   ------------
      Net cash flows from financing activities....        46,833      (54,724)          62,488
                                                    ------------   ------------   ------------
      Net increase (decrease) in cash.............         1,282         (375)             (11)
CASH, AT BEGINNING OF YEAR........................           748        2,030            1,655
                                                    ------------   ------------   ------------
CASH, AT END OF YEAR..............................     $   2,030      $ 1,655        $   1,644
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for:
    Income taxes..................................     $  11,578      $14,605        $   8,192
  Assets (liabilities) transferred from (to)
   PriceCostco:
    Real estate assets............................       (36,172)      70,853          127,055
    Notes receivable..............................        (8,101)        (296)         --
    Deferred tax liabilities......................       --            --                 (496)
                                                    ------------   ------------   ------------
    Investment by PriceCostco.....................       (44,273)      70,557          126,559
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


                            See accompanying notes.

                            PRICE ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS


                                AUGUST 28, 1994
                                 (IN THOUSANDS)


1.  ORGANIZATION AND BASIS OF PRESENTATION

    On July 28, 1994, Price/Costco, Inc. (PriceCostco) entered into an Agreement of Transfer and Plan of Exchange (as amended and restated, the Transfer and Exchange Agreement) with Price Enterprises, Inc. (Price Enterprises), an indirect, wholly owned subsidiary of PriceCostco formed in July 1994, pursuant to which PriceCostco transferred certain businesses and assets to Price Enterprises.


    PriceCostco is a holding company which operates primarily through its major subsidiaries, The Price Company and subsidiaries (Price), and Costco Wholesale Corporation and subsidiaries (Costco). On October 21, 1993, Price and Costco each became wholly owned subsidiaries of PriceCostco in a transaction accounted for under the pooling-of-interests method of accounting. Price Enterprises' operations, prior to the pooling transaction, were primarily conducted as part of Price. For purposes of this presentation, references to PriceCostco assumes Price and Costco have been combined for all periods presented.


    The following businesses and assets have been or will be transferred to Price Enterprises and are included in the accompanying financial statements:



    - Substantially all of the real estate assets which historically formed the non-club real estate segment of PriceCostco.



    - Four existing Price Club warehouses (the Warehouse Properties) which are adjacent to existing properties included above and which will be leased back to PriceCostco commencing on the first day of fiscal 1995 (i.e., August 29, 1994), at initial annual rentals of approximately $8,600. The Warehouse Properties are reflected in the balance sheets and statements of cash flows at their historical costs, but are not included in the statements of income because the lease agreements were not in place for any of the periods presented.


    - A 51% ownership interest in Price Quest, Inc. (Price Quest), which will continue to operate the Quest business of PriceCostco. The Quest business includes electronic shopping through kiosks located in certain PriceCostco club warehouses. PriceCostco will retain the remaining 49% interest.

    - A 51% ownership interest in Price Global Trading, Inc. (Price Global), which has the rights to develop a club business in certain geographical areas specified in the Transfer and Exchange Agreement and owns 100% of the outstanding shares of Club Merchandising, Inc. (CMI). CMI operates a merchandise import/export business, and was acquired by PriceCostco in March 1992. PriceCostco will retain the remaining 49% interest.

    - Notes  receivables  from  various municipalities  and  agencies  (the City
      Notes).


    - A note in the principal amount of $41,000 made by Atlas Hotels, Inc. secured by a hotel and convention center property located in San Diego, California (the Atlas Note) -- See Note 6.



    In addition, Price and Price Enterprises own 49% and 51% interests, respectively, in Mexico Clubs, L.L.C (Mexico Clubs), which has a 50% ownership interest in Price Club de Mexico and affiliates (Price Club Mexico), a joint venture whose other 50% interest is owned by Controladora Comercial Mexicana, S.A. de C.V. Price Club Mexico develops, owns and operates Price Clubs in
Mexico. The investment in Price Club Mexico is accounted for under the equity method. At August 28, 1994, eight Price Clubs were in operation in Mexico. PriceCostco will retain the remaining 49% interest.


    These financial statements include the assets, liabilities, revenues and expenses associated with the businesses and assets described above, except that expenses associated with the Warehouse Properties have

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)


1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

been excluded since these expenses are included as part of PriceCostco's warehouse club business. The operating expenses associated with the Warehouse Properties (including operating and maintenance, property taxes and depreciation) for fiscal 1992, 1993 and 1994 were as follows:



                                                                                 1992       1993       1994
                                                                               ---------  ---------  ---------
Operating and maintenance....................................................  $     530  $     746  $     790
Property taxes...............................................................        437      1,138      2,041
Depreciation and amortization................................................        683      1,126      1,548


    The minority interest of PriceCostco relates to the 49% interest in certain businesses, as noted above.


    For purposes of governing certain of the ongoing relationships between PriceCostco and Price Enterprises, PriceCostco and Price Enterprises have entered into certain Operating Agreements, Stockholders' Agreements, an Advance Agreement and certain agreements with respect to employees and employee benefits. The terms of each agreement are more fully described in the Offering Circular/Prospectus. Under the Advance Agreement, PriceCostco will provide an unsecured revolving credit facility, up to a maximum principal amount of $85 million (reduced by the net proceeds from the sale of certain commercial properties, until six months following completion of the Exchange Offer. The interest rate is the weighted average commercial paper rate on borrowings by PriceCostco during each four-week period (including, without limitation, amortization of lender commitment fees and other costs associated with the backup line of credit and all miscellaneous costs and fees), or if commercial paper is unavailable under PriceCostco's commercial paper program, the bank rate on borrowings by PriceCostco pursuant to its working capital credit facility (including, without limitation, amortization of lender commitment fees and other costs associated with such credit facility and all miscellaneous costs and fees).


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    FISCAL YEAR


    Price Enterprises' fiscal year is on a 52/53 week basis and ends on the Sunday nearest August 31. Fiscal years 1992, 1993 and 1994 were each 52 weeks.


    REAL ESTATE ASSETS


    Real estate assets are recorded at historical cost as may be adjusted for recognition of impairment losses. Prior to the fourth quarter of fiscal 1994, impairment loss provisions were determined using undiscounted estimated future cash flows to calculate the assets net realizable value. As more fully explained in "Note 3 -- Provision for asset impairments," beginning in the fourth quarter of fiscal 1994, Price Enterprises concluded that net realizable value should be determined using discounted estimated cash flows.



    Real estate assets are depreciated using the straight-line method over their estimated useful lives, which are as follows:



Land improvements..............................................          15-25 years
Buildings and improvements.....................................          10-25 years
                                                                     Term of related
Tenant improvements............................................                lease
Furniture, fixtures and equipment..............................              5 years



    Interest costs incurred by PriceCostco during construction are capitalized. Interest capitalized for fiscal 1992, 1993 and 1994 was $987, $4,060 and $1,486, respectively.

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    MERCHANDISE INVENTORIES


    Merchandise inventories, which includes merchandise for resale and display samples, are valued at the lower of cost (first-in, first-out) or market.


    REAL ESTATE RENTALS AND DEFERRED RENTS

    All leases are classified as operating leases. Rentals are recognized using the straight-line method over the terms of the leases. Deferred rents represent the excess of real estate rentals recognized on the straight-line basis over cash received under the applicable lease provisions.

    DEFERRED LEASING COSTS

    Costs incurred in connection with leasing are deferred and amortized using the straight-line method over the term of the related lease. Unamortized leasing costs are charged to expense upon early termination of the lease.

    INCOME TAXES


    Income taxes have been provided for in accordance with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires accounting for income taxes based on the asset and liability method and, accordingly, deferred income taxes are provided to reflect temporary differences between financial and tax reporting.


    The operations of Price Enterprises have been included in the consolidated tax returns of PriceCostco. Income taxes in the accompanying financial statements have been computed assuming that Price Enterprises was a stand-alone entity. Cash paid for income taxes as shown in the accompanying statements of cash flows represents the current portion of Price Enterprises' income tax provision which has been reflected in the Investment by PriceCostco account. Actual payments were made by PriceCostco.


    Income taxes have been provided for all items included in the statements of income, regardless of the period when such items will be reported for tax purposes. The principal temporary differences between financial and tax reporting arise from the provision for asset impairments, deferred gains on sales of real estate, depreciation, deferred rents and notes receivable.



3.  PROVISION FOR ASSET IMPAIRMENTS


    The provision for asset impairments of $90,200 pre-tax which includes $80,500 pre-tax ($47,500 after tax) related to a change in calculating estimated losses for assets which are considered to be economically impaired. This change in accounting estimates results from the spin-off of the real estate segment assets to Price Enterprises and Price Enterprises' decision to pursue business plans and operating strategies as a stand-alone entity which are significantly different than the strategies of PriceCostco. Price Enterprises' management believes that as a separate operating business it will not have the same access to capital as PriceCostco or generate internal funds from operations to the same extent as PriceCostco.



    PriceCostco's accounting policies with respect to estimating the amount of impairments on individual real estate properties and related assets were such that impairment losses would be recorded if the carrying amount of the asset could not be recovered from estimated future cash flows on an undiscounted basis. Price Enterprises' management believes that in view of its strategies with respect to the number and nature of properties that would be selected for potential disposition, it would be more appropriate to estimate impairment losses based on fair values of the real estate properties as determined by appraisals and/or a risk-adjusted discounted cash flow approach. In determining impairment losses, individual real estate assets were

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)



3.  PROVISION FOR ASSET IMPAIRMENTS (CONTINUED)


reduced to estimated fair value, if lower than historical cost. For those assets which have an estimated fair value in excess of cost, the asset continues to be recorded at cost. The impairment losses recorded as a result of this change in accounting estimates reduced the book basis of certain of the real estate and related assets.



    Under the previous policy, PriceCostco and Price Enterprises had determined that a provision for asset impairments of approximately $9,700 (pre-tax) was required related to properties which were under contract or in final negotiations for sale.



4.  RELATED PARTY TRANSACTIONS


    PriceCostco historically provided services to Price Enterprises. Amounts allocated to Price Enterprises for general and administrative expenses for fiscal 1992, 1993 and 1994 were $1,300, $1,500 and $1,600, respectively. Costs incurred by PriceCostco on behalf of Price Enterprises are charged to Price Enterprises by specific identification or allocated based on total assets or sales revenues. In the opinion of Price Enterprises' management, the aforementioned costs allocated to Price Enterprises fairly represents its general and administrative expenses.



    Joseph Kornwasser, a Director of PriceCostco during fiscal 1994 until July 28, 1994 and an officer and Director of The Price REIT (See Note 9), is a general partner and has a two-thirds ownership interest in Kornwasser and Friedman Shopping Center Properties (K & F). As of August 28, 1994, K & F was a partner with PriceCostco in two partnerhips. The assets, liabilities, equity and results of operations of these partnerships have been included in these financial statements. As of August 28, 1994, PriceCostco's total capital contributions to the partnerships were $82,900. Aggregate cumulative distributions from these partnerships were $22,300 at August 28, 1994. As of August 28, 1994, PriceCostco had also entered into a Development Agreement with K & F for the development of four additional properties. As of August 28, 1994, PriceCostco's total capital expenditures for these properties were $58,000 and aggregate cumulative distributions from these properties were $4,500. Both partnership agreements and the Development Agreement provided for a preferred return to PriceCostco on a varying scale from 9% to 10% on its invested capital. After the preferred returns, plus PriceCostco's invested capital, are distributed to PriceCostco, operating cash flows are distributed 75% to PriceCostco and 25% to K & F. Effective August 28, 1994, Price Enterprises purchased the K & F partnership interest and terminated the Development Agreement for $2,500.



5.  LEASING ACTIVITY


    As of August 28, 1994, future minimum real estate rentals due under noncancelable operating leases (including the Warehouse Properties) are as follows:



FISCAL YEAR                                                                           AMOUNT
- ----------------------------------------------------------------------------------  ----------
1995..............................................................................  $   38,108
1996..............................................................................      38,681
1997..............................................................................      37,926
1998..............................................................................      37,539
1999..............................................................................      37,823
Thereafter........................................................................     435,264


    Certain tenant leases contain renewal options for up to 30 years. However, the above table assumes that all leases expire without renewal. Therefore, neither renewal rentals nor rentals from replacement tenants are included. Minimum future rentals also exclude contingent rentals which may be received under certain leases based on tenants' sales revenues or increases in Consumer Price Indices.

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)



5.  LEASING ACTIVITY (CONTINUED)


    In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses. These reimbursements are included as real estate rentals and the related expenses are recorded as operating and maintenance expenses or property taxes in the accompanying statements of income. Certain of the leases also provide for the payment of additional rent based on a percentage of the tenant's revenues in excess of specified amounts. Tenant reimbursements and percentage rents for fiscal 1992, 1993 and 1994 were as follows:



                                                                     1992       1993       1994
                                                                   ---------  ---------  ---------
Tenant reimbursements............................................  $   3,181  $   3,092  $   5,379
Percentage rents.................................................        168         20         49



6.  NOTES RECEIVABLE


    Notes receivable consist of the City Notes with interest rates that vary from 7% to 10%. These loans represent amounts loaned to municipalities and agencies to facilitate real property acquisitions and improvements. Repayment of the majority of these notes is generally based on that municipality's allocation of sales tax revenues generated by retail businesses located on a particular property associated with such City Note. In connection with Price Enterprises' decision to change from an undiscounted cash flow approach to a discounted cash flow approach for determining net realizable value of its assets, the estimated future cash flows of each of the City Notes was discounted based on the stated interest rate resulting in a provision for asset impairments of approximately $15,500 recorded as part of the provision for asset impairments. Balances for the City Notes are considered by management to be fairly stated as of August 28, 1994.


    In fiscal 1991 Price Enterprises guaranteed the Atlas Note totaling approximately $41,000, which is collateralized by an operating hotel property in San Diego, California. Price Enterprises recognized guarantee fees related to the Atlas Note of approximately $200 for each of fiscal 1992, 1993 and 1994, which is included in other income in the accompanying statements of operations. On October 15, 1993, Price Enterprises purchased and assumed all of the rights and obligations of the Atlas Note which it had previously guaranteed. The borrower has been and is currently in violation of certain of its debt covenants and therefore the note is due and payable. Price Enterprises has agreed to forbear its foreclosure rights pending consummation of a restructuring of the Atlas Note debt obligations, which is expected to occur mid-December 1994. The restructuring would require repayment within five years of all outstanding indebtedness, with interest accruing on the outstanding principal at 10% per annum. Interest would be payable monthly at a rate equal to the six month LIBOR rate plus 2.5% per annum (not to exceed 8% per annum through December 1, 1996), and the interest not yet payable would be added to the principal amount of the loan. In the event a restructuring of the Atlas Note cannot be consummated, Price Enterprises has retained its foreclosure rights under the Atlas Note. Due to the lack of an established market to obtain a market value for the Atlas Note, management has evaluated this asset by considering projected future cash flows from the borrower and previous appraisals of the underlying collateral. Based on this review, the Atlas Note balance is considered by management to be fairly stated as of August 28, 1994.



7.  INVESTMENT IN JOINT VENTURES

    Investments in and advances to real estate joint ventures relate to real estate partnerships that are less than majority owned and recorded under the equity method. In fiscal 1992, Price Enterprises entered into a real estate joint venture with the REIT. (See note 8).


    PriceCostco and Price Enterprises, through Mexico Clubs, have agreed to provide merchandising support to Price Club Mexico including purchasing products on behalf of Price Club Mexico and arranging for the storage, splitting and transshipment of bulk orders. Merchandising support activities for Price Club Mexico result in Price Enterprises maintaining merchandise inventories, receivables and accounts payable.

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)



8.  RETIREMENT AND STOCK OPTION PLANS

    PriceCostco has a defined contribution retirement plan which covers substantially all employees of Price Enterprises. Price Enterprises recognizes as its net retirement plan cost the actual contributions made on behalf of its employees and an allocation of retirement plan administrative expenses.

    During fiscal 1992, a 401(k) plan was established for all employees eligible for the retirement plan. Price Enterprises matches 50% of eligible employee contributions.

    Certain employees of Price Enterprises participated in various PriceCostco stock option plans. Pursuant to the Transfer and Exchange Agreement, employees of Price Enterprises will generally be allowed to continue to hold vested but unexercised PriceCostco stock options under the terms of the existing PriceCostco stock option plans.


9.  GAINS ON SALE OF REAL ESTATE


    During  fiscal  1994,  Price  Enterprises  entered  into  four   significant
transactions:



    a. On October 1, 1993, Price Enterprises sold a shopping center to the Price REIT for $21,700 recognizing a pre-tax gain of $4,211.



    b. On April 15, 1994, Price Enterprises sold a 50% interest in a shopping center to the Price REIT for $11,400. Price Enterprises recognized a pre-tax gain of $935 on the sale.



    c. On April 29, 1994, Price Enterprises sold land to an unrelated third party for $5,600 recognizing a pre-tax loss of $879.



    d. On June 16, 1994, Price Enterprises sold land to an unrelated third party for $10,200 recognizing a pre-tax gain of $1,358.


    During fiscal 1993, Price Enterprises entered into two transactions with the REIT.

    a. On December 18, 1992, Price Enterprises sold a former Price Club warehouse property for $14,350 recognizing a pre-tax gain on sale of real estate of $6,710.

    b. On August 12, 1993, Price Enterprises sold three shopping centers and its 49.6% interest in a real estate joint venture which owns five shopping centers. Price Enterprises received proceeds of approximately $89,825 and recognized a pre-tax gain on sale of real estate of $14,830.

    During fiscal 1992, Price Enterprises entered into two transactions with the REIT.

    a. On December 1, 1991 Price Enterprises sold a 50.4% interest in five shopping centers for $44,150. The REIT and Price Enterprises then formed a real estate joint venture. Price Enterprises agreed, for a specified period, to subordinate its portion of the operational cash flow of the joint venture to allow the REIT shareholders to receive a specified return on their investment (9% the first year, increasing to 9.5% in year five). Price Enterprises recorded a pre-tax gain on sale of real estate of $4,061 after establishment of a $2,000 subordination reserve.


    b. On April 29, 1992, Price Enterprises sold two shopping centers for $58,500, recognizing a pre-tax gain on sale of real estate of $11,017.



10. BUSINESS SEGMENT INFORMATION


    Price Enterprises operates principally in two segments, real estate and merchandising. The real estate segment consists primarily of shopping centers and other commercial properties, and undeveloped land

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)



10. BUSINESS SEGMENT INFORMATION (CONTINUED)

owned directly or through various joint ventures, the City Notes and the Atlas Note. Merchandising activities include Mexico Clubs, Price Quest and Price Global. Many of the real estate assets are still in the development stage and do not generate any operating revenues.


    Price Enterprises' segment information for fiscal 1992, 1993 and 1994 is as follows:



                                                              1992        1993        1994
                                                           ----------  ----------  ----------
Revenues
  Real estate............................................  $   43,341  $   43,684  $   34,739
  Merchandising..........................................       8,212      28,671      53,015
                                                           ----------  ----------  ----------
    Total................................................  $   51,553  $   72,355  $   87,754
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------
Income (loss) before provision for income taxes
  Real estate............................................  $   34,956  $   37,102  $  (67,263)
  Merchandising..........................................        (785)       (436)       (883)
  General and administrative.............................      (1,300)     (1,500)     (1,600)
                                                           ----------  ----------  ----------
    Total................................................  $   32,871  $   35,166  $  (69,746)
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------



                                                                       AUGUST 29   AUGUST 28,
                                                                          1993        1994
                                                                       ----------  ----------
Identifiable assets
  Real estate............................................              $  454,261  $  550,086
  Merchandising..........................................                  45,606     100,467
                                                                       ----------  ----------
    Total................................................              $  499,867  $  650,553
                                                                       ----------  ----------
                                                                       ----------  ----------



11. INCOME TAXES


    Provisions (benefits) for income taxes for fiscal 1992, 1993 and 1994 include the following:



                                                                1992       1993        1994
                                                              ---------  ---------  ----------
Current:
  Federal...................................................  $   8,895  $  11,274  $    7,066
  State.....................................................      2,683      3,331       1,126
                                                              ---------  ---------  ----------
                                                                 11,578     14,605       8,192
Deferred:
  Federal...................................................      1,558         70     (31,168)
  State.....................................................        374        (60)     (5,291)
                                                              ---------  ---------  ----------
                                                                  1,932         10     (36,459)
                                                              ---------  ---------  ----------
                                                              $  13,510  $  14,615  $  (28,267)
                                                              ---------  ---------  ----------
                                                              ---------  ---------  ----------



    During 1994, PriceCostco transferred a deferred tax liability of $496 relating to real estate assets transferred to Price Enterprises.

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)



11. INCOME TAXES (CONTINUED)


    A reconciliation between the federal statutory rate and Price Enterprises' effective tax rate for fiscal 1992, 1993 and 1994 follows:



                                                                1992       1993        1994
                                                              ---------  ---------  ----------
Expected provision (benefit) at the statutory rate..........  $  11,176  $  12,203  $  (24,411)
State income taxes, net of federal tax benefit..............      2,005      2,145      (4,220)
All other, net..............................................        329        267         364
                                                              ---------  ---------  ----------
                                                              $  13,510  $  14,615  $  (28,267)
                                                              ---------  ---------  ----------
                                                              ---------  ---------  ----------



    The significant components of deferred income taxes at August 29, 1993 and August 28, 1994 are attributable to the following temporary differences:



                                                                        AUGUST 29,   AUGUST 28,
                                                                           1993         1994
                                                                        -----------  -----------
Deferred tax liabilities:
  Properties..........................................................   $  14,333    $  --
  Deferred rents......................................................       1,655        1,628
  All other, net......................................................         630          843
                                                                        -----------  -----------
    Total deferred tax liabilities....................................      16,618        2,471
Deferred tax assets:
  Properties..........................................................      --           13,310
  Notes receivable....................................................       3,937       10,773
  All other, net......................................................      --            1,670
                                                                        -----------  -----------
    Total deferred tax assets.........................................       3,937       25,753
                                                                        -----------  -----------
Net deferred tax assets (liabilities).................................   $ (12,681)   $  23,282
                                                                        -----------  -----------
                                                                        -----------  -----------



12. COMMITMENTS AND CONTINGENCIES


    LEASES


    Price Enterprises has a land lease with an original term of thirty years and leases on 3 former warehouse club properties with remaining terms ranging from three to seven years. Aggregate rental expense for fiscal 1994 was $253. Future minimum payments during the next five fiscal years and thereafter under these non-cancelable leases at August 28, 1994, were as follows:



1995................................................................  $   1,459
1996................................................................      1,466
1997................................................................        977
1998................................................................        878
1999................................................................        548
Thereafter..........................................................        819
                                                                      ---------
Total minimum payments..............................................  $   6,147
                                                                      ---------
                                                                      ---------



    The reserve for future lease losses of $4,015 represents primarily the Company's future minimum lease payments in excess of expected future sub-lease receipts.

                            PRICE ENTERPRISES, INC.

                                AUGUST 28, 1994
                                 (IN THOUSANDS)



12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    LEGAL PROCEEDINGS


    Price Enterprises is party to routine litigation incident to its business and to which its property is subject. Management of Price Enterprises does not believe that the ultimate resolution of any of these matters, including environmental matters, will have a material adverse impact on the financial position or results of operations of Price Enterprises.

                             INDEX TO DEFINED TERMS

                                                                         ANNEX I

TERM                                                  PAGE
- --------------------------------------------------  --------
ACMs..............................................      93
Additional Agreements.............................      63
Adjusted Price....................................      45
Advance Agreement.................................      33
Agent's Message...................................      54
Amended PriceCostco Bylaws........................      83
Appraiser.........................................      87
Appraised Properties..............................      87
Arthur Andersen...................................      38
Assumed Liabilities...............................      68
Assumed Construction Costs........................      33
Atlas Note........................................      32
Audit Committee...................................      61
Authorized Committee..............................     123
Bonus Plan........................................     120
Book-Entry Transfer Facilities....................      54
BPOU..............................................      94
CERCLA............................................      93
City Notes........................................      32
Closing Date......................................      31
Club Business.....................................      33
CMI...............................................      27
CMI Stock.........................................      33
Code..............................................      49
Comercial Mexicana................................      26
Commercial Properties.............................      32
Commission........................................       2
Committee.........................................     127
Compensation Committee............................      61
Costco............................................       6
Costco Common Stock...............................      22
Costco Designees..................................      35
Costs.............................................      66
Debentures........................................      52
Default Rate......................................     108
Development Agreement.............................      48
DGCL..............................................      60
Directors' Plan...................................     127
Distribution......................................      35
Distribution Fraction.............................      34
Distribution Record Date..........................      34
DLJ...............................................      38
Downstream Affiliate..............................     104
DTC...............................................      54
EBITDA............................................      44
Effective Time....................................      83
Eligible Institution..............................      54
Environmental Laws................................      68

TERM                                                  PAGE
- --------------------------------------------------  --------
EPA...............................................      94
ERISA.............................................      65
EWSA..............................................      95
Excess Shares.....................................     126
Exchange Act......................................       2
Exchange Agent....................................      58
Exchange Offer....................................       1
Expiration Date...................................      53
5 1/2% Indenture..................................      52
5 3/4% Debentures.................................      52
5 3/4% Indenture..................................      52
5 3/4% Adjustment.................................      52
5 1/2% Debentures.................................      52
Finance Committee.................................      61
Financial Advisors................................      43
Five-Year Period..................................     103
Gibson, Dunn......................................      38
Grant Program.....................................     122
HSR Act...........................................       9
Huffy.............................................      94
Indemnified Person................................     117
Indemnification Provisions........................     135
Indemnified Party.................................     135
Indentures........................................      52
Independent Committee.............................     123
Information Agent.................................      58
Insiders..........................................     127
Interim Period....................................      41
International Assets..............................      33
IRS...............................................      25
Joeten............................................     112
Joint Venture Agreement...........................      27
July 15 Meeting...................................      38
July 28 Meeting...................................      40
K&F...............................................      48
Lehman............................................      38
LLC Agreement.....................................      69
Materials of Environmental Concern................      68
Member............................................     102
Merger............................................       6
Mexico Assets.....................................      33
Mexico Clubs......................................       5
Mexico Operating Agreement........................     103
Mexico Stockholders Agreement.....................     104
MSTC..............................................      54
Northridge Mortgage...............................      64
NPL...............................................      95
NYSE..............................................      55

TERM                                                  PAGE
- --------------------------------------------------  --------
Operating Agreements..............................      26
Option Program....................................     122
Partially Developed Properties....................      87
Pentagon City Property............................      91
PHILADEP..........................................      54
Price.............................................       6
Price Club Mexico.................................      26
Price Common Stock................................      22
Price Designees...................................      35
Price Enterprises.................................       1
Price Enterprises Budget..........................      60
Price Enterprises Bylaws..........................     134
Price Enterprises Certificate.....................     134
Price Enterprises Common Stock....................       1
Price Enterprises Compensation Committee..........     122
Price Enterprises Employee........................      65
Price Enterprises Executive Committee.............      41
Price Enterprises Plans...........................      65
Price Enterprises Preferred Stock.................     134
Price Family Trust................................       9
Price Global......................................       5
Price Global Operating Agreement..................     109
Price Global Stockholders Agreement...............     111
Price Quest.......................................       5
Price Quest Stockholders Agreement................     108
Price Real Estate.................................      87
Price Ventures....................................      86
PriceCostco.......................................       1
PriceCostco Budget................................      61
PriceCostco Bylaws................................      83
PriceCostco Certificate...........................     137
PriceCostco Common Stock..........................       1
PriceCostco Executive Committee...................      41
PriceCostco Option................................      66
PriceCostco Option Plan...........................     126
PriceCostco Plans.................................      65
PriceCostco Pre-Closing Market Price..............      52
PriceCostco Preferred Stock.......................     137
PriceCostco Warehouse Leases......................      96
PriceCostco Welfare Plans.........................      66
Primex............................................      27
TERM                                                  PAGE
- --------------------------------------------------  --------
Promissory Note...................................      34
PRPs..............................................      94
Quest Assets......................................      33
Quest Business....................................      33
Quest Operating Agreement.........................     106
Real Estate Committee.............................      62
Real Properties...................................      32
Registration Statement............................       2
REIT..............................................      29
Replacement Shares................................     126
Retained Employees................................      65
Retained Liabilities..............................      68
Retirement Plan...................................     128
ROD...............................................      94
San Diego Property................................      32
Schedule 13E-4....................................       2
Securities Act....................................       2
Security and Pledge Agreement.....................      34
SGBWQA............................................      94
Similar Quest Business............................     106
6 3/4% Debenture..................................      47
6 3/4% Indenture..................................      52
16(b) Liability...................................     126
Skadden Arps......................................      25
Specified Geographical Areas......................      34
Stockholders Agreements...........................      69
Stock Plan........................................     122
Subsidiary Corporations...........................       5
Tax Allocation Agreement..........................      69
Transaction.......................................      31
Transfer and Exchange Agreement...................      31
Transfer Closing Date.............................      32
Transfer..........................................      32
Transferred Assets................................      32
Transition Period.................................      65
20 Day Period.....................................      51
USF&WS............................................      96
VOCs..............................................      94
Warehouse Properties..............................      32
Wayne Property....................................      91
Westbury Property.................................      90
WVBSA.............................................      94

                                                                        ANNEX II


                              AMENDED AND RESTATED
                             AGREEMENT OF TRANSFER
                                      AND
                                PLAN OF EXCHANGE
                                 BY AND BETWEEN
                               PRICE/COSTCO, INC.
                                      AND
                            PRICE ENTERPRISES, INC.
                         DATED AS OF NOVEMBER 14, 1994

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------
ARTICLE I          CERTAIN DEFINITIONS...................................................................       II-4

ARTICLE II         TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES.........................................       II-9
Section 2.1        Transactions Occurring Prior to the Transfer Closing Date.............................       II-9
Section 2.2        Conveyance of Transferred Assets......................................................      II-10
Section 2.3        Consideration for Transfer............................................................      II-10
Section 2.4        Time and Place of the Transfer Closing................................................      II-10
Section 2.5        Deliveries at the Transfer Closing....................................................      II-10
Section 2.6        Conveyance of Mexico Assets...........................................................      II-11
ARTICLE III        THE EXCHANGE OFFER; THE DISTRIBUTION..................................................      II-11
Section 3.1        Commencement of the Exchange Offer....................................................      II-11
Section 3.2        Term of Exchange Offer................................................................      II-11
Section 3.3        The Distribution......................................................................      II-11
ARTICLE IV         THE CLOSING...........................................................................      II-12
Section 4.1        Closing...............................................................................      II-12
Section 4.2        Actions to be taken at the Closing....................................................      II-13
ARTICLE V          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................      II-13
Section 5.1        Title to Property.....................................................................      II-13
Section 5.2        Brokers and Finders...................................................................      II-13
Section 5.3        No Other Representations or Warranties................................................      II-13
ARTICLE VI         ADDITIONAL MATTERS RELATED TO THE TRANSFER AND THE EXCHANGE OFFER.....................      II-14
Section 6.1        Certain Committees....................................................................      II-14
Section 6.2        Certificate of Incorporation and Bylaws of Newco......................................      II-14
Section 6.3        Amendment of Bylaws of the Company....................................................      II-14
Section 6.4        Board of Directors of Newco...........................................................      II-14
Section 6.5        Board of Directors of the Company.....................................................      II-15
Section 6.6        Agreement Not to Compete..............................................................      II-15
Section 6.7        Continuance of Existing Indemnification Rights........................................      II-16
Section 6.8        [Intentionally omitted]
Section 6.9        [Intentionally omitted]
Section 6.10       Certain Advances by the Company to Newco..............................................      II-16
Section 6.11       Expenses..............................................................................      II-16
Section 6.12       Further Assurances....................................................................      II-16
Section 6.13       Access................................................................................      II-16
Section 6.14       Apportionment.........................................................................      II-17
Section 6.15       Consents..............................................................................      II-17
Section 6.16       Filings...............................................................................      II-17
Section 6.17       Standstill Agreements.................................................................      II-17
Section 6.18       Certain Matters with Respect to City Notes............................................      II-17
Section 6.19       Certain Insurance Proceeds............................................................      II-17
Section 6.20       Certain Real Estate Matters...........................................................      II-18
ARTICLE VII        EMPLOYEE MATTERS......................................................................      II-18
Section 7.1        Employees.............................................................................      II-18
Section 7.2        Company Plans.........................................................................      II-19
Section 7.3        Welfare Plans; Certain Other Plans....................................................      II-19

                                                                                                             PAGE
                                                                                                           ---------
Section 7.4        Employee Stock Options................................................................      II-20
Section 7.5        Severance Pay.........................................................................      II-21
Section 7.6        Seniority.............................................................................      II-21
Section 7.7        Administrative Services...............................................................      II-21
Section 7.8        Membership Privileges.................................................................      II-21

ARTICLE VIII       [Intentionally omitted]
ARTICLE IX         INDEMNIFICATION.......................................................................      II-21
Section 9.1        Indemnification.......................................................................      II-21
Section 9.2        Procedures Relating to Indemnification................................................      II-23
ARTICLE X          MISCELLANEOUS.........................................................................      II-24
Section 10.1       Amendment and Modification............................................................      II-24
Section 10.2       Waiver of Compliance..................................................................      II-24
Section 10.3       Arbitration...........................................................................      II-24
Section 10.4       Notices...............................................................................      II-25
Section 10.5       Assignment............................................................................      II-25
Section 10.6       Interpretation........................................................................      II-26
Section 10.7       Governing Law.........................................................................      II-26
Section 10.8       Counterparts..........................................................................      II-26
Section 10.9       Third Parties.........................................................................      II-26
Section 10.10      Complete Agreement....................................................................      II-26
Section 10.11      Severability..........................................................................      II-26

    AMENDED AND RESTATED AGREEMENT OF TRANSFER AND PLAN OF EXCHANGE, dated as of November 14, 1994, between Price/Costco, Inc., a Delaware corporation (the "Company"), and Price Enterprises, Inc., a Delaware corporation ("Newco").



    WHEREAS, on July 28, 1994, the Board of Directors of the Company considered and approved a restructuring of the Company (the "Transaction") whereby, among other things, subject to the terms and conditions hereof (i) the Company will transfer or cause to be transferred to Newco certain assets in exchange for 27 million shares of common stock, par value $.0001 per share, of Newco ("Newco Common Stock") and the assumption by Newco of certain liabilities related to such transferred assets; (ii) the Company will distribute such shares of Newco Common Stock to the stockholders of the Company by means of an exchange offer and/or a pro rata distribution; (iii) the Company may sell certain shares of Newco Common Stock to Newco; and (iv) the Company will make certain advances to Newco to enable Newco to conduct its business and operations as a stand-alone company (subject to repayment of such advances, as set forth herein);


    WHEREAS, Newco desires to acquire the assets comprising the business and operations of the Company and certain of its subsidiaries relating to the development of certain real estate (and certain real estate activities incident thereto) as well as certain other assets relating to certain other businesses and operations, as set forth herein;

    WHEREAS, Newco is willing to issue such shares of Newco Common Stock and to assume such liabilities in exchange for such transferred assets and to take such other actions as set forth herein;

    WHEREAS, the Company and Newco are willing to indemnify each other against certain liabilities, as set forth herein;

    WHEREAS, as part of the Transaction, the Company intends to offer to each of its stockholders the right to exchange one share of common stock of the Company, par value $.01 per share ("Company Common Stock"), for one share of Newco Common Stock;

    WHEREAS, if less than 21.6 million shares of Company Common Stock are exchanged for shares of Newco Common Stock, the Company shall distribute to holders of Company Common Stock all the remaining shares of Newco Common Stock held by the Company on a pro rata basis;

    WHEREAS, if at least 21.6 million shares of Company Common Stock, but less than 27 million shares are so exchanged, the Company shall, at its option, either (i) distribute the remaining shares of Newco Common Stock held by the Company, as set forth above or (ii) sell such shares to Newco in exchange for a promissory note; and


    WHEREAS, the Company and Newco have previously entered into an Agreement of Transfer and Plan of Exchange dated July 28, 1994, providing for the foregoing, and the parties now wish to provide for certain amendments and modifications to such Agreement of Transfer and Plan of Exchange.



    NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that the aforementioned Agreement of Transfer and Plan of Exchange shall be amended and restated in its entirety as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

    For the purposes of this Agreement, the following terms shall have the following meanings:

    Section 1.1 "Additional Agreements" shall mean the Advance Agreement, the Leases, the Office Lease, the Operating Agreements, the Reciprocal Easement Agreements, the Stockholders' Agreements and the Tax Allocation Agreements.

    Section 1.2  "Advance Agreement" shall have the meaning set forth in Section
6.11 hereof.

    Section 1.3 "Agreement" shall mean this Amended and Restated Agreement of Transfer and Plan of Exchange.


    Section 1.4 "Assets" shall mean properties (including personal property), assets, Contracts, rights and entitlements.

    Section 1.5 "Assumed Construction Costs" shall mean all costs to complete construction of the Commercial Properties, as set forth on Schedule 1.14 hereto.

    Section 1.6 "Assumed Liabilities" shall mean (i) all Liabilities of the Company and its subsidiaries relating to or arising out of the Transferred Assets and which arise out of events occurring at or after the Transfer Closing Date; (ii) the Environmental Liabilities; and (iii) the Assumed Construction Costs.

    Section  1.7   "Atlas  Note"  shall mean  the  note receivable  described on
Schedule 1.7 hereto.

    Section 1.8   "City  Notes" shall  mean the  notes receivable  described  on
Schedule 1.8 hereto.

    Section 1.9 "Closing" shall have the meaning set forth in Section 4.1 hereof.

    Section 1.10 "Closing Date" shall have the meaning set forth in Section 4.1 hereof.

    Section 1.11 "Club Business" shall mean any merchandising activity utilizing 70,000 square feet or more in a single location, operated with membership and selling food and non-food items through a central checkout.

    Section 1.12 "CMI Stock" shall have the meaning set forth in Section 1.32 hereof.

    Section 1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended.


    Section  1.13A__"Comercial  Mexicana"  shall  mean  Controladora   Comercial
Mexicana, S.A., de C.V., a corporation organized under the laws of Mexico.


    Section 1.14 "Commercial Properties" shall mean the commercial real estate listed on Schedule 1.14 hereto.

    Section 1.15 "Company" shall have the meaning set forth in the introductory clause hereto.

    Section 1.16 "Company Common Stock" shall have the meaning set forth in the introductory clauses hereto.

    Section 1.17 "Company Executive Committee" shall have the meaning set forth in Section 6.1 hereof.

    Section 1.18  "Company Option" shall  have the meaning set forth in  Section
7.4 hereof.

    Section  1.19  "Company  Option Plans" shall  have the meaning  set forth in
Section 7.4 hereof.

    Section 1.20 "Company Plans" shall mean each "employee pension benefit plan," as such term is defined in section 3(2) of ERISA, maintained or contributed to by the Company.

    Section 1.21  "Company  Welfare Plans" shall have  the meaning set forth  in
Section 7.3 hereof.

    Section  1.22   "Contract" shall  mean any  contract, agreement, commitment,
indenture,  lease,  note,   bond,  mortgage,  license,   plan,  arrangement   or
understanding.

    Section 1.23 "Costco Designees" shall have the meaning set forth in the Bylaws of the Company.

    Section 1.24 "Distribution" shall have the meaning set forth in Section 3.3 hereof.

    Section 1.25  "Distribution Record Date" shall have the meaning set forth in
Section 3.3 hereof.

    Section 1.26 "Environmental Liabilities" shall mean all Liabilities relating to or arising in respect of Materials of Environmental Concern and violations or purported violations of Environmental Laws, which relate to or arise out of the Real Properties and which arise out of events occurring prior to, at or after the Transfer Closing Date.

    Section 1.27 "Environmental Laws" shall mean all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, disposal, transport or handling of Materials of Environmental Concern.

    Section 1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.

    Section 1.29  "Exchange Offer" shall  have the meaning set forth in  Section
3.1 hereof.

    Section  1.30   "Finance  Committee"  shall have  the  meaning set  forth in
Section 6.2 hereof.

    Section 1.31 "Instrument of Assignment and Assumption" shall have the meaning set forth in Section 2.5 hereof.


    Section 1.32 "International Assets" shall mean (i) the right to develop a Club Business in the Specified Geographical Areas (other than Mexico); (ii) all shares of capital stock of Club Merchandising, Inc. owned, directly or indirectly, by the Company (the "CMI Stock"); (iii) all right, title and interest in and to the names "Price Club," "Price Club Costco" and "Price Costco" in each of the Specified Geographical Areas (other than Mexico, the Northern Mariana Islands (including Guam and Saipan) and the U.S. Virgin Islands); (iv) an exclusive license to use the names "Price Club" and "Price Costco" in the Northern Mariana Islands (including Guam and Saipan) and the U.S. Virgin Islands pursuant to the terms of a license agreement entered into by the Company, Price, Subsidiary Corporation #2 and Newco at the Transfer Closing: and
(v) all other noncurrent Assets of the Company and its subsidiaries (other than those included in CMI) specifically related to the conduct of business in the Specified Geographical Areas.


    Section 1.33 "Leases" shall mean agreements substantially in the form attached hereto as Exhibit A pursuant to which the Company will lease back each of the Warehouse Properties following the transfer of such properties to Newco.

    Section 1.34 "Liabilities" shall mean liabilities and obligations, secured or unsecured, whether absolute, accrued, contingent or otherwise, and whether or not due, including without limitation all such liabilities relating to or arising in respect of Materials of Environmental Concern and violations or purported violations of Environmental Laws.

    Section 1.35 "Materials of Environmental Concern" shall have the meaning set forth in Section 1.27.


    Section 1.36 "Mexico Assets" shall mean (i) all shares of capital stock of Primex owned, directly or indirectly, by the Company; (ii) the assets listed on
Schedule 1.36 hereto (the "Scheduled Mexico Assets"); and (iii) all other noncurrent Assets of the Company and its subsidiaries specifically related to the conduct of business in the United Mexican States; PROVIDED, HOWEVER, that the term "Mexico Assets" shall not include (A) the Agreement between Price, Primex and Comercial Mexicana to Form a Corporate Joint Venture dated June 21, 1991, as amended, (B) any right, title or interest in or to the names "Price Club," "Price Club Costco" or "Price Costco" and (C) any computer software.



    Section 1:36A "Mexico Interest" shall have the meaning set forth in Section 2.6(b).


    Section 1.37 "net proceeds" shall mean the proceeds remaining from any sale after the payment of all direct costs and expenses associated with such sale, including, without limitation, all Federal, state and local income and transfer taxes payable in connection therewith.

    Section 1.38 "Newco" shall have the meaning set forth in the introductory clauses hereto.

    Section 1.39 "Newco Assets" shall mean all furniture, fixtures and equipment used by employees of the Company who will become Retained Employees and (excluding the Company's AS-400 data center) located at the San Diego Property.

    Section 1.40 "Newco Common Stock" shall have the meaning set forth in the introductory clauses hereto.

    Section  1.41  "Newco Employees" shall have the meaning set forth in Section
7.1 hereof.

    Section 1.42 "Newco Executive Committee" shall have the meaning set forth in Section 6.1 hereof.

    Section 1.43 "Newco Option" shall have the meaning set forth in Section 7.4 hereof.

    Section  1.44   "Newco  Option Plan"  shall  have the  meaning set  forth in
Section 7.4 hereof.

    Section 1.45 "Newco Plans" shall have the meaning set forth in Section 7.2 hereof.


    Section 1.46 "Northridge Mortgage" shall mean outstanding indebtedness in an original principal amount of $5,000,000 with an outstanding principal amount as of July 28, 1994 of approximately $3,500,000, which is secured by the Commercial Property located in Northridge, California (denoted as item number 6 on Schedule 1.14 hereto) and the Company's Club Business real estate located adjacent thereto.


    Section 1.47  "Note" shall have the meaning set forth in Section 3.3 hereof.

    Section 1.48   "Notes Receivable"  shall mean the  Atlas Note  and the  City
Notes.

    Section 1.49 "Office Lease" shall mean an agreement pursuant to which the Company will lease certain office space located at 4649 Morena Boulevard, San Diego, California (not to exceed the square footage currently being used by the business and operations of the Company excluding the business and operations of Newco) substantially in the form attached hereto as Exhibit A except that (i) the term thereof shall end on or about July 1997, (ii) the rent with respect thereto shall be included within the rent charged pursuant to the Warehouse Property located at Morena Boulevard, San Diego, California and (iii) such agreement shall not be assignable or subleaseable by the Company.

    Section 1.50 "Operating Agreements" shall mean agreements substantially in the forms attached hereto as Exhibits B, C and D.

    Section 1.51 "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof, or any other entity.


    Section   1.51A__"Price"  shall   mean  The  Price   Company,  a  California
corporation and a wholly owned subsidiary of the Company.



    Section 1.51B__"Price Club Mexico" shall mean Price Club de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico.


    Section 1.52 "Price Designees" shall have the meaning set forth in the Bylaws of the Company.


    Section 1.52A__"Primex" shall mean Price Venture Mexico, a California corporation and a wholly owned subsidiary of Price.



    Section 1.53 "Quest Assets" shall mean (i) all of the noncurrent Assets of the Company or any of its subsidiaries specifically related to the Quest Business as currently conducted; (ii) an exclusive license to use the service mark "Price Club Quest" in the United States and throughout the world (except for the Specified Geographical Areas other than Mexico) pursuant to the terms of a license agreement entered into by the Company, Price, Subsidiary Corporation #3 and Newco at the Transfer Closing; (iii) all right, title and interest (to the extent such exists) in and to the common law interests in and to the trademark and service mark "Quest"; and (iv) the Assets listed on Schedule 1.53 hereto.


    Section 1.54 "Quest Business" shall mean all of the business and operations currently conducted by the Company or any of its subsidiaries through its Quest interactive electronic shopping business, together with Price Club Travel, Price Club Realty and the Price Club automobile advertising/referral business and as such business may be expanded from time to time; PROVIDED, HOWEVER, that any expansions into new concepts in the Company's warehouse operations shall be subject to the prior approval of the Chief Executive Officer of the Company (which approval shall not be unreasonably withheld).

    Section 1.55  "Real  Estate Committee" shall have  the meaning set forth  in
Section 6.1 hereof.

    Section 1.56 "Real Properties" shall mean the Commercial Properties, the Warehouse Properties and the San Diego Property.

    Section 1.57 "Reciprocal Easement Agreements" shall have the meaning set forth in Section 6.20 hereof.

    Section  1.58  "Registration Statement" shall  have the meaning set forth in
Section 3.1 hereof.

    Section 1.59   "Retained  Employees" shall  have the  meaning set  forth  in
Section 7.1 hereof.

    Section 1.60 "Retained Liabilities" shall mean all Liabilities of the Company and its subsidiaries relating to or arising out of (i) the Mexico Assets (other than shares of capital stock of Price Venture Mexico), the International Assets (other than the CMI Stock) and the Quest Assets, which arise out of events occurring prior to the Transfer Closing Date and (ii) the Transferred Assets which arise out of events occurring prior to the Transfer Closing Date, but excluding the Environmental Liabilities and the Assumed Construction Costs.

    Section 1.61 "San Diego Office Space" shall mean certain office space located in the San Diego Property, as described in the Lease.

    Section 1.62 "San Diego Property" shall mean the commercial real estate known as 4455 and 4649 Morena Boulevard, San Diego, California.

    Section 1.63  "Scheduled Mexico Assets" shall have the meaning set forth  in
Section 1.29 hereof.

    Section 1.64 "Securities Act" shall mean the Securities Act of 1933, as amended.

    Section 1.65  "SEC" shall mean the Securities and Exchange Commission.

    Section 1.65A "Specified Companies" shall mean Wal-Mart Stores Inc., Target Stores, Kmart Corporation, The Home Depot, Inc. and Office Depot, Inc. and each of their affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).

    Section 1.66 "Specified Geographical Areas" shall mean Australia, New Zealand, the Northern Mariana Islands (including Guam and Saipan), the Republic of Panama, those Central American countries situated north of the Republic of Panama and south of Mexico, Mexico and those islands situated in the Western Hemisphere north of the Equator and lying within the area marked on the map attached hereto as Exhibit E (including Bermuda but excluding Puerto Rico and any portion of the United States (other than the U.S. Virgin Islands) or Canada lying within such marked area).

    Section 1.67 "Stockholders' Agreements" shall mean agreements substantially in the form attached hereto as Exhibits F, G and H.

    Section 1.68 "subsidiary" of any person shall mean any corporation or other entity of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation or a majority of the voting equity interest of such other entity is owned directly or indirectly by such person.

    Section 1.69 "Subsidiary Corporations" shall mean, collectively, Subsidiary Corporation #1, Subsidiary Corporation #2 and Subsidiary Corporation #3.


    Section 1.70 "Subsidiary Corporation #1" shall mean Mexico Clubs, L.L.C., a Delaware limited liability company, to which the Company shall cause to be contributed the Mexico Assets.



    Section 1.71 "Subsidiary Corporation #2" shall mean Price Global Trading, Inc., a Delaware corporation, to which the Company caused to be contributed the International Assets.



    Section 1.72 "Subsidiary Corporation #3" shall mean Price Quest, Inc., a Delaware corporation, to which the Company caused to be contributed the Quest Assets.

    Section 1.73 "Subsidiary Interests" shall mean, collectively, 51 percent of the outstanding capital stock of each of Subsidiary Corporation #2 and Subsidiary Corporation #3.


    Section 1.74 "Tax Allocation Agreements" shall mean tax allocation agreements to be entered into between the Company, on the one hand, and each of Newco and each Subsidiary Corporation, on the other, pursuant to which Newco or such Subsidiary Corporation, as the case may be, will be required to make payments to the Company in respect of its Federal, state, local and foreign income tax liabilities on and after the Transfer Closing Date, as if Newco, and its subsidiaries or such Subsidiary Corporation, as the case may be, were separate corporations for Federal income tax purposes on and after such date.


    Section 1.75  [Intentionally omitted.]


    Section  1.76   "Third  Party Claim"  shall  have the  meaning set  forth in
Section 9.2 hereof.

    Section 1.77 "Transaction" shall have the meaning set forth in the introductory clauses hereto.

    Section 1.78 "Transfer" shall have the meaning set forth in Section 2.2 hereof.


    Section 1.79 "Transferred Assets" shall mean (i) the Commercial Properties, other than any Commercial Property that is sold to a third party prior to the Transfer Closing Date (A) pursuant to an agreement in existence as of July 28, 1994 or (B) following approval of such sale by the Real Estate Committee; (ii) the net proceeds from the sale of any Commercial Property occurring prior to the actual transfer of such Commercial Property by the Company to Newco; (iii) the Warehouse Properties; (iv) the San Diego Property; (v) the Notes Receivable;
(vi) the Newco Assets; (vii) the Subsidiary Interests; (viii) the Mexico Interest; and (ix) all claims, rights, entitlements and causes of action of the Company and its Subsidiaries in respect of the Transferred Assets (other than any such claims, rights, entitlements and cause of action arising out of or relating to the Retained Liabilities).


    Section 1.80  "Transfer Closing" shall have the meaning set forth in Section
2.4 hereof.

    Section  1.81  "Transfer Closing  Date" shall have the  meaning set forth in
Section 2.4 hereof.

    Section 1.82   "Transition  Period"  shall have  the  meaning set  forth  in
Section 7.1 hereof.

    Section 1.83 "Warehouse Properties" shall mean the commercial real estate comprising the Company's warehouse club operations at Pentagon City in Arlington,Virginia; Wayne, New Jersey; Westbury, New York; and Morena Boulevard in San Diego, California (including fixtures permanently attached to such structures, but excluding inventory, furniture, trade fixtures and equipment).

                                   ARTICLE II
                 TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES


    Section   2.1    TRANSACTIONS  OCCURRING   PRIOR  TO  THE  TRANSFER  CLOSING
DATE. (a) Prior to the Transfer Closing Date the Company caused to be formed Subsidiary Corporation #2 and Subsidiary Corporation #3.



    (b) Prior to the Transfer Closing Date, the Company caused (i) the International Assets to be conveyed, assigned, transferred and delivered to Subsidiary Corporation #2; and (ii) the Quest Assets to be conveyed, assigned, transferred and delivered to Subsidiary Corporation #3. Each such conveyance, assignment, transfer and delivery was effected by such bills of sale, endorsements, assignments or other instruments of transfer and conveyance, as appropriate.



    (c) In full consideration for the conveyances, assignments, transfers and deliveries described in subsection (b) above, each of Subsidiary Corporation #2 and Subsidiary Corporation #3 issued 100 shares of its common stock to Price, which constituted all of the outstanding capital stock of such Subsidiary Corporation.



    Section 2.2 CONVEYANCE OF TRANSFERRED ASSETS. At the Transfer Closing, the Company caused to be conveyed, assigned, transferred and delivered to Newco (or to a subsidiary of Newco, as agreed to by the parties) the Transferred Assets, other than certain Real Properties (together with the transfer to Newco of all

Real Properties not heretofore transferred and the conveyance, assignment, transfer and delivery contemplated by Section 2.6(e), the "Transfer"). With respect to certain Transferred Assets that the Company was unable to convey, assign, transfer or deliver (or cause to occur) as of the Transfer Closing Date, the Company will take all reasonable actions to preserve for, or transfer to, Newco the benefits of such Transferred Asset, pending the conveyance, assignment, transfer or delivery thereof to Newco. In the event that the Company is unable to convey, assign, transfer or deliver (or cause such action to occur) any of the Real Properties to Newco on or prior to February 28, 1995, Newco and the Company shall agree to either (i) an arrangement, if legally permissible, pursuant to which the Company shall lease such Real Property to Newco pursuant to a long-term lease for an annual rent of $1.00 per year or (ii) a conveyance by the Company to Newco of other real property owned by the Company or its subsidiaries satisfactory to Newco in substitution thereof; PROVIDED, that if both of such alternatives shall deprive either party of the benefits of transferring ownership of the property contemplated by this Agreement by February 28, 1995, then the Company shall remit to Newco in cash the value of such property, as listed on Schedule 1.14 hereto under the column entitled "Est. Value @ Sept 1, 1994."



    Section 2.3 CONSIDERATION FOR TRANSFER. In full consideration for the Transfer, on the Transfer Closing Date, Newco (i) issued to Price 27 million shares of Newco Common Stock; (ii) assumed the Assumed Liabilities; and (iii) made all other deliveries required to be made by Newco pursuant to this Agreement.



    Section 2.4 TIME AND PLACE OF THE TRANSFER CLOSING. The closing of the Transfer (the "Transfer Closing") took place at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California and at the offices of the Company, 4649 Morena Boulevard, San Diego, California at 10:00 a.m., local time, on October 28, 1994. The date and time at which the Transfer Closing actually occurred is hereinafter referred to as the "Transfer Closing Date;" PROVIDED, HOWEVER, that in any case, and regardless of the actual date and time at which the Transfer Closing actually occurred, the Transfer Closing Date shall be deemed to have occurred at the close of business on August 28, 1994.


    Section 2.5  DELIVERIES AT THE TRANSFER CLOSING.  At the Transfer Closing:


        (a) Newco delivered to the Company:


           (i) a duly executed counterpart of a bill of sale in substantially the form attached hereto as Exhibit K (the "Bill of Sale");

           (ii) a duly executed counterpart of an instrument of assignment and assumption in substantially the form attached hereto as Exhibit L (the "Instrument of Assignment and Assumption");

          (iii) duly executed counterparts of the Additional Agreements;

           (iv) all other documents, instruments and writings required to be delivered by Newco at or prior to the Transfer Closing Date pursuant to this Agreement.


        (b) The Company delivered or caused to be delivered to Newco:


           (i) the books and records included in the Transferred Assets;

           (ii) deeds in recordable form conveying to Newco all of the Company's right, title and interest in and to the owned real properties included in the Transferred Assets;

          (iii) immediately available funds in an amount equal to the net proceeds from the sale of any Commercial Property occurring prior to the Transfer Closing Date;


           (iv) stock certificates representing the Subsidiary Interests;


           (v) a duly executed counterpart of the Instrument of Assignment and Assumption;

           (vi) duly executed counterparts of the Additional Agreements;


          (vii) such bills of sale, endorsements, assignments and other instruments of transfer and conveyance as were necessary to effect the conveyance, assignment, transfer and delivery of the Transferred Assets (other than the owned real property included in the Transferred Assets);

         (viii) all other documents, instruments and writings required to be delivered by the Company at or prior to the Transfer Closing Date pursuant to this Agreement; and

           (ix) ALTA owner's title insurance policies for all Real Properties transferred and conveyed at the Transfer Closing showing title consistent with this Agreement.


    Section 2.6__CONVEYANCE OF MEXICO ASSETS.__(a) Prior to the date hereof the Company and Newco have caused to be formed Subsidiary Corporation #1.



        (b)_As soon as  practicable following the  execution of this  Agreement,
    (i) the Company shall cause 51 percent of the Mexico Assets to be contributed to Newco, (ii) the Company shall cause the remaining Mexico Assets to be conveyed, assigned, transferred and delivered to Subsidiary Corporation #1 and (iii) Newco shall convey, assign, transfer and deliver to Subsidiary Corporation #1 the portion of the Mexico Assets referred to in clause (i) of this Subsection (b). Such conveyances, assignments, transfers and deliveries shall be effected by such bills of sales, endorsements, assignments or other instruments of transfer and conveyance as appropriate. As a result of such conveyances, assignments, transfers and deliveries, the Company and Newco will own 49% and 51% membership interests, respectively, in Subsidiary Corporation #1 (such 51% interest, the "Mexico Interest").



        (c)_Concurrently with such conveyances, assignments, transfers and deliveries, the Company and Newco shall, and the Company shall cause
    Subsidiary #1 to, execute and deliver the Additional Agreements to which such entities are parties.



                                  ARTICLE III
                      THE EXCHANGE OFFER; THE DISTRIBUTION


    Section 3.1 COMMENCEMENT OF THE EXCHANGE OFFER. As soon as practicable after the date hereof, Newco shall file with, and use its best efforts to cause to be declared effective by, the SEC, a registration statement on Form S-4 (such registration statement, as the same may be amended from time to time, the "Registration Statement") pursuant to which it will register under the Securities Act, 27 million shares of Newco Common Stock to be issued in the Exchange Offer. As soon as practicable after the Registration Statement has been declared effective under the Securities Act, the Company shall file with the SEC an Issuer Tender Offer Statement on Schedule 13E-4 and commence an issuer tender offer (the "Exchange Offer") pursuant to which the Company will offer to exchange, subject to the terms and conditions set forth in this Agreement and in Exhibit M hereto, one share of Newco Common Stock for each share of Company Common Stock up to a maximum of 27 million shares of Newco Common Stock.


    Section 3.2 TERM OF EXCHANGE OFFER. The Exchange Offer shall have a scheduled expiration date 20 business days following the date of commencement. Subject to the terms and conditions of the Exchange Offer, the Company shall accept for payment all shares of Company Common Stock which have been validly tendered and not withdrawn pursuant to the Exchange Offer (up to a maximum of 27 million such shares), and shall pay for each such share by issuing in exchange therefor one share of Newco Common Stock, at the earliest time following expiration of the Exchange Offer that all conditions to the Exchange Offer shall have been satisfied. If more than 27 million shares of Company Common Stock are validly tendered and not withdrawn in the Exchange Offer prior to the expiration thereof, 27 million shares of Company Common Stock so tendered shall be accepted for payment, and shares of Newco Common Stock issued in exchange therefor, on a pro rata basis. The Company shall not extend the term of the Exchange Offer, except that the Company Executive Committee or the Newco Executive Committee may extend the term of the Exchange Offer to comply with applicable law; PROVIDED, HOWEVER, that in no event shall the time of expiration be extended beyond January 31, 1995.


    Section 3.3 THE DISTRIBUTION. (a) If the Exchange Offer is terminated with no shares exchanged or is consummated and the number of shares validly tendered by holders of Company Common Stock, and exchanged by the Company for shares of Newco Common Stock, is less than 21.6 million, the Board of Directors of the Company will declare a distribution on each share of Company Common Stock payable to holders of record of shares of Company Common Stock as of a date no more than 20 business days after the

Closing Date (the "Distribution Record Date"), such distribution to consist of a portion of a share of Newco Common Stock equal to a fraction, the numerator of which is the number of shares of Newco Common Stock owned by the Company following termination or consummation of the Exchange Offer and the denominator of which is the number of shares of Company Common Stock outstanding on the Distribution Record Date (the "Distribution Fraction").

    (b) If the Exchange Offer is consummated and the number of shares validly tendered by holders of Company Common Stock, and exchanged by the Company for shares of Newco Common Stock, is greater than 21.6 million, but less than 27 million, the Company, at its option, shall take one of the following actions:

        (i) the Board of Directors of the Company will cause to occur a distribution on each share of Company Common Stock payable to holders of record of shares of Company Common Stock as of the Distribution Record Date, such dividend to consist of a portion of a share of Newco Common Stock equal to the Distribution Fraction; or

        (ii) on the thirtieth business day following the Closing Date, the Company shall sell to Newco all shares of Newco Common Stock owned by the Company following consummation of the Exchange Offer, including, without limitation, such shares representing aggregated fractional shares which would have been distributed to holders of Company Common Stock but for subsection (c) below (and Newco shall be required to purchase such shares by delivering in exchange therefor its Promissory Note substantially in the form attached hereto as Exhibit N), at a price per share equal to the average of the closing sales price of Newco Common Stock for the 20 trading days commencing on the sixth trading day following the expiration of the Exchange Offer (or if Newco Common Stock does not trade on any such day, the average of the high bid and low asked price per share on such day), which right of the Company to so sell shall be exercised by delivering written notice to Newco within 20 business days after the Closing Date specifying
    (A) the number of shares of Newco Common Stock owned by the Company and (B) that the Company desires to sell such shares to Newco.

    (c) Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Newco Common Stock shall be issued in any distribution of such shares as set forth above, and no dividend or other distribution, stock split or interest with respect to shares of Newco Common Stock shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Newco Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Newco Common Stock on the National Association of Securities Dealers Inc. Automated Quotation/National Market System (or on such other quotation service or exchange as the Newco Common Stock shall be quoted or listed), during the ten trading days immediately following the date of distribution of shares of Newco Common Stock by the Company. If, following any distribution of shares of Newco Common Stock by the Company, as set forth in this Section 3.3, the Company shall own any shares of Newco Common Stock representing aggregated fractional shares which would have been distributed to holders of Company Common Stock but for this subsection (c), the Company shall sell such shares to Newco, in the manner and valued in accordance with subsection (b)(ii) above.

                                   ARTICLE IV
                                  THE CLOSING


    Section 4.1 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement, other than those actions that are taken and transactions that were consummated pursuant to Article II hereof at the Transfer Closing and that will be consummated pursuant to section 2.6 hereof, shall take place on the date immediately following the expiration of the Exchange Offer, or if such date is not a business day, and the Company so elects, on the next business day thereafter (the "Closing Date"). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California at 10:00 a.m., local time, or at such other time and place as the parties may mutually agree.

    Section 4.2   ACTIONS  TO BE  TAKEN  AT THE  CLOSING.   At the  Closing  the
following actions shall be taken (if such actions have not been taken prior to the Closing):

        (a) the Company will deliver to a bank or trust company (designated by the Company to serve as the agent of the Company for exchanging shares of Newco Common Stock for shares of Company Common Stock in the Exchange
    Offer), a number of shares of Newco Common Stock (up to a maximum of 27 million such shares) equal to the number of shares of Company Common Stock validly tendered and not withdrawn in the Exchange Offer and accepted for payment by the Company;

        (b) the amended Certificate of Incorporation of Newco shall be filed with the Secretary of State of the State of Delaware;

        (c) the amendments to the Bylaws of Newco, which shall have been amended in accordance with Section 6.2 hereof, shall become effective;

        (d) the amendment of the Bylaws of the Company to read in their entirety as set forth in Exhibit O hereto shall become effective;

        (e) the Board of Directors of Newco shall be expanded and the newly created directorships shall be filled, as described in Section 6.4 hereof;

        (f) the resignations of certain Price Designees from the Board of Directors of the Company, as described in Section 6.5 hereof, shall become effective; and

        (g) each of the Company and Newco shall deliver or cause to be delivered all other documents, instruments and writings required to be delivered by the Company or Newco, as the case may be, at or prior to the Closing Date pursuant to this Agreement.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Newco as follows:

    Section 5.1 TITLE TO PROPERTY. All of the real and personal property owned by the Company or any of its subsidiaries and included in the Transferred Assets, the Scheduled Mexico Assets, the International Assets or the Quest Assets is owned by the Company or such subsidiary free and clear of any minority interest (in the case of all owned Commercial Properties) and free and clear of all liens except for (i) liens imposed by operation of law for current taxes not yet due and payable in the ordinary course of business, (ii) mechanics', repairmen's, materialmen's and other like liens in respect of liabilities which are not yet due or which are being contested in good faith, (iii) liens arising out of or relating to Environmental Liabilities, (iv) liens which have been previously disclosed by the Company or any of its subsidiaries to Newco or with respect to which Newco has knowledge, and (v) those liens that do not materially and adversely affect the marketability or intended use of such property.

    Section 5.2 BROKERS AND FINDERS. Other than Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers, none of the Company or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder (including, without limitation, any real estate broker) or incurred any liability for any financial advisory fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

    Section 5.3 NO OTHER REPRESENTATIONS OR WARRANTIES. Except as set forth in Sections 5.1 and 5.2, the Company is not, in this Agreement nor in any other agreement or document contemplated by this Agreement, making any representations or warranties with respect to the Transferred Assets, the Mexico Assets, the International Assets or the Quest Assets.

                                   ARTICLE VI
                       ADDITIONAL MATTERS RELATED TO THE
                        TRANSFER AND THE EXCHANGE OFFER

    Section 6.1 CERTAIN COMMITTEES. (a) The Board of Directors of the Company has heretofore taken all necessary actions so that, at the Transfer Closing Date

        (i) there shall be formed an executive committee of the Board of Directors of Newco (the "Newco Executive Committee"), the charter of which shall read as set forth in Exhibit P hereto, consisting of James D. Sinegal and two persons designated by the Price Designees then serving on the Board of Directors of the Company;

        (ii) the charter of the current Executive Committee of such Board will be amended to read as set forth in Exhibit P hereto and such Executive Committee will be reconstituted, the members thereof to consist of (A) Richard M. Libenson; (B) Duane Nelles; and (C) all of the Costco Designees then serving on the Board of Directors of the Company (such committee, as reconstituted, the "Company Executive Committee");

       (iii) the charter of the current Audit and Compensation Committees of such Board will be amended to read as set forth in Exhibit Q and each such committee will consist of two Costco Designees and two Price Designees; and

        (iv) there shall be formed a real estate committee (the "Real Estate Committee") and a finance committee (the "Finance Committee"), the charters of which shall read as set forth in Exhibit Q, each such committee to consist of two Costco Designees and two Price Designees.

    (b) Each of the Newco Executive Committee, the Company Executive Committee, the Audit Committee, the Compensation Committee, the Real Estate Committee and the Finance Committee shall exist from the time of execution of this Agreement until the earliest to occur of (i) the consummation of the Exchange Offer, (ii) January 31, 1995 or (iii) the date on which Newco Common Stock is first distributed to the stockholders of the Company.

    Section 6.2 CERTIFICATE OF INCORPORATION AND BYLAWS OF NEWCO. At or prior to the Closing Date the Certificate of Incorporation and Bylaws of Newco shall be amended in a manner specified by Newco prior to the Transfer Closing Date.

    Section 6.3 AMENDMENT OF BYLAWS OF THE COMPANY. The Board of Directors of the Company has heretofore taken all necessary actions so that the Bylaws of the Company shall be amended to read in their entirety as set forth in Exhibit O hereto, which amendment shall become effective as of the earlier to occur of (A) the Closing Date or (B) the date that shares of Newco Common Stock are distributed to holders of Company Common Stock.


    Section 6.4 BOARD OF DIRECTORS OF NEWCO. At the Closing Date, the existing Board of Directors of Newco shall cause such Board to be expanded and the Board of Directors of Newco, by a majority vote, shall fill such newly created directorships.


    Section 6.5 BOARD OF DIRECTORS OF THE COMPANY. (a) At the Closing Date, the resignation of each Price Designee other than Richard M. Libenson and Duane Nelles shall become effective. Each such resignation shall be set forth in a letter from each such Price Designee (in the form attached hereto as Exhibit R), which shall be executed concurrently with the execution of this Agreement.

    (b) Unless removed for cause, each of Messrs. Libenson and Nelles shall serve on the Board of Directors of the Company until the earlier of (i) the date two years following the Closing Date and (ii) such time as Sol Price and Robert Price and their affiliates in the aggregate cease to beneficially own at least two million shares of Company Common Stock (including any such shares owned by charitable trusts established by either of them).

    Section 6.6 AGREEMENT NOT TO COMPETE. (a) For a period of five years following the Closing Date, Newco shall not, nor shall it permit or suffer any of its subsidiaries to: (i) directly or indirectly engage in or conduct any Club Business in any geographical area other than the Specified Geographical Areas, own any interest in another company that conducts a Club Business in any area other than the Specified Geographical Areas (PROVIDED that none of Newco, Subsidiary Corporation #2 or any of their subsidiaries shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than 10% of the equity securities of such company) or knowingly sell to or provide services to a Club Business in any such area, and in the Specified Geographical Areas shall conduct a Club Business only through the relevant Subsidiary Corporation; (ii) sell, assign, lease, transfer or otherwise convey (A) any Commercial Property, or any portion thereof, to any person for use as a Club Business (other than the Company), if any Club Business operated by the Company as of the date hereof is located on, adjacent to or within the same development as such latter Club Business or (B) any of the Commercial Properties listed on Schedule 6.6 hereto to any person for use as a Club Business so long as the Company or one of its subsidiaries shall operate a Club Business in the same trade area; (iii) conduct a Quest Business from within a location that is owned or operated by any of the Specified Companies or in any Club Business other than a Club Business operated by the Company, Newco, the Subsidiary Corporations or any of the licensees of the Subsidiary Corporations; or (iv) without the prior written consent of the Company (which shall not unreasonably be withheld), engage in any business with any of the Specified Companies, except that Newco and its subsidiaries may (A) except as provided in clause (ii) above, sell, assign, lease, transfer or otherwise convey any real property to, or purchase, lease or otherwise take possession of any real property from, any of the Specified Companies and (B) purchase merchandise from any of the Specified Companies in the ordinary course of business and consistent with the Company's past practice.


    (b) For a period of five years following the Closing Date, the Company shall not, nor shall it permit or suffer any of its subsidiaries to: (i) directly or indirectly conduct a Club Business in any of the Specified Geographical Areas other than through the Subsidiary Corporations, own any interest in another company that conducts a Club Business in any of the Specified Geographical Areas (PROVIDED that neither the Company nor any of its subsidiaries shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than 10% of the equity securities of such company) or transfer to any person (other than Newco or the relevant Subsidiary Corporation) the right to conduct a Club Business in any of the Specified Geographical Areas, including, without limitation, any right to use the name "Costco" in such Specified Geographical Areas, PROVIDED, HOWEVER, that, with respect to Mexico, the foregoing restrictions set forth in this clause (i) shall terminate and have no further force or effect upon any sale of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico, owned, directly or indirectly, by Subsidiary Corporation #1 to Comercial Mexicana or any of its affiliates (as such term is defined under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended); (ii) conduct a Quest Business; PROVIDED, HOWEVER, that nothing herein shall prohibit the Company or its subsidiaries from conducting business (other than any business conducted through the Quest Assets) in the manner heretofore conducted or, with Newco's consent (which shall not be unreasonably withheld), from conducting interactive promotional and advertising activities other than through an electronic interactive shopping format; or (iii) without the prior consent of Newco (which shall not unreasonably be withheld), engage in any business with any of the Specified Companies, except that the Company and its subsidiaries may (A) sell, assign, lease, transfer or otherwise convey any Club Business or any real property to, or purchase, lease or otherwise take possession of any Club Business or any real property from, any of the Specified Companies and (B) purchase merchandise from any of the Specified Companies in the ordinary course of business and consistent with past practice.


    (c) Prior to entering into any agreement or arrangement with any person (other than the Company) to own, operate or develop a Club Business in any Specified Geographical Area, whether pursuant to a joint venture, license, equity investment by such person in Subsidiary Corporation #2 or otherwise, Newco or Subsidiary Corporation #2 shall obtain the agreement of such person that such person will not directly or indirectly use any proprietary information or know-how acquired from Subsidiary Corporation #2 with respect to the ownership and operation of a Club Business in such person's other business activities (other than the Club Business owned, operated or developed with Subsidiary Corporation #2 in the Specified Geographical Area), and such agreement shall expressly state that the Company shall be a third party beneficiary of such agreement. In addition, any such agreement with Coles Myer Ltd shall also provide that Coles Myer Ltd will not enter into a Club Business outside the Specified Geographical Areas.


    Section 6.7 CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS. (a) From and after the Closing Date, and for a period of six years thereafter, the Company shall continue the indemnification rights of present and former directors and officers of the Company provided for in the Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, with respect to indemnification for acts and omissions occurring prior to the Closing Date, including, without limitation, with respect to the litigation entitled FECHT ET AL. V. THE PRICE COMPANY ET AL, for so long as such matters which have arisen prior to the end of such six-year period remain outstanding.


    (b) For two years after the Closing Date the Company shall cause to be maintained the current policies of the officers' and directors' liability insurance maintained by the Company covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to the Closing Date to the extent available; PROVIDED, that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insureds may be substituted therefor; and PROVIDED, FURTHER, that in no event shall the Company, utilizing its best efforts, be required to expend to maintain or procure insurance coverage pursuant to this Section 6.7(a) in any amount per annum in excess of 125% of the current annual premiums for the twelve-month period ended December 31, 1993 (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased for the Maximum Premium.


    Section 6.8  [Intentionally omitted]



    Section 6.9  [Intentionally omitted]



    Section 6.10 CERTAIN ADVANCES BY THE COMPANY TO NEWCO. During the period commencing on the Transfer Closing Date and ending six months after the Closing Date, the Company shall advance to Newco funds in accordance with the terms and conditions set forth on Exhibit S hereto to enable Newco to conduct its business and operations during such period, which advances shall be repaid by Newco in accordance with the terms and conditions of such Exhibit. The terms and conditions set forth on such Exhibit are reflected in a definitive loan agreement entered into by the Company and Newco at the Transfer Closing Date (the "Advance Agreement").


    Section 6.11 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby or arising in respect hereof (including any taxes arising from the transfer of the Transferred Assets to Newco) shall be paid by the Company, except that, if the Transaction is consummated, all costs and expenses of Latham & Watkins, counsel to Newco, and Kenneth Leventhal & Company, an advisor to Newco, shall be paid by Newco.

    Section 6.12 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary actions to the extent not inconsistent with their other duties and obligations or applicable law.


    Section 6.13 ACCESS. Upon reasonable notice, the Company shall afford to Newco and its officers, employees, accountants, counsel, advisors and other representatives access during normal business hours to all of the real properties included in the Transferred Assets and all of the Company's contracts, commitments, books and records relating thereto and all of the
Company's contracts, commitments, books and records relating to the International Assets, the Mexico Assets and the Quest Assets. Unless otherwise required by law, Newco will, and will cause each of its officers, employees, accountants, counsel and advisors to, hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Newco or any such person and in the event of termination of this Agreement for any reason, Newco will promptly return, or cause to be returned, all nonpublic documents obtained from the Company.

    Section 6.14 APPORTIONMENT. The Company and Newco shall, as of the Transfer Closing Date, apportion (i) the real property taxes on all real property included in the Transferred Assets and transferred to Newco hereunder and (ii) other similar recurring municipal and state charges and assessments relating to the Transferred Assets. All such prorations shall be allocated so that items relating to time periods ending prior to the Transfer Closing Date shall be allocated to the Company and items relating to time periods beginning on or after the Transfer Closing Date shall be allocated to Newco. The amount of all such prorations shall be settled and paid on the Transfer Closing Date; PROVIDED, HOWEVER, that final payments with respect to prorations that are not able to be calculated as of the Transfer Closing Date will be calculated and paid as soon as practicable thereafter. The parties hereto agree to furnish each other with such documents and other records as shall be reasonably requested to confirm all proration calculations.

    Section 6.15 CONSENTS. Each of the Company and Newco shall use its reasonable efforts to obtain consents of all persons and governmental and regulatory authorities necessary for the consummation of the transactions contemplated by this Agreement.

    Section 6.16 FILINGS. The Company shall make or cause to be made all filings and submissions under laws and regulations applicable to the Company, if any, as may be required by the Company for the consummation of the transactions contemplated by this Agreement. Newco shall make or cause to be made all such other filings and submissions under laws and regulations applicable to Seller for the consummation of transactions contemplated by this Agreement. The Company and Newco shall coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested by either of them in connection with this Section 6.16.

    Section 6.17 STANDSTILL AGREEMENTS. (a) The Company agrees and covenants that, until five years after the Closing Date, without Newco's prior written consent, the Company will not and will cause each of its subsidiaries not to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Newco Common Stock or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise), any Newco Common Stock; PROVIDED, HOWEVER, that the foregoing shall not limit any rights of Newco pursuant to the Security and Pledge Agreement which may be entered into by the Company and Newco pursuant to the Note.

    (b) Newco agrees and covenants that, until five years after the Closing Date, without the Company's prior written consent, Newco will not and will cause each of its subsidiaries not to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Company Common Stock, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise), any Company Common Stock.

    Section 6.18 CERTAIN MATTERS WITH RESPECT TO CITY NOTES. If the Company should cease to operate a Club Business at any site with respect to which any governmental agency has executed and delivered one of the City Notes in connection with the development of such site, or the Company should take any other action that would entitle such governmental agency to withhold payment of all or any portion of the unpaid principal of or interest payable on such City Note, Newco shall have the right to sell to the Company such City Note (and the Company shall be required to purchase such City Note from Newco) for an amount of cash equal to 72% of the sum of (a) the outstanding book balance shown on
Schedule 1.8 owed on each such City Note, reduced by any principal repayment since the date of such book balance, plus (b) all accrued and unpaid interest from the date of such book balance. Newco shall be entitled to any principal payments to the Company with respect to the City Notes made between June 5, 1994 and the Transfer Closing Date.

    Section 6.19 CERTAIN INSURANCE PROCEEDS. If, at or after the Transfer Closing Date, the Company receives proceeds pursuant to any insurance policy maintained by the Company or any of its subsidiaries in respect of Liabilities relating to or arising in respect of Materials of Environmental Concern and violations or purported violations of Environmental Laws, which relate to or arise out of any Real Property transferred to Newco hereunder and which arise out of events occurring prior to the Transfer Closing Date, then the Company agrees to remit, or cause to be remitted, such proceeds to Newco. The Company shall cooperate with Newco and shall take all actions to vest in Newco the right to receive any such proceeds.


    Section 6.20 CERTAIN REAL ESTATE MATTERS. (a) To the extent not heretofore undertaken or completed, as soon as practicable after the date hereof, the Company shall (i) engage local counsel, as appropriate, in jurisdictions where the Real Properties are situated, to prepare local addenda to this Agreement to be executed by the Company and Newco where reasonably necessary or appropriate for the transfer of any Real Properties in such jurisdictions; (ii) cause to be commenced and completed the subdivision (in accordance with applicable law) of any of the Real Properties as may be required to effect the transfers of any such Real Property; (iii) cause to be commenced and completed such surveys as may be required to effect the transfer of any Real Property hereunder; and (iv) seek to obtain environmental reports in Real Properties to the extent requested by the Company or Newco.



    (b) At or prior to the transfer to Newco of any of the Real Properties not heretofore transferred, the parties shall enter into appropriate agreements covering access, parking and similar matters with respect to such Real Properties, as appropriate, consistent with the current operation of such Real Properties (the "Reciprocal Easement Agreements").


    (c) The Company shall be entitled to receive all condemnation proceeds payable due to condemnation proceedings occurring prior to the Transfer Closing Date with respect to the Commercial Property located in Santee, California (denoted as item Number 34 on Schedule 1.14 hereto).


    (d) The Company shall satisfy in full all Liabilities pursuant to the Northridge Mortgage at the earliest time that it may do so without incurring any prepayment penalty and, upon such satisfaction, will use all reasonable efforts to secure the release of all liens relating to such mortgage.



    Section 6.21 CERTAIN MATTERS WITH RESPECT TO SUBSIDIARY CORPORATION #1. If a sale by Subsidiary Corporation #1 of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico, owned directly or indirectly by Subsidiary Corporation #1 to Comercial Mexicana shall not have been consummated on or before October 1, 1995, then, at the election of either PriceCostco or Price Enterprises (delivered to the other in writing), PriceCostco and Price Enterprises shall, and shall cause Subsidiary Corporation #1 to, (i) take all necessary actions so that Subsidiary Corporation #1 shall cease to be a limited liability company and shall instead become a corporation organized under the laws of the State of Delaware, the certificate of incorporation and bylaws of which shall be substantially in the forms attached hereto as Exhibits ____ and ____ and (ii) execute and deliver a Stockholders' Agreement substantially in the form attached hereto as Exhibit ____.


                                  ARTICLE VII
                                EMPLOYEE MATTERS


    Section 7.1 EMPLOYEES. As of January 1, 1995, Newco shall offer to employ each employee of the Company who is listed on a Schedule previously delivered to the Company, and who remains an employee of the Company immediately prior to January 1, 1995. Each such employee who accepts such offer of employment shall, as of January 1, 1995, be transferred to the employment, and become an employee, of Newco (each such employee and each person who becomes an employee of Newco during the two-year period following the Closing Date, a "Newco Employee"). During the period beginning on the Transfer Closing Date and ending on December 31, 1994 (the "Transition Period"), the Company shall continue to employ each employee listed on the foregoing Schedule (collectively, and together with any additional persons who become employees of the Company during the Transition Period at the request of Newco, hereinafter referred to in connection with the Transition Period as "Retained Employees") and shall provide employee benefits to the Retained Employees under substantially the same terms and conditions as those under which such employees are employed as of the Transfer Closing Date; PROVIDED, HOWEVER, that the Company shall retain the right, at Newco's request, to terminate a Retained Employee for any reason. During the Transition

Period, Newco shall lease from the Company the services of the Retained Employees and shall be liable, and reimburse the Company, for the cost of such services based on the Company's actual cost in respect thereof, including without limitation salary, wages, vacation accrual, fringe benefits and employee benefit costs and related expenses payable to or on behalf of the Retained Employees in accordance with the terms of this Article VII; PROVIDED, HOWEVER, that the Company shall be solely liable and retain sole responsibility for the payment of bonuses to the Retained Employees in respect of the 1994 fiscal year.

    Section 7.2  COMPANY PLANS.

    (a) With respect to the Company Plans, including, but not limited to, the plans listed on Schedule 7.2(a), Newco shall, effective as of January 1, 1995, take, or cause to be taken, all action necessary and appropriate to establish and maintain substantially equivalent employee benefit plans (the "Newco Plans") for the benefit of Newco Employees who participated in the respective, comparable Company Plan. Newco agrees that each Newco Employee eligible to participate in a Company Plan shall immediately become eligible to participate in the comparable Newco Plan, and, for all purposes under such Newco Plan, each Newco Employee shall be entitled to service and any accrued benefit or account balance, as the case may be, credited to such Newco Employee as of January 1, 1995 under the terms of the comparable Company Plan as if such service had been rendered to Newco and as if such accrued benefit or account balance had originally been credited to such Newco Employee under such Newco Plan. The Company agrees to provide Newco, as soon as practicable after the Transfer Closing Date (with the cooperation of Newco to the extent that relevant information is in the possession of Newco or its subsidiaries), with a list of the Retained Employees who were, to the best knowledge of the Company, participants in the Company Plans immediately prior to the Transfer Closing Date, together with a listing of each such employee's service for eligibility, vesting and benefit accrual purposes under such plan and a list of each such Retained Employee's accrued benefit or account balance thereunder. The Company shall, as soon as practicable after the Transfer Closing Date, provide Newco with such additional information (not already in the possession of Newco or its subsidiaries) as may be reasonably requested by Newco and necessary in order for Newco and its subsidiaries to effectively maintain and administer the Newco Plans.

    (b) In the case of each Company Plan that is a defined contribution plan, the Company agrees to direct the trustee of each such plan to transfer, on, or as soon as is practicable after, January 1, 1995, to the trustee or other funding agent of the applicable Newco Plan, in cash, securities, other property or a combination thereof, as determined by the Company, subject to approval by Newco (which approval shall not be unreasonably withheld), the respective account balances of the Newco Employees as of the date of transfer, plus that portion of any unallocated contributions that is attributable to the Newco Employees.

    (c) The Company and Newco shall, in connection with the transfers described in Section 7.2(b), cooperate in making any filings required under the Code or ERISA, and the regulations thereunder and any applicable securities laws, and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Transfer Closing Date.

    (d) Except as specifically set forth in this Section 7.2 and in Section 7.7, from and after January 1, 1995, the Company and its subsidiaries shall cease to have any liability or obligation whatsoever with respect to Newco Employees under the Company Plans, and Newco and its subsidiaries shall assume and be solely responsible for all liabilities and obligations whatsoever of the Company and its subsidiaries with respect to Newco Employees under the Company Plans and shall be solely responsible for all liabilities and obligations whatsoever under the Newco Plans. Without limiting the generality of the foregoing, the Company and its subsidiaries shall contribute or cause to be contributed to each Company Plan not later than such time as may be required by law or such earlier time as may be required under the applicable plan, the contribution with respect to the 1994 plan year required to be made under the terms of such plan and applicable law, and Newco shall reimburse the Company for that portion of such contribution attributable to the Retained Employees during the Transition Period.

    Section 7.3  WELFARE PLANS; CERTAIN OTHER PLANS.

    (a) The Company and its subsidiaries shall be solely responsible for, or cause their insurance carriers to be responsible for, the satisfaction of all claims for medical, life insurance, health, accident, workers' compensation or disability benefits brought by or in respect to any of the Newco Employees under each "employee welfare benefit plan," as such term is defined in
Section 3(1) of ERISA, including, but not limited to, the plans, programs, and arrangements listed in Schedule 7.3(a) (the "Company Welfare Plans"), which claims relate to events occurring prior to the Transfer Closing Date, regardless of when notices of such claims are properly filed, without interruption as a result of the employment by Newco or any of its subsidiaries of any such employees.

    (b) During the Transition Period, and thereafter until the second anniversary of the Closing Date, the Company shall continue to provide coverage under the Company Welfare Plans to Retained Employees, directors of Newco and Newco Employees, respectively, on the same terms and conditions as were in effect prior to the Transfer Closing Date except for changes in such terms and conditions that apply to similarly situated employees of the Company or provide such coverage under an alternative arrangement. The Company shall take all action necessary and appropriate to amend the Company Welfare Plans or provide for such an alternative arrangement to provide for such continued coverage. Newco shall be liable, and reimburse the Company, for the provision of such coverage based on the Company's actual cost, on an average per capita basis (not including any incremental costs attributable to the use of an alternative arrangement), with respect to claims relating to events occurring on or after the Transfer Closing Date.

    (c) Newco and its subsidiaries shall be liable, and reimburse the Company and its subsidiaries, for or indemnify the Company and its subsidiaries against any and all liabilities and obligations whatsoever in connection with claims for medical, life insurance, health, accident or disability benefits brought by or in respect of Newco Employees under the Company Welfare Plans or otherwise, which claims relate to events occurring on or after the second anniversary of the Closing Date.

    (d) Newco shall assume all obligations and liabilities with respect to any other employment-related right, claim, cause of action, expense, obligation, liability or cost ("Costs") with respect to a Retained Employee or Newco
Employee (including but not limited to such Costs arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the WARN Act and other federal, state or local laws respecting the terms and conditions of employment not otherwise provided for in this Article VII), which Costs are attributable to events occurring on or after the Transfer Closing Date; and the Company shall retain all obligations and liabilities with respect to such Costs that are attributable to events occurring prior to the Transfer Closing Date.

    (e) On, or as soon as practicable after, January 1, 1995, the Company shall transfer to Newco an amount in cash equal to the dollar value of any accrued but unused vacation days attributable to Newco Employees as determined as of the Transfer Closing Date.


    Section 7.4 EMPLOYEE STOCK OPTIONS. Each outstanding option ("Company Option") for the purchase of shares of Common Stock granted under the Company's stock option plans (the "Company Option Plans"), which Company Option is held, as of January 1, 1995, by a Newco Employee and is then exercisable or would have been exercisable using the formula set forth in any of the Company Option Plans had the employment of the Newco Employee been terminated on such date, shall continue to be exercisable on the same terms and conditions set forth in the agreement evidencing the grant of the Company Option; PROVIDED, HOWEVER, that the term of the Company Option shall expire no later than the date that is 30 days following the date on which the holder ceases to be a Newco Employee; and PROVIDED FURTHER, HOWEVER, that, to the extent a Company Option is not exercisable as set forth above, it shall expire as of such date, it being understood that the Exchange Offer shall not constitute an event causing the acceleration of the exercisability of any such Company Option. The Company shall take all action necessary and appropriate to amend the Company Option Plan to provide for the continued exercise of Company Options as described in this
Section 7.4; PROVIDED, HOWEVER, that to the extent that such amendment would adversely affect the status of any Company Option Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, alternate adjustments shall be made (which may include the grant of a substituted option to purchase Company Common Stock outside the Company Option Plans).

    Section 7.5  SEVERANCE PAY.

    (a) The Company and Newco agree that the employment of Newco Employees by Newco or any of its subsidiaries on or after January 1, 1995, shall not be deemed a severance of employment from the Company and its subsidiaries for purposes of the payment of severance, salary continuation or similar benefits pursuant to any policy, plan, program or agreement of the Company or its subsidiaries to the extent that any such policy, plan, program or agreement now exists.

    (b) Newco and its subsidiaries shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of the Retained Employees and the Newco Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment on or after the Transfer Closing Date, and the Company shall remain responsible for such liabilities and obligations in connection with Company employees who do not become Retained Employees.

    Section 7.6 SENIORITY. If the Company rehires any Newco Employee at any time during the one-year period following the Transfer Closing Date, such person shall be reinstated without any loss of seniority; PROVIDED, HOWEVER, that this
Section 7.6 shall not be construed to obligate the Company to offer to rehire any Newco Employee.

    Section 7.7 ADMINISTRATIVE SERVICES. Newco shall pay the Company the sum of $500,000 in two equal installments of $250,000 each (which shall be due on June 30, 1995 and June 30, 1996) for making available to Newco administrative services in connection with the Newco Plans and the Company Welfare Plans whether or not any such services are used by Newco. At the request of Newco, the Company shall provide to Newco such administrative services in connection with the Newco Plans as Newco and the Company shall mutually agree upon, during the two-year period following the Closing Date. During such period, if the Company shall incur any incremental, third-party out-of-pocket expenses in connection with procuring or providing employee benefits to any employee of Newco, Newco shall reimburse the Company for any such expenses.

    Section 7.8 MEMBERSHIP PRIVILEGES. Newco Employees shall be entitled to free PriceCostco warehouse club memberships so long as they remain in the employ of Newco or one of its subsidiaries.


                                  ARTICLE VIII
                            [Intentionally omitted]


                                   ARTICLE IX
                                INDEMNIFICATION

    Section 9.1  INDEMNIFICATION.

    (a) The Company shall indemnify Newco against and hold Newco harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Newco arising from, relating to or otherwise in respect of (i) any material breach of, or inaccuracy in, any representation or warranty of the Company contained in this Agreement; (ii) any material breach of any covenant of the Company contained in this Agreement;
(iii) one-half of all Liabilities relating to Materials of Environmental Concern and violations or purported violations of Environmental Laws arising out of or relating to the Commercial Property located in Phoenix, Arizona and known as the Phoenix Fry's property (denoted as item number 4 on Schedule 1.14 hereto); (iv) the Retained Liabilities; (v) the Northridge Mortgage; and (vi) all Liabilities to which Newco may become subject under the Securities Act or any other statute or common law (including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company) insofar as any such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Tender Offer Statement on Schedule 13E-4, or the omission or alleged omission to state therein a material fact required to be stated herein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this clause shall not apply to any losses, liabilities, claims, damages, or expenses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which was made in reliance upon and in conformity with information furnished to the Company by Newco for use in connection with the Registration Statement or the Tender Offer Statement on Schedule 13E-4.

    (b) The Company shall indemnify Newco and Subsidiary Corporation #1 against and hold Newco and Subsidiary Corporation #1 harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Subsidiary Corporation #1 arising from, relating to or otherwise in respect of any Retained Liabilities relating to or arising out of the Mexico Assets.

    (c) The Company shall indemnify Newco and Subsidiary Corporation #2 against and hold Newco and Subsidiary Corporation #2 harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Subsidiary Corporation #2 arising from, relating to or otherwise in respect of any Retained Liabilities relating to or arising out of the International Assets.

    (d) The Company shall indemnify Newco and Subsidiary Corporation #3 against and hold Newco and Subsidiary Corporation #3 harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by Subsidiary Corporation #3 arising from, relating to or otherwise in respect of any Retained Liabilities relating to or arising out of the Quest Assets.

    (e) Newco shall indemnify the Company against and hold the Company harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by the Company arising from, relating to or otherwise in respect of (i) any material breach of any covenant of Newco contained in this Agreement; (ii) the Assumed Liabilities; and (iii) all Liabilities to which the Company may become subject under the Securities Act or any other statute or common law (including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of Newco) insofar as any such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Tender Offer Statement on
Schedule 13E-4, or the omission or alleged omission to state therein a material fact required to be stated herein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this clause shall not apply to any losses, liabilities, claims, damages, or expenses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which was made in reliance upon and in conformity with information furnished to Newco by the Company for use in connection with the Registration Statement or the Tender Offer Statement on Schedule 13E-4.

    (f) Newco shall cause Subsidiary Corporation #1 to indemnify the Company against and hold the Company harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by the Company arising from, relating to or otherwise in respect of the Mexico Assets which arise out of events occurring at or after the Transfer Closing Date.

    (g) Newco shall cause Subsidiary Corporation #2 to indemnify the Company against and hold the Company harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by the Company arising from, relating to or otherwise in respect of the International Assets which arise out of events occurring at or after the Transfer Closing Date.


    (h) Newco shall cause Subsidiary Corporation #3 to indemnify the Company against and hold the Company harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by the Company arising from, relating to or otherwise in respect of the Quest Assets which arise out of events occurring at or after the Transfer Closing Date.


    (i) Newco guarantees to the Company the full and prompt performance by each Subsidiary Corporation of each and every obligation required of each of them pursuant to this Section 9.1. Newco hereby waives presentment demand and similar defenses to the enforcement of this guarantee.

    Section 9.2  PROCEDURES RELATING TO INDEMNIFICATION.

    (a) Each person to be indemnified pursuant to Section 9.1 (an "indemnified party") shall give prompt notice to the indemnifying party of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such indemnified party (each a "Third Party Claim"), in respect of which indemnity may be sought by such indemnified party under Section 9.1; PROVIDED that the omission so to promptly notify the indemnifying party with respect to a Third Party Claim brought against or sought to be collected from such indemnified party will not relieve the indemnifying party from any liability which it may have to such indemnified party under
Section 9.1 except to the extent that such indemnifying party demonstrates that such failure has materially prejudiced such indemnifying party with respect to the defense of such Third Party Claim. If any indemnified party shall seek indemnity under Section 9.1 with respect to a Third Party Claim brought against or sought to be collected from such indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel satisfactory to such indemnified party; PROVIDED that if such indemnifying party shall so assume the defense and settlement of any Third Party Claim brought against or sought to be collected from such indemnified party, such Third Party Claim shall be conclusively deemed a matter in respect of which such indemnified party is entitled to be indemnified by such indemnifying party under Section 9.1; and PROVIDED FURTHER that if any Third Party Claim brought against or sought to be collected from any indemnified party includes a request for injunctive or other equitable relief that, if granted, is reasonably likely to have a material adverse effect on the business, assets, financial or other condition, results of operations or prospects on such indemnified party, such indemnified party shall be entitled to control and direct the defense and settlement thereof and in such event the legal and other expenses subsequently incurred by such indemnified party in connection with the defense thereof shall be paid by the indemnifying party. After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such indemnified party which such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such indemnified party under Section
9.1 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that such indemnified party shall have the right to employ counsel to represent such party if such party is advised by counsel that a conflict exists between the interests of such party and the indemnifying party such that, as a result, such party should be represented by separate counsel, and in such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing provisions of this
Section 9.2(a), the indemnifying party shall not (A) without the prior written consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party for a Third Party Claim brought against or sought to be collected from such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding (PROVIDED that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such indemnified party in accordance with Section 9.1 in the event that a Third Party Claim is subsequently brought against or sought to be collected from such indemnified party) or (B) be liable for any settlement of any Third Party Claim brought against or sought to be collected from an indemnified party effected without such indemnifying party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the indemnified party from and against any loss, liability, claim, damage or expense by reason of such settlement or judgment. The indemnification required by Section 9.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

    (b) In the event any indemnified party should have a claim against any indemnifying party under Section 9.1 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 9.1 except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 15 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 9.1, such claim specified by the indemnified party in such notice will be conclusively deemed a liability of the indemnifying party under Section
9.1 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved by arbitration in accordance herewith.

                                   ARTICLE X
                                 MISCELLANEOUS

    Section 10.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the Company and Newco.

    Section 10.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    Section 10.3  ARBITRATION.


    (a) In the event that, from time of time, any controversy or claim shall arise out of or relate to this Agreement, any of the Additional Agreements, the transactions contemplated hereby or thereby or any documents or agreements contemplated by or delivered hereunder or thereunder, or any substantive issue or dispute shall be raised by either the Company or Newco with the amount in controversy believed in good faith by both parties to be $15 million or less, such controversy, claim, substantive issue or dispute shall be settled by arbitration in San Francisco, California in accordance herewith and with the then prevailing Commercial Arbitration Rules of the American Arbitration Association, Expedited Procedures. Each of the Company and Newco shall use reasonable efforts, acting in good faith, to mutually select one person prior to the Transfer Closing Date who shall serve as the arbitrator with respect to any such arbitration proceeding.



    (b) In the event that, from time to time, any controversy or claim shall arise out of or relate to this Agreement, any of the Additional Agreements, the transactions contemplated hereby or thereby or any documents or agreements contemplated by or delivered hereunder or thereunder, or any substantive issue or dispute shall be raised by either the Company or Newco, with the amount in controversy believed in good faith by either party to be in excess of $15 million, such controversy, claim, substantive issue or dispute shall be settled by arbitration in San Francisco, California in accordance herewith and with the then prevailing Commercial Arbitration Rules of the American Arbitration Association. The parties will have 14 days from service of the arbitration demand to mutually agree on and select an arbitrator. If no such agreement and selection occurs, the arbitrator shall be a member of the AAA's Large Complex Case Panel, and shall be selected under the AAA Commercial Arbitration Rule. All documents and information relevant to the claim or dispute in the possession of any party shall be made available to the other party not later than sixty (60) days after the demand for arbitration is served, and the arbitrator may permit such depositions or other discovery deemed necessary for a fair hearing. The hearing may not exceed two days. The award shall be rendered within 120 days of the demand and may not include punitive damages. The decision of the arbitrator or arbitrators shall be in writing and, where appropriate, shall be presented in separate findings of fact and conclusions of law.

    (c) The decision of the arbitrator or arbitrators hereunder shall be final and binding on the parties from which no appeal may be taken. The prevailing party in any arbitration hereunder (or if there is no prevailing party, the party, if any, designated by the arbitrator) shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief that may be awarded.

    Section 10.4 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the Company or Newco shall specify by like notice):

    If to the Company, to:

       Price/Costco, Inc.
       10809 120th Avenue NE
       Kirkland, Washington 98033

       Attention: Donald E. Burdick, Esq.

    Copy to:

       Skadden, Arps, Slate, Meagher & Flom
       300 South Grand Avenue
       Suite 3400
       Los Angeles, California 90071

       Attention: Joseph J. Giunta, Esq.

    and

       Gibson, Dunn & Crutcher
       333 South Grand Avenue
       Los Angeles, California 90071

       Attention: Jonathan K. Layne, Esq.

    If to Newco, to:

       Price Enterprises, Inc.
       4649 Morena Boulevard
       San Diego, California 92117

       Attention: Robert E. Price

    Copy to:

       Latham & Watkins
       701 "B" Street
       Suite 2100
       San Diego, California 92101

       Attention: Scott N. Wolfe, Esq.

    Section 10.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Company and Newco and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either the Company or Newco without the prior written consent of the other party, except as otherwise provided in the Operating Agreements.

    Section 10.6 INTERPRETATION. The descriptive headings contained in this Agreement are solely for convenience of reference, and do not constitute a part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

    Section 10.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

    Section 10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.


    Section 10.9 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, each of the Subsidiary Corporations is intended to be, and hereby expressly is constituted, a third party beneficiary of the agreements of the Company contained in Article IX hereof that relate to such Subsidiary Corporation.


    Section 10.10 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement of the Company and Newco with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.

    Section 10.11 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                          PRICE/COSTCO, INC.


                                          By:       /s/ RICHARD A. GALANTI

                                             -----------------------------------

                                              Name: Richard A. Galanti
                                             Title:  Executive Vice President,
                                                   Chief Financial Officer


                                          PRICE ENTERPRISES, INC.


                                          By:         /s/ ROBERT E. PRICE

                                             -----------------------------------
                                              Name: Robert E. Price

                                              Title:  President

                                                                       ANNEX III

                                    FORM OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PRICE ENTERPRISES, INC.

        FIRST:    The  name  of  the  Corporation  is  Price  Enterprises,  Inc.
    (hereinafter the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

        FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 70,000,000, which shall consist of 60,000,000 shares of Common Stock, each having a par value of $.0001 (the "Common Stock") and 10,000,000 shares of Preferred Stock, each having a par value of $.0001 (the "Preferred Stock").

        The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of preferred stock in one of more series not exceeding in the aggregate the number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one of more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

        Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by and shall be filed and a copy thereof recorded in the manner prescribed by the GCL. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                                     III-1

        FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

           (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

           (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

           (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

        SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

        SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Corporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        EIGHTH: (a) Subject to Article EIGHTH (c), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) Subject to Article EIGHTH (c), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon

                                     III-2
    application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) Any indemnification under this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Article EIGHTH (a) or Article EIGHTH (b), as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article EIGHTH (a) or Article EIGHTH (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        (d) Notwithstanding  any contrary  determination  in the  specific  case under Article EIGHTH (c), and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Article EIGHTH (a) and Article EIGHTH (b). The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he has met the applicable standards of conduct set forth in Article EIGHTH (a) or Article EIGHTH (b), as the case may be. Neither a contrary determination in the specific case under Article EIGHTH (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article EIGHTH (d) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        (e) Expenses incurred by a person who is or was a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

        (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article EIGHTH (a) and Article EIGHTH (b) shall be made to the fullest extent permitted by law. The provisions of this Article EIGHTH shall not be deemed to preclude the indemnification of any person who is not specified in Article EIGHTH (a) or Article EIGHTH (b) but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

        (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any

                                     III-3
    such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article EIGHTH or Section 145 of the GCL.

        (h) For purposes of this Article EIGHTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article EIGHTH, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article EIGHTH. For purposes of any determination under Article EIGHTH (c), a person shall be deemed to have acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" is used in this Article EIGHTH (h) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Article EIGHTH (h) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article EIGHTH (a) or (b), as the case may be.

        (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (j) Notwithstanding anything contained in this Article EIGHTH to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article EIGHTH (d)), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        (k) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

        NINTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good

                                     III-4
    faith or which involve intentional misconduct or a knowing violation of law,
    (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                     III-5

                                                                        ANNEX IV

                                    FORM OF
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            PRICE ENTERPRISES, INC.
                     (HEREINAFTER CALLED THE "CORPORATION")

                                   ARTICLE I
                                    OFFICES

    SECTION  1.   REGISTERED OFFICE.   The registered office  of the Corporation
shall be established and maintained in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION  2.  OTHER OFFICES.   The Corporation may  also have offices at such
other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2. ANNUAL MEETINGS. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect Directors in the manner provided in the Certificate of Incorporation and in the Bylaws, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes may be called by either (i) the Chairman, (ii) the Vice Chairman,
(iii) the President, (iv) any Vice President, (v) the Secretary or (vi) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing by a majority of the entire Board of Directors, or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

    SECTION 4. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

    SECTION 5. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    SECTION 6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

    SECTION 8. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III
                                   DIRECTORS

    SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of three or more members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the Annual Meeting in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

    SECTION 2. VACANCIES. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

    SECTION 3. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    SECTION 4. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, telephone, facsimile or telegram not less than forty-eight (48) hours before the date of the meeting.

    SECTION 5. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 6. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    SECTION 7. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

    SECTION 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in these Bylaws or the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes and report to the Board of Directors when required.

    SECTION 9. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    SECTION 10. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. Any such contract or transaction shall be made on commercially reasonable terms substantially equivalent to terms available from third parties in an arm's-length transaction in the competitive marketplace.

                                   ARTICLE IV
                                    OFFICERS

    SECTION 1. GENERAL. The executive officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President and Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose one or more Executive Vice Presidents (each of whom shall also be an executive officer) a Treasurer (who shall also be an executive officer) and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

    SECTION 2. ELECTION. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by a majority of the entire Board of Directors. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.

    SECTION 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The Chairman of the Board of Directors may only be appointed or removed by a majority of the entire Board of Directors.

    SECTION 4. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Vice Chairman of the Board of Directors shall, in the absence or disability of the Chairman of the Board of Directors, preside at meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

    SECTION 5. PRESIDENT. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The President may only be appointed or removed by a majority of the entire Board of Directors.

    SECTION 6. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Senior Executive Vice President, and then the Executive Vice President or the Executive Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President (including Senior Executive and Executive Vice Presidents) shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

    SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall also serve as the Treasurer unless a Treasurer shall be separately appointed by the Board of Directors and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of

Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

    SECTION 9. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    SECTION 10. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

    SECTION 11. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V
                                     STOCK

    SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/ or rights.

    SECTION 2. SIGNATURES. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed (unless otherwise authorized by the Board). When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

    SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                    NOTICES

    SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile or cable, in which event notice shall be deemed given upon receipt.

    SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business transacted or to be transacted at, nor the purpose of any meeting need be specified in any written waiver of notice thereof.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

    SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                INDEMNIFICATION

    The power, right and obligation of the Corporation to indemnify any director or officer of the Corporation and employees and agents of the Corporation shall be as set forth in Article EIGHTH of the Certificate of Incorporation. All directors and officers of the Corporation shall be entitled to indemnification as set forth in the Certificate of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

    SECTION 1. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors.

                                                                         ANNEX V

                                    FORM OF
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               PRICE/COSTCO, INC.
                     (HEREINAFTER CALLED THE "CORPORATION")

                                   ARTICLE I
                                    OFFICES

    Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained in the City of Wilmington, County of New Castle, State of Delaware.
    Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
    Section 2. ANNUAL MEETINGS. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect Directors in the manner provided in the Certificate of Incorporation and in the Bylaws, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating  the  place,  date  and hour  of  the  meeting shall  be  given  to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
    Section 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes may be called by either (i) the Chairman, (ii) the Vice Chairman,
(iii) the President, (iv) any Vice President, (v) the Secretary or (vi) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing by a majority of the entire Board of Directors, or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
    Section 4. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy; shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be, present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
    Section 5. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
    Section 6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
    Section 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
    Section 8. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III
                                   DIRECTORS

    Section 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of one or more members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the Annual Meeting in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.
    Section 2. VACANCIES. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Directors so chosen shall be identified by the Class (Class I, II or III, as set forth in Article EIGHTH of the corporation's Certificate of Incorporation) to which they are named and shall hold office until the next election of the Class for which such directors shall have been chosen and until their successors are duly elected and qualified, or until their earlier resignation or removal.

    Section 3. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
    Section 4. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, telephone, facsimile or telegram not less than forty-eight (48) hours before the date of the meeting.
    Section 5. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
    Section 6. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
    Section 7. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.
    Section 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in these Bylaws or the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
    Section 9. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
    Section 10. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

    Section 1. GENERAL. The executive officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President and Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose one or more Executive Vice Presidents (each of whom shall also be an executive officer) a Treasurer (who shall also be an executive officer) and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.
    Section 2. ELECTION. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by a majority of the entire Board of Directors. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.
    Section 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The Chairman of the Board of Directors may only be appointed or removed by a majority of the entire Board of Directors.
    Section 4. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Vice Chairman of the Board of Directors shall, in the absence or disability of the Chairman of the Board of Directors, preside at meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.
    Section 5. PRESIDENT. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The President may only be appointed or removed by a majority of the entire Board of Directors.

    Section 6. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Senior Executive Vice President, and then the Executive Vice President or the Executive Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President (including Senior Executive and Executive Vice Presidents) shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
    Section 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
    Section 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall also serve as the Treasurer unless a Treasurer shall be separately appointed by the Board of Directors and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.
    Section 9. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
    Section 10. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
    Section 11. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V
                                     STOCK

    Section 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/ or rights.
    Section 2. SIGNATURES. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
    Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed (unless otherwise authorized by the Board). When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
    Section 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.
    Section 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
    Section 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                    NOTICES

    Section 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile or cable, in which event notice shall be deemed given upon receipt.
    Section 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business transacted or to be transacted at, nor the purpose of any meeting need be specified in any written waiver of notice thereof.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
    Section 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
    Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
    Section 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words
"Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                INDEMNIFICATION

    The power, right and obligation of the Corporation to indemnify any director or officer of the Corporation or a Predecessor Corporation (as defined in the Certificate of Incorporation) and employees and agents of the Corporation shall be as set forth in Article TENTH of the Certificate of Incorporation. All directors and officers of the Corporation or a Predecessor Corporation shall be entitled to indemnification as set forth in the Certificate of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

    Section 1. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors.

                                                                        ANNEX VI

                      THE PRICE ENTERPRISES 1995 COMBINED
                       STOCK GRANT AND STOCK OPTION PLAN

1.  ESTABLISHMENT AND PURPOSE OF PLAN.

    Price  Enterprises, Inc.  (hereinafter referred  to as  the "Company") shall
grant  to  selected  officers  and  key   employees  of  the  Company  and   its
subsidiaries:

        (a) shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), and

        (b) non-qualified stock options or incentive stock options or a combination of each to purchase shares of Common Stock,

for the purpose of attracting and retaining employees of ability and experience and to furnish such personnel maximum incentive to improve operations and increase profits of the Company. Such options will be granted pursuant to the plan herein set forth which shall be known as "The Price Enterprises 1995 Combined Stock Grant And Stock Option Plan" (hereinafter referred to as the "Stock Plan"). As used in the Stock Plan, the term "incentive stock option" means an option described in Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"). The term "non-qualified stock option" means a stock option other than an incentive stock option. The term "Company" as used in Paragraphs 4 and 8 hereof shall include the Company and any subsidiary of the Company.

2.  MAXIMUM NUMBER OF SHARES SUBJECT TO STOCK PLAN.

    (a) A maximum of 250,000 shares of Common Stock, which may consist, in whole or in part, of authorized and unissued shares of treasury stock (subject to adjustment in accordance with Paragraph 6) may be granted under the Stock Plan. A maximum of 1,500,000 shares of Common Stock which may consist, in whole or in part, of authorized and unissued shares or treasury shares (subject to adjustment in accordance with Paragraph 6) may be issued upon exercise of the options awarded under the Stock Plan.

    (b) Subject to adjustment as provided in Paragraph 6, the number of shares of Common Stock which may be granted under the Stock Plan shall be reduced by one share for each option awarded under the Stock Plan to purchase six shares of Common Stock; and the number of shares available for options under the Stock Plan shall be reduced by six shares for each share that is granted under the Stock Plan.

    (c) Subject to the foregoing limitations upon the number of shares of Common Stock which may be issued upon exercise of options, each share of Common Stock covered by the unexercised portion of any option which is terminated or cancelled without being exercised may be subject to a subsequent option awarded under the Stock Plan and each six shares (subject to adjustment in accordance with Paragraph 6) covered by the unexercised portion of any option which has terminated or cancelled without being exercised shall restore one share (subject to adjustment in accordance with Paragraph 6) to the total number of shares which may be subject to grants made under the Stock Plan.

3.  ADMINISTRATION OF THE STOCK PLAN.

    (a) The authority to grant shares of Common Stock and to award options under the Stock Plan shall be vested in the Compensation Committee of the Board of Directors of the Company (which committee is hereinafter referred to as the "Compensation Committee") as such committee may be appointed from time to time by the Board of Directors (the "Board"). Notwithstanding the foregoing, an independent committee consisting of two or more directors neither of whom has, during the one year prior to service on such independent committee, been granted or awarded Common Stock or options under the Stock Plan or any other discretionary stock option or stock grant plan of the Company (the "Independent Committee") shall make any and all decisions to grant Common Stock or to award options under the Stock Plan to officers and employee directors of the Company who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, as amended. The members of the Independent Committee shall at all times be "disinterested persons" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m)(4)(C)(ii) of the Code. The Compensation Committee or the Board may also interpret the Stock Plan; prescribe, amend and rescind rules and regulations relating to the Stock Plan; amend the Stock Plan from time to time (subject to the limitations set forth in Paragraph 11); and make all other determinations necessary or advisable for the administration of the Stock Plan. The Compensation Committee or the Independent Committee, as the case may be, shall hereinafter be referred to as the "Authorized Committee." All decisions made by the Authorized Committee pursuant to the provisions of the Stock Plan shall be final and binding on all persons, including the Company, any subsidiaries and the participants.

    (b) Subject to the provisions of the Stock Plan, the Authorized Committee, from time to time on the recommendation of the chief executive officer of the Company, shall determine the employees to whom, and the time or times at which, shares of Common Stock shall be granted; the consideration to be received for such shares of Common Stock; the vesting schedule, repurchase rights and obligations applicable to such shares of Common Stock; and other terms and conditions applicable to such shares of Common Stock. Grants of shares of Common Stock need not be identical. Any terms of a grant of Common Stock hereunder may be set forth in a written stock grant agreement between the grantee and the Company. Shares of Common Stock may be issued for any lawful consideration deemed appropriate by the Authorized Committee, including services or labor previously rendered, but not including future services. Without limiting the foregoing, it is specifically acknowledged that shares may be granted without the grantee being required to pay any monetary consideration therefor.

    (c) Subject to the provisions of the Stock Plan, the Authorized Committee, from time to time on the recommendation of the chief executive officer of the Company, shall determine the employees to whom, and the time or times at which, options shall be granted; whether such options shall be incentive stock options; the number of shares of Common Stock to be subject to each option; the period of each option; and other terms and provisions of each option. Options need not be identical. The terms of each option granted hereunder shall be set forth in a written stock option agreement between the optionee and the Company which shall clearly identify each option as an incentive stock option or as a non-qualified stock option, as the case may be. An option which is not expressly identified as an incentive stock option shall be conclusively deemed to be a non-qualified stock option. The terms of incentive stock options and non-qualified stock options granted hereunder must be set forth in separate stock option agreements.

4.  ELIGIBILITY.

    (a) Shares of Common Stock and/or options may be granted to any employee of the Company.

    (b) Any employee who has been granted shares of Common Stock or options under this or any other stock option plan of the Company may be granted additional shares of Common Stock or an additional option or options under this or any other such plan; subject, however, to any restrictions that may be contained in any other such plan.

    (c) In no event shall any employee be granted an incentive stock option or incentive stock options under the Stock Plan or any other plan of the Company if such option or options would, during the calendar year in which they first become exercisable, when combined with other incentive stock options which first become exercisable in such calendar year, entitle such employee to purchase shares of Common Stock, solely upon exercise of such incentive stock options, having an aggregate fair market value (determined as of the time such option or options are granted) in excess of $100,000. This Paragraph 4(c) of the Stock Plan shall have no application to any option granted under the Stock Plan which by its terms is intended not to be an incentive stock option.

5.  EXERCISE PRICE OF OPTIONS.

    The price to be paid for shares of Common Stock covered by each option shall be not less than 100% (110% in the case of an incentive stock option if the optionee at the time the option is granted owns or, under the provisions of
Section 424(d) of the Code, is considered to own shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of such shares of Common Stock as determined by the Authorized Committee on the date the option is granted (the "Date Of Option Grant"), subject to adjustment as provided in Paragraph 6. The price of any shares of Common Stock purchased upon exercise of an option shall be paid in full at the time of each such exercise

        (a) in cash,

        (b) by delivering shares of Common Stock already owned by the optionee, or

        (c) by a combination of cash and delivery of shares of Common Stock already owned by the optionee,

PROVIDED THAT any delivery of shares of Common Stock already owned by the optionee shall not be allowed if it would constitute a disqualifying disposition under Section 424(h) of the Code. For purposes of exercising an option, the value of any shares of Common Stock delivered in payment shall be the fair market value of such shares of Common Stock on the last business day prior to delivery.

6.  ADJUSTMENTS.

    The number of shares of Common Stock subject to grants to employees under the Stock Plan and the number of shares of Common Stock subject to options granted under the Stock Plan shall be adjusted as follows:

    (a) in the event that the outstanding shares of Common Stock are changed by any stock dividend, stock split or combination of shares, the number of shares of Common Stock subject to the Stock Plan and to options granted under the Stock Plan shall be proportionately adjusted;

    (b) except as provided in subparagraph 6(d), in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there may be substituted on an equitable basis as determined by the Authorized Committee, for each share of Common Stock then subject to the Stock Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or other property (including cash) to which the holders of shares of Common Stock of the Company will be entitled pursuant to such transaction;

    (c) in the event of any other relevant change in the capitalization of the Company, the Authorized Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Stock Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted; and

    (d) notwithstanding the foregoing provisions of this Paragraph 6, upon the dissolution of the Company, or upon any merger or consolidation of the Company:

        (i) the surviving corporation (whether the Company or otherwise) shall agree to exchange options to purchase its shares of stock for options granted under the Stock Plan, on terms fairly reflecting the terms of the merger or consolidation; or

        (ii) all vesting schedules, repurchase rights and obligations, and other terms and conditions applicable to shares of Common Stock granted under the Stock Plan shall be eliminated, and all options granted under the Stock Plan shall terminate and thereupon become null and void; PROVIDED, HOWEVER, that the optionee shall have the right, immediately prior to such dissolution, merger or consolidation, to exercise any such option without regard to any otherwise applicable restriction as to time of exercise, other than expiration of the Option Period (as defined below); or

        (iii) the Authorized Committee shall make such other arrangements, which may include termination of outstanding options against payment therefor, as the Board or Authorized Committee may at the time deem fair and equitable in its discretion.

7.  OPTION PERIOD AND LIMITATION ON EXERCISE.

    (a) Options shall be exercisable at such times and for such period (the "Option Period") as may be fixed by the Authorized Committee at the Date Of Option Grant; PROVIDED, HOWEVER, that in the case of non-qualified stock options, no option shall be exercisable until one year from the Date Of Option Grant, nor after the expiration of 10 years and one day from the Date Of Option Grant. In the case of incentive stock options, no option shall be exercisable until one year from the Date Of Option Grant, nor after the expiration of 10 years from the Date Of Option Grant. Notwithstanding the foregoing provision to the contrary, in the case of an optionee who, at the time the option is granted, owns or, under the provisions of Section 424(d) of the Code, is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no incentive stock option shall be exercisable until one year from the Date Of Option Grant nor after the expiration of five years from the Date Of Option Grant.

8.  EFFECT OF TERMINATION OF EMPLOYMENT OR OF CHANGE IN EMPLOYMENT POSITION.

    (a) The effect, if any, of termination of employment, change of position, death or the like on a stock grant shall be as set forth in the relevant stock grant agreement.

    (b) If an optionee ceases to be an officer or employee of the Company, for any reason other than death or termination for cause, or remains an employee of the Company but ceases to be employed in a position in which employees are eligible to receive options, as determined in the sole judgment of the Authorized Committee, such optionee may exercise his or her options in accordance with their terms only for a period of 90 days after such cessation (but not beyond the Option Period); PROVIDED, HOWEVER, if such cessation is due to an optionee's disability (within the meaning of Section 22(e)(3) of the Code), such optionee may exercise his or her options in accordance with their terms only for a period of 12 months after such cessation (but not beyond the Option Period). Any exercise of options after such cessation may be only to the extent of the full number of shares of Common Stock the optionee was entitled to purchase under the option on the date of such cessation, plus a portion of the additional number of shares, if any, he or she would have become entitled to purchase on the next anniversary date of the Date Of Option Grant of the option following such cessation, such portion to be determined by multiplying such additional number of shares of Common Stock by a fraction, the numerator of which shall be the number of days from the anniversary date of the Date Of Option Grant preceding such cessation to the date of such cessation and the denominator of which shall be 365. Such portion shall be rounded, if necessary, to the nearest whole share of Common Stock. If an employee changes his or her position in the Company to a position entitled to a lesser number of options, the Authorized Committee may in its discretion make appropriate adjustments (including cancellation) to options previously granted to such employee.

    (c) If an optionee dies while an officer or employee of the Company, any options held by the deceased optionee will continue in effect and may be exercised in accordance with their terms for a period of 12 months from the date of the optionee's death (but not beyond the Option Period) by the executor or administrator of such optionee's estate, or by a designated beneficiary or beneficiaries pursuant to a Beneficiary Designation Form in a form approved by the Company, which Beneficiary Designation Form has been properly filed with the Company prior to the optionee's death, or in the event there is no such executor or administrator (or the person holding such position has been discharged) or any such designated beneficiary, then by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution. Any exercise of options after such death may be only to the extent of the full number of shares of Common Stock the optionee was entitled to purchase under the option on the date of death, plus a portion of the additional number of shares, if any, the optionee would have become entitled to purchase on the next anniversary date of the Date Of Option Grant of the option following such death, such portion to be determined by multiplying such additional number of shares of Common Stock by a fraction, the numerator of which shall be the number of days from the anniversary date of the Date Of Option Grant preceding such death to the date of death and the denominator of which shall be 365. Such portion shall be rounded, if necessary, to the nearest whole share of Common Stock.

    (d) If the termination of an optionee's position as an officer or employee of the Company is for cause (as determined in the sole judgment of the Authorized Committee), his or her option or options shall thereupon be cancelled and such optionee shall have no right to exercise any part of such option or options after such termination.

    (e) Grants of shares of Common Stock and options shall not be affected by authorized leaves of absence or, except as provided in Paragraphs 8(a) and 8(d), by any change in employment so long as the grantee of shares of Common Stock or optionee continues to be an employee of the Company.

    (f) Nothing in the Stock Plan or in any grant of shares of Common Stock or in any option that is awarded shall be deemed to interfere with or affect in any way the right of the Company to terminate the employment of a grantee of shares of Common Stock or of an optionee at any time, nor confer upon a grantee of shares of Common Stock or an optionee any right to continue in the employ of the Company.

9.  NONTRANSFERABILITY OF OPTIONS.

    Options granted hereunder shall not be transferable except to the executor or administrator of the optionee's estate and to the optionee's heirs or devisees and shall be exercisable during the optionee's lifetime only by the optionee. Options may, however, be surrendered to the Company for cancellation for such consideration and upon such terms as may be mutually agreed upon by the Company and the holder of such options.

10.  EFFECTIVE DATE AND EXPIRATION OF THE STOCK PLAN.

    The Stock Plan shall become effective upon its adoption by the Board, subject to approval by a majority of the outstanding voting shares of stock of the Company within 12 months before or thereafter. Unless sooner terminated, the Stock Plan shall expire 10 years from the earlier of the date the Stock Plan is approved by stockholders of the Company or the date the Stock Plan is adopted by the Board.

11.  AMENDMENT AND TERMINATION OF STOCK PLAN PRIOR TO EXPIRATION DATE.

    At any time prior to the expiration of the Stock Plan, the Compensation Committee or the Board may terminate, suspend, modify or amend the Stock Plan, PROVIDED THAT no such modification or amendment shall, without the approval of the holders of a majority of the Company's voting shares that are present, or represented, and entitled to vote at a meeting duly held for such purpose, increase the total number of shares of Common Stock which may be granted or issued upon exercise of options granted under the Stock Plan (except as provided in Paragraph 6), change the class of employees to whom shares of Common Stock or options may be granted under the Stock Plan or reduce the minimum exercise price of options as provided in Paragraph 5. In no event shall any termination, suspension, modification or amendment of the Stock Plan alter or impair, without the consent of the respective grantees of shares of Common Stock or optionees, any rights or obligations under stock grant agreements or options theretofore granted under the Stock Plan, subject only to cancellation or modification as provided in Paragraph 6 and in Paragraph 12.

12.  COMPLIANCE WITH APPLICABLE LAW.

    The Stock Plan, the grant of shares of Common Stock or options granted hereunder, and the issuance of shares of Common Stock upon exercise of such options are or may be subject to compliance with various applicable laws and the rules, regulations and policies of various regulatory bodies and agencies, including the Securities and Exchange Commission and the California Department of Corporations, as now in effect or as may hereafter be adopted or amended. The grant of shares of Common Stock or options under the Stock Plan and the issuance of shares of Common Stock upon the exercise of options are each expressly conditioned upon compliance with all such laws, rules, regulations and policies. In the event that the Company, after making reasonable efforts to do so, shall be unable to obtain any necessary authorization or permit required in order to implement the Stock Plan or to issue shares of Common Stock granted under the Stock Plan or upon exercise of options granted hereunder, or is otherwise unable to comply with any such applicable law, rule, regulation or policy, the Company may decline to allow the issuance of shares of Common Stock granted under the Stock Plan or the exercise of any option granted under the Stock Plan until all such permits or authorizations are issued or until it can effect such compliance, or may make such grants, options and exercises subject to such considerations and limitations as the Compensation Committee may deem reasonable under the circumstances in its discretion. If it is ultimately determined, in the sole judgment of the Compensation Committee, that the Company cannot reasonably obtain any such permit or authorization or effect such compliance, the grants to employees of unissued shares of Common Stock granted under the Stock Plan affected thereby shall be cancelled upon notice to such grantees and unexercised options granted under the Stock Plan affected thereby shall thereupon be cancelled upon notice to the holders of such options, all without any liability whatsoever of the Company to any grantee of shares of Common Stock or optionee.

13.  GENERAL PROVISIONS.

    (a) An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph
(c) of this Paragraph.

    (b) The Authorized Committee may require the voluntary surrender of all or a portion of any stock option granted under the Stock Plan as a condition precedent to a grant of a new stock option. Subject to the provisions of the Stock Plan, such new stock option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Authorized Committee at the time the new stock option is granted; PROVIDED, HOWEVER, should the Authorized Committee so require, the number of shares subject to such new stock option shall not be greater than the number of shares subject to the surrendered stock option. Upon their surrender, the stock options shall be cancelled and the shares previously subject to such cancelled stock options shall again be available for the grants of stock options and other awards hereunder.

    (c) The Authorized Committee may require each person purchasing shares pursuant to a stock option or acquiring shares pursuant to a stock grant to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Authorized Committee deems appropriate to reflect any restrictions on transfer.

    (d) All certificates for shares of Common Stock delivered under the Stock Plan shall be subject to such stock-transfer orders and other restrictions as the Authorized Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Authorized Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

    (e) Nothing contained in the Stock Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (f) Each participant shall, no later than the date as of which the value of a grant or an award first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Authorized Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the grant or award. The obligations of the Company under the Stock Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, its subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                                                                       ANNEX VII

                             THE PRICE ENTERPRISES
                       DIRECTORS' 1995 STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN.

    Under this Directors' 1995 Stock Option Plan (the "Plan") of Price Enterprises, Inc. (the "Company"), options shall be granted to directors (other than James D. Sinegal) who are not employees of the Company to purchase shares of the Company's capital stock. The Plan is designed to enable the Company to attract and retain outside directors of the highest caliber and experience.

2.  STOCK SUBJECT TO PLAN.

    The maximum number of shares of stock for which options granted hereunder may be exercised shall be [100,000] shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), subject to the adjustments provided in Paragraph 7. Shares of stock subject to the unexercised portions of any options granted under the Plan which expire or terminate or are cancelled may again be subject to options under the Plan.

3.  PARTICIPATING DIRECTORS.

    The directors of the Company who shall participate in the Plan are those directors (other than James D. Sinegal) who are not, at the time they receive options hereunder, employees of the Company or any of its subsidiaries, specifically including the Chairman of the Board and the Vice Chairman of the Board if they are not employees of the Company or any of its subsidiaries.

4.  ADMINISTRATION.

        (a) The Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors, appointed by and holding office at the pleasure of the Board of Directors of the Company (the
    "Board"). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies on the Committee shall be filled by the Board.

        (b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

        (c) The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

        (d) Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all option holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

                                     VII-1

5.  GRANT OF OPTIONS.

    Each participating director, other than the Vice Chairman of the Board, shall be granted an option for 10,000 shares of Common Stock (subject to the adjustments provided in Paragraph 7) on the date on which he or she first is elected as a director of the Company (the "date of grant"). The Vice Chairman of the Board shall be granted an option for 25,000 shares of Common Stock (subject to the adjustments provided in Paragraph 7) on the date of grant. Notwithstanding any other provision of the Plan, no option hereunder shall be granted unless sufficient shares (subject to said adjustments) are then available therefor under Paragraphs 2 and 7. In consideration of the granting of the option, the option holder shall be deemed to have agreed to remain as a director of the Company for a period of at least one year after the date of grant. Nothing in the Plan shall, however, confer upon any option holder any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company or the Company's stockholders, which are hereby expressly reserved, to remove any option holder at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

6.  OPTION PROVISIONS.

    Each option granted under the Plan shall be evidenced by an agreement between the Company and the participating director and shall contain such terms and provisions as the Committee may authorize, including in any event the following:

        (a) The exercise price of each option shall be equal to the aggregate fair market value of the shares of Common Stock optioned on the date of grant of such option. For this purpose, such fair market value means the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on The Nasdaq Stock Market's National Market System) of the Common Stock in effect immediately prior to the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ system), or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date immediately prior to the grant of the option, as reported in the Wall Street Journal, or if no such quotations are reported such fair market value means the value established by what the Committee in its judgment then deems to be the most nearly comparable valuation method.

        (b) Payment for stock purchased upon any exercise of the option shall be made in full at the time of such exercise (i) in cash, (ii) by delivering shares of Common Stock already owned by the optionee, or (iii) a combination of in cash and by delivering shares of Common Stock already owned by the optionee. For purposes of exercising the option, the value of any shares of Common Stock delivered in payment shall be the fair market value of such shares of Common Stock on the last business day prior to delivery.

        (c) The option shall become exercisable in installments as follows: 20% of the total number of shares optioned shall be exercisable one year after the date of grant; 40% of the total number of shares optioned shall be exercisable two years after the date of grant; 60% of the total number of shares optioned shall be exercisable three years after the date of grant; 80% of the total number of shares optioned shall be exercisable four years after the date of grant; and 100% of the total number of shares optioned shall be exercisable five years after the date of grant; in each case to the nearest whole share.

        (d) When the option holder ceases to be a director of the Company, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, the option shall terminate 90 days after the date such option holder ceases to be a director of the Company and may thereafter no longer be exercised; except that (i) upon the option holder's death his or her legal representative(s) or the person(s) entitled to do so under the option holder's last will and testament or under applicable intestate laws shall have the right to exercise the option within one year after the date of death (but not after the expiration date of the option), but only for the number of shares as to which the option holder was entitled to exercise the option on the date of his or her death and (ii) upon the option holder's ceasing to be a director by reason of disability he or she (or his or her guardian) shall have the right to exercise the option within one year after the date the option holder ceased to be a director (but not after the expiration date of the option), but only for the number of shares as to which the option holder was entitled to exercise the option on the date of his or her ceasing to be a director.

                                     VII-2

        (e) Notwithstanding any other provision herein, such option may not be exercised prior to approval of the Plan by the Company's stockholders having a majority of the voting power of the outstanding stock; nor prior to the admission of the shares of stock issuable on exercise of the option to listing on notice of issuance on any stock exchange on which shares of the same class are then listed; nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any Federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

        (f) The option shall not be transferable by the option holder other than by will or the laws of descent and distribution, may not be pledged or hypothecated, and shall be exercisable during the option holder's lifetime only by the option holder or by his or her guardian or legal representative.

        (g) The term of each option shall be 10 years from the date of grant thereof or such shorter term as may be provided by the Committee.

7.  ADJUSTMENTS.

    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

8.  CORPORATE REORGANIZATIONS.

    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company's outstanding shares of Common Stock are changed or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to another corporation or person, the Plan shall terminate, and all options thereto granted hereunder shall terminate, unless provisions shall be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Paragraph 8, not yet be exercisable.

9.  DURATION, TERMINATION AND AMENDMENT OF PLAN.

    The Plan shall become effective upon its adoption by the Board, subject to approval by a majority of the outstanding voting shares of stock of the Company within 12 months thereafter. Unless sooner terminated, the Plan shall expire 10 years from the date the Plan is approved by stockholders of the Company, so that no option may be granted hereunder after that date although any option outstanding on that date may thereafter be exercised in accordance with its terms. The Board may alter, amend, suspend or terminate this

                                     VII-3

Plan, provided that no such action shall deprive an option holder, without his or her consent, of any option previously granted pursuant to the Plan or of any of the option holder's rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may make any amendment to the Plan as to which approval by stockholders is necessary for continued applicability of Rule 16b-3 of the Exchange Act. Notwithstanding anything to the contrary contained herein, the Board shall not amend or modify any provision of the Plan concerning the amount, price or timing of any option (including, without limitation, the provisions of Paragraphs 2, 5 and 6(a) of the Plan) more than once every six months other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules and regulations thereunder.

                                     VII-4

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
    The Price Enterprises Certificate provides for the indemnification of present and former directors and officers of Price Enterprises and persons serving as directors, officers, employees or agents of another corporation or entity at the request of Price Enterprises (each, an "Indemnified Party") to the fullest extent permitted by the DGCL. Indemnified Parties are specifically indemnified in the Price Enterprises Certificate and the Price Enterprises Bylaws (the "Indemnification Provisions") for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnified Party (i) in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director or officer of Price Enterprises or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of Price Enterprises, or (ii) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in right of Price Enterprises, provided that such indemnification is permitted only with judicial approval if the Indemnified Party is adjudged to be liable to Price Enterprises. Such Indemnified Party must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his or her conduct was unlawful. Any indemnification under the Indemnification Provisions must be authorized based on a determination that the indemnification is proper if the applicable standard of conduct has been met by the Indemnified Party, provided that no such authorization is required, and indemnification is mandatory, where a director or officer of Price Enterprises is successful in the defense of such action, suit or proceeding or any claim or matter therein. Otherwise, such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders. In the event that a determination is made that a director or officer is not entitled to indemnification under the Indemnification Provisions, the Indemnification Provisions provide that the Indemnified Party may seek a judicial determination of his or her right to indemnification. The Indemnification Provisions further provide that the Indemnified Party is entitled to indemnification for all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from Price Enterprises an indemnity claim under the Indemnification Provisions if such Indemnified Party is successful. Other than proceedings to enforce rights to indemnification, Price Enterprises is not obligated to indemnify any person in connection with a proceeding initiated by such person, unless authorized by the Board of Price Enterprises.

    Price Enterprises will pay expenses incurred by a director or officer of Price Enterprises, or a former director or officer of Price Enterprises, in advance of the final disposition of an action, suit or proceeding, if he or she undertakes to repay amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Price Enterprises.

    The Indemnification Provisions and provisions for advancing expenses in the Price Enterprises Certificate are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the Price Enterprises Bylaws. The Indemnification Provisions and provisions for advancing expenses in the Price Enterprises Bylaws and the Price Enterprises Certificate are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction. Price Enterprises is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, whether or not Price Enterprises would have the power or obligation to indemnify him or her pursuant to the Price Enterprises Certificate, the Price Enterprises Bylaws or the DGCL.


    Pursuant to the Transfer and Exchange Agreement, from and after the Closing Date, and for a period of six years thereafter, PriceCostco shall continue the indemnification rights of present and former directors and officers of
PriceCostco provided for in the Certificate of Incorporation and Bylaws of PriceCostco as in effect on July 28, 1994 with respect to indemnification for acts and omissions occurring prior to the Closing Date, including, without limitation, with respect to the litigation entitled FECHT ET AL. V. THE PRICE COMPANY ET AL, for so long as such matters which have arisen prior to the end of such six-year period remain outstanding.

    In addition for two years after the Closing Date, PriceCostco shall cause to be maintained the current policies of the officers' and directors' liability insurance maintained by PriceCostco covering the persons who are presently covered by PriceCostco officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to the Closing Date to the extent available; PROVIDED, that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insured may be substituted therefor; and PROVIDED, FURTHER, that in no event shall PriceCostco, utilizing its best efforts, be required to expend to maintain or procure such insurance coverage in any amount per annum in excess of 125% of the current annual premiums for the twelve-month period ended December 31, 1993 (the "Maximum Premium") with respect to such insurance, or, if the cost of such coverage exceeds the Maximum Premium, the maximum amount of coverage that can be purchased for the Maximum Premium.


    Price Enterprises will enter into indemnification agreements with its directors and certain executive officers (each, an "Indemnified Party"). An Indemnified Party is specifically indemnified and held harmless under such agreements for costs and expenses, including without limitation, damages, judgments, amounts paid in settlement, reasonable costs of investigation, reasonable attorneys fees, costs of investigative, judicial or administrative proceedings or appeals, costs of attachment or similar bonds, fines, penalties, and excise taxes assessed with respect to employee benefit plans actually and reasonably incurred in connection with a threatened, pending or completed claim, action, suit or proceeding by reason of the fact that (i) he or she is or was a director, officer, employee and/or agent of Price Enterprises; or (ii) is or was serving as a director, officer, employee, trustee and/or agent of another corporation or entity at the request of Price Enterprises. To qualify for indemnification, the claim must not be: (i) based solely upon an Indemnified Party's gaining in fact any personal profit or advantage to which he or she was not legally entitled; (ii) an accounting for profits made from the purchase or sale of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; and (iii) based solely upon knowingly fraudulent, deliberately dishonest, or willful misconduct on the part of the Indemnified Party. Price Enterprises will indemnify the Indemnified Party to the extent that (i) the Indemnified Party gives Price Enterprises prompt written notice of any claim;
(ii) expenses have not been advanced pursuant to Article Eighth of Price Enterprises Restated Certificate of Incorporation; (iii) the Indemnified Party has not already received payment pursuant to collectible insurance policies; and
(iv) indemnification is not unlawful.



    Under such indemnification agreements, Price Enterprises will advance costs and expenses incurred by the Indemnified Party in advance of the final disposition of an action, suit or proceeding if he or she undertakes to repay amounts advanced if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by Price Enterprises. Price Enterprises will advance costs and expenses related to defending or investigating an action, suit or proceeding unless a determination is made that (i) the Indemnified Party did not act in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interest of Price Enterprises; (ii) the Indemnified Party intentionally breached his or her duty to Price Enterprises or its stockholders; or (iii) with respect to any criminal action or proceeding, the Indemnified Party had reasonable cause to believe his or her conduct was unlawful. Such determination will be made by a majority vote of a quorum of the Board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel, by the stockholders or by a final, nonappealable adjudication in a court of competent jurisdiction. If Price Enterprises advances costs and expenses of any action, suit or proceeding, Price Enterprises reserves the right to assume the defense of such action, suit or proceeding upon written notice to the Indemnified Party of its intention to do so. After delivery of such notice, Price Enterprises shall not be liable for any costs or expenses incurred by the Indemnified Party in retaining separate counsel unless (i) the employment of separate counsel was previously authorized by Price Enterprises; (ii) the Indemnified Party reasonably concludes that joint representation would entail a conflict of interest; or (iii) Price Enterprises shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding. The indemnification provisions and provisions for advancing expenses in such agreements are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the DGCL and Price Enterprises Restated Certificate of Incorporation and Bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


EXHIBITS
- ---------
    2.1    Amended and Restated Agreement of Transfer and Plan  of Exchange, dated as of November 14,  1994, between  Price/Costco, Inc.  and Price Enterprises,  Inc. (included  as Annex II  to the Offering
           Circular/Prospectus).
    3.1    Certificate of Incorporation of Price Enterprises, Inc.*
    3.1(a) Certificate of Amendment to Certificate of Incorporation of Price Enterprises, Inc.
    3.2    Form of Restated Certificate of Incorporation of  Price Enterprises, Inc. (included as Annex  III to the Offering Circular/Prospectus).
    3.3    Bylaws of Price Enterprises, Inc.*
    3.4    Form  of Amended  and Restated Bylaws  of Price  Enterprises, Inc. (included  as Annex  IV to the
           Offering Circular/Prospectus).
    4.1    Form of Price Enterprises, Inc. Stock Certificate.
    5      Opinion of Latham & Watkins.
    8      Opinion of Skadden, Arps, Slate, Meagher & Flom.
   10.1    Form of lease between  Price Enterprises, Inc. and  The Price Company with  respect to the  Price
           Club at Pentagon Centre, Arlington County, Virginia.
   10.2    Agreement  to Execute Guaranty and Security Agreement dated  May 8, 1990 by and between the Atlas
           Hotels, Inc. and The Price Company.(1)
   10.3    Option Agreement dated May 8, 1990 between Atlas Hotels, Inc. and The Price Company.(1)
   10.4    Continuing Guaranty to Wells Fargo Bank,  N.A. dated May 8, 1990  by The Price Company and  Atlas
           Hotels, Inc.(1)
   10.5    Agreement  between The  Price Company, Price  Venture Mexico and  Controladora Comercial Mexicana
           S.A. de C.V. to form a Corporate Joint Venture.(2)
   10.6    Operating Agreement,  dated  as of  August  28,  1994, by  and  among Price  Quest,  Inc.,  Price
           Enterprises, Inc., Price/Costco, Inc. and The Price Company.*
   10.7    Operating  Agreement, dated as of August 28, 1994, by and among Price Global Trading, Inc., Price
           Enterprises, Inc., Price/Costco, Inc. and The Price Company.*
   10.8    Stockholders Agreement, dated as of August 28, 1994, by and among Price Global Trading, Inc., The
           Price Company, Price/Costco, Inc. and Price Enterprises, Inc.*
   10.9    Stockholders Agreement, dated as of  August 28, 1994, by and  among Price Quest, Inc., The  Price
           Company, Price/Costco, Inc. and Price Enterprises, Inc.*
   10.10   Revolving  Credit Agreement, dated  as of August  28, 1994, between  Price/Costco, Inc. and Price
           Enterprises, Inc.*
   10.11   License Agreement,  dated as  of August  28, 1994,  by and  among Price/Costco,  Inc., The  Price
           Company, Price Quest, Inc. and Price Enterprises, Inc.*
   10.12   License  Agreement, dated  as of  August 28,  1994, by  and among  Price/Costco, Inc.,  The Price
           Company, Price Global Trading, Inc., and Price Enterprises, Inc.*
   10.13   Employment Agreement, dated as of  October 25, 1994, by and  between Price Enterprises, Inc.  and
           Steve Velazquez.
   10.14   Employment  Agreement, dated as of September 20, 1994, by and between Price Enterprises, Inc. and
           Robert M. Gans.*

EXHIBITS
- ---------
   10.15   Employment Agreement, dated as of  October 24, 1994, by and  between Price Enterprises, Inc.  and
           Joseph J. Tebo.
   10.16   Employment  Agreement, dated as of  November 9, 1994, by and  between Price Enterprises, Inc. and
           Mark Livingston.
   10.17   Form of Indemnity Agreement.
   10.18   Form of lease between  Price Enterprises, Inc. and  The Price Company with  respect to the  Price
           Club at 4605 Morena Boulevard, San Diego, California.
   10.19   Form  of lease between  Price Enterprises, Inc.  and Price Club  East dba The  Price Company with respect to the Price Club at Wayne, New Jersey.
   10.20   Form of lease between  Price Enterprises, Inc. and  The Price Company with  respect to the  Price
           Club at Westbury, New York.
   10.21   Form  of  Operating  Agreement, by  and  among  Mexico Clubs,  L.L.C.,  Price  Enterprises, Inc.,
           Price/Costco, Inc. and The Price Company.
   10.22   Form of Limited Liability Company Agreement between The Price Company and Price Enterprises, Inc.
   15.1    Letter of Arthur Andersen LLP Regarding Unaudited Interim Financial Information.*
   21.1    List of Subsidiaries of Price Enterprises, Inc.
   23.1    Consent of Arthur Andersen LLP.
   23.2    Consent of Ernst & Young LLP.
   23.3    Consent of Latham & Watkins (included as part of the opinion submitted as Exhibit 5).
   23.4    Consent of Katherine L. Hensley.*
   23.5    Consent of Nancy Y. Bekavac.
   23.6    Consent of Murray L. Galinson.
   24.1    Powers of Attorney.*
   27.1    Financial Data Schedule.
   99.1    Letter of Transmittal.

- ------------------------
 *   Previously filed.

(1) Incorporated herein by reference to the identical exhibit filed as part of The Price Company's Form 10-K for the fiscal year ended August 31, 1990.

(2) Incorporated herein by reference to the identical exhibit filed as part of The Price Company's Form 10-K for the fiscal year ended August 31, 1991.


    (b) Financial Statement Schedules

Price Enterprises, Inc.
Schedule XI  --  Real Estate and Accumulated Depreciation

    Financial Statement Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 16, 1994.


                                          PRICE ENTERPRISES, INC.

                                          By:         /s/ ROBERT E. PRICE

                                             -----------------------------------
                                              Name: Robert E. Price
                                             Title: Chairman of the Board,
                                             President and
                                                 Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.



            SIGNATURE                        TITLE                   DATE
- ----------------------------------  ------------------------  ------------------

                /s/ ROBERT E.
              PRICE                 Director, Chairman of
- ----------------------------------  the Board, President and  November 16, 1994
         Robert E. Price            Chief Executive Officer

                     *              Chief Financial Officer
- ----------------------------------  and Chief Accounting      November 16, 1994
         Daniel T. Carter           Officer

                     *
- ----------------------------------  Director and Vice         November 16, 1994
         Paul A. Peterson           Chairman of the Board

                     *
- ----------------------------------  Director                  November 16, 1994
         James D. Sinegal

     *By: /s/ROBERT E. PRICE
           Robert E. Price
           ATTORNEY-IN-FACT

To Price Enterprises, Inc.



    We have audited in accordance with generally accepted auditing standards, the financial statements of Price Enterprises, Inc. included in this Offering Circular/Prospectus and have issued our report thereon dated November 14, 1994. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of Real Estate and Accumulated Depreciation is the responsibility of Price Enterprises, Inc.'s management and is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP



Seattle, Washington
November 14, 1994

                            PRICE ENTERPRISES, INC.
                                  SCHEDULE XI
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                AUGUST 28, 1994
                                 (IN THOUSANDS)


                                                                                                     INITIAL COSTS
                                                                                             ------------------------------
                                                                                                LAND AND      BUILDING AND
LOCATION                                                             DESCRIPTION              IMPROVEMENTS    IMPROVEMENTS
- --------------------------------------------------------  ---------------------------------  --------------  --------------
Silver City, NM                                           Industrial building                           33            114
Phoenix, AZ                                               Industrial building                        3,501          9,336
Riverside, CA                                             Industrial building                           78            493
Casa Grande, AZ                                           Industrial building                           55            202
Bakersfield, CA                                           Industrial building                          134            319
Tacoma, WA                                                Warehouse building                        Leased              0
Riverside, CA                                             Warehouse building                         3,301              0
San Jose, CA                                              Warehouse building                        Leased              0
Palm Harbor, FL                                           Warehouse building                         3,503              0
4455 Morena/Buying Center                                 Office building                              560          2,418
4649 Morena/Corporate                                     Warehouse/Office building                    311            690
Morena/San Diego, CA                                      Warehouse buildings                        1,243          2,790
Morena Price Club                                         Warehouse buildings                        3,130          2,092
Santee, CA                                                Warehouse buildings                          643          2,249
Mesa, AZ                                                  Retail building                              325              0
Chula Vista, CA                                           Land                                       3,104              0
Colton/Rialto, CA                                         Warehouse building                         2,002            926
Sacramento/Florin, CA                                     Shopping Center                            1,719          5,636
Redwood City, CA                                          Warehouse building                         1,860              0
Fountain Valley, CA                                       Shopping Center                            5,026              0
Azusa, CA                                                 Warehouse/restaurant pads                  4,248            896
Hayward, CA                                               Warehouse building                           989          2,783
North Highlands, CA                                       Restaurant                                   874              0
Albuquerque, NM                                           Land                                       1,084              0
Inglewood, CA                                             Warehouse building                         1,438              0
Sunnyvale, CA                                             Restaurant                                 1,005              0
Signal Hill, CA                                           Shopping Center                            5,872              0
San Jose, CA                                              Land                                       1,950              0
Contra Costa, CA                                          Warehouse building                         5,540          5,600
San Juan Capistrano, CA                                   Shopping Center                            3,150              0
N.W. Tucson, AZ                                           Shopping Center                            1,473              0
East Mesa, AZ                                             Land                                       2,086              0
Concord, CA                                               Land                                       1,735              0
South East San Diego, CA                                  Shopping Center                              217              0
Northridge, CA                                            Shopping Center                            4,029              0
Rancho Cordova, CA                                        Land                                       2,382              0
Aurora, CO                                                Restaurant                                   195              0
Westminster, CO                                           Land                                         305              0
Coachella Valley, CA                                      Land                                         500              0
Bakersfield, CA                                           Shopping Center                            1,957          2,484
South West Denver, CO                                     Retail building                              807            847

                                                                                 GROSS AMOUNT AT
                                                                                 WHICH CARRIED AT
                                                             COSTS(1)            CLOSE OF PERIOD
                                                           CAPITALIZED    ------------------------------
                                                            SUBSEQUENT       LAND AND      BUILDING AND                 ACCUMULATED
LOCATION                                                  TO ACQUISITION   IMPROVEMENTS    IMPROVEMENTS      TOTAL     DEPRECIATION
- --------------------------------------------------------  --------------  --------------  --------------  -----------  -------------
Silver City, NM                                                    (147)              0               0             0             0
Phoenix, AZ                                                      (1,665)          3,054           8,118        11,172        (2,129)
Riverside, CA                                                         0              78             493           571          (145)
Casa Grande, AZ                                                    (124)             29             105           134           (49)
Bakersfield, CA                                                    (157)             87             208           295           (85)
Tacoma, WA                                                          139               0             139           139          (139)
Riverside, CA                                                       641           1,874           2,068         3,942          (442)
San Jose, CA                                                        942               0             942           942          (942)
Palm Harbor, FL                                                     607           2,096           2,014         4,110          (410)
4455 Morena/Buying Center                                           314             601           2,690         3,291          (768)
4649 Morena/Corporate                                             1,679             336           2,343         2,679        (1,416)
Morena/San Diego, CA                                                452           1,249           3,236         4,485        (1,787)
Morena Price Club                                                 7,517           3,518           9,221        12,739        (3,556)
Santee, CA                                                         (297 )           527           2,068         2,595          (370)
Mesa, AZ                                                          1,213             325           1,213         1,538          (117)
Chula Vista, CA                                                  (1,804 )         1,273              27         1,300             0
Colton/Rialto, CA                                                 1,149           2,138           1,939         4,077        (1,160)
Sacramento/Florin, CA                                               259           1,382           6,232         7,614        (2,033)
Redwood City, CA                                                    235           2,095               0         2,095             0
Fountain Valley, CA                                              10,318           7,042           8,303        15,345          (623)
Azusa, CA                                                         1,385           4,080           2,449         6,529          (224)
Hayward, CA                                                        (292 )           602           2,878         3,480        (1,180)
North Highlands, CA                                                 547             874             547         1,421          (104)
Albuquerque, NM                                                    (584 )           500               0           500             0
Inglewood, CA                                                     3,697           1,653           3,482         5,135          (689)
Sunnyvale, CA                                                       751           1,315             442         1,757          (177)
Signal Hill, CA                                                   9,451           8,141           7,182        15,323          (278)
San Jose, CA                                                         50           2,000               0         2,000             0
Contra Costa, CA                                                    870           4,819           7,191        12,010        (1,483)
San Juan Capistrano, CA                                           1,227           2,506           1,871         4,377          (365)
N.W. Tucson, AZ                                                   2,475           2,188           1,761         3,949          (250)
East Mesa, AZ                                                      (486 )         1,600               0         1,600             0
Concord, CA                                                        (310 )         1,425               0         1,425             0
South East San Diego, CA                                            764             283             698           981          (180)
Northridge, CA                                                    3,552           5,072           2,510         7,582           (57)
Rancho Cordova, CA                                                 (482 )         1,900               0         1,900             0
Aurora, CO                                                          669             224             641           865           (22)
Westminster, CO                                                       0             305               0           305             0
Coachella Valley, CA                                                  0             500               0           500             0
Bakersfield, CA                                                   2,737           2,648           4,531         7,179          (743)
South West Denver, CO                                                10             817             847         1,664          (125)


                                                                                                DEPRECIABLE LIFE
                                                                                        --------------------------------
                                                             DATE OF        DATE OF            LAND
LOCATION                                                  CONSTRUCTION    ACQUISITION      IMPROVEMENTS       BUILDING
- --------------------------------------------------------  -------------  -------------  -------------------  -----------
Silver City, NM                                                              1988                   15               15
Phoenix, AZ                                                                  1988                   25               25
Riverside, CA                                                                1988                   25               25
Casa Grande, AZ                                                              1988                   15               15
Bakersfield, CA                                                              1988                   15               15
Tacoma, WA                                                                   1979               --                  N/A
Riverside, CA                                                 1986          1986                     35              35
San Jose, CA                                                                1986              --                    N/A
Palm Harbor, FL                                               1986          1986                     35              35
4455 Morena/Buying Center                                                   1981                     25              25
4649 Morena/Corporate                                                       1981                     25              25
Morena/San Diego, CA                                                        1981                     25              25
Morena Price Club                                                           1981                     25              25
Santee, CA                                                                  1988                     25              25
Mesa, AZ                                                      1993          1979                     25              25
Chula Vista, CA                                                             1985                     25              25
Colton/Rialto, CA                                                           1981                     15              15
Sacramento/Florin, CA                                                       1987                     25              25
Redwood City, CA                                                            1982              --                    N/A
Fountain Valley, CA                                         1990-93         1989                     25              25
Azusa, CA                                                     1983          1983                     25              25
Hayward, CA                                                                 1983                     25              25
North Highlands, CA                                           1988          1986                     25              25
Albuquerque, NM                                                             1984              --                    N/A
Inglewood, CA                                                 1989          1984                     25              25
Sunnyvale, CA                                                 1988          1986                     25              25
Signal Hill, CA                                             1992-93         1991                     25              25
San Jose, CA                                                                1986              --                    N/A
Contra Costa, CA                                                            1986                     25              25
San Juan Capistrano, CA                                     1988-89         1987                     25              25
N.W. Tucson, AZ                                             1989-91         1988                     25              25
East Mesa, AZ                                                               1988              --                    N/A
Concord, CA                                                                 1988              --                    N/A
South East San Diego, CA                                    1989-90         1989                     25              25
Northridge, CA                                              1993-94         1988                     25              25
Rancho Cordova, CA                                                          1989              --                    N/A
Aurora, CO                                                    1993          1990                     25              25
Westminster, CO                                                             1990              --                    N/A
Coachella Valley, CA                                                        1990              --                    N/A
Bakersfield, CA                                                             1990                     25              25
South West Denver, CO                                                       1990                     25              25


                                                               BUILDING
LOCATION                                                     IMPROVEMENTS
- --------------------------------------------------------  -------------------
Silver City, NM                                                       10
Phoenix, AZ                                                           10
Riverside, CA                                                         10
Casa Grande, AZ                                                       10
Bakersfield, CA                                                       10
Tacoma, WA                                                        --
Riverside, CA                                                          10
San Jose, CA                                                    --
Palm Harbor, FL                                                        10
4455 Morena/Buying Center                                              10
4649 Morena/Corporate                                                  10
Morena/San Diego, CA                                                   10
Morena Price Club                                                      10
Santee, CA                                                             10
Mesa, AZ                                                               10
Chula Vista, CA                                                        10
Colton/Rialto, CA                                                      10
Sacramento/Florin, CA                                                  10
Redwood City, CA                                                --
Fountain Valley, CA                                                    10
Azusa, CA                                                              10
Hayward, CA                                                            10
North Highlands, CA                                                    10
Albuquerque, NM                                                 --
Inglewood, CA                                                          10
Sunnyvale, CA                                                          10
Signal Hill, CA                                                        10
San Jose, CA                                                    --
Contra Costa, CA                                                       10
San Juan Capistrano, CA                                                10
N.W. Tucson, AZ                                                        10
East Mesa, AZ                                                   --
Concord, CA                                                     --
South East San Diego, CA                                               10
Northridge, CA                                                         10
Rancho Cordova, CA                                              --
Aurora, CO                                                             10
Westminster, CO                                                 --
Coachella Valley, CA                                            --
Bakersfield, CA                                                        10
South West Denver, CO                                                  10

                            PRICE ENTERPRISES, INC.
                                  SCHEDULE XI
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                AUGUST 28, 1994
                                 (IN THOUSANDS)


                                                                                                     INITIAL COSTS
                                                                                             ------------------------------
                                                                                                LAND AND      BUILDING AND
LOCATION                                                             DESCRIPTION              IMPROVEMENTS    IMPROVEMENTS
- --------------------------------------------------------  ---------------------------------  --------------  --------------
Rohnert Park, CA                                          Land                                         300              0
Houston, TX                                               Warehouse building                        10,089              0
Santa Clarita, CA                                         Land                                       1,115              0
Dallas, TX                                                Warehouse building                        10,662              0
Rancho Cucamonga, CA                                      Land                                         805              0
Carlsbad, CA                                              Land                                       1,396              0
Fremont, CA                                               Land                                       4,133              0
Carmel Mtn. Ranch, CA                                     Shopping Center                            3,464              0
Fairfield, CA                                             Land                                       1,819              0
Fresno, CA                                                Land                                       3,866              0
Rancho Del Rey, CA                                        Land                                         915              0
Milwaukee, WI                                             Warehouse building                        Leased              0
Norfolk, VA                                               Land                                         494              0
Glen Burnie, MD                                           Shopping Center                            1,795              0
Fairfax, VA                                               Land                                       4,599              0
Smithtown, NY                                             Warehouse building                           721              0
Marlow Heights, MD                                        Warehouse building                         3,192              0
White Marsh, MD                                           Land                                         585            115
Edison, NJ                                                Warehouse building                         1,870          2,422
Hampton, VA                                               Shopping Center                            1,132              0
Gaithersburg, MD                                          Land                                       3,000              0
Beltsville, MD                                            Land                                         700              0
Cheektowaga, NY                                           Warehouse building                         2,503              0
Maple Shade, NJ                                           Shopping Center                           Leased              0
Chesterfield, VA                                          Land                                       2,751              0
Sterling, VA                                              Land                                       2,021              0
New Britain, CT                                           Warehouse building                         3,640              0
Seekonk, MA                                               Shopping Center                            7,636              0
Wayne, NJ                                                 Shopping Center                            4,940          4,732
Wayne Price Club                                          Warehouse building                        14,820          2,180
Hazlet, NY                                                Land                                         750              0
Bensalem, PA                                              Shopping Center                            8,649          4,382
Schaumburg, IL                                            Land                                       6,221              0
Westbury, NY                                              Shopping Center                           22,981              0
Westbury Price Club                                       Warehouse building                        18,803              0
Pentagon City, VA                                         Shopping Center                           11,565          6,743
Pentagon City Price Club                                  Warehouse building                        13,177          7,730
Worcester, MA                                             Warehouse building                         5,154              0
So. Sacramento, CA                                        Warehouse building                         1,437              0
Meadowlands, NJ                                           Land                                       2,505              0
Miscellaneous investments                                                                              662              0
                                                                                             --------------  --------------
                                                                                             $     259,231   $     68,179
                                                                                             --------------  --------------
                                                                                             --------------  --------------

                                                                                 GROSS AMOUNT AT
                                                                                 WHICH CARRIED AT
                                                             COSTS(1)            CLOSE OF PERIOD
                                                           CAPITALIZED    ------------------------------
                                                            SUBSEQUENT       LAND AND      BUILDING AND                 ACCUMULATED
LOCATION                                                  TO ACQUISITION   IMPROVEMENTS    IMPROVEMENTS      TOTAL     DEPRECIATION
- --------------------------------------------------------  --------------  --------------  --------------  -----------  -------------
Rohnert Park, CA                                                      0             300               0           300             0
Houston, TX                                                         129           6,979           3,239        10,218          (376)
Santa Clarita, CA                                                  (215 )           900               0           900             0
Dallas, TX                                                        6,048          11,957           4,753        16,710          (710)
Rancho Cucamonga, CA                                                  0             805               0           805             0
Carlsbad, CA                                                        (96 )         1,300               0         1,300             0
Fremont, CA                                                      (2,163 )         1,970               0         1,970             0
Carmel Mtn. Ranch, CA                                             3,431           3,742           3,153         6,895          (110)
Fairfield, CA                                                       (19 )         1,800               0         1,800             0
Fresno, CA                                                         (186 )         3,680               0         3,680             0
Rancho Del Rey, CA                                                 (415 )           500               0           500             0
Milwaukee, WI                                                        41               0              41            41           (41)
Norfolk, VA                                                        (294 )           200               0           200             0
Glen Burnie, MD                                                   8,319           3,812           6,303        10,115          (471)
Fairfax, VA                                                        (199 )         3,985             415         4,400             0
Smithtown, NY                                                     2,021           1,231           1,512         2,743          (542)
Marlow Heights, MD                                                  509           1,395           2,305         3,700          (701)
White Marsh, MD                                                       0             585             115           700             0
Edison, NJ                                                       (1,288 )         1,310           1,693         3,003          (289)
Hampton, VA                                                       1,830           1,436           1,526         2,962          (139)
Gaithersburg, MD                                                   (700 )         2,300               0         2,300             0
Beltsville, MD                                                        0             700               0           700             0
Cheektowaga, NY                                                   4,333           3,766           3,070         6,836          (774)
Maple Shade, NJ                                                   7,958           2,378           5,580         7,958        (1,011)
Chesterfield, VA                                                   (951 )         1,798               2         1,800             0
Sterling, VA                                                       (221 )         1,800               0         1,800             0
New Britain, CT                                                    (165 )         2,256           1,219         3,475          (245)
Seekonk, MA                                                      12,047          10,055           9,629        19,684          (746)
Wayne, NJ                                                         5,826           5,337          10,161        15,498          (897)
Wayne Price Club                                                  6,214          16,862           6,352        23,214          (835)
Hazlet, NY                                                           54             750              54           804             0
Bensalem, PA                                                      5,876           8,521          10,386        18,907          (657)
Schaumburg, IL                                                     (471 )         5,750               0         5,750             0
Westbury, NY                                                     18,313          25,158          16,136        41,294          (515)
Westbury Price Club                                               9,951          21,429           7,325        28,754          (741)
Pentagon City, VA                                                 8,077          12,089          14,296        26,385             0
Pentagon City Price Club                                          9,301          13,619          16,589        30,208          (307)
Worcester, MA                                                     1,223           2,835           3,542         6,377          (177)
So. Sacramento, CA                                                    6           1,437               6         1,443             0
Meadowlands, NJ                                                  (2,505 )             0               0             0             0
Miscellaneous investments                                             4             662               4           666             0
                                                          --------------  --------------  --------------  -----------  -------------
                                                          $     148,925   $     258,545   $     217,795   $   476,340  $    (32,332)
                                                          --------------  --------------  --------------  -----------  -------------
                                                          --------------  --------------  --------------  -----------  -------------


                                                                                                DEPRECIABLE LIFE
                                                                                        --------------------------------
                                                             DATE OF        DATE OF            LAND
LOCATION                                                  CONSTRUCTION    ACQUISITION      IMPROVEMENTS       BUILDING
- --------------------------------------------------------  -------------  -------------  -------------------  -----------
Rohnert Park, CA                                                             1991               --                  N/A
Houston, TX                                                                 1991                     25              25
Santa Clarita, CA                                                           1991              --                    N/A
Dallas, TX                                                  1991-92         1991                     25              25
Rancho Cucamonga, CA                                                        1992              --                    N/A
Carlsbad, CA                                                                1989              --                    N/A
Fremont, CA                                                                 1991              --                    N/A
Carmel Mtn. Ranch, CA                                       1992-93         1991                     25              25
Fairfield, CA                                                               1992              --                    N/A
Fresno, CA                                                                  1992              --                    N/A
Rancho Del Rey, CA                                                          1993              --                    N/A
Milwaukee, WI                                                               1986              --                    N/A
Norfolk, VA                                                                 1984              --                    N/A
Glen Burnie, MD                                             1990-92         1985                     25              25
Fairfax, VA                                                                 1986                     25              25
Smithtown, NY                                               1988-89         1985                     25              25
Marlow Heights, MD                                                          1986                     25              25
White Marsh, MD                                                             1986                     25              25
Edison, NJ                                                                  1986                     25              25
Hampton, VA                                                   1992          1987                     25              25
Gaithersburg, MD                                                            1989              --                    N/A
Beltsville, MD                                                              1989                     25              25
Cheektowaga, NY                                             1989-90         1989                     25              25
Maple Shade, NJ                                             1989-91         1989                     25              25
Chesterfield, VA                                                            1990                     25              25
Sterling, VA                                                                1990              --                    N/A
New Britain, CT                                                             1991                     25              25
Seekonk, MA                                                 1991-94         1991                     25              25
Wayne, NJ                                                   1991-93         1991                     25              25
Wayne Price Club                                            1991-93         1991                     25              25
Hazlet, NY                                                                  1991                     25              25
Bensalem, PA                                                  1992          1991                     25              25
Schaumburg, IL                                                              1992              --                    N/A
Westbury, NY                                                1992-93         1992                     25              25
Westbury Price Club                                           1992          1992                     25              25
Pentagon City, VA                                           1993-94         1993                     25              25
Pentagon City Price Club                                      1993          1993                     25              25
Worcester, MA                                                 1992          1992                     35              35
So. Sacramento, CA                                            1994          1993                     25              25
Meadowlands, NJ                                                             1985              --                    N/A
Miscellaneous investments


                                                               BUILDING
LOCATION                                                     IMPROVEMENTS
- --------------------------------------------------------  -------------------
Rohnert Park, CA                                                  --
Houston, TX                                                            10
Santa Clarita, CA                                               --
Dallas, TX                                                             10
Rancho Cucamonga, CA                                            --
Carlsbad, CA                                                    --
Fremont, CA                                                     --
Carmel Mtn. Ranch, CA                                                  10
Fairfield, CA                                                   --
Fresno, CA                                                      --
Rancho Del Rey, CA                                              --
Milwaukee, WI                                                   --
Norfolk, VA                                                     --
Glen Burnie, MD                                                        10
Fairfax, VA                                                            10
Smithtown, NY                                                          10
Marlow Heights, MD                                                     10
White Marsh, MD                                                        10
Edison, NJ                                                             10
Hampton, VA                                                            10
Gaithersburg, MD                                                --
Beltsville, MD                                                         10
Cheektowaga, NY                                                        10
Maple Shade, NJ                                                        10
Chesterfield, VA                                                       10
Sterling, VA                                                    --
New Britain, CT                                                        10
Seekonk, MA                                                            10
Wayne, NJ                                                              10
Wayne Price Club                                                       10
Hazlet, NY                                                             10
Bensalem, PA                                                           10
Schaumburg, IL                                                  --
Westbury, NY                                                           10
Westbury Price Club                                                    10
Pentagon City, VA                                                      10
Pentagon City Price Club                                               10
Worcester, MA                                                          10
So. Sacramento, CA                                                     10
Meadowlands, NJ                                                 --
Miscellaneous investments


                            PRICE ENTERPRISES, INC.
                            SCHEDULE XI (CONTINUED)
                    REAL ESTATE AND ACCUMULATED DEPRECIATION



                                                                                    FISCAL YEAR
                                                                   ----------------------------------------------
RECONCILIATION TO REPORTED AMOUNTS                                    1994        1993        1992        1991
- -----------------------------------------------------------------  ----------  ----------  ----------  ----------
PROPERTY AND EQUIPMENT
  Balance at beginning of year...................................  $  415,236  $  355,424  $  383,831  $  248,062
  Additions during the year:
    Transfers from (to) PriceCostco..............................     139,097      82,773     (37,156)     49,244
    Purchases....................................................      42,367      61,485      93,224      95,106
  Deductions during the year:
    Cost of properties sold......................................     (43,510)    (84,446)    (84,475)     (8,581)
  Asset Impairment Loss..........................................     (76,850)
                                                                   ----------  ----------  ----------  ----------
  Balance before FF&E............................................  $  476,340  $  415,236  $  355,424  $  383,831
    FF&E.........................................................  $    4,375  $    2,114  $      599  $    1,572
                                                                   ----------  ----------  ----------  ----------
    Balance at end of year.......................................  $  480,715  $  417,350  $  356,023  $  385,403
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
ACCUMULATED DEPRECIATION
  Balance at beginning of year...................................  $   29,473  $   18,625  $   21,285  $   11,971
  Depreciation expense...........................................       6,752       5,603       5,878       5,362
  Accumulated depreciation of properties sold....................      (9,106)     (6,675)     (7,554)       (500)
  Transfers from (to) PriceCostco................................      11,351      11,920        (984)      4,444
  Asset Impairment Loss..........................................      (6,138)
                                                                   ----------  ----------  ----------  ----------
  Balance before FF&E............................................  $   32,332  $   29,473  $   18,625  $   21,277
    Accumulated depreciation of FF&E.............................  $      996  $      402  $      140  $        8
                                                                   ----------  ----------  ----------  ----------
  Balance at end of year.........................................  $   33,328  $   29,875  $   18,765  $   21,285
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIALLY
 EXHIBITS                                            DESCRIPTION                                           NUMBERED PAGE
- -----------  --------------------------------------------------------------------------------------------  -------------
       2.1   Amended  and Restated Agreement of  Transfer and Plan of Exchange,  dated as of November 14,
             1994, between Price/Costco, Inc. and  Price Enterprises, Inc. (included  as Annex II to  the
             Offering Circular/Prospectus).
       3.1   Certificate of Incorporation of Price Enterprises, Inc.*
       3.2   Form  of Restated Certificate of Incorporation of Price Enterprises, Inc. (included as Annex
             III to the Offering Circular/Prospectus).
       3.3   Bylaws of Price Enterprises, Inc.*
       3.4   Form of Amended and Restated Bylaws of Price Enterprises, Inc. (included as Annex IV to  the
             Offering Circular/Prospectus).
       4.1   Form of Price Enterprises, Inc. Stock Certificate.
       5     Opinion of Latham & Watkins.
       8     Opinion of Skadden, Arps, Slate, Meagher & Flom.
      10.1   Form  of lease  between Price Enterprises,  Inc. and The  Price Company with  respect to the
             Price Club at Pentagon Centre, Arlington County, Virginia.
      10.2   Agreement to Execute Guaranty and  Security Agreement dated May 8,  1990 by and between  the
             Atlas Hotels, Inc. and The Price Company.(1)
      10.3   Option Agreement dated May 8, 1990 between Atlas Hotels, Inc. and The Price Company.(1)
      10.4   Continuing  Guaranty to Wells  Fargo Bank, N.A. dated  May 8, 1990 by  The Price Company and
             Atlas Hotels, Inc.(1)
      10.5   Agreement between  The  Price  Company,  Price Venture  Mexico  and  Controladora  Comercial
             Mexicana S.A. de C.V. to form a Corporate Joint Venture.(2)
      10.6   Operating  Agreement, dated  as of August  28, 1994, by  and among Price  Quest, Inc., Price
             Enterprises, Inc., Price/Costco, Inc. and The Price Company.*
      10.7   Operating Agreement, dated as of August 28,  1994, by and among Price Global Trading,  Inc.,
             Price Enterprises, Inc., Price/Costco, Inc. and The Price Company.*
      10.8   Stockholders  Agreement, dated  as of August  28, 1994,  by and among  Price Global Trading,
             Inc., The Price Company, Price/Costco, Inc. and Price Enterprises, Inc.*
      10.9   Stockholders Agreement, dated as  of August 28,  1994, by and among  Price Quest, Inc.,  The
             Price Company, Price/Costco, Inc. and Price Enterprises, Inc.*
      10.10  Revolving  Credit Agreement,  dated as  of August 28,  1994, between  Price/Costco, Inc. and
             Price Enterprises, Inc.*
      10.11  License Agreement, dated as of August 28,  1994, by and among Price/Costco, Inc., The  Price
             Company, Price Quest, Inc. and Price Enterprises, Inc.*
      10.12  License  Agreement, dated as of August 28, 1994,  by and among Price/Costco, Inc., The Price
             Company, Price Global Trading, Inc., and Price Enterprises, Inc.*
      10.13  Employment Agreement, dated as of October 25,  1994, by and between Price Enterprises,  Inc.
             and Steve Velazquez.
      10.14  Employment Agreement, dated as of September 20, 1994, by and between Price Enterprises, Inc.
             and Robert M. Gans.*
      10.15  Employment  Agreement, dated as of October 24,  1994, by and between Price Enterprises, Inc.
             and Joseph J. Tebo.
      10.16  Employment Agreement, dated as of November 9,  1994, by and between Price Enterprises,  Inc.
             and Mark Livingston.
      10.17  Form of Indemnity Agreement.

                                                                                                           SEQUENTIALLY
 EXHIBITS                                            DESCRIPTION                                           NUMBERED PAGE
- -----------  --------------------------------------------------------------------------------------------  -------------
      10.18  Form  of lease between Price Enterprises, Inc. and The Price Company with
             respect  to  the  Price  Club  at  4605  Morena  Boulevard,  San   Diego,
             California.
      10.19  Form of lease between Price Enterprises, Inc. and Price Club East dba The
             Price Company with respect to the Price Club at Wayne, New Jersey.
      10.20  Form  of lease between Price Enterprises, Inc. and The Price Company with respect to the Price Club at Westbury, New York.
      10.21  Form of Operating  Agreement, by  and among Mexico  Clubs, L.L.C.,  Price
             Enterprises, Inc., Price/Costco, Inc. and The Price Company.
      10.22  Form of Limited Liability Company Agreement between The Price Company and
             Price Enterprises, Inc.
       15.1  Letter  of  Arthur  Andersen LLP  Regarding  Unaudited  Interim Financial
             Information.*
       21.1  List of Subsidiaries of Price Enterprises, Inc.
       23.1  Consent of Arthur Andersen LLP.
       23.2  Consent of Ernst & Young LLP.
       23.3  Consent of Latham & Watkins (included as part of the opinion submitted as
             Exhibit 5).
       23.4  Consent of Katherine L. Hensley.*
       23.5  Consent of Nancy Y. Bekavac.
       23.6  Consent of Murray L. Galinson.
       24.1  Powers of Attorney.*
       27.1  Financial Data Schedule.
       99.1  Letter of Transmittal.

- ------------------------
 *   Previously filed.

(1) Incorporated herein by reference to the identical exhibit filed as part of The Price Company's Form 10-K for the fiscal year ended August 31, 1990.

(2) Incorporated herein by reference to the identical exhibit filed as part of The Price Company's Form 10-K for the fiscal year ended August 31, 1991.